Exhibit 10.4

EXECUTION VERSION

SENIOR FACILITIES AGREEMENT

dated 31 October 2016

KETER GROUP B.V

as the Company

and

with

J.P MORGAN LIMITED, UBS LIMITED, NOMURA INTERNATIONAL PLC,

RBC CAPITAL MARKETS AND BANK OF AMERICA MERRILL LYNCH INTERNATIONAL

LIMITED

as Mandated Lead Arrangers and Bookrunners

J.P MORGAN SECURITIES PLC, UBS AG, LONDON BRANCH,

NOMURA INTERNATIONAL PLC, ROYAL BANK OF CANADA AND

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

as Underwriters and Original Lenders

J.P MORGAN LIMITED AND UBS LIMITED

as Global Co-ordinators and Joint Physical Bookrunners

UBS AG, LONDON BRANCH

as Agent

and

UBS AG, LONDON BRANCH

as Security Agent

Linklaters

Ref: L-245775

Linklaters LLP

(i)

THE SCHEDULES

(i)

THIS AGREEMENT is dated 31 October 2016 between:

(1)

KETER GROUP B.V. a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakel1jkheid), having its official seat (statutaire zetel) in Rijen, the Netherlands, and its office at Ericssonstraat 17, 5121 MK Rijen, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 67011330 (the “Company” );

(2)

KRONA HOLDING (LUXEMBOURG) II S.A R.L a société à responsabilité limitée organised and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at Zone lndustrielle, Hahneboesch, L-4587 Differdange, Grand Duchy of Luxembourg, with a share capital of EUR16,000 and registered with the Luxembourg Register of Commerce and Companies under number B209196 (the “Parent”);

(3)	THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”);

(4)	THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(5)	J.P. MORGAN LIMITED AND UBS LIMITED as global co-ordinators and joint physical bookrunners (the” Global Co-ordinators”);

(6)

J.P. MORGAN LIMITED, UBS LIMITED, NOMURA INTERNATIONAL PLC, ROYAL BANK OF CANADA AND BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as mandated lead arrangers and bookrunners (the “Mandated Lead Arrangers”);

(7)	J.P. MORGAN SECURITIES PLC, UBS AG, LONDON BRANCH, NOMURA INTERNATIONAL PLC, ROYAL BANK OF CANADA AND BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as underwriters (the “Underwriters”);

(8)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as Lenders (the “Original Lenders”);

(9)	UBS AG, LONDON BRANCH as agent of the other Finance Parties (the “Agent”); and

(10)	UBS AG, LONDON BRANCH as security agent for the Secured Parties (the “Security Agent“).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“ Acceptable Bank” means :

(a)

a bank or financial institution which has a long-term unsecured credit rating of at least BBB- by Standard & Peer’s Rating Services or Fitch Ratings Ltd or at least Baa3 by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency, or any bank or financial institution which (having previously satisfied such requirement) ceases to satisfy the foregoing ratings requirement for a period of not more than three months;

(b)	any Finance Party which is a bank or financial institution (excluding any Vendor Investor) or any Affiliate of any such Finance Party;

(c)

any other bank or financial institution included in the list of banks provided by the Company to the Agent in the agreed form or which otherwise provides banking services to the Target Group and is notified in writing to the Agent on or before the first Utilisation Date; and

(d)

any other bank or financial institution approved by the Agent (acting reasonably) or providing banking services to a business or entity acquired by a member of the Group, provided that such services are terminated and moved to a bank or financial institution falling under another limb of this definition within six months of completion of the relevant acquisition.

“Acceptable Funding Sources” means (without double counting):

(a)

Excluded Disposal Proceeds (and other proceeds of Permitted Disposals to the extent not required to be applied in prepayment of the Facilities, or applied in the purchase of replacement assets), Excluded Recovery Proceeds (to the extent not required to be applied to satisfy a liability of a member of the Group in compensation for a loss or in rectifying the deficiency giving rise to that Recovery Claim) and Excluded Insurance Proceeds (to the extent not required to be applied in the replacement, reinstatement or repair of the relevant asset or in amelioration of its loss with respect of which the relevant claim was made);

(b)	New Shareholder Injections;

(c)	Permitted Financial Indebtedness;

(d)	Retained Cash;

(e)	Excess IPO Proceeds;

(f)	Closing Overfunding; and

(g)

cash and Cash Equivalent Investments held by members of the Group provided that such cash and Cash Equivalent Investments would otherwise have been able to be used at that time to make a Permitted Payment under paragraph (h) of the definition of Permitted Payment, in each case to the extent any such amount is Not Otherwise Applied.

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed) or any other form agreed between the Agent and the Company (each acting reasonably).

“Accounting Principles” means, in respect of the Company or a member of the Group, IFRS or the accounting principles applicable to it in its jurisdiction of incorporation (including IFRS).

“Accounting Reference Date” means 31 December.

“Acquisition” means the acquisition, or subscription, of the Target Shares by the Initial Investors (directly or indirectly) in accordance with the terms of the Acquisition Documents.

“Acquisition Costs” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Acquisition Documents” means the Share Subscription Agreement, the KPL SPA, each document referred to therein and any other document designated as an Acquisition Document by the Agent and the Company.

“Additional Borrower” means a person which becomes a Borrower in accordance with Clause 31 (Changes to the Obligors).

“Additional Facility” means one or more additional facilities made available pursuant to Clause 2.2 (Additional Facility) which are documented under this Agreement including as new or existing facility commitment(s) and/or as an additional tranche of, or an increase of, or an extension of, any existing Facility or a previously incurred Additional Facility (including, in each case, term or revolving facilities, and including for the avoidance of doubt any Additional Revolving Facility).

“Additional Facility Borrower” means any member of the Group which is specified as a borrower under an Additional Facility in the applicable Additional Facility Notice.

“Additional Facility Commencement Date” means, in respect of an Additional Facility, the date specified as the Additional Facility Commencement Date (being the date when the relevant Additional Facility is available for utilisation) in the Additional Facility Notice relating to that Additional Facility, which shall be subject to the conditions set out in paragraph (e) of Clause 2.2 (Additional Facility) being satisfied.

“Additional Facility Commitment” means:

(a)

in relation to an Additional Facility Lender, the amount set out opposite its name in each Additional Facility Notice signed by that Additional Facility Lender and the amount of any other Additional Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount of any Additional Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement;

(ii)	not deemed to be zero pursuant to Clause 30 (Restriction on Debt Purchase Transactions).

“Additional Facility Lender” means any Lender or other bank, financial institution, fund, entity or other person which signs an Additional Facility Notice and confirms its willingness to provide all or a part of an Additional Facility.

“Additional Facility Lender Accession Notice” means a notice substantially in the form set out in Part I of Schedule 14 (Additional Facility) or any other form agreed between the Agent and the Company (each acting reasonably).

“Additional Facility Loan” means a loan made or to be made under any Additional Facility or the principal amount outstanding for the time being of that loan (including any amount which is outstanding prior to the Additional Facility Commencement Date).

“Additional Facility Notice” means, in respect of an Additional Facility, a notice substantially in the form set out in Part II of Schedule 14 (Additional Facility) (or any other form agreed between the Agent and the Company (each acting reasonably)) delivered by the Company to the Agent in accordance with Clause 2.2 (Additional Facility).

“Additional Guarantor” means an entity which becomes an Additional Guarantor in accordance with Clause 31 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Additional Revolving Facility” means any Additional Facility which is designated as a Revolving Facility in an Additional Facility Notice.

“Additional Revolving Facility Borrower” means the Original Borrowers or any member of the Group which (a) is specified as a borrower under an Additional Revolving Facility in the applicable Additional Facility Notice and which is a Borrower under this Agreement or (b) accedes as an Additional Borrower under the Revolving Facility in accordance with Clause 31 (Changes to the Obligors), unless it has ceased to be a Revolving Facility Borrower in accordance with Clause 31 (Changes to the Obligors).

“Additional Revolving Facility Commitment” means:

(a)

in relation to an Additional Revolving Facility Lender, the amount set out in each Additional Facility Notice signed by that Additional Revolving Facility Lender and the amount of any other Additional Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount of any Additional Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement;

(ii)	not deemed to be zero pursuant to Clause 30 (Restriction on Debt Purchase Transactions).

“Additional Revolving Facility Lender” means any Lender or other bank, financial institution, fund, entity or other person which signs an Additional Facility Notice and confirms its willingness to provide all or a part of an Additional Revolving Facility.

“Additional Revolving Facility Loan” means a loan made or to be made under any Additional Revolving Facility or the principal amount outstanding for the time being of that loan (including any amount which is outstanding prior to the Additional Facility Commencement Date).

“Additional Revolving Facility Utilisation” means an Additional Revolving Facility Loan or a Letter of Credit issued or to be issued under an Additional Revolving Facility.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in London or any other relevant foreign exchange market at or about 11.00 a.m. (local time) on a particular day.

“Agreed Certain Funds Obligor” means the Company and any member of the Group designated as an “Agreed Certain Funds Obligor” by the Company and the relevant Revolving Facility Lenders or Additional Facility Lenders who have agreed to provide an Agreed Certain Funds Utilisation in accordance with the provisions of Clause 4.6 (Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period).

“Agreed Certain Funds Period” means:

(a)

in respect of any Revolving Facility which all of the relevant Revolving Facility Lenders have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period), the period specified in a notice delivered by the Company and the relevant Revolving Facility Lenders to the Agent; and

(b)

in respect of an Additional Facility which all of the Additional Facility Lenders providing such Additional Facility have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period), the period specified in the relevant Additional Facility Notice.

“Agreed Certain Funds Utilisation” means:

(a)

in respect of any Revolving Facility which all of the relevant Revolving Facility Lenders have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period), a Utilisation made or to be made under the relevant Revolving Facility during the Agreed Certain Funds Period solely for any of the purposes agreed with the relevant Revolving Facility Lenders; and

(b)

in respect of an Additional Facility which all of the Additional Facility Lenders providing such additional Facility have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period), a Utilisation made or to be made under the relevant Additional Facility during the Agreed Certain Funds Period solely for any of the purposes agreed with the relevant Additional Facility Lenders providing such Additional Facility.

“Agreed Security Principles” means the principles set out in Schedule 11 (Agreed Security Principles).

“Amortising Facility” means an Additional Facility which is a Term Facility which is repayable by instalments (as set out in the applicable Additional Facility Notice).

“Amortising Facility B1 Loan” means a Facility B1 Loan which is repayable in instalments as a result of an election by the relevant Facility B1 Lender under paragraph (b)(ii)(B) of Clause 2.2 (Additional Facility).

“Amortising Facility B2 Loan” means a Facility B2 Loan which is repayable in instalments as a result of an election by the relevant Facility B2 Lender under paragraph (b)(ii)(B) of Clause 2.2 (Additional Facility).

“Amortising Facility Commitment” means any Commitment under an Amortising Facility.

“Amortising Facility Loan” means a Loan made or to be made under an Amortising Facility.

“Amortising Facility Repayment Date” means, in respect of an Amortising Facility, each date set out in the relevant Additional Facility Notice for that Additional Facility which is an Amortising Facility.

“Amortising Facility Repayment Instalment” means, in respect of an Additional Facility which is an Amortising Facility, each repayment instalment in relation to an Amortising Facility calculated and payable in accordance with the provisions of paragraph (a)(i) of Clause 10.3 (Repayment of Additional Facility Loans).

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the relevant Revolving Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), in each case as notified by the Ancillary Lender to the Agent pursuant to Clause 9.2 (Availability), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)

the principal amount under each overdraft facility and on-demand short-term loan facility (provided that, for the purposes of this definition, any amount of any outstanding utilisation under any BACS facility or other intra-day exposure facilities (or similar) made available by an Ancillary Lender shall be excluded, unless, in relation to that Ancillary Facility, otherwise agreed between the Company and the relevant Ancillary Lender);

(b)	the principal amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)

the amount fairly representing the aggregate exposure or equivalent outstanding (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case net of any credit balances on any account of any Company of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Company under that Ancillary Facility and in each case as determined by such Ancillary Lender, acting reasonably and in accordance with the relevant Ancillary Document, or (if not provided for in the relevant Ancillary Document), after consultation with the relevant Company, in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

For the purposes of this definition:

(i)	in relation to any Utilisation denominated in the Base Currency, the amount of that Utilisation (determined as described in paragraphs (a) to (c) above) shall be used; and

(ii)

in relation to any Utilisation not denominated in the Base Currency, the equivalent (calculated as specified in the relevant Ancillary Document or, if not so specified, as the relevant Ancillary Lender may specify, in each case in accordance with its usual practice at that time for calculating that equivalent in the Base Currency (acting reasonably)) of the amount of that Utilisation (determined as described in paragraphs (a) to (c) above) shall be used.

“Annual Compliance Certificate” means a certificate substantially in the form set out in Part II of Schedule 8 (Compliance Certificates).

“Annual Financial Statements” has the meaning given to it in paragraph (a)(i)(A) of Clause 25.2 (Financial Statements).

“Anti-Corruption Laws” means all applicable laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption including, without limitation, the Anti-Terrorism Laws, the UK Bribery Act 2010, the UK Proceeds of Crime Act 2002, the UK Money Laundering Regulations 2007, the Council of Europe Civil Law Convention on Corruption 1999, the United States Foreign Corrupt Practices Act of 1977, and any applicable laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Terrorism Laws” means, as applicable, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other equivalent applicable law or regulation including, without limitation, any law or regulation administered by (or in force in) OFAC, the United States, the United Kingdom and/or the European Union and its member states as of, and after, the date of this Agreement.

“Approved Existing Ancillary Facility” means the ancillary facilities made available to the Target Group by a Lender which, prior to the Closing Date, are agreed and designated in writingas Approved Existing Ancillary Facilities by the Company and the Lender which will provide those ancillary facilities as Ancillary Facilities under this Agreement in place of a corresponding part of that Lender’s unutilised Revolving Facility Commitments.

“Approved Funds” means any Related Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Approved List” means the list of lenders and potential lenders agreed by the Company and the Mandated Lead Arrangers before the date of this Agreement and held by the Agent (as the same may be amended from time to time pursuant to Clause 41.7 (Approved List).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor/Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Auditors” means any firm of independent accountants appointed by the Company as its auditors from time to time.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to Facility B1, the period from and including the date of this Agreement to (and including) the last day of the Certain Funds Period;

(b)

in relation to the Original Revolving Facility, the period from (and including) the Closing Date to (and including) the date falling one Month prior to the Termination Date applicable to the Original Revolving Facility; and

(c)

in relation to any Additional Facility Commitments, the period specified in the notice delivered by the Company in accordance with Clause 2.2 (Additional Facility) for those Additional Facility Commitments.

“Available	Amount” means, at any time, an amount equal to (without double counting) the aggregate of:

(a)

the aggregate amount of the Net Cash Proceeds received by any member of the Group after the Closing Date from the disposal of any investments that were funded by the Available Amount in whole or in part;

(b)

the aggregate amount of proceeds received by any member of the Group after the Closing Date comprising of cash returns, cash profits, cash distributions and similar cash amounts (including cash interest and/or principal repayments of loans), in each case, received in respect of any investments that were funded by the Available Amount in whole or in part provided that such amounts do not exceed the original amount of such investment;

(c)

an aggregate amount equal to the sum of (i) the amount of any investment by any member of the Group in any Excluded Subsidiary that has been re-designated as a member of the Group or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, any member of the Group and (ii) the fair market value (as reasonably determined by the Company) of the assets of any Excluded Subsidiary that have been transferred, conveyed or otherwise distributed to any member of the Group after the Closing Date, provided that such amounts do not exceed the original amount of such investment;

(d)

the aggregate amount of any item referred to in the following paragraphs of the definition of “Acceptable Funding Sources”: (a) (solely to the extent such proceeds are not required to be applied in prepayment of the Facilities as a result of the individual disposal sub-limit basket and annual aggregate disposal baskets for disposals as set out in Clause 12.2 (Disposal, insurance and recovery proceeds) or in repayment of any other Financial Indebtedness), (b) and (d) (solely to the extent such Retained Cash is Retained Excess Cash or any prepayment waived (and not taken up by another Lender) or deemed waived by a Lender) and (e), (f), and (g) of the definition of Acceptable Funding Sources and (to the extent not otherwise included) any amount of applicable mandatory prepayment proceeds waived by the Lenders; and

(e)	EUR 5,000,000,

in each case, to the extent that such amount is Not Otherwise Applied.

“Available Ancillary Commitment” means in relation to an Ancillary Facility, an Ancillary Lender’s Ancillary Commitment (which in the case of a multi-account overdraft, for the purpose of this definition, shall be the Designated Net Amount, unless, in relation to any Ancillary Commitment, otherwise agreed between the Company and the relevant Ancillary Lender) less the Ancillary Outstandings in relation to that Ancillary Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject to Clause 9.8 (Affiliates of Lenders as Ancillary Lenders) and as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in the case of a Revolving Facility only, the Base Currency Amount of the aggregate of its (and its Affiliates’) Ancillary Commitments; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of a Revolving Facility only, the Base Currency Amount of its (and its Affiliates’) Ancillary Commitments (which in the case of a multi-account overdraft, for the purpose of this definition, shall be the Designated Net Amount) in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under a Revolving Facility only, the following amounts shall not be deducted from a Lender’s Commitment under that Revolving Facility:

(i)	that Lender’s (or its Affiliates’) participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s (or its Affiliates’) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including, without limitation, the UK bank levy as set out in the Finance Act 2011 (as amended), the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bank levy (Bankenbelasting) as set out in the Dutch Bank Levy Act (Wet bankenbelasting), the Swedish bank levy as set out in the Swedish Act on State Support to Credit Institutions (Sw. lag (2008:814) (lag om statligt stöd till kreditinstitut), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012 and any tax in any jurisdiction levied on a similar basis or for a similar purpose which has been enacted or which has been formally announced as proposed as at the date of this Agreement.

“Base Case Model” means the financial model relating to the Group in the agreed form and delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Base Currency” means:

(a)	for Facility B1 and the Original Revolving Facility, euro;

(b)	for Facility B2, US Dollars; and

(c)	in relation to any Additional Facility, as agreed between the Company and the applicable Additional Facility Lenders.

“Base Currency Amount” means:

(a)

in relation to a Utilisation for an amount in the Base Currency, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement);

(b)

in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement); and

(c)

in relation to an Additional Facility Commitment, the amount specified as such in the Additional Facility Notice delivered to the Agent by the Company pursuant to Clause 2.2 (Additional Facility) (or, if the amount specified is not denominated in the Base Currency, that amount of the Additional Facility converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Additional Facility Commencement Date for that Additional Facility or, if later, the date the Agent receives the notice of the Additional Facility in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or utilisation under an Ancillary Facility or (as the case may be) cancellation or reduction of an Ancillary Facility.

“BC Partners” means BC Partners LLP.

“BC Partners Investors” means funds and investors advised or managed by BC Partners, those limited partners of and investors in such funds, employees of BC Partners and its Affiliates, in each case whose voting rights in the Company (or its ultimate holding company) will be exercised by BC Partners and/or by funds managed or advised by BC Partners and its Affiliates.

“Borrower” means:

(a)	in the case of Facility B1, the Company;

(b)	in the case of Facility B2, each of the Company and the US Co-Borrower;

(c)	in the case of a Revolving Facility, a Revolving Facility Borrower; and

(d)	in the case of an Additional Facility, the relevant Additional Facility Borrower(s).

“Borrower SPV” means a member of the Group which is a special purpose vehicle specifically incorporated for the purpose of acting as a holding company (including being an issuer, or a borrower of any Permitted Alternative Debt) and does not trade, incur any liabilities or own any assets other than for the purposes of incurring Permitted Alternative Debt and on-lending the proceeds of the Permitted Alternative Debt to another member of the Group.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means:

(a)	in relation to the period ending on 31 December 2017, the Base Case Model; and

(b)	in relation to any Financial Year commencing thereafter, any budget delivered to the Agent in respect of that period as contemplated in paragraph (a)(iv) of Clause 25.2 (Financial Statements).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, London and Grand Duchy of Luxembourg and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day; or

(c)	(other than for the purposes of paragraph (b) of the definition of “Material Adverse Effect”, paragraph (a) of Clause 2.3 (Increase) or Clause 28 (Events of Default)), Tel Aviv.

“Capital Expenditure” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Cash” means, at any time (without double counting), cash at bank or in hand (including money market deposits, cash in tills and safes) or in transit, or payments made by cheques or debit cards which are yet to be received in cleared funds, or any credit balance on an account to which a member of the Group (or together with other members of the Group) is beneficially entitled (together, when used in this definition “moneys”) and for so long as:

(a)	that cash is repayable within 45 days after the relevant date of calculation;

(b)	there is no Security over those moneys except for Permitted Security; and

(c)

such moneys are capable of being applied in repayment or prepayment of the Facilities, any Additional Facility, any Permitted Alternative Debt or any other Permitted Financial Indebtedness within 60 days without any condition other than the lapse of time and notice (together with any ordinary course administrative clearances, if any) being given having to be fulfilled.

“Cash Equivalent Investments” means, at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by any government of a country which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or by an instrumentality or agency of any such government having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)

issued by an issuer incorporated in a country, the government of which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or by an instrumentality or agency of any such government having an equivalent credit rating;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its short-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)	any other debt security approved by the Majority Lenders,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Permitted Security).

“CEO” means the chief executive officer of the Company or, if no chief executive officer is appointed, such other person fulfilling the functions of chief executive officer of the Company.

“Certain Funds Period” means the period from (and including) the date of this Agreement to (and including) the earliest to occur of:

(a)	the Closing Date;

(b)	31 December 2016, or such later date as may be agreed by the Agent (acting on the instructions of all of the Lenders);

(c)

the date on which the Company notifies the Agent in writing that its offer for the Targets has been withdrawn by it or rejected by the Vendors or that another offer (other than that provided by the Initial Investors or any of their Affiliates) for the acquisition of the Targets has been accepted by the Vendors; and

(d)	the date on which the Share Subscription Agreement is terminated in accordance with its terms.

“Certain Funds Utilisation” means a Utilisation made or to be made under Facility B1, Facility B2 or the Original Revolving Facility during the Certain Funds Period.

“CFO” means the chief financial officer of the Company or, if no chief financial officer is appointed, such other person fulfilling the functions of chief financial officer of the Company.

“Change of Control” means:

(a)

at any time after the Closing Date, the BC Partners Investors cease to (i) own (directly or indirectly) more than 50 per cent. of the voting rights attaching to the shares in the Parent (on a non-diluted and fully diluted basis) or (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(b)

at any time after the Closing Date, the Parent ceases to own directly, 100 per cent. (on a non-diluted and fully diluted basis) of the shares of, or ceases to own directly equity share capital having the right to cast 100 per cent. (on a non-diluted and fully diluted basis) of, the votes capable of being cast in shareholders’ general meetings of the Company.

For the purposes of this definition, “fully diluted basis” means after taking into account any instrument giving access to the share capital of the relevant company following conversion, exchange or exercise by the relevant securities holder, whether or not converted, exchanged or exercised as aforesaid, but (in the case only of instruments to be issued by the Parent or any holding company of the Parent) only at such time when such instruments are permitted to be converted, exchanged or exercised in accordance with their terms.

“Charged Property” means all of the assets of the Parent and the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Clean-Up Period” has the meaning given to it in Clause 28.19 (Clean-Up Period).

“Closing Date” means the date on which the first Utilisation of the Facilities occurs.

“Closing Overfunding” means the aggregate amount invested in the Company by way of a Permitted Share Issue and Shareholder Loans on or prior to the Closing Date and identified as “Closing Overfunding” in the Funds Flow Statement plus the amount of cash on the balance sheet of the Target Group as at the Closing Date as certified by the Company to the Agent as soon as practicable following the Closing Date, in each case, to the extent such amount is Not Otherwise Applied.

“Code” means the US internal Revenue Code of 1986.

“Commitment” means a Facility B1 Commitment, a Facility B2 Commitment, a Revolving Facility Commitment and an Additional Facility Commitment.

“Commitment Letter” means the commitment letter dated 5 August 2016 entered into between, amongst others, Luxco, the Mandated Lead Arrangers and the Underwriters.

“Completion” means the completion of the Acquisition in accordance with the Share Subscription Agreement.

“Compliance Certificate” means an Annual Compliance Certificate or a Quarterly Compliance Certificate.

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Target Group, the Investors, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	the Company, any member of the Group, the Target Group or any of their respective advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Company, any member of the Group, the Target Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 42 (Confidentiality);

(ii)	is identified in writing at the time of delivery as non-confidential by the Company, any member of the Group, the Target Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Company, the Group or the Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent, and in any case capable of being relied upon by, and not capable of being materially amended without the consent of, the Company.

“Consolidated Cash Flow” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated Debt Service” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated EBIT” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated EBITDA” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated Pro Forma EBITDA” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated Senior Secured Net Debt” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated Total Net Cash Interest Expenses” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated Total Net Debt” has the meaning given to that term in Clause 26.1 (Financial definitions).

“CTA” means the UK Corporation Tax Act 2009.

“DB Working Capital Facilities” means the EUR 31,000,000 financial services agreement for working capital purposes between Deutsche Bank AG, acting through its Amsterdam Branch as lender, and Jardin Netherlands B.V. and Curver Benelux B.V. as joint and several borrowers dated 23 November 2015, as amended and/or restated from time to time.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Declared Default” means the giving of notice by the Agent under paragraph (a)(ii), (a)(iv) or (a)(vi) of Clause 28.18 (Acceleration).

“Default” means an Event of Default or an event which would (with the expiry of a grace period or the giving of notice provided for in Clause 28 (Events of Default) or any combination of the foregoing) be an Event of Default, provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied.

“Defaulting Lender” means any Lender (other than a Lender which is the Company, a member of the Group or a Sponsor Affiliate):

(a)

which has failed to make its participation in a Loan available or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) or has failed to provide cash collateral (or has notified the Issuing Bank or the Company (which has notified the Agent) that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay or to issue a Letter of Credit is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Gross Amount” has the meaning given to that term in Clause 9.2 (Availability).

“Designated Net Amount” has the meaning given to that term in Clause 9.2 (Availability).

“Disposal Proceeds” has the meaning given to that term in paragraph (a) of Clause 12.2 (Disposal, insurance and recovery proceeds).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Employee Loan Basket” means, at any time, an amount equal to the greater of EUR 10,000,000 and an amount equal to 6.7 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time (as reduced to the extent used from time to time).

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land, and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation binding upon a member of the Group in the jurisdiction in which it operates which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Equity Documents” means any document evidencing a Shareholder Loan, Proceeds Loans or New Shareholder Loan.

“ERISA” means the US Employee Retirement Income Security Act 1974 (or any successor legislation thereto).

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan provided that (x) if any such rate applicable to a Facility B1 Loan is below 1.00 per cent. per annum, EURIBOR will be deemed to be 1.00 per cent per. annum, (y) if any such rate applicable to an Original Revolving Facility Loan is below zero, EURIBOR will be deemed to be zero and (z) if any such rate is below the percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, EURIBOR will be deemed to be such percentage rate specified in such Additional Facility Notice.

“Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default).

“Excess Cash Flow” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Excess Cash Flow Deductions” means an amount equal to:

(a)	EUR 15,000,000; plus

(b)	an amount equal to the aggregate of:

(i)

any Pending Acquisition Amount and any Pending Restructuring Amount (in each case, except to the extent that the Pending Acquisition Amount or the Pending Restructuring Amount is funded or refunded from the proceeds of any Financial Indebtedness);

(ii)	any Pending Capital Expenditure Amount (except to the extent funded or refunded from the proceeds of any Financial Indebtedness); and

(iii)	any Pending Tax Amount.

“Excluded Disposal Proceeds” has the meaning given to that term in paragraph (a) of Clause 12.2 (Disposal, insurance and recovery proceeds).

“Excess IPO Proceeds” means any amount of IPO Proceeds received by any member of the Group from a Listing which does not result in a Change of Control and which are not applied (and which are not required to be applied) in prepayment of the Facilities or any other Financial Indebtedness.

“Excluded Insurance Proceeds” has the meaning given to that term in paragraph (a) of Clause 12.2 (Disposal, insurance and recovery proceeds).

“Excluded Lender” has the meaning given to that term in paragraph (i) of Clause 41.5 (Excluded Commitments).

“Excluded Recovery Proceeds” has the meaning given to that term in paragraph (a) of Clause 12.2 (Disposal, insurance and recovery proceeds).

“Excluded Subsidiary” means any newly incorporated or established person, shelf company or other special purpose vehicle (including each of its Subsidiaries (each such person, company or vehicle and each of its Subsidiaries shall be designated as an “Excluded Subsidiary” and together shall comprise an “Excluded Group”)) designated as an Excluded Subsidiary by the Company by written notice to the Agent together with a certificate of an authorised signatory of the Company certifying the matters set out below, provided that:

(a)	no member of the Excluded Group is a Material Subsidiary or a Holding Company in respect of a Material Subsidiary;

(b)

if a person has been designated an Excluded Subsidiary, the Company shall be entitled to give notice to the Agent to the effect that such person shall cease to be an Excluded Subsidiary and it and each of its Subsidiaries shall cease to be an Excluded Subsidiary and to form an Excluded Group for the purposes of the Finance Documents, provided that:

(i)

a person shall become or, as the case may be, cease to be an Excluded Subsidiary and shall cease to form part of an Excluded Group from the date of receipt by the Agent of a notice from the Company confirming the same (or such later date as may be set out in that notice);

(ii)	no Excluded Subsidiary that has been re-designated and ceased to be an Excluded Subsidiary may again be designated an Excluded Subsidiary; and

(iii)

if any Excluded Subsidiary is party to a Debt Purchase Transaction at the time of redesignation, it complies with Clause 30.1 (Permitted Debt Purchase Transactions) which shall apply mutatis mutandis at the time of redesignation (as a member of the Group) as if it had entered into the relevant Debt Purchase Transaction on that date.

“Exclusion Date” has the meaning given to that term in paragraph (a) of Clause 41.5 (Excluded Commitments).

“Existing Leases” means Finance Leases of the Group and Target Group as at the Closing Date.

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Facility” means a Term Facility, a Revolving Facility and any Additional Facility.

“Facility B1” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities) and (as applicable and so designated in an Additional Facility Notice) any Additional Facility.

“Facility B1 Borrower” means the Company.

“Facility B1 Commitment” means:

(a)

in relation to an Original Lender, the amount set out in Part II of Schedule 1 (The Original Parties) as its Facility B1 Commitment, and the amount of any other Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount of any Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero pursuant to Clause 30 (Restriction on Debt Purchase Transactions).

“Facility B1 Lender” means any Lender who makes available a Facility B1 Commitment or a Facility B1 Loan.

“Facility B1 Loan” means a loan made or to be made under Facility B1 or the principal amount outstanding for the time being of that loan.

“Facility B2” means the term loan facility made available under this Agreement as described in and so designated in an Additional Facility Notice.

“Facility B2 Borrower” means each of the Original Borrower and the US Co-Borrower.

“Facility B2 Commitment” means:

(a)

in relation to an Additional Facility which is designated as Facility B2, the amount set out in the relevant Additional Facility Notice as the relevant Lender’s Facility B2 Commitment, and the amount of any other Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount of any Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero pursuant to Clause 30 (Restriction on Debt Purchase Transactions).

“Facility B2 Lender” means any Lender who makes available a Facility B2 Commitment or a Facility B2 Loan.

“Facility B2 Loan” means a loan made or to be made under Facility B2 or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender, Finance Party or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender, Finance Party or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Fee and Syndication Letter” means the letter dated 5 August 2016 (as amended) entered into between, among others, Luxco, the Mandated Lead Arrangers and the Underwriters.

“Fee Letter” means:

(a)	the Fee and Syndication Letter;

(b)

any letter or letters dated on or about the date of this Agreement between any of (i) the Mandated Lead Arrangers and the Company, (ii) the Agent and the Company, (iii) the Issuing Bank and the Company, or (iv) the Security Agent and the Company, setting out any of the fees referred to in Clause 17 (Fees); and

(c)

any agreement setting out fees payable to a Finance Party referred to in paragraph (o) of Clause 2.2 (Additional Facility), paragraph (e) of Clause 2.3 (Increase), Clause 17.4 (Agent and Security Agent fees) or Clause 17.6 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under or in relation to any other Finance Document.

“Finance Document” means this Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Hedging Agreement, each Increase Confirmation, each Additional Facility Notice and Additional Facility Lender Accession Notice, the Intercreditor Agreement, any Selection Notice, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated as a Finance Document by the Agent and the Company, provided that, where the term Finance Document is used in and construed for the purposes of this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)	the definition of Material Adverse Effect;

(b)	paragraph (a) of the definition of Permitted Transaction;

(c)	the definition of Transaction Document;

(d)	the definition of Transaction Security Document and for the purpose of defining secured obligations in any Transaction Security Document;

(e)	paragraph (a)(vii) of Clause 1.2 (Construction); and

(f)	Clause 28 (Events of Default) (other than Clauses 28.5 (Invalidity and Unlawfulness) and 28.18 (Acceleration)).

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Original Accounting Principles, be treated as a finance or capital lease.

“Finance Party” means the Agent, each Mandated Lead Arranger, each Underwriter, the Security Agent, a Lender, the Issuing Bank, a Hedge Counterparty or any Ancillary Lender, provided that where the term Finance Party is used in and construed for the purposes of this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of Secured Parties;

(b)	paragraph (a)(i) of Clause 1.2 (Construction);

(c)	paragraph (b) of the definition of Material Adverse Effect; and

(d)	Clause 33 (Conduct of Business by the Finance Parties).

“Financial Covenant Event of Default” has the meaning given to that term in paragraph (a) of Clause 28.2 (Financial Covenant).

“Financial Indebtedness” means any indebtedness for or in respect of (without double counting):

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (but not Trade Instruments);

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis or where recourse is limited to customary warranties and indemnities);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) required to be accounted for as a borrowing in accordance with the Accounting Principles;

(g)

any Treasury Transaction (and, when calculating the value of any Treasury Transaction, only the marked-to-market net value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(h)	amounts raised by any issue of shares which are expressed to be redeemable mandatorily or at the option of the holder prior to the date which is the last Termination Date in respect of the Facilities;

(i)

any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (excluding any Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(j)	the amount of any liability in respect of any credit for goods and services raised in the ordinary course and outstanding for more than 120 days after its customary date of payment; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

but excluding, in all cases, for the avoidance of doubt all pension-related or post-employment liabilities; intra-day exposures; indebtedness in respect of any lease, concession or licence treated as an operating lease under the Original Accounting Principles; Financial Indebtedness arising under Treasury Transactions except to the extent included in paragraph (g) above; obligations in respect of any licence, permit or other approval arising in the ordinary course of business; or in respect of Trade Instruments; and so that, where the amount of Financial Indebtedness falls to be calculated or where the existence (or otherwise) of any Financial Indebtedness is to be established Financial Indebtedness in respect of uncashed cheques issued by a member of the Group in the ordinary course of trading shall not be taken into account.

“Financial Quarter” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Financial Statements” means Annual Financial Statements, Quarterly Financial Statements or Monthly Financial Statements.

“Financial Year” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Fraudulent Transfer Law” means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law.

“Funding Rate” has the meaning given to that term in Clause 16.2 (Market Disruption).

“Funds Flow Statement” means the statement in the agreed form delivered to the Agent by the Company showing the flow of funds on the Closing Date.

“Group” means the Company and each of its Subsidiaries from time to time including on and from the Closing Date, the Target Group provided that, notwithstanding anything to the contrary, no Excluded Subsidiary (or any of its Subsidiaries for the time being) shall be a member of the Group (or a Subsidiary, Holding Company or Affiliate of any member of the Group or a Joint Venture) for the purposes of the Finance Documents.

“Group Initiatives” has the meaning given to that term in paragraph (h) of Clause 26.3 (Calculations).

“Group Structure Chart” means the structure chart of the Group included in the Tax Structure Memorandum or in a form otherwise agreed between the Company and the Agent (assuming the Closing Date has occurred).

“Guarantor” means each Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors).

“Guarantor Coverage Test” has the meaning given to it in Clause 27.29 (Guarantees and Security).

“Hedge Counterparty” means any person which has become a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into by an Obligor:

(a)	in the case of any such agreement which provides for an upfront payment only by that Obligor, but no further actual or contingent payment, with any person; or

(b)	otherwise, with a Hedge Counterparty,

for the purpose of hedging interest rate and cross currency risks in relation to the Facilities, any Ancillary Facility or any Additional Facility.

“Hedging Costs” means any costs incurred by a member of the Group in connection with the putting in place of any Hedging Agreements or other Treasury Transactions permitted under this Agreement.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“IIC Floating Charge” means the floating charge provided by Keter Plastic Limited over its assets in favour of the government of Israel in relation to the receipt of the IIC Grant.

“IIC Grant” means the grant provided to Keter Plastic Limited in 2011 under the Law of Encouragement of Capital Investment, 1959, of up to a principal amount of NIS 20,000,000, as described in the Reports listed in paragraphs 2(a) and 2(e) of Part I of Schedule 2 (Conditions Precedent).

“Illegality Notice” has the meaning given to that term in paragraph (a) of Clause 11.1 (Illegality).

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation) or in any other form agreed between the Agent and the Company (acting reasonably).

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Industry Competitor” means any person or entity (or any of its Affiliates) which is a competitor, a key material customer, supplier, contractor or sub-contractor of a member of the Group and any controlling shareholder of a trade competitor of a member of the Group, provided that, for the avoidance of doubt, this shall not include any person or entity (or any of its Affiliates) which is a bank, financial institution or trust, fund or other entity whose principal business is investing in debt.

“Information Memorandum” means the document in the form approved by the Company concerning the Company and the Target Group in relation to the Facilities and distributed by the Mandated Lead Arrangers on a confidential basis prior to the Syndication Date in connection with the syndication of the Facilities.

“Initial Investors” means (i) BC Partners Investors and (ii) PSP Investors.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of the incorporation of organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency, law or other similar law affecting creditors’ rights or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entity of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made by a person or entity described in paragraph (d) above);

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)

any patents, utility models, trade marks, service marks, designs, business names, copyrights, database rights, design rights, registered designs, domain names, moral rights, inventions, confidential information, trade secrets, knowhow and all other intellectual property rights and interests throughout the world (which may now or in the future subsist), whether registered or unregistered; and

(b)

the benefit of all applications (and all goodwill associated with such applications) and rights to use such assets of each member of the Group, including all rights under any agreements relating to the use or exploitation of any such rights, which may now or in the future subsist.

“Intercreditor Agreement” means the intercreditor agreement to be entered into on or around the date of this Agreement and made between, among others, the Company, the Original Debtors (as defined therein), the Agent, the Security Agent and the Original Lenders.

“Intercreditor Class” means, in respect of any Permitted Alternative Debt which has been designated in the relevant Permitted Alternative Debt Notice as being subject to the Intercreditor Agreement, the applicable intercreditor ranking (by reference to the Intercreditor Agreement in effect at such time) thereof as specified in such Permitted Alternative Debt Notice.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest).

“Interpolated Screen Rate” means, in relation to EURIBOR, LIBOR or TELBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“Investment” means, in respect of a Joint Venture at any time, the making of any equity investment or similar in it (valued at the cash consideration paid in connection therewith), the making of any loan to it, the giving of any guarantee, indemnity or other credit support or security in respect of its obligations (valued by reference to the outstanding principal amount of any Financial Indebtedness supported thereby from time to time) or the transfer of other assets to it (valued at the date of the transfer, and equal to zero (if on at least arms’ length terms) or (if worse than arms’ length terms from the perspective of the Group) valued at the amount equal to the difference (if positive) between arms’ length consideration therefore and the agreed consideration received by the Group), in each case to the extent the transfer of such other assets or other contribution, if any, results in an actual loss of value to the Group.

“Investors” means the Initial Investors and any other person holding (directly or indirectly) any issued share capital of the Company from time to time.

“IPO Proceeds” has the meaning given to that term in paragraph (a) of Clause 12.1 (Exit and Listing).

“IRS” means the US Internal Revenue Service.

“Israeli Bidco” means Krona Plastic (2016) Ltd.

“Issuing Bank” means any Lender which has notified the Agent that it has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the Issuing Bank) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the Issuing Bank shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“ITA” means the UK Income Tax Act 2007.

“Joint Venture” means any joint venture entity or minority interest, whether in or relating to a company, unincorporated firm, undertaking, association, joint venture or partnership or any other person in which a member of the Group directly or indirectly holds (or, upon making an initial investment, will hold) shares or other applicable ownership interests.

“Joint Venture Basket” means, at any time, an amount not exceeding the greater of EUR 25,000,000 and an amount equal to 15 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time (provided that any amount in respect of a Permitted Joint Venture which is taken into account when calculating whether the Joint Venture Basket is exceeded shall be restored to the Joint Venture Basket if that Permitted Joint Venture becomes a member of the Group and ceases to be a Joint Venture).

“KPL SPA” means the share purchase agreement entered into on or about the date of this agreement between, amongst others, Israeli Bidco and Keter Holding Ltd.

“L/C Proportion” means, in relation to a Revolving Facility Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility (in each case) under a Revolving Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or under Clause 31 (Changes to the Obligors).

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, examinership, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts) and defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void;

(c)

the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted as an assignment may be recharacterised as a charge;

(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)

the principle that the creation or purported creation of Security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Security has purportedly been created;

(g)	the principle that a court may not give effect to any parallel debt provisions, covenants to pay the Security Agent or other similar provisions;

(h)	principles, rights and defences under the laws of any relevant jurisdiction which are similar to those described in paragraphs (a) to (g) above;

(i)	the principles of private and procedural laws of the Relevant Jurisdiction which affect the enforcement of a foreign court judgment; and

(j)	any other matters which are set out as qualifications or reservations (however described) as to matters of law in the Legal Opinions.

“Lender” means:

(a)	an Original Lender; or

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Additional Facility), Clause 2.3 (Increase) or Clause 29 (Changes to the Lenders),

which, in each case, has not ceased to be a Lender in accordance with the terms of this Agreement and provided that (among other things as provided by this Agreement) upon (i) termination in full of all Commitments of any Lender in relation to any Facility and (ii) payment in full of all amounts which then are due and payable to such Lender under that Facility, such Lender shall not be regarded as a Lender for that Facility for the purpose of determining whether any provision which requires consultation, consent, agreement or vote with any Lender (or any class thereof) has been complied with.

“Letter of Credit” means:

(a)	a letter of credit, substantially in the agreed form set out in Schedule 10 (Form of Letters of Credit) or in any other form requested by the Company and agreed by the Issuing Bank; or

(b)	any guarantee, indemnity or other instrument in a form requested by a Borrower (or the Company on its behalf) and agreed by the Issuing Bank.

“Liabilities” has the meaning given to that term in the Intercreditor Agreement.

“LIBOR” means, in relation to any Loan (other than for a Loan denominated in EUR or New Israeli Shekels):

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the currency or Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency or Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and a period equal in length to the Interest Period of that Loan provided that (x) if any such rate applicable to a Facility B2 Loan is below 1.00 per cent. per annum, LIBOR will be deemed to be 1.00 per cent. per annum, (y) if any such rate applicable to an Original Revolving Facility Loan is below zero, LIBOR will be deemed to be zero and (z) if any such rate is below the percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, LIBOR will be deemed to be such percentage rate specified in such Additional Facility Notice.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Listing” means the listing or the admission to trading of all or any part of the share capital of any member of the Group or any Holding Company (the only material assets of which are shares or other investments (directly or indirectly in the Group)) of a member of the Group (other than the Initial Investors) on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any other exchange or market in any jurisdiction or country or any other sale or issue by way of listing, flotation or public offering or any equivalent circumstances in relation to any member of the Group or any such Holding Company of any member of the Group (other than the Initial Investors) in any jurisdiction or country.

“LMA” means the Loan Market Association.

“Loan” means a Term Loan or a Revolving Facility Loan.

“Loan to Own/Distressed Investor” means any person (notwithstanding that such person may be an Affiliate of a Lender or a person included on the Approved List) that (a) primarily engages in the trading or acquisition of distressed debt or (b) engages in investment strategies that include the purchase of loans or other debt securities with the intention of owning the equity or gaining control of a business (directly or indirectly).

“LTM” means last twelve Months.

“Luxco” means Krona Acquisition S.à r.l., a société à responsabilité limitée organised and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 29 avenue de la Porte-Neuve, L-2227 Luxembourg, with a share capital of EUR 12,500 and registered with the Luxembourg Register of Commerce and Companies under number B207343.

“Luxembourg Obligor” means any Obligor (including an Additional Obligor) which is incorporated under the laws of the Grand Duchy of Luxembourg.

“Major Default” means:

(a)

with respect to the Acquisition, and the Original Obligors only (and excluding any procurement obligations on the part of the Original Obligors with respect to any other member of the Group or the Target Group); and

(b)

with respect to any other Permitted Acquisition, the Agreed Certain Funds Obligor(s) (and excluding any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group), in each case, any event or circumstance constituting an Event of Default that is continuing under any of Clause 28.1 (Payment Default), Clause 28.3 (Other obligations) insofar as it relates to a breach of any Major Undertaking, Clause 28.4 (Misrepresentation) insofar as it relates to a breach of any Major Representation, Clause 28.5 (Invalidity and Unlawfulness) and Clauses 28.8 (Insolvency) to 28.11 (Similar events elsewhere) (each inclusive).

“Major Representation” means a representation or warranty with respect to:

(a)

in case of the Acquisition, the Original Obligors only (and excluding any procurement obligations on the part of the Original Obligors with respect to any other member of the Group or the Target Group); and

(b)

in the case of any other Permitted Acquisition, the Agreed Certain Funds Obligor(s) (and excluding any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group), in each case, under any of Clauses 24.1 (Status) to 24.5 (Validity and admissibility in evidence) (each inclusive) or Clause 24.23 (Holding companies).

“Major Undertaking” means an undertaking with respect to:

(a)

in the case of the Acquisition, the Original Obligors only (and excluding any procurement obligations on the part of the Original Obligors with respect to any other member of the Group or the Target Group); and

(b)

in the case of any other Permitted Acquisition, the Agreed Certain Funds Obligor(s) (and excluding any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group), in each case under Clause 27.3 (Pari passu Ranking), Clause 27.9 (Amalgamations and Change of Business), Clause 27.10 (Disposals), Clause 27.12 (Negative Pledge), Clause 27.14 (Indebtedness), Clause 27.15 (Guarantees), Clause 27.16 (Loans), Clause 27.20 (Joint Ventures), Clause 27.21 (Acquisitions and Investments), Clause 27.25 (Restriction on Redemption of Capital Contribution), Clause 27.26 (Restriction on Payment of Dividends) and Clause 27.28 (Holding Company).

“Majority Lenders” means:

(a)

in the context of a proposed amendment or waiver in relation to a proposed Utilisation of the Original Revolving Facility (other than a Utilisation on the Closing Date) of any of the conditions to funding set out in Clause 4.2 (Further conditions precedent), an Original Revolving Facility Lender or Original Revolving Facility Lenders whose Original Revolving Facility Commitments aggregate 66 2/3 per cent. or more of the Total Original Revolving Facility Commitments (or, if the total Original Revolving Facility Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Original Revolving Facility Commitments immediately prior to that reduction);

(b)

in the context of a proposed amendment or waiver in relation to a proposed Utilisation of an Additional Facility of any of the conditions to funding set out in Clause 4.2 (Further conditions precedent), a Lender or Lenders whose Additional Facility Commitments in that Additional Facility aggregate 66 2/3 per cent. or more of    the    Additional Facility Commitments in that Additional Facility; and

(c)

otherwise a Lender or Lenders whose Commitments aggregate 66 2/3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Commitments immediately prior to that reduction) (and for this purpose the amount of an Ancillary Lender’s Revolving Facility Commitment shall not be reduced by the amount of its Ancillary Commitment).

“Majority Revolving Facility Lenders” means:

(a)

in the case of the Original Revolving Facility, an Original Revolving Facility Lender or Original Revolving Facility Lenders whose Original Revolving Facility Commitments aggregate 66 2/3 per cent. or more of the Total Original Revolving Facility Commitments (or, if the total Original Revolving Facility Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Original Revolving Facility Commitments immediately prior to that reduction); and

(b)

in the case of an Additional Revolving Facility, the relevant Additional Revolving Facility Lender or Additional Revolving Facility Lenders whose Additional Revolving Facility Commitments aggregate 66 2/3 per cent. or more of the Total Additional Facility Commitments for that Additional Revolving Facility (or, if the total Additional Revolving Facility Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Additional Facility Commitments for that Additional Revolving Facility immediately prior to that reduction).

“Margin” means:

(a)	in relation to any Facility B1 Loan, 4.25 per cent. per annum;

(b)	in relation to any Original Revolving Facility Loan, 4.25 per cent. per annum;

(c)	in relation to any Additional Facility Loan, the percentage rate per annum specified by the Company in the relevant Additional Facility Notice;

(d)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(e)	in relation to any other Unpaid Sum, the highest rate specified above,

but if:

(i)	no Event of Default has occurred and is continuing;

(ii)	a period of at least 12 months has expired since the Closing Date; and

(iii)	the Senior Net Leverage Ratio in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin for each Loan under an Additional Facility will be the percentage per annum agreed with the Additional Facility Lenders and as indicated for that range in the Additional Facility Notice for those Additional Facility Commitments, and the Margin for each Loan under each of the Facility B1 and the Original Revolving Facility will be the percentage per annum set out below in the column in the table for that Facility opposite that range:

Senior Net Leverage Ratio	Facility B1	Original Revolving Facility
Greater than 4.00:1	4.25	4.25
Equal to or less than 4.00:1 but greater than 3.50:1	4.25	4.00
Equal to or less than 3.50:1 but greater than 3.00:1	4.00	3.75
Equal to or less than 3.00:1	4.00	3.50

However:

(A)

any increase or decrease in the Margin for a Loan shall take effect on the date which is five Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 25.3 (Compliance Certificates);

(B)

if, following receipt by the Agent of the Annual Financial Statements and related Compliance Certificate, those statements and Compliance Certificate demonstrate that (1)    the Margin should have been reduced in accordance with the above table or (2) the Margin should not have been reduced or should have been increased in accordance with the above table, the next payment of interest under the relevant Facility following receipt of the relevant Annual Financial Statements by the Agent shall be increased or reduced (as the case may be) by such amount as is necessary to put the Agent and the Lenders in the position they should have been in had the appropriate rate of Margin been applied at the time (provided that any such reduction shall only apply to the extent the Lender which received the overpayment of interest remains a Lender as at the date of such adjustment and, with respect to payments to Lenders, such payments shall only apply to Lenders who were participating in the relevant Facility both at the time to which the adjustments relate and the time when the adjustments are actually made). The Agent’s determination of the adjustments payable shall be prima facie evidence of such adjustments and the Agent shall, if so requested by the Company, provide the Company with reasonable details of the calculation of such adjustments;

(C)

while an Event of Default is continuing, the Margin for each Loan under each of Facility B1 and the Original Revolving Facility shall be the highest percentage per annum set out above for a Loan under that Facility (or, in respect of any Additional Facility, the highest percentage rate per annum set out in the notice delivered by the Company in accordance with Clause 2.2 (Additional Facility) in respect of the relevant Additional Facility Commitments). Once that Event of Default has been remedied or waived, the Margin for each Loan will be re-calculated on the basis of the most recently delivered Compliance Certificate and the terms of this definition “Margin” shall apply (on the assumption that on the date of the most recently delivered Compliance Certificate, no Event of Default had occurred or was continuing) with any reduction in Margin resulting from such recalculation taking effect from the date of such remedy or waiver; and

(D)

for the purpose of determining the Margin, the Senior Net Leverage Ratio and Relevant Period shall be determined in accordance with Clause 26.1 (Financial definitions) provided that no amounts to the extent contemplated in paragraph (b) of Clause 28.2 (Financial covenant) shall be taken into account for this purpose.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Material Adverse Effect” means any event or circumstance which in each case after taking into account all mitigating factors or circumstances including any warranty, indemnity or other resources available to the Group or right of recourse against any third party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment:

(a)	has a material adverse effect on:

(i)	the consolidated business, assets or financial condition of the Group (taken as a whole); or

(ii)	the ability of the Group (taken as whole) to perform its payment obligations under the Finance Documents; or

(b)

subject to the Legal Reservations and any Perfection Requirements, affects the validity or the enforceability of any of the Finance Documents to an extent which is materially adverse to the interests of the Finance Parties under the Finance Documents taken as a whole and, if capable of remedy, is not remedied within 20 Business Days of the earlier of (i) the Company becoming aware of the issue and (ii) the giving to the Company of written notice of the issue by the Agent.

“Material Subsidiary” means, at any time:

(a)	an Obligor;

(b)

each member of the Group which is listed in Schedule 15 (Material Subsidiaries) provided that, after the Closing Date, each such Subsidiary will only continue to be a Material Subsidiary to the extent it meets the conditions in paragraphs (c) or (d) below;

(c)

each member of the Group which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) or gross assets (in each case calculated on an unconsolidated basis and excluding goodwill, intra-Group items and investments in subsidiaries (in each case to the extent applicable)) representing 5 per cent. or more of Consolidated Pro Forma EBITDA or (as applicable) gross assets of the Group as determined by reference to the most recent Compliance Certificate supplied by the Company in respect of the latest Annual Financial Statements delivered to the Agent. A report by the Auditors of the Company that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties; and

(d)	any direct Holding Company of a Material Subsidiary or a Borrower, provided such Holding Company is also a member of the Group.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The rules in paragraphs (a) to (c) above will only apply to the last month of any period.

“Monthly Financial Statements” has the meaning given to it in paragraph (a)(iii) of Clause 25.2 (Financial Statements).

“Net Cash Proceeds” has the meaning given to that term in Clause 12.2 (Disposal, insurance and recovery proceeds).

“New Debt Financing” has the meaning given to that term in the Intercreditor Agreement.

“New Lender” has the meaning given to that term in Clause 29.2 (Assignments and Transfers by Lenders).

“New Shareholder Injection” means any amount (i) subscribed for in the Company after the Closing Date for any Permitted Share Issue of the Company or made available by way of New Shareholder Loan to the Company, and which is (in each case) received in cash by the Company, in each case to the extent not included in the Funds Flow Statement and (ii) for the purposes of Clause 28.2 (Financial covenant) only, any amount advanced by the Second Lien Creditors to the Parent and subscribed for in the Company after the Closing Date for any Permitted Share Issue of the Company or made available by way of New Shareholder Loan to the Company pursuant to clause 5.14 (Second Lien Equity Cure) of the Intercreditor Agreement.

“New Shareholder Loan” means any unsecured loan or any instrument or agreement evidencing a loan (as the case may be) made to the Company by the Parent after the Closing Date (other than a Proceeds Loan) and which is:

(a)	subordinated as “Subordinated Liabilities” under and as defined in the Intercreditor Agreement or as otherwise subordinated on terms satisfactory to the Majority Lenders (acting reasonably); and

(b)	in respect of which the Company has granted security over the rights under such loan or instrument in favour of the Finance Parties pursuant to the terms of a Transaction Security Document.

“Non-Acceptable L/C Lender” means a Lender under a Revolving Facility which:

(a)

is not an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank (other than (i) a Mandated Lead Arranger or an Affiliate of a Mandated Lead Arranger or (ii) a Lender which the relevant Issuing Bank (acting reasonably) has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)

has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 32.11 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at (i) to (ii) of the definition of Defaulting Lender.

“Non-Consenting Lender” has the meaning given to that term in paragraph (d) of Clause 41.4 (Replacement of Lender).

“Non-Obligor” means a member of the Group that is not an Obligor.

“Not Otherwise Applied” means, in relation to any amount which is proposed to be applied or included, that such amount has not been (and is not simultaneously being), included, applied, designated or taken into account in respect of, any other calculation, use, event, transaction or permission.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (i) of Clause 30.1 (Permitted Debt Purchase Transactions).

“Obligor means a Borrower or a Guarantor.

“Obligor Gross Amount” means, at any time, the aggregate amount of:

(a)

the market value (determined by reference to the date of such disposal and any application of the Agent’s prevailing rate of exchange as at such date) of all assets disposed of by Obligors to Non-Obligors during the life of the Facilities pursuant to paragraph (q) of the definition of Permitted Disposal;

(b)	any outstanding loans made during the life of the Facilities by an Obligor to a Non-Obligor pursuant to paragraph (e) of the definition of Permitted Loan;

(c)	any outstanding guarantees given during the life of the Facilities by Obligors in respect of Non-Obligors pursuant to paragraph (n)(iii) of the definition of Permitted Guarantee; and

(d)	the cash paid during the life of the Facilities by Obligors for shares issued to them by any members of the Group that are Non-Obligors,

provided that:

(i)

if any Non-Obligor subsequently accedes to this Agreement as an Obligor, any items which would, prior to such accession, have fallen within paragraphs (a) to (d) above in respect of or in connection with that Non-Obligor shall be ignored for the purposes of this definition; and

(ii)

if any relevant Obligor subsequently resigns as an Obligor, any items which would not, prior to such resignation, have fallen within paragraphs (a) to (d) above in respect of or in connection with that member of the Group as an Obligor shall be included for the purposes of this definition.

“Obligor Net Amount” means, at any time, the amount (if any, and without double counting) at such time by which the Obligor Gross Amount exceeds the aggregate of:

(a)

the market value (determined by reference to the date of such disposal and any application of the Agent’s prevailing rate of exchange as at such date) of all assets disposed of by Non-Obligors to Obligors during the life of the Facilities pursuant to paragraph (d)(i) of the definition of Permitted Disposal;

(b)	any outstanding loans made during the life of the Facilities by a Non-Obligor to an Obligor pursuant to paragraph (d) of the definition of Permitted Loan;

(c)

any outstanding guarantees given during the life of the Facilities by a Non-Obligor in support of liabilities or obligations of Obligors pursuant to paragraph (n)(iii) of the definition of Permitted Guarantee; and

(d)

any amount paid during the life of the Facilities to an Obligor by a Non-Obligor by way of redemption, purchase, defeasance, retirement or repayment of any of its shares, or as a dividend, distribution or capital return in respect of its shares, provided that:

(i)

if any Non-Obligor subsequently accedes to this Agreement as an Obligor, any items which would, prior to such accession, have fallen within paragraphs (a) to (d) above in respect of or in connection with that Non-Obligor shall be ignored for the purposes of this definition; and

(ii)

if any relevant Obligor subsequently resigns as an Obligor, any items which would not, prior to such resignation, have fallen within paragraphs (a) to (d) above in respect of or in connection with that member of the Group as an Obligor shall be included for the purposes of this definition.

“Obligor/Non-Obligor Basket” means at any time an amount equal to the greater of EUR 40,000,000 and an amount equal to 25 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time.

“Obligors’ Agent” means the Company or such other person appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.6 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Accounting Principles” means the accounting principles and related accounting practices and financial reference periods consistent with those applied in the Original Financial Statements and the Base Case Model.

“Original Financial Statements” means the audited consolidated financial statements of each Target for the financial year ended 31 December 2015.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Original Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

“Original Revolving Facility Borrower” means the Original Borrower or any member of the Group which accedes as an Additional Borrower under the Revolving Facility in accordance with Clause 31 (Changes to the Obligors), unless it has ceased to be a Revolving Facility Borrower in accordance with Clause 31 (Changes to the Obligors).

“Original Revolving Facility Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set out in Part II of Schedule 1 (The Original Parties) as its Original Revolving Facility Commitment and the amount of any other Original Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Original Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Original Revolving Facility Lender” means any Lender who makes available an Original Revolving Facility Commitment or an Original Revolving Facility Loan.

“Original Revolving Facility Loan” means a loan made or to be made under the Original Revolving Facility or the principal amount outstanding for the time being of that loan.

“Original Revolving Facility Utilisation” means an Original Revolving Facility Loan or a Letter of Credit issued or to be issued under the Original Revolving Facility.

“Parent Creditors” means the person or persons making available the Parent Debt.

“Parent Debt” means any Financial Indebtedness of the Parent (excluding, for the avoidance of doubt, the Parent PIK Facility) or any Holding Company of the Parent, which has been incurred as Permitted Alternative Debt (or Refinancing Debt thereof), is subordinated as “Senior Notes Liabilities” under (and as defined in) the Intercreditor Agreement and which does not benefit from any Security granted by or over the assets of any member of the Group.

“Parent Facilities Agreement” means the term loan facility agreement dated on or about the date hereof between, amongst others, the Parent as borrower and Elavon Financial Services DAC, UK Branch as facility agent.

“Parent PIK Facility” means the facility provided to the Parent pursuant to the terms of the Parent Facilities Agreement.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Pending Acquisition Amount” means, in respect of any Financial Year (the “Relevant Financial Year”), the aggregate cash amounts to be paid in respect of the consideration for Permitted Acquisitions for which a member of the Group has entered into a commitment before the end of the relevant Financial Year.

“Pending Capital Expenditure Amount” means, in respect of any Financial Year, the amount of any committed Capital Expenditure contracted for during that Financial Year but unspent during such Financial Year.

“Pending Restructuring Amount” means, in respect of any Financial Year, the aggregate cash amounts to be paid in respect of any Restructuring Costs for which a member of the Group has entered into a commitment before the end of the Financial Year.

“Pending Tax Amount” means, in respect of any Financial Year, the amount of any tax accrued and/or payable during or in respect of such Financial Year but not overdue (save if under dispute) and not paid.

“Pension Items” has the meaning given to it in Clause 26.1 (Financial definitions).

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filing, endorsements, notarisation, stampings and/or notifications of the Transaction Security Documents and/or the Security created thereunder necessary for the validity and enforceability thereof.

“Permitted Acquisition” means:

(a)

the Acquisition and any acquisition that any member of the Target Group is legally committed to make pursuant to arrangements existing on the Closing Date and notified to the Mandated Lead Arrangers prior to the date of this Agreement;

(b)

any acquisition of any shares or securities owned by minority shareholders in members of the Group provided if the shares or securities which are held already by a member of the Group are subject to Transaction Security, the shares or securities so acquired will also become subject to Transaction Security as soon as reasonably practicable and in any event within 60 days of such acquisition or such later date as specified in the relevant Transaction Security Document;

(c)	any acquisition by a member of the Group pursuant to a Permitted Disposal by another member of the Group;

(d)	any acquisition of Cash Equivalent Investments for treasury management purposes;

(e)	any acquisition by way of an Investment in a Joint Venture that is a Permitted Joint Venture to the extent permitted under Clause 27.20 (Joint Ventures);

(f)

any acquisition which complies with all of the applicable conditions set out in this paragraph (f) by a member of the Group of a controlling interest in any person (and, for this purpose, “control” means holding more than 50 per cent. of the voting shares or equivalent voting interests in the relevant person and having the ability to appoint directors which control a majority of the votes which may be cast at a meeting of the board of directors or analogous governing body of the relevant person) of a business or undertaking in each case carrying on a similar, related or complementary business to the Group, and in each case provided that:

(i)

to the extent any Permitted Financial Indebtedness of the Group (excluding New Shareholder Injections or amounts drawn down under the Original Revolving Facility or drawn down under any Additional Revolving Facility established for general corporate purposes of the Group) is incurred and applied directly for the purpose of funding such acquisition, such incurrence of Permitted Financial Indebtedness does not result in the Permitted Indebtedness Cap being exceeded;

(ii)	no Event of Default has occurred and is continuing on the date of the relevant member of the Group’s entry into a legally binding commitment to make the acquisition; and

(iii)

the acquired company, business or undertaking is not incorporated or established or, so far as the Company is aware (after due and diligent enquiry), carrying on any of its business in a Sanctioned Country;

(g)	any acquisition pursuant to a Permitted Reorganisation or Permitted Transaction;

(h)	any acquisition constituting a Permitted Share Issue;

(i)

an acquisition or redemption of shares (directly or indirectly) of directors and employees whose appointment and/or contract is terminated up to an aggregate principal amount (except to the extent those previously acquired shares or an equivalent number of shares have been acquired from a member of the Group by, or issued to, a new member of management of the Group for cash and only to the extent of the lower of (1) that cash and (2) the original consideration paid for such shares by the relevant member of the Group) which does not at any time exceed the Employee Loan Basket (as reduced to the extent such Employee Loan Basket has been used pursuant to this paragraph (i) or in respect of permitting any outstanding amount of any Permitted Loan under paragraphs (m) and (r) of the definition thereof and any payment under paragraph (b) of the definition of Permitted Payment unless such acquisition is funded from amounts which would (at such time) otherwise be capable of being paid as a dividend or other payment by the Company pursuant to paragraph (h) or (l) of the definition of Permitted Payment;

(j)	any acquisition of shares following the conversion of an intra-Group loan into equity;

(k)

any acquisition of the share capital or analogous ownership interests in a limited liability entity or other entity (including, in each case, by way of formation) which has not traded prior to the close of the acquisition; and

(l)	any acquisition to which the Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent.

“Permitted Alternative Debt” means one or more facilities incurred or borrowed by a Permitted Borrower which are not documented under this Agreement but which are incurred by way of notes or other financing or debt arrangements, including as new or existing facility commitments or note issuance and/or as an additional tranche or class of, or an increase of, or an extension of, any facilities which are not documented under this Agreement (in each case, whether or not in existence at the Permitted Alternative Debt Commencement Date and including arrangements existing at the time a person becomes a member of the Group (whether by acquisition, merger, consolidation or combination) or is assumed in connection with the acquisition of assets, merger, consolidation or combination or otherwise); including by way of any loan, note (including senior or second lien secured, senior unsecured, senior subordinated or subordinated notes, whether in each case in a public or private offering, Rule 144A or other offering), bond or otherwise (including, in each case, term or revolving); issued or incurred, guaranteed or secured by any member of the Group; and with such ranking, recourse and security as specified by the Company and agreed with the Permitted Alternative Debt Creditors (including unsecured, pari passu, second lien, mezzanine or junior to other indebtedness of the Group but (for the avoidance of doubt) not contractually senior to or in priority to the Facilities or in priority to the Facilities with respect to its claim from the proceeds of enforcement of any Transaction Security) provided that (unless otherwise agreed by the Majority Lenders) each of the following applicable conditions are met:

(a)

the repayment profile for such Permitted Alternative Debt shall be, at the option of the Company, a bullet repayment or (in respect of any such Permitted Alternative Debt that, following accession by the relevant Permitted Alternative Debt Creditors to the Intercreditor Agreement, constitutes “Senior Secured Creditor Liabilities” under and as defined in the Intercreditor Agreement) an amortising repayment, provided that the following conditions shall apply, as applicable:

(i)

if a bullet repayment in relation to a term facility or any other Permitted Alternative Debt which is not amortising or a revolving facility, the maturity date for such Permitted Alternative Debt must fall on or after the Termination Date for Facility B1 as at the date of this Agreement (or, if at such time Facility B1 has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Permitted Alternative Debt, any termination date); or

(ii)

if amortising or staggered repayment in relation to a term facility or any other Permitted Alternative Debt, the maturity date for such Permitted Alternative Debt must fall on or after the Termination Date for Facility B1 as at the date of this Agreement (or, if at such time Facility B1 has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Permitted Alternative Debt, any termination date) and such Permitted Alternative Debt may not amortise prior to such date unless the Facility B1 Lenders are also offered the same percentage amortisation repayment per annum for the corresponding year provided that, for the purposes of this paragraph (ii), each individual Facility B1 Lender will be deemed to have rejected such offer unless such Facility B1 Lender notifies the Agent that it has accepted such offer by 11.00 a.m. five Business Days (or such longer period which the Company agrees) after the date of such offer (or, if at such time Facility B1 has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Permitted Alternative Debt, any termination date and any amortisation profile); or

(iii)

if revolving in relation to a Facility or any other Permitted Alternative Debt, the maturity date for such Permitted Alternative Debt must fall on or after the Termination Date for the Original Revolving Facility as at the date of this Agreement (or, if at such time the Original Revolving Facility has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Permitted Alternative Debt, any termination date);

(b)

after giving pro forma effect to the borrowing, issuance or incurrence of the principal or equivalent amount of the proposed Permitted Alternative Debt as if drawn in full on that Permitted Alternative Debt Commencement Date and the proposed use of proceeds thereof (including any acquisition, acquired Consolidated Pro Forma EBITDA (pro forma for the LTM period) or refinancing of indebtedness but, for the avoidance of doubt disregarding the proceeds from the drawdown received by the relevant Borrower), the Permitted Indebtedness Cap as at the applicable Permitted Alternative Debt Commencement Date would not be exceeded;

(c)	if the Permitted Alternative Debt:

(i)	is to benefit from Security over assets which are subject to the Transaction Security;

(ii)	is to benefit from the guarantees granted by any of the Guarantors;

(iii)	is:

(A)	provided to a Permitted Borrower on an unsecured basis or secured by assets which are not subject to Transaction Security; and

(B)

is either (x) in an amount that exceeds EUR 25,000,000 (per individual debt incurrence) or (y) in an amount that, if aggregated with all other such Permitted Alternative Debt outstanding at that time (in respect of which the creditors are not party to the Intercreditor Agreement), exceeds EUR 80,000,000; or

(iv)	is to be governed by the Intercreditor Agreement pursuant to agreement between the Company and the Permitted Alternative Debt Creditors,

then (x) each such Permitted Alternative Debt Creditor, which is not already a party to the Intercreditor Agreement in the relevant capacity as a “Creditor” (under and as defined in the Intercreditor Agreement) for the relevant Intercreditor Class which applies to the Permitted Alternative Debt, shall become a party to the Intercreditor Agreement as a “Creditor” in accordance with and pursuant to the terms of the Intercreditor Agreement and (y) each member of the Group which is a guarantor or borrower of Permitted Alternative Debt, which is not already a party to the Intercreditor Agreement as a “Debtor” (under and as defined in the Intercreditor Agreement), shall become a party to the Intercreditor Agreement as a “Debtor” in accordance with and pursuant to the terms of the Intercreditor Agreements, in each case by the Additional Facility Commencement Date or the Permitted Alternative Debt Commencement Date (as the case may be);

(d)	if the Permitted Alternative Debt is:

(i)

either (x) in an amount that exceeds EUR 25,000,000 (per individual debt incurrence) or (y) in an amount that, if aggregated with all other such Permitted Alternative Debt outstanding at that time (in respect of which the creditors are not party to the Intercreditor Agreement), exceeds EUR 80,000,000; and

(ii)	does not constitute Senior Secured Creditor Liabilities (as defined in the Intercreditor Agreement) or is unsecured, then it will only benefit from a guarantee granted by a member of the Group if:

(A)	that member of the Group is also a guarantor of the Senior Secured Creditor Liabilities; and

(B)	that guarantee is subordinated to the Senior Secured Creditor Liabilities pursuant to the Intercreditor Agreement;

(e)	if the Permitted Alternative Debt is incurred:

(i)

under paragraph (b)(i) of the definition of Permitted Indebtedness Cap it shall (following accession by the relevant Permitted Alternative Debt Creditors to the Intercreditor Agreement) constitute “Senior Secured Creditor Liabilities” (under and as defined in the Intercreditor Agreement); and

(ii)	under paragraph (b)(ii) or (b)(iii) of the definition of Permitted Indebtedness Cap it shall either:

(A)	not benefit from Security;

(B)	benefit from Security over the assets of Non-Obligors which are not subject to the Transaction Security; or

(C)	be secured by the Transaction Security and subordinated to the “Senior Secured Creditor Liabilities” (under and as defined in the Intercreditor Agreement);

(f)

the Company has delivered to the Agent a duly completed Permitted Alternative Debt Notice signed by an authorised signatory, within 10 Business Days of the Permitted Alternative Debt Commencement Date, specifying the following matters in respect of such Permitted Alternative Debt:

(i)	the proposed issuer or borrower(s) and guarantor(s) in respect of the Permitted Alternative Debt, provided that the borrower or the issuer must be a Permitted Borrower;

(ii)

the aggregate amount of the commitments of the providers of the Permitted Alternative Debt and the currency being made available and any other or optional currency or currencies which are available for utilisation under such Permitted Alternative Debt;

(iii)	the Permitted Alternative Debt Commencement Date and (if applicable) the availability period; and

(iv)

the maturity date, amortisation schedule (if any), any mandatory prepayment provisions, security (if any), ranking and intercreditor position which may rank pari passu or junior to (but not senior or in priority to) the Facilities (and whether it is governed by the Intercreditor Agreement, and if applicable, the Intercreditor Class or other position) for the Permitted Alternative Debt, and such Permitted Alternative Debt Notice shall be deemed to have been duly completed for the purposes of this paragraph (f) if it is signed by the Company and specifies the matters in paragraphs (f)(i) to (f)(iv) above in respect of such Permitted Alternative Debt;

(g)

if the Permitted Alternative Debt is to be incurred by a member of the Group incorporated in Israel, the relevant Permitted Alternative Debt, when aggregated with the amount of all other Permitted Alternative Debt incurred by any members of the Group incorporated in Israel and outstanding at that time, does not exceed EUR 60,000,000;

(h)	no Event of Default is continuing at the time the applicable Permitted Alternative Debt is committed; and

(i)

if the Permitted Alternative Debt is incurred by way term loans which rank pari passu with the Facilities and which is committed in the first 12 Months after the Closing Date, the all-in yield applicable to such Permitted Alternative Debt does not exceed 1.00 per cent. per annum above the all-in yield of Facility B1 unless the Margin on Facility B1 is increased so that the all-in yield for the applicable Permitted Alternative Debt does not exceed 1.00 per cent. per annum above the increased all-in yield for Facility B1; provided that, in determining the applicable all-in yield under this sub-clause (i) original issue discount or upfront fees paid in connection with Facility B1, in each case, based on a three-year average life to maturity or lesser remaining life to maturity) shall be included, (ii) any amendments to the Margin on Facility B1 that became effective subsequent to the Closing Date but prior to the time the Permitted Alternative Debt is incurred shall be included, (iii) any interest rate floor applicable to the relevant Permitted Alternative Debt and/or to Facility B1 on the date of determination shall be equated to interest margin for determining the applicable all-in yield and (iv) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Mandated Lead Arrangers (or their Affiliates) in their respective capacities as such in connection with Facility B1 or to one or more arrangers (or their Affiliates) in their respective capacities as such applicable to the relevant Permitted Alternative Debt shall be excluded to the extent such amounts are not shared generally with other lenders, provided that (x) the terms applicable to any Permitted Alternative Debt (including ranking, security (if any) and intercreditor rights) will be those agreed between the Company and the Permitted Alternative Debt Creditors (subject to the conditions above) and (y) notwithstanding any provision of a Finance Document to the contrary, there shall be no obligation or requirement to enter into any hedging arrangement or other derivative transaction in relation to any Permitted Alternative Debt.

“Permitted Alternative Debt Commencement Date” means, in respect of any Permitted Alternative Debt, the date specified as the Permitted Alternative Debt Commencement Date (being the date on which the Permitted Alternative Debt has been (or will be) issued or available for utilisation) in the Permitted Alternative Debt Notice relating to that Permitted Alternative Debt.

“Permitted Alternative Debt Creditor” means the person or persons making available the Permitted Alternative Debt.

“Permitted Alternative Debt Notice” means, in respect of any Permitted Alternative Debt, a notice substantially in the form set out in Part III of Schedule 14 (Additional Facility) (or any other form agreed between the Agent and the Company (each acting reasonably)) delivered by the Company to the Agent in accordance with paragraph (f) of the definition of Permitted Alternative Debt.

“Permitted Alternative Finance Documents” means each document which relates to or evidences the terms of any Permitted Alternative Debt (including any credit or loan agreement, indenture, notes, fee letter, syndication letter, engagement letter, hedging letter, guarantee, security document and any other instrument or document designated as a “Permitted Alternative Finance Document” by the Company and the Permitted Alternative Debt Creditors) as set out in the Permitted Alternative Debt Notice in respect of that Permitted Alternative Debt other than any Proceeds Loan and Proceeds Loan Agreement.

“Permitted Borrower” means:

(a)

in respect of Permitted Alternative Debt which constitutes Senior Secured Creditor Liabilities (as defined in the Intercreditor Agreement), the Original Borrowers or any member of the Group incorporated in Israel; or

(b)

in respect of Permitted Alternative Debt which does not constitute Senior Secured Creditor Liabilities (as defined in the Intercreditor Agreement), the Company, any member of the Group incorporated in Israel or a Borrower SPV and (in respect of Parent Debt) any Holding Company of the Company (provided that, for the purposes of any Permitted Alternative Debt (including any Refinancing Debt thereof) incurred pursuant to paragraph (b)(iii) of the definition of Permitted Indebtedness Cap only, a Permitted Borrower shall not include a member of the Group incorporated in Israel and any Borrower SPV shall only be permitted to be a direct, wholly-owned subsidiary of the Company).

“Permitted Disposal” means:

(a)	disposals of trading assets, stock or cash made by a member of the Group in the ordinary course of trading;

(b)	any disposal of cash and Cash Equivalent Investments in a manner not prohibited by the Finance Documents;

(c)

any disposal of assets (other than shares, businesses and undertakings) in exchange or replacement for other assets (other than cash or Cash Equivalent Investments) which are, in the reasonable opinion of the entity effecting the acquisition, comparable or superior as to type, quality and value, provided that if the asset disposed of is subject to Transaction Security the exchanged or replacement asset shall also become subject to equivalent Security under a Transaction Security Document (subject to the Agreed Security Principles and ignoring, where relevant for the purpose of assessing such equivalency, any hardening periods or guarantee limitations), unless the relevant asset is disposed of or transferred subject to the Transaction Security;

(d)

any disposal (i) by a member of the Group to an Obligor or (ii) between members of the Group which are not Obligors, provided that if the asset disposed of is subject to Transaction Security at the time of disposal it shall be disposed of on the basis that it shall remain subject to, or otherwise become subject to, equivalent Security under a Transaction Security Document following disposal (subject to the Agreed Security Principles and ignoring, where relevant for the purpose of assessing such equivalency, any hardening periods or guarantee limitations), unless the relevant asset is disposed of or transferred subject to the Transaction Security;

(e)	any disposal of assets which are obsolete for the purpose for which such assets are normally utilised or which are no longer required for the purpose of the relevant person’s business or operations;

(f)	any disposal of any business, assets or shares permitted by paragraph (a) of Clause 27.9 (Amalgamations and Change of Business);

(g)

disposals of assets which are seized, expropriated or acquired by compulsory purchase by or by the order of any central or local governmental agency or authority which individually or together would not result in a breach of Clause 28.13 (Compulsory Acquisition);

(h)	disposals pursuant to the grant or termination of leasehold interests in, or licences of, property in the ordinary course of business;

(i)	any disposal made pursuant to a contractual arrangement already in existence on the Closing Date and notified to the Mandated Lead Arrangers prior to the date of this Agreement;

(j)	any disposal of assets subject to Permitted Factoring, a Permitted Finance Lease or a Permitted Sale and Leaseback;

(k)	any disposal of assets arising as a result of a Permitted Share Issue or Permitted Security;

(l)	any disposal of assets arising as a result of a Permitted Transaction;

(m)	any disposal of an intra-Group loan as a result of the conversion of such intra-Group loan into equity pursuant to paragraph (j) of the definition of Permitted Acquisition;

(n)

disposals of assets to a Joint Venture that is a Permitted Joint Venture permitted under Clause 27.20 (Joint Ventures) or of an interest in a Joint Venture to the extent required by the terms of the arrangements in relation to that Joint Venture between the Joint Venture parties;

(o)	any disposal of Treasury Transactions;

(p)	any disposal to which the Majority Lenders shall have given their prior written consent;

(q)

any disposal of assets by an Obligor to a Non-Obligor provided that the aggregate market value of all such assets disposed of does not give rise to the Obligor Net Amount exceeding the Obligor/Non-Obligor Basket at any time;

(r)	any disposal of assets (including any shares in or business, undertakings or divisions of any member of the Group) provided that:

(i)	no Event of Default has occurred and is continuing at the time the relevant member of the Group legally commits to the disposal of such asset;

(ii)

any such disposal is for fair market value (as reasonably determined by the Company) with at least 75 per cent. of the consideration for such disposal consisting of cash or Cash Equivalent Investments at the time of such disposal and provided that for the purposes of the 75 per cent. cash consideration requirement the following items shall be deemed to be “cash”:

(A)

the amount of any indebtedness or other liabilities (other than indebtedness or other liabilities that are subordinated as “Subordinated Liabilities” (under and as defined in the Intercreditor Agreement) or that are owed to any member of the Group) of any member of the Group (as shown on such person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the relevant member of the Group has been validly released by all relevant creditors in writing;

(B)	the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such disposal;

(C)

any shares or securities received by the Company or any other member of the Group from such transferee that are converted by such person into cash or Cash Equivalent Investments (to the extent of the cash or Cash Equivalent Investments received) within 180 days following the closing of the applicable disposal; and

(D)

the fair market value (as determined by the Company in good faith) of non-cash consideration received by the Company or any other member of the Group in connection with any disposal that is designated as such in a certificate from the Company (signed by an authorised signatory), setting out the basis of such valuation (which will be reduced by the amount of cash and Cash Equivalent Investments received in connection with a subsequent sale or conversion of such designated non-cash consideration into cash or Cash Equivalent Investments) (the “Designated Non-Cash Consideration”) provided that the aggregate fair market value of such Designated Non-Cash Consideration taken together with all other Designated Non-Cash Consideration received pursuant to this paragraph that is at that time outstanding does not exceed the greater of EUR10,000,000 and an amount equal to 6.7 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time; and

(iii)	the Net Cash Proceeds of such disposal received by the Group are applied and/or reinvested as (and to the extent) required or permitted by Clause 12.2 (Disposal, insurance and recovery proceeds);

(s)	disposals of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise of such accounts receivable;

(t)	disposals of shares of, or sales of indebtedness or other securities of, Excluded Subsidiaries;

(u)

disposals of assets where the aggregate net cash consideration for the assets so disposed of (ignoring any earn out which may become payable) does not in any Financial Year in aggregate exceed the Permitted Disposals Basket; and

(v)

disposals of assets which are permitted to be disposed of as a Permitted Disposal under paragraphs (a) to (u) above to a special purpose vehicle which is a member of the Group and the subsequent disposal of that special purpose vehicle provided that the assets transferred to the special purpose vehicle are the only material assets of that special purpose vehicle and such assets are similarly able to be disposed of in accordance with paragraphs (a) to (u) above.

“Permitted Disposals Basket” means the greater of EUR 25,000,000 and an amount equal to 15 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time.

“Permitted Factoring” means any sales or disposals pursuant to factoring, receivables financings or similar arrangements on arm’s length terms for cash payable at the time of disposal (i) on a non-recourse basis, provided that any recourse pursuant to such arrangements is limited to customary indemnities, warranties and/or security or (ii) on a recourse basis, provided that the aggregate amount of any such recourse factoring will not exceed the greater of EUR 15,000,000 and an amount equal to 10 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time.

“Permitted Finance Lease” has the meaning given to it in Clause 27.17 (Leasing Arrangements).

“Permitted Financial Indebtedness” means:

(a)	Financial Indebtedness:

(i)	arising under the Finance Documents; or

(ii)

which is Permitted Alternative Debt under a Permitted Alternative Finance Document or (without double-counting) in the case of a Proceeds Loan, arises under a Proceeds Loan Agreement, provided that the aggregate amount of such Financial Indebtedness incurred pursuant to this paragraph (ii) at the date of its incurrence shall not exceed the Permitted Indebtedness Cap at such time;

(b)

Financial Indebtedness arising under (or issued pursuant to) an Ancillary Facility, a Permitted Guarantee, a Permitted Loan, Permitted Factoring, a Permitted Sale and Leaseback, a Permitted Finance Lease or as permitted under Clause 27.19 (Treasury Transactions);

(c)

a USD 40,000,000 promissory note and a USD 6,500,000 overdraft facility, each entered into on 7 March 2008 with Bank Leumi USA, provided that such indebtedness and facilities are repaid in full and cancelled on or prior to the Closing Date;

(d)	each Approved Existing Ancillary Facility, provided it is adopted as an Ancillary Facility under this Agreement on the Closing Date;

(e)	the DB Working Capital Facilities in an aggregate principal amount not to exceed EUR 31,000,000;

(f)	Financial Indebtedness in respect of which a Letter of Credit has been issued or a guarantee or Letter of Credit has been issued under the Ancillary Facilities;

(g)	Financial Indebtedness to which the Majority Lenders have given their prior written consent;

(h)	Financial Indebtedness of any person that becomes a member of the Group after the Closing Date as a result of a Permitted Acquisition (other than the Acquisition), provided that:

(i)

such Financial Indebtedness was not incurred or increased (other than as a result of capitalisation of interest and accrual of any default interest), or the maturity of such Financial Indebtedness was not extended, at the time such person became a member of the Group and was not incurred or increased in anticipation thereof; and

(ii)

at the election of the Company (A) such Financial Indebtedness is discharged within three Months of the date on which such person becomes a Subsidiary (save to the extent that such Financial Indebtedness constitutes a Permitted Financial Indebtedness under another paragraph of this definition) or (B) provided that such Financial Indebtedness satisfies the conditions set out in paragraphs (a) to (h) of the definition of Permitted Alternative Debt, the Company delivers a notice to the Agent designating such Financial Indebtedness as Permitted Alternative Debt within 10 Business Days of completion of the Permitted Acquisition;

(i)	Financial Indebtedness arising as a result of daylight exposures of any member of the Group in respect of banking arrangements entered into in the ordinary course of its treasury activities;

(j)	Financial Indebtedness which constitutes Shareholder Loans or New Shareholder Loans;

(k)

any earn out arrangement or deferred consideration in relation to a Permitted Acquisition (to the extent that the earn out arrangement or deferred consideration itself constitutes Financial Indebtedness);

(l)

to the extent constituting Financial Indebtedness, Financial Indebtedness (i) incurred in the ordinary course of business in respect of obligations of any member of the Group to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (ii) in respect of letters of credit, bankers’ acceptances, bank guarantees or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(m)

to the extent constituting Financial Indebtedness, Financial Indebtedness of any member of the Group consisting of: (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(n)

Financial Indebtedness arising under (or issued pursuant to) any bilateral working capital, overdraft, guarantee, bonding or documentary, letter of credit facility or accommodation as may be required or desirable in connection with the business of the Group, provided that the aggregate principal amount outstanding under such facilities does not exceed the greater of EUR 30,000,000 and an amount equal to 20 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time;

(o)

any other Financial Indebtedness not permitted by the preceding paragraphs the principal outstanding amount of which does not in aggregate exceed the greater of EUR 30,000,000 and an amount equal to 20 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time; and

(p)	any Financial Indebtedness arising pursuant to any Refinancing Debt.

“ Permitted Guarantee” means:

(a)	any guarantee:

(i)	under the Finance Documents;

(ii)

of Permitted Alternative Debt (other than Parent Debt) under a Permitted Alternative Finance Document (or any Refinancing Debt), provided that where the guarantee of such Permitted Alternative Debt is provided by an Obligor, each Permitted Alternative Debt Creditor which is not already a party to the Intercreditor Agreement in the relevant capacity as a “Creditor” (under and as defined in the Intercreditor Agreement) for the relevant Intercreditor Class which applies to the Permitted Alternative Debt, shall become a party to the Intercreditor Agreement as a “Creditor” in accordance with and pursuant to the terms of the Intercreditor Agreement by the Permitted Alternative Debt Commencement Date; or

(iii)

of Permitted Alternative Debt (or Refinancing Debt thereof) which is Parent Debt under a “Senior Notes Finance Document” (as such term is defined in the Intercreditor Agreement), provided that (x) such Parent Debt is subject to the Intercreditor Agreement and each Parent Creditor which is not already a party to the Intercreditor Agreement in the relevant capacity as a “Senior Notes Creditor” (under and as defined in the Intercreditor Agreement) shall become a party to the Intercreditor Agreement as a “Senior Notes Creditor” in accordance with a pursuant to the terms of the Intercreditor Agreement; and (y) the proceeds of such Parent Debt are (unless to be applied in refinancing the Parent PIK Facility or Refinancing Debt in respect thereof) on-lent by the Parent or a Holding Company of the Parent (as applicable) to the Company and such on-loan is by way of a Proceeds Loan.

(b)

any guarantee which, if it were a loan, would be a Permitted Loan to the extent the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of Permitted Loan to the person whose obligations are being guaranteed;

(c)	guarantees granted by any person that becomes a member of the Group after the Closing Date as a result of an acquisition permitted under Clause 27.21 (Acquisitions and Investments), provided that:

(i)	such guarantee existed at the time such person became a member of the Group and was not incurred or increased in anticipation thereof and not amended to increase the guaranteed liabilities; and

(ii)

at the election of the Company (A) the Financial Indebtedness guaranteed thereby is discharged within three Months of the date on which such person becomes a member of the Group (save to the extent that such guarantee constitutes a Permitted Guarantee under another paragraph of this definition) or (B) the Financial Indebtedness remains outstanding in accordance with the provisions of paragraph (h)(ii)(B) of the definition of Permitted Financial Indebtedness;

(d)	guarantees of Treasury Transactions which are permitted under this Agreement;

(e)

guarantees to landlords and counter-indemnities in favour of financial institutions which have guaranteed rent obligations of a member of the Group or guarantees or counter indemnities for the lease obligations of suppliers, customers, franchisees and licensees, and any other bank guarantees, in each case, in the ordinary course of business;

(f)	the endorsement of negotiable instruments in the ordinary course of trading;

(g)	guarantees guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of business;

(h)	guarantees and indemnities given in favour of directors and officers of any member of the Group in respect of their function as such;

(i)

any guarantee given in respect of cash pooling, netting or set-off arrangements entered into with banks and financial institutions under their standard terms of business, including those permitted pursuant to paragraphs (b), (c), (d) and/or (v) of the definition of Permitted Security;

(j)	indemnities given to professional advisers and consultants in the ordinary course of business;

(k)	guarantees given to creditors of members of the Group pursuant to Permitted Transactions, Permitted Reorganisations and capital reductions;

(l)

guarantees and indemnities given pursuant to or in connection with the Acquisition Documents and guarantees and indemnities existing on the date of this Agreement and permitted under paragraphs (c) and (e) of the definition of Permitted Financial Indebtedness;

(m)

guarantees given in connection with Permitted Disposals and Permitted Acquisitions up to a maximum amount equal to the consideration for that disposal or acquisition (as the case may be) and/or guarantees given by a member of the Group in respect of a former Subsidiary (at the time it was a Subsidiary and not in contemplation of it ceasing to be a Subsidiary) of that member of the Group where such member of the Group has received an indemnity in respect of the maximum aggregate amount of the liabilities under such guarantee;

(n)	guarantees by:

(i)	any non-Obligor in respect of obligations or Permitted Financial Indebtedness of another non-Obligor;

(ii)	any member of the Group in respect of obligations or Financial Indebtedness of an Obligor; and

(iii)

an Obligor in respect of obligations or Permitted Financial Indebtedness of a member of the Group which is not an Obligor provided that the aggregate amount outstanding of all such guarantees does not give rise to an Obligor Net Amount exceeding the Obligor/Non-Obligor Basket at any time;

(o)	guarantees to which the Agent (on the instructions of the Majority Lenders) has given prior written consent;

(p)

customary indemnities contained in mandate, engagement and commitment letters, facility agreements, purchase agreements and indentures, in each case entered into in respect of or in contemplation of Permitted Financial Indebtedness and/or Refinancing Debt;

(q)	any guarantee or indemnity made in connection with a Joint Venture that is a Permitted Joint Venture which is permitted under Clause 27.20 (Joint Ventures);

(r)

guarantees guaranteeing performance by any members of the Group under any contract entered into in the ordinary course of trading, including in respect of performance bonds, bid bonds, guarantees, letters of credit and other obligations of a like nature;

(s)

guarantees: (i) of leases or of other obligations not constituting Financial Indebtedness, (ii) of lease obligations of suppliers, customers, franchisees and licensees of any member of the Group, and (iii) otherwise in connection with the ownership or occupation of real property by any member of the Group, in each case, in the ordinary course of business;

(t)

any guarantee issued to the trustees of, or otherwise in respect of the obligations owing to, a pension scheme operated by a member of the Group for the benefit of its employees where such guarantee is unsecured;

(u)

guarantees not otherwise permitted by the preceding paragraphs, the aggregate principal outstanding amount guaranteed by which (when aggregated with all such other guarantees) does not exceed the greater of EUR 30,000,000 and an amount equal to 20 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time;

(v)

any guarantee entered into pursuant to Section 2:403 of the Dutch Civil Code in respect of an Obligor incorporated in the Netherlands and any residual liability with respect to such guarantees arising under Section 2:404 of the Dutch Civil Code; and

(w)

any joint and several liability arising as a result of (the establishment) of a Dutch fiscal unity (Nederlandse fiscale eenheid) between an Obligor incorporated in the Netherlands and one or more of its subsidiaries or its equivalent in any other relevant jurisdiction.

“Permitted Holding Company Activity” means:

(a)	holding shares in its Subsidiaries and Joint Ventures;

(b)	making Permitted Loans;

(c)

the incurrence of Permitted Financial Indebtedness permitted to be outstanding under the terms of this Agreement and entering into and performance of its obligations under any document in connection thereto;

(d)	granting Permitted Security and providing Permitted Guarantees;

(e)	any Permitted Transaction and the entry into and performance of its obligations under the Transaction Documents;

(f)

the provision of administrative, managerial, legal, treasury and accounting services and the secondment of employees to the Company and other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

(g)	the making of or receipt of: (i) any Permitted Payment, (ii) a Permitted Disposal, (iii) a Permitted Share Issue, (iv) a New Shareholder Injection or (v) any Proceeds Loan;

(h)

general administration activities including without limitation those relating to overhead costs and paying filing fees and other ordinary course expenses (such as audit fees and Taxes), to include the fulfilment of any periodic reporting requirements; and

(i)	the incurrence of any other costs that relate to services provided or duties of the Group.

“Permitted Indebtedness Cap” means at any time (without double counting):

(a)	an amount equal to the aggregate of:

(i)	EUR 50,000,000 (whether incurred by way of Additional Facilities or Permitted Alternative Debt); plus

(ii)	an aggregate amount in respect of Permitted Acquisitions equal to EUR 50,000,000 (whether incurred by way of Additional Facilities or Permitted Alternative Debt); plus

(iii)

in the case of an Additional Facility or any Permitted Alternative Debt, the principal or equivalent amount of any of the Facilities, Additional Facility or Permitted Alternative Debt that have been voluntarily prepaid and cancelled (other than from the proceeds of Financial Indebtedness), in each case, prior to the applicable Additional Facility Commencement Date or Permitted Alternative Debt Commencement Date; less

(iv)	the principal or equivalent amount of:

(A)	any Additional Facility incurred on or prior to the Additional Facility Commencement Date or Permitted Alternative Debt Commencement Date (as the case may be) in reliance on this paragraph (a); and

(B)

all Permitted Alternative Debt incurred on or prior to the Additional Facility Commencement Date or Permitted Alternative Debt Commencement Date (as the case may be) in reliance on this paragraph (a); and

(b)

an unlimited amount by way of an Additional Facility or Permitted Alternative Debt so long as, on the Additional Facility Commencement Date or Permitted Alternative Debt Commencement Date (as the case may be) pro forma the utilisation, incurrence or assumption of the principal or equivalent amount of the proposed Additional Facility, or Permitted Alternative Debt in full and the proposed use of proceeds thereof (including, in relation to any acquisition, acquired Consolidated Pro Forma EBITDA (pro forma for the LTM period) or refinancing of indebtedness and disregarding any increase in cash of the Group resulting therefrom pending its application in accordance with the envisaged use of proceeds):

(i)

if such Financial Indebtedness would (or will) constitute “Senior Secured Creditor Liabilities” (as defined in the Intercreditor Agreement), the Senior Net Leverage Ratio as at the last Quarter Date for which Quarterly Financial Statements have been delivered pursuant to the terms of this Agreement or, if any of the proceeds thereof are to be used to fund an acquisition on a certain funds basis as an Agreed Certain Funds Utilisation, as at the last Quarter Date for which Quarterly Financial Statements have been delivered pursuant to the terms of this Agreement before the date of signing of the relevant acquisition agreement (or, if no Financial Statements have yet been delivered since the Closing Date, by reference to Consolidated Senior Secured Net Debt at the Closing Date and Consolidated Pro Forma EBITDA as set out in the Base Case Model as at the Closing Date) does not exceed 4.50:1;

(ii)

if such Financial Indebtedness does not constitute “Senior Secured Creditor Liabilities” (as defined in the Intercreditor Agreement), the Total Net Leverage Ratio as at the last Quarter Date for which Quarterly Financial Statements have been delivered pursuant to the terms of this Agreement or, if any of the proceeds thereof are to be used to fund an acquisition on a certain funds basis as an Agreed Certain Funds Utilisation, as at the last Quarter Date for which Quarterly Financial Statements have been delivered pursuant to the terms of this Agreement before the date of signing of the relevant acquisition agreement (or, if no Financial Statements have yet been delivered since the Closing Date, by reference to Consolidated Total Net Debt at the Closing Date and Consolidated Pro Forma EBITDA as set out in the Base Case Model as at the Closing Date) does not exceed 4.50:1, or at any time after the Parent PIK Facility has been repaid and permanently cancelled in full (using proceeds of Additional Facilities, Permitted Alternative Debt, Permitted Payments or contributions from the shareholders of the Parent), 5.50:1; or

(iii)

if such Financial Indebtedness does not constitute “Senior Secured Creditor Liabilities” (as defined in the Intercreditor Agreement), and such Financial Indebtedness is to be incurred for the purposes of refinancing (in whole or in part) the Parent PIK Facility, the Total Net Leverage Ratio, as at the last Quarter Date for which Quarterly Financial Statements have been delivered pursuant to the terms of this Agreement (but, including in Consolidated Total Net Debt for the purposes of determining the Total Net Leverage Ratio for this paragraph only, the principal amount outstanding under the Parent PIK Facility (including capitalised interest) as at the date of such refinancing), does not exceed 5.50:1 (pro forma for such refinancing), provided that, (A) to the extent such Financial Indebtedness is incurred pursuant to this paragraph concurrently with the incurrence of other such Financial Indebtedness in reliance on paragraph (a) above, the Senior Net Leverage Ratio shall be permitted to exceed 4.50:1 and the Total Net Leverage Ratio shall be permitted to exceed 4.50:1 or, where specified in paragraphs (b)(ii) and (b)(iii) above, 5.50:1, to the extent of such Financial Indebtedness incurred in reliance on paragraph (a) above rather than in reliance on this paragraph (b), and (B) any amount of the relevant Financial Indebtedness may be incurred in reliance on paragraph (b)(i), (b)(ii) or (b)(iii) above (as applicable, and subject to the terms of those paragraphs) prior to the incurrence of the amount set out in paragraph (a) above.

“Permitted Joint Venture” means any Investment in a Joint Venture where such Joint Venture is engaged in a business substantially the same as (or complementary or ancillary to) that carried on by the Group, where the aggregate of:

(i)	all amounts subscribed for shares in, lent to or invested in all such Joint Ventures by any member of the Group;

(ii)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any Joint Venture; and

(iii)	the market value of any assets transferred by any member of the Group to any Joint Venture (other than assets provided on arm’s length terms),

net of profit distributions and returns on investments in cash (in each case after the Closing Date) and after deducting investments funded (whether notionally or in fact) with funds under paragraph (a), (b), (d), (e), (f) and/or (g) of the definition of Acceptable Funding Sources, does not exceed in any Financial Year the Joint Venture Basket.

“Permitted Junior Debt Payment” means any repayment, prepayment, purchase, redemption or other acquisition or retirement of any vendor finance provided in connection with any Permitted Acquisition (other than the Acquisition), or any other Permitted Alternative Debt or other Permitted Financial Indebtedness incurred by a member of the Group that is subordinated to the Facilities under the terms of the Intercreditor Agreement (including, in each case, by way of a Debt Purchase Transaction):

(a)	utilising the proceeds of any Refinancing Debt;

(b)	as part of an applicable high yield discount obligation catch-up payment;

(c)

payments of regularly scheduled interest and payment of fees, expenses and indemnification obligations as and when due (other than payments that are prohibited by the provisions of the Intercreditor Agreement);

(d)	to the extent that:

(i)	no Event of Default has occurred and is continuing when the payment is made or would arise as a result of such payment; and

(ii)	the pro forma Total Net Leverage Ratio as at the immediately preceding Quarter Date for which Financial Statements have been delivered to the Agent (after taking into account such payment) is:

(A)	equal to or less than 4.25:1 but greater than 4.00:1 and such payment is funded from the Available Amount; or

(B)	equal to or less than 4.00:1;

(e)

to the extent that the payment is funded in whole or in part from the proceeds of New Shareholder Injections (to the extent Not Otherwise Applied) in an amount equal to such New Shareholder Injections received by the Group prior to such payment and which have not been provided pursuant to Clause 28.2 (Financial covenant) in order to or used to cure a Financial Covenant Event of Default; or

(f)	funded from any amount that could be applied by way of a Permitted Payment pursuant to paragraphs (g), (h) or (l) of the definition of Permitted Payment.

“Permitted Loan” means:

(a)	loans and trade credit in the ordinary course of trading activities;

(b)	advance payments made in the ordinary course of business;

(c)	loans and the granting of credit by Obligors to other Obligors;

(d)	loans and the granting of credit by Non-Obligors to Obligors;

(e)

loans and the granting of credit by Obligors to Non-Obligors, provided that the aggregate amount outstanding of all such loans does not give rise to an Obligor Net Amount exceeding the Obligor/Non-Obligor Basket at any time;

(f)	loans and the granting of credit by Non-Obligors to other Non-Obligors;

(g)

loans made in the ordinary course of intra-Group cash pooling arrangements subject to a limit on such loans from Obligors to Non-Obligors of up to an aggregate principal amount outstanding at any time of the greater of EUR 30,000,000 and an amount equal to 20 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time;

(h)

loans by an Obligor to an entity or business acquired pursuant to a Permitted Acquisition for working capital needs of that entity or business provided such entity shall accede as a Guarantor within 60 days of a loan being made to it by an Obligor;

(i)

loans by the Company in lieu of a distribution to its shareholders to the extent the same would be permitted (but has not been made) as a Permitted Payment and to the extent that the amount of such loan does not exceed the amount which it could have made by way of such distribution (and provided that such amount shall cease to be available as a Permitted Payment);

(j)	loans comprising deferred consideration in respect of a Permitted Disposal, up to a maximum amount not exceeding 25 per cent. of the consideration received in respect of such Permitted Disposal;

(k)	loans required to be made by mandatory provisions of law;

(l)	loans to a Joint Venture that are a Permitted Joint Venture to the extent permitted by Clause 27.20 (Joint Ventures);

(m)

loans to employees of the Group or employee share option or unit or benefit trust schemes, provided that the principal amount outstanding of any such loans outstanding shall not exceed the Employee Loan Basket (as reduced to the extent such Employee Loan Basket has been used pursuant to this paragraph (m) or in respect of permitting any acquisition or redemption of shares under paragraph (i) of the definition of Permitted Acquisition, any outstanding amount of any Permitted Loan under paragraph (r) of this definition and any payment made under paragraph (b) of the definition of Permitted Payment) unless such loan is funded from amounts which would (at such time) otherwise be capable of being paid as a dividend or other payment by the Company pursuant to paragraph (h) or (l) of the definition of Permitted Payment (to the extent Not Otherwise Applied);

(n)

loans by members of the Group to the Company to fund a Permitted Payment by the Company (including the costs of the Company referred to in paragraph (a) of the definition thereof) or to fund any payment required to be made by the Company to enable or assist the Company to pay its establishment costs or to pay Taxes or administration fees required to maintain its existence incurred by it solely in respect of it being a Holding Company of its Subsidiaries;

(o)	loans to which the Majority Lenders have given their prior written consent;

(p)	a loan made by a member of the Group in order to fund a payment to be made under a Finance Document;

(q)	a loan contemplated in the Tax Structure Memorandum;

(r)

a loan made by the Company to a Holding Company of the Company for the purposes of an acquisition referred to in paragraph (b) of the definition of Permitted Payment, provided that the aggregate principal amount of any such loans outstanding shall not exceed the Employee Loan Basket (as reduced to the extent such Employee Loan Basket has been used pursuant to this paragraph (r) or in respect of permitting any acquisition or redemption of shares under paragraph (i) of the definition of Permitted Acquisition, any outstanding amount of any Permitted Loan under paragraph (m) of this definition and any payment made under paragraph (b) of the definition of Permitted Payment) unless such loan is funded from amounts which would (at such time) otherwise be capable of being paid as a dividend or other payment by the Company pursuant to paragraph (h) or (l) of the definition of Permitted Payment (to the extent Not Otherwise Applied);

(s)	any loan made by a member of the Target Group and outstanding on the Closing Date and which was notified to the Mandated Lead Arrangers prior to the date of this Agreement; and

(t)

loans not otherwise permitted pursuant to the preceding paragraphs so long as the aggregate principal amount outstanding of all such loans does not exceed the greater of EUR 20,000,000 and an amount equal to 13.3 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time.

“Permitted Payment” means a payment including the cash payment of a dividend, repayment of equity, reduction of capital, loan, fee, charge or the cash payment of interest on, or repayment or prepayment of principal in respect of, Shareholder Loans, Proceeds Loans, New Shareholder Loans, any redemption, set-off, acquisition of liabilities or other discharge in each case to fund:

(a)

administrative costs, directors’ and employees’ remuneration, Taxes, professional fees, regulatory costs and the like reasonably incurred by the Company or any Holding Company of the Company (other than the Initial Investors), in each case to the extent referable to acting as a Holding Company of the Company or the Company’s Subsidiaries;

(b)

an acquisition or redemption of shares (directly or indirectly) by a Holding Company of the Company of directors and employees of members of the Group whose appointment and/or contract is terminated to an aggregate principal amount (except to the extent those previously acquired shares or an equivalent number of shares have been acquired from a member of the Group by, or issued to, a new member of management of the Group for cash and only to the extent of the lower of (1) that cash and (2) the original consideration paid for such shares by the relevant member of the Group) which does not at any time exceed the Employee Loan Basket (as reduced to the extent such Employee Loan Basket has been used pursuant to this paragraph (b) or in respect of permitting any acquisition or redemption of shares under paragraph (i) of the definition of Permitted Acquisition and any outstanding amount of any Permitted Loan under paragraphs (m) and (r) of the definition thereof) unless such acquisition or redemption is funded from amounts which would (at such time) otherwise be capable of being paid as a dividend or other payment by the Company pursuant to paragraph (h) or (l) of this definition of Permitted Payment (to the extent Not Otherwise Applied);

(c)

Investor front end fees as reflected in the Base Case Model and the Funds Flow Statement and an annual monitoring, management or advisory fee to the Investors in each Financial Year not exceeding an amount of EUR 3,000,000 with such amount increasing each year in line with the retail price index at any time plus, in each case, VAT (provided that no Event of Default has occurred and is continuing in which case such fee shall continue to accrue and will be capable of being paid once such Event of Default is no longer continuing);

(d)

any payment to enable or assist any Holding Company of the Company to pay its establishment costs or to pay Taxes or administration fees required to maintain its existence incurred by such Holding Company solely in respect of it being a Holding Company of the Group;

(e)	any repayment of Shareholder Loans, New Shareholder Loans, Proceeds Loans, or intra-group loans, the consideration for which is a Permitted Share Issue;

(f)

so long as no Event of Default is continuing, payments to any of the Investors or any Affiliate of, or adviser to, the Investors for ad hoc corporate finance advice, mergers and acquisitions advice and transaction advice actually provided to the Group on arm’s length commercial terms;

(g)	to the extent permitted under the Intercreditor Agreement:

(i)

any payment to the extent required to make payments required under any documents constituting or entered into in connection with the issuance or hedging of any Additional Facility or any Permitted Alternative Debt (including any Finance Documents, Permitted Alternative Finance Documents or otherwise); and

(ii)	any payment to the Parent to the extent required to make payments required under any Parent Debt or hedging of such Parent Debt;

(h)

any payment of a dividend, repayment of equity or payment of interest on or (without prejudice to the terms of the Transaction Security Documents) repayment of principal of any Shareholder Loans, New Shareholder Loans or any Financial Indebtedness of the Group by the Company or any other member of the Group to the extent that:

(i)	no Event of Default has occurred and is continuing when the payment is made; and

(ii)

the pro forma Senior Net Leverage Ratio as at the immediately preceding Quarter Date for which Financial Statement have been delivered to the Agent (after taking into account such payment) is equal to or less than 3.00:1;

(i)

to the extent that the payment is funded in whole or in part from the proceeds of New Shareholder Injections (in an amount equal to such New Shareholder Injections received by the Company after the Closing Date but prior to such payment and which have not been provided pursuant to Clause 28.2 (Financial covenant) in order to or used to cure a Financial Covenant Event of Default) (in each case, to the extent Not Otherwise Applied);

(j)	any payment contemplated by the Tax Structure Memorandum;

(k)

any payment made to a Holding Company of the Company to enable the relevant Holding Company to make payment of any underwriting, commitment, arrangement or other fees, costs or expenses incurred in connection with a Listing;

(l)

any other payment not otherwise permitted pursuant to the preceding paragraphs so long as the aggregate amount of all such payments under this paragraph does not exceed EUR 10,000,000 over the life of the Facilities (to the extent such amount has been Not Otherwise Applied, including for the purposes of paragraph (i) of the definition of Permitted Acquisition);

(m)	any payment made to the Parent to enable the Parent to make payment of any cash pay interest under the Parent PIK Facility, provided that:

(i)	no Event of Default has occurred and is continuing when the payment is made; and

(ii)

the pro forma Senior Net Leverage Ratio as at the immediately preceding Quarter Date for which Financial Statements have been delivered to the Agent (after taking into account such payment) is equal to or less than 3.50:1;

(n)	any payment made to the Parent to enable the Parent to refinance or repay (in whole or in part) the Parent PIK Facility, provided that:

(i)	no Event of Default has occurred and is continuing when the payment is made; and

(ii)	such payment is funded from the proceeds of any Additional Facility or Permitted Alternative Debt; and

(o)

any payment made by the Company to any of its Holding Companies to facilitate the payment, on a one-off basis, of any earn-out or performance-based deferred or contingent consideration payable to the Vendors in connection with the Acquisition as set out in the Share Subscription Agreement and/or the Tax Structure Memorandum, provided that:

(i)	no Event of Default has occurred and is continuing when the payment is made; and

(ii)	the aggregate amount of any such payments will not exceed EUR 25,000,000; and

(p)

any payment made by the Company to the Parent in relation to a Proceeds Loan or any other payment made directly or indirectly in respect of Parent Debt, provided that such payment would, if made in respect of debt incurred by a member of the Group, be permitted as “Permitted Junior Debt Payment”.

“Permitted Reorganisation” means:

(a)

a solvent reorganisation (including, without limitation, pursuant to a liquidation or winding-up) involving the business or assets of, or shares of (or other interests in), any member of the Group (provided that, in the case of the Company, only where (A) the Company is the surviving entity following such reorganisation and does not assume any additional liabilities or acquire any additional operating assets as a result of such reorganisation and (y) the Transaction Security over the shares of the Company (and any Transaction Security over any intercompany receivables owed by the Company to the Parent or a Holding Company of the Parent) is not released as part of the reorganisation) where:

(i)

all of the business, assets and shares of (or other interests in) the relevant member of the Group continues to be owned directly or indirectly by the Company in the same or a greater percentage as prior to such reorganisation, save for:

(A)

the shares of (or other interests in) any member of the Group which has been merged into another member of the Group or which has otherwise ceased to exist (including, for example, by way of the collapse of a solvent partnership or solvent winding-up of a corporate entity) as a result of a Permitted Reorganisation; or

(B)	the business, assets and shares of (or other interests in) relevant members of the Group which cease to be owned:

(I)	as a result of a disposal or merger permitted under, but subject always to the terms of, this Agreement; or

(II)

as a result of a cessation of business or solvent winding-up of a member of the Group in conjunction with a distribution of all or substantially all of its assets remaining after settlement of its liabilities to its immediate shareholder(s) or other persons directly holding partnership or other ownership interests in it; or

(III)

as a result of a disposal of shares (or partnership or other ownership interests) in a member of the Group required to comply with applicable laws, provided that any such disposal is limited to the minimum amount required to comply with such applicable laws; and

(ii)

the Finance Parties (or the Security Agent on their behalf) will continue to have the same or substantially equivalent guarantees and security (subject to the Agreed Security Principles and ignoring, where relevant, for the purpose of assessing such equivalency any limitations required in accordance with the Agreed Security Principles which do not materially and adversely affect the value or enforceability of those guarantees and security taken as a whole, and other than guarantees and security from any entity which has ceased to exist as contemplated in paragraph (i) above) over the same or substantially equivalent assets and over the shares (or other interests) in the transferee (other than over any shares (or other interests) which have ceased to exist as contemplated in paragraph (i) above), in each case to the extent such assets, shares or other interests are not disposed of as permitted under, but subject always to, the terms of this Agreement;

(b)	any reorganisation or solvent liquidation or winding-up expressly contemplated by the Tax Structure Memorandum;

(c)

any reorganisation involving the business or assets of, or shares of (or other interests in) any member of the Group which is implemented to comply with any applicable law or regulation (including all intermediate steps or actions necessary to implement such reorganisation); and

(d)	any other reorganisation involving one or more members of the Group approved by the Majority Lenders.

“Permitted Sale and Leaseback” has the meaning given to it in Clause 27.13 (Sale and Leasebacks/Factoring).

“Permitted Security” means:

(a)	charges or security in each case arising solely by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group;

(b)	rights of set-off existing in the ordinary course of business between any member of the Group and its respective suppliers or customers;

(c)

rights of set-off or netting or charges arising by operation of law or by contract by virtue of the provision to any member of the Group of clearing bank or similar facilities or overdraft facilities and arising under the standard commercial terms and conditions of such;

(d)	encumbrances over credit balances on bank accounts to facilitate operation of such bank accounts on a cash-pooled net balance basis;

(e)

any Security or Quasi-Security arising under or in connection with any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to, or receivables of, a member of the Group in the ordinary course of trading and on the supplier’s standard or usual or customary terms and if arising as a result of any default by any member of the Group which does not subsist for a period of more than 90 days;

(f)

Security arising under or in connection with a Permitted Sale and Leaseback, a Permitted Finance Lease, Permitted Factoring, hire purchase, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms in the ordinary course of business, to the extent such Security is granted by the relevant member of the Group over assets comprised within or constituted by or in connection with such arrangements;

(g)

Transaction Security and Security arising under the Transaction Security Documents or other Security or Quasi Security arising under or in connection with the Finance Documents and (to the extent permitted by the definition of Permitted Alternative Debt and securing only Permitted Alternative Debt permitted to be so secured and provided always that the aggregate principal amount of indebtedness constituting “Senior Secured Creditor Liabilities” under (and as defined in) the Intercreditor Agreement secured on Charged Property shall at no time exceed the applicable limits set out in the definition of Permitted Indebtedness Cap), the Permitted Alternative Finance Documents and (to the extent it relates to a refinancing of the Facilities or any Permitted Alternative Debt (or any Refinancing Debt previously made available to refinance the same)) any Refinancing Debt;

(h)	Security over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

(i)	any Security over or affecting any asset acquired by any member of the Group on or after the Closing Date and subject to which such asset is acquired, provided that:

(i)	such Security was not created in contemplation of the acquisition of such asset by a member of the Group;

(ii)

the amount thereby secured has not been increased in contemplation of or since the date of the acquisition of such asset by a member of the Group (other than as a result of capitalisation of interest and accrual of any default interest); and

(iii)

at the election of the Company (A) such Security is released within three Months of such acquisition (save to the extent that such Security or Quasi Security constitutes Permitted Security under another paragraph of this definition) or (B) such Security remains in place provided that the outstanding Financial Indebtedness which is secured by such Security remains outstanding in accordance with the provisions of paragraph (h)(ii)(B) of the definition of Permitted Financial Indebtedness;

(j)

any Security over or affecting any asset of any entity which becomes a member of the Group after the Closing Date (other than as a result of the Acquisition), where such Security is created prior to the date on which such entity becomes a member of the Group, provided that:

(i)	such Security was not created in contemplation of the acquisition of such entity;

(ii)

the amount thereby secured has not been increased in contemplation of or since the date of the acquisition of such asset by a member of the Group (other than as a result of capitalisation of interest and accrual of any default interest); and

(iii)

at the election of the Company (A) such Security is released within three Months of such acquisition (save to the extent that such Security or Quasi Security constitutes Permitted Security under another paragraph of this definition); or (B) such Security remains in place provided that the outstanding Financial Indebtedness which is secured by such Security remains outstanding in accordance with the provisions of paragraph (h)(ii)(B) of the definition of Permitted Financial Indebtedness;

(k)

any Security over shares in a Permitted Joint Venture to secure obligations to other joint venture partners in that Joint Venture to the extent required to be provided by the terms of the relevant joint venture agreement;

(l)	Security which does not secure any outstanding actual or contingent liability provided that all reasonable endeavours are used to procure the release or discharge of such Security;

(m)

Security over cash paid into an escrow account by any third party or any member of the Group pursuant to any customary deposit or retention of purchase price arrangements entered into pursuant to any disposal or acquisition made by a member of the Group and which is permitted pursuant to Clause 27.10 (Disposals) or 27.21 (Acquisitions and Investments);

(n)	Security over rental deposits placed by a member of the Group with a lessor pursuant to a property lease entered into in the ordinary course of business;

(o)

any Security arising pursuant to an order of attachment or injunction restraining a disposal of assets or similar legal process arising in connection with court proceedings which are contested by any member of the Group in good faith by appropriate proceedings;

(p)

Security arising automatically by operation of law in favour of any taxation or any government authority or organisation in respect of taxes, assessments or governmental charges which are not yet due or the liability in respect of which is being contested by the relevant member of the Group in good faith by appropriate proceedings;

(q)

Security created pursuant to a court order or judgment or as security for costs arising pursuant to court proceedings being contested by the relevant member of the Group in good faith by appropriate proceedings;

(r)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group (and, for the avoidance of doubt, any credit support annex or similar supporting security document provided in relation to such Treasury Transaction shall not constitute Permitted Security under this paragraph (r));

(s)	Security constituting an escrow arrangement to which the proceeds from any issue of any Additional Facility or any Permitted Alternative Debt are subject to;

(t)	Security to which the Majority Lenders shall have given their prior written consent;

(u)

Security granted in favour of creditors of the Group directly in relation to a Permitted Reorganisation or capital reduction of a member of the Group, to the extent necessary to ensure that the Permitted Reorganisation or capital reduction occurs;

(v)

any lien arising under the general terms and conditions of banks with whom any member of the Group maintains a banking relationship in the ordinary course of business (including, any Security or Quasi-Security arising under articles 24 or 25 of the General Terms and Conditions (Algemene Bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to general terms and conditions);

(w)	any Quasi-Security arising as a result of a Permitted Disposal;

(x)	the IIC Floating Charge;

(y)

any Security or Quasi-Security existing on the date of this Agreement in relation to any Financial Indebtedness referred to in paragraphs (c) and (e) of the definition of Permitted Financial Indebtedness provided that, in the case of paragraph (c) such Security or Quasi Security is unconditionally and irrevocably released on the Closing Date; and

(z)

Security not otherwise permitted pursuant to the preceding paragraphs securing indebtedness in an aggregate principal amount outstanding not exceeding the greater of EUR 15,000,000 and an amount equal to 10 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time.

“Permitted Share Issue” means:

(a)	an issue of shares by the Company to the Parent not constituting a Change of Control provided that such shares are (or immediately become) subject to Transaction Security;

(b)	an issue of shares by an Obligor (other than the Company) to its Holding Company provided that such shares are (or immediately become) subject to Transaction Security;

(c)

an issue of shares by a Subsidiary of the Company to its shareholders or to another member of the Group, provided that the ownership interests (direct or indirect) of the Company in such Subsidiary prior to such issue is not diluted as a result and provided further that (in any such case) in the event that the shares of such Subsidiary are subject to Transaction Security prior to such issue, then the percentage of shares in such Subsidiary subject to Transaction Security is not diluted; and

(d)

an issue of shares pursuant to a management or employee share scheme of the Group or an issue of shares by a member of the Group other than the Company permitted pursuant to a Permitted Acquisition, or as permitted under paragraph (a) of Clause 27.9 (Amalgamations and Change of Business) or Clause 27.20 (Joint Ventures),

provided that, in each case, the aggregate amount subscribed by Obligors for shares in a Non- Obligor, does not give rise to an Obligor Net Amount exceeding the Obligor/Non-Obligor Basket at any time with a corresponding amount being contributed as equity simultaneously therewith.

“Permitted Structural Adjustment” means a Structural Adjustment as permitted by this Agreement.

“Permitted Transaction” means:

(a)

any disposal required, Financial Indebtedness incurred, guarantee, indemnity, Security or Quasi Security given, or other transaction arising, under or in accordance with the Transaction Documents, provided that the relevant disposal, Financial Indebtedness, guarantee, indemnity, Security or Quasi Security is permitted or not otherwise prohibited under the terms of this Agreement other than by reason of or reference to this definition of Permitted Transaction;

(b)	a Permitted Reorganisation;

(c)

any payments, guarantees, indemnities or other transactions specifically described in the Acquisition Documents or any exercise of any set-off of any claims or receivables of the Company (or its Affiliates) arising under or in connection with the Acquisition Documents against any liabilities owed by the Company (or its Affiliates) to the Vendors, their Affiliates or assigns or any payments or other transactions specifically described in the Tax Structure Memorandum (provided that any intermediate steps or actions necessary to implement the transactions described in the Tax Structure Memorandum shall be regarded as a Permitted Transaction provided they could not reasonably be expected to be materially adverse to the interests of the Lenders);

(d)

any transaction arising under or in accordance with the entry into or assumption of an obligation in any Transaction Document provided that such transaction is permitted or not otherwise prohibited under the terms of this Agreement other than by reason of or reference to this definition of Permitted Transaction;

(e)

any conversion of a loan, credit or any other indebtedness outstanding which is permitted under any Finance Document into distributable reserves or share capital of any member of the Group or any other capitalisation, forgiveness, waiver, release or other discharge of that loan, credit or indebtedness, in each case on a cashless basis; and

(f)	any transaction permitted by the Majority Lenders.

“Proceeds Loan” means a loan made under a Proceeds Loan Agreement to the Company by the Parent to on-lend proceeds of any Parent Debt and which is subordinated as “Subordinated Liabilities” under and as defined in the Intercreditor Agreement.

“Proceeds Loan Agreement” means any loan agreement, instrument or other agreement documenting a Proceeds Loan and designated as such by the Company.

“Pro Forma Acquisition Cost Savings” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Pro Forma Disposal Cost Savings” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Pro Forma Group Initiatives Cost Savings” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Pro Forma Joint Venture Cost Savings” has the meaning given to that term in Clause 26.1 (Financial definitions).

“PSP Investors” means funds and investors advised or managed by PSP Investments Board and those limited partners of and investors in such funds and employees of PSP Investments Board and its Affiliates, in each case whose voting rights in the Company (or its ultimate holding company) will be exercised by PSP Investments Board and/or by funds managed or advised by PSP Investments Board and its Affiliates.

“Qualifying Lender” has the meaning given to that term in Clause 18.1 (Tax Definitions).

“Quarter Date” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Quarterly Compliance Certificate” means a compliance certificate substantially in the agreed form set out in Part I of Schedule 8 (Compliance Certificates) and delivered by the Company to the Agent under Clause 25.3 (Compliance Certificates).

“Quarterly Financial Statements” has the meaning given to that term in paragraph (a)(ii) of Clause 25.2 (Financial Statements).

“Quasi Security” means a transaction or arrangement to:

(a)

sell, transfer or otherwise dispose of to any person who is not a member of the Group any of its assets on terms whereby they are or may be leased to or re-acquired by any Obligor or other member of the Group;

(b)	sell, transfer or otherwise dispose of any of its receivables to any person who is not a member of the Group on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two TARGET Days before the first day of that period; or

(b)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market;

(b)

in relation to EURIBOR, as the rate at which the relevant Reference Bank assesses to be the rate at which Euro interbank term deposits in euros and for the relevant period are offered for spot value (T+2) by one prime bank to another prime bank within the EMU zone; and

(c)	in relation to TELBOR, as the rate at which the relevant Reference Bank could borrow funds in the Israel interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in a reasonable market size in that currency and for that period.

“Reference Banks” means, in relation to LIBOR, EURIBOR or TELBOR, up to three Lenders as may be appointed by the Agent in consultation with the Company (provided that no Finance Party shall be appointed as a Reference Bank without its consent).

“Refinancing Debt” means any indebtedness of the Group to the extent incurred for the purpose of any refinancing, exchange, replacement or extension (including pursuant to any defeasance or discharge mechanism) of all or any part of any indebtedness of the Group including any Facility, Additional Facility, or any Permitted Alternative Debt (and of any refinancing, exchange or replacement financing thereof from time to time) provided that:

(a)

the Refinancing Debt has a final stated maturity at the time such Refinancing Debt is incurred that is the same as or later than the final stated maturity of the indebtedness being refinanced or, if shorter, the Termination Date for Facility B1 and in the case of any Refinancing Debt in the form of a term facility which has an amortising or staggered repayment profile, such Refinancing Debt does not amortise prior to the Termination Date for Facility B1 unless the Facility B1 Lenders are also offered the same percentage amortisation repayment per annum for the corresponding year provided that, for the purposes of this paragraph, each individual Facility B1 Lender will be deemed to have rejected such offer unless such Facility B1 Lender notifies the Agent that it has accepted such offer by 11.00 a.m. five Business Days (or such longer period which the Company agrees) after the date of such offer (or, if at such time Facility B1 had been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Refinancing Debt, any termination date and any amortisation profile);

(b)

such Refinancing Debt is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the indebtedness being refinanced (plus, without duplication, any additional indebtedness incurred to pay interest or premiums or discounts required by the instruments governing such existing indebtedness and costs, expenses and fees incurred in connection therewith);

(c)

such Refinancing Debt (i) if unsecured or secured by assets not subject to Transaction Security, satisfies the requirements of paragraph (c)(iii) of the definition of Permitted Alternative Debt, or (ii) has the same ranking and subordination (if any) as the indebtedness being refinanced, or (iii) is subordinated to the Facilities on terms at least as favourable to the Lenders as the indebtedness being refinanced;

(d)

the borrower under such Refinancing Debt is a borrower of the Facilities or Financial Indebtedness that is being refinanced or replaced, the Company, a Holding Company of the Company or a Borrower SPV (provided, however, that if such Refinancing Debt does not constitute Senior Secured Creditor Liabilities (as defined in the Intercreditor Agreement) or is unsecured, then it is borrowed by the Company or a Borrower SPV only);

(e)

in relation to any Refinancing Debt effected by way of term loans which rank pari passu with the Facilities and which is committed in the first 12 Months after the Closing Date, the all-in yield applicable to such Refinancing Debt does not exceed 1.00 per cent. per annum above the all-in yield of Facility B1 unless the Margin on Facility B1 is increased so that the all-in yield for the applicable Refinancing Debt does not exceed 1.00 per cent. per annum above the increased all-in yield for Facility B1; provided that, in determining the applicable all-in yield under this sub-clause: (i) original issue discount or upfront fees paid in connection with Facility B1 or such Refinancing Debt (as the case may be), in each case, based on a three-year average life to maturity or lesser remaining life to maturity) shall be included, (ii) any amendments to the Margin on Facility B1 that became effective subsequent to the Closing Date but prior to the time the

Refinancing Debt is incurred shall be included, (iii) any interest rate floor applicable to the relevant Refinancing Debt and/or to Facility B1 on the date of determination shall be equated to interest margin for determining the applicable all-in yield, and (iv) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Mandated Lead Arrangers (or their Affiliates) in their respective capacities as such in connection with Facility B1 or to one or more arrangers (or their Affiliates) in their respective capacities as such applicable to the relevant Refinancing Debt shall be excluded to the extent such amounts are not shared generally with other lenders; and

(f)

in relation to any Refinancing Debt which refinances Facility B1 and which is effected by way of (i) term loans which rank pari passu with the Facilities, such Refinancing Debt shall be on terms no more onerous (taken as whole) to the Group than those applicable under Facility B1 or (ii) private notes, the Company certifies that, to the best of its knowledge, the terms of those notes are in line with market terms for such notes at that time. A certificate by the Company to that effect shall be conclusive and binding for all purposes.

“Register” has the meaning given to that term in Clause 29.14 (The Register).

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or X, as the case may be, of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Relevant CFC Obligor” means a member of the Group that is (i) a direct or indirect Subsidiary of a member of the Group that is a US Person and (ii) is either: (a) a “controlled foreign corporation” (as defined in Section 957(a) of the Code) (“CFC”) or (b) an entity substantially all the assets of which consist of equity interests of one or more CFCs.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Entity” has the meaning given to that term in paragraph (a) of Clause 28.8 (Insolvency).

“Relevant Interbank Market” means in relation to euro, the European interbank market and in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation; and

(b)	the jurisdiction whose laws govern any of the Transaction Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

“Repeating Representations” has the meaning given to it in paragraph (b) of Clause 24.30 (Repetition).

“Replacement Notice” has the meaning given to that term in paragraph (a) of Clause 41.4 (Replacement of Lender).

“Reports” means each of the reports listed in paragraph 2 of Part I of Schedule 2 (Conditions Precedent).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a document substantially in the form set out in Schedule 7 (Form of Resignation Letter) or any other form agreed between the Agent and the Company (each acting reasonably).

“Restricted Person” means the Parent, any other Holding Company of the Company, any Investor, any Sponsor Affiliate or any other person with an interest (direct or indirect) in the shares of the Company, except to the extent any such person is acting in its capacity as a Finance Party or as a manager or director of any member of the Group (and not in his/her capacity as a shareholder (directly or indirectly) in the Company) or, for the purpose of Clause 27.27 (Permitted Payments), is a portfolio company of an Investor or Sponsor Affiliate.

“Retained Cash” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Retained Cash Flow” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Retained Excess Cash” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Revolving Facility” means the Original Revolving Facility or an Additional Revolving Facility.

“Revolving Facility Borrower” means an Original Revolving Facility Borrower or an Additional Revolving Facility Borrower.

“Revolving Facility Commitment” means an Original Revolving Facility Commitment or an Additional Revolving Facility Commitment.

“Revolving Facility Lender” means an Original Revolving Facility Lender or an Additional Revolving Facility Lender.

“Revolving Facility Loan” means:

(a)	in relation to any Utilisation under the Original Revolving Facility, an Original Revolving Facility Loan; and

(b)	in relation to any Utilisation under the relevant Additional Revolving Facility, an Additional Revolving Facility Loan.

“Revolving Facility Utilisation” means:

(a)	in relation to any Utilisation under the Original Revolving Facility, an Original Revolving Facility Utilisation; and

(b)	in relation to any Utilisation under the relevant Additional Revolving Facility, an Additional Revolving Facility Utilisation.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Revolving Facility Loan (under the same Revolving Facility) is due to be repaid; or

(ii)	a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met; and

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit;

(c)

in the same currency as the maturing Revolving Facility Loan (unless it arose is as a result of the operation of Clause 8.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made to the same Borrower for the purpose of:

(i)	refinancing that maturing Revolving Facility Loan; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit.

“Sale” means a sale of all or substantially all of the business and assets of the Group to persons who are not members of the Group (whether in a single transaction or a series of related transactions).

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions which list includes, as of the Closing Date and without limitation, Iran, Sudan, Cuba, North Korea, the Crimea region and Syria.

“Sanctioned Person” means, at any time, (a) any person listed in any applicable Sanctions- related list of designated persons maintained by the European Union or any EU member state, the United Nations Security Council, Her Majesty’s Treasury of the UK, or by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any person operating, organized or resident in Iran, Sudan, Cuba, North Korea, the Crimea region or Syria or (c) any person owned or controlled by any such person referred to in paragraphs (a) or (b) of this definition.

“Sanctions” means any applicable economic or financial sanctions laws, regulations, trade embargoes, asset freezing or restrictive measures administered, enacted, imposed or enforced from time to time by (a) the United Nations Security Council, any United Nations Security Council Sanctions Committee, Her Majesty’s Treasury of the United Kingdom, the French Republic, the Swiss Confederation and/or the European Union or its member states or (b) the United States (including, without limitation, OFAC, the US Department of the Treasury or the US Department of State).

“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(c)

in relation to TELBOR, the Tel Aviv interbank offered rate administered by the TELBOR Interest Rate Committee (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on Reuters (or any replacement page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate to the extent permitted by applicable law.

“Security” means a mortgage, charge, pledge, lien, security assignment, security transfer of title or other security interest having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part III of Schedule 3 (Requests and Notices) given in accordance with Clause 15 (Interest Periods) in relation to a Term Facility.

“Senior Net Leverage Ratio” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Separate Loan” has the meaning given to that term in Clause 10.4 (Repayment of Revolving Facility Loans).

“Shareholder Loan” means any unsecured loan or instrument or agreement evidencing a loan (as the case may be) made to the Company by any direct or indirect shareholder of the Company (or any Subsidiary of such shareholder other than a member of the Group) on or prior to the Closing Date and which is subject to Transaction Security and is subordinated as “Subordinated Liabilities” (under and as defined in the Intercreditor Agreement) pursuant to the terms of the Intercreditor Agreement or otherwise on terms satisfactory to the Majority Lenders (acting reasonably).

“Share Subscription Agreement” means the sale and subscription agreement dated 28 July 2016 relating to, among other things, direct or indirect subscription of the Target Shares.

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Sponsor Affiliate” means: (i) any Investor and each of its Affiliates and direct and indirect Subsidiaries, (ii) any sponsor, limited partnerships or entities managed or advised by an Investor or any of its Affiliates or any of its direct or indirect Subsidiaries, (iii) any trust of an Investor or any of its Affiliates or any of its direct or indirect Subsidiaries or in respect of which any such persons are a trustee, (iv) any partnership of an Investor or any of its Affiliates or any of its direct or indirect Subsidiaries or in respect of which any such persons are a partner and (v) any trust, fund or other entity which is managed by, or is under the control of, an Investor or any of its Affiliates or any of its direct or indirect Subsidiaries, but excluding (in each case) (A) any fund or entity that is affiliated with or managed and/or advised by any Investor where the principal business of such affiliated fund or entity is investing in debt and (B) any member of the Group. For the avoidance of doubt, Sponsor Affiliate shall include all parties acting in concert with the Investors (and their Affiliates and direct and indirect Subsidiaries) and all shareholders (direct or indirect) in the Company from time to time.

“Structural Adjustment” means:

(a)	an amendment or waiver that has the effect of changing or which relates to:

(i)	an extension to the availability, date of payment or redenomination, of any amount under the Finance Documents;

(ii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees, or commission or other amounts payable;

(iii)	the currency of payment of any amount under the Finance Documents;

(iv)	a redenomination of a Commitment into another currency;

(v)	a re-tranching of any or all of the Facilities;

(vi)	an increase in, or addition or an extension of, any Commitment or the Total Commitments; or

(vii)	the introduction of an additional loan, commitment, tranche or facility into the Finance Documents ranking pari passu, to the Facilities,

in each case, other than in respect of an Additional Facility established pursuant to Clause 2.2 (Additional Facility); or

(b)	any amendment or waiver of a term of a Finance Document that is consequential on, incidental to, or required to implement or reflect any of the amendments or waivers listed in paragraph (a) above.

“Subsidiary” means, in relation to any person, any entity which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and “control” for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the board of directors (or like board) of such entity, in each case, whether by virtue of ownership of share capital, contract or otherwise provided that, notwithstanding anything to the contrary no Excluded Subsidiary shall be deemed to be a Subsidiary of a member of the Group.

“Super Majority Lenders” means, at any time:

(a)

a Lender or Lenders whose Commitments aggregate 80 per cent. or more of the Total Commitments (and for this purpose the amount of an Ancillary Lender’s Revolving Facility Commitments shall not be reduced by the amount of its Ancillary Commitment); and

(b)	if the Total Commitments have been reduced to zero, whose Commitments aggregated 80 per cent. or more of the Total Commitments immediately prior to that reduction.

“Syndication Date” has the meaning given to that term in the Fee and Syndication Letter.

“Target” means each of Jardin Netherlands BV, Bath Holding France S.A.S., Curver Iberia Home and Outdoor SLU, Curver Benelux BV, Curver Poland Sp.z o.o. and Keter Plastic Ltd.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Target Group” means each Target and any of their respective Subsidiaries from time to time.

“Target Shares” means the entire issued share capital of each Target.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Structure Memorandum” has the meaning given to it in paragraph 2(d) of Part I of Schedule 2 (Conditions Precedent).

“TELBOR” means, in relation to any Loan in New Israeli Shekels:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for New Israeli Shekels and for a period equal in length to the Interest Period of that Loan provided that (x) if any such rate applicable to an Original Revolving Facility Loan is below zero, TELBOR will be deemed to be zero and (y) if any such rate is below the percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, TELBOR will be deemed to be such percentage rate specified in such Additional Facility Notice.

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Term Facility” means Facility B1, Facility B2 and (as applicable and so designated in an Additional Facility Notice) any Additional Facility.

“Termination Date” means:

(a)	in respect of Facility B1, the seventh anniversary of the Closing Date;

(b)	in respect of the Original Revolving Facility, the sixth anniversary of the Closing Date; and

(c)

in respect of any Additional Facility Commitments, the date specified in the relevant Additional Facility Notice (provided that such date is in accordance with paragraph (b)(ii) of Clause 2.2 (Additional Facility)).

“Term Loan” means a Facility B1 Loan, a Facility B2 Loan and (as the case may be) an Additional Facility Loan under an Additional Facility which is a Term Facility.

“Test Condition” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Third Parties Act” has the meaning given to that term in Clause 1.6 (Third Party Rights).

“Total Additional Facility Commitments” means the aggregate amount of the Additional Facility Commitments under any applicable Additional Facility Notice, being zero at the date of this Agreement.

“Total Commitments” means the aggregate of the Total Facility B1 Commitments, Total Facility B2 Commitments, the Total Additional Facility Commitments and the Total Original Revolving Facility Commitments.

“Total Facility B1 Commitments” means the aggregate of the Facility B1 Commitments, being EUR 690,000,000 at the date of this Agreement.

“Total Facility B2 Commitments” means the aggregate of the Facility B2 Commitments, being zero at the date of this Agreement.

“Total Net Leverage Ratio” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Total Original Revolving Facility Commitments” means the aggregate of the Original Revolving Facility Commitments, being EUR 100,000,000 at the date of this Agreement.

“Total Revolving Facility Commitments” means the Total Original Revolving Facility Commitments and the aggregate Additional Facility Revolving Commitments.

“Total Transaction Uses” means the aggregate amount of the consideration payable under the Share Subscription Agreement as at the Closing Date, the principal amount of all existing Target Group indebtedness to be refinanced by the Facilities and all amounts on account of fees, commissions, costs and expenses to be paid on the Closing Date in connection with the Transaction Documents, in each case, as identified in the Funds Flow Statement.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Documents” means the Finance Documents, the Permitted Alternative Finance Documents and the Equity Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent or the Secured Parties (represented by the Security Agent, as the case may be) pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	each of the security documents listed as being a Transaction Security Document in paragraph 3 of Part II of Schedule 2 (Conditions Precedent);

(b)

any document entered into by the Parent and/or any member of the Group (including any member of the Target Group) creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any member of the Group under any of the Finance Documents;

(c)	any “Transaction Security Document” (as defined in the Intercreditor Agreement); and

(d)	any other document designated a Transaction Security Document by the Company and the Agent (or the Security Agent) in writing.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Transformative Acquisition” shall mean any acquisition by any member of the Group that is either:

(a)	not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition; or

(b)

if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide the Group with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation (as determined by the Company acting in good faith).

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due or payable but unpaid by the Company and any Obligor under the Finance Documents.

“US” means the United States of America.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law.

“US Borrower” means a Borrower which is a US Person.

“US Co-Borrower” means a special purpose limited liability company organised in the US for the purpose of acting as a co-borrower of Facility B2 or another Additional Facility which is a direct Subsidiary of the Company and which does not own any interest in any other member of the Group and which accedes to this Agreement as an Additional Borrower under Facility B2 or another Additional Facility.

“US Guarantor” means a Guarantor that is organized, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia).

“US Obligor” means a US Borrower or a US Guarantor

“US Person” means any person that is a “United States Person” as defined in section 7701(a)(30) of the Code.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the United States; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

“US Withholding Tax Form” means whichever of the following is relevant (including in each case any successor form):

(a)	IRS Form W-8BEN or W-8BEN-E,

(b)	IRS Form W-8IMY (with appropriate attachments),

(c)	IRS Form W-8ECI,

(d)	IRS Form W-8EXP,

(e)	IRS Form W-9,

(f)

in the case of a Lender relying on the so-called “portfolio interest exemption,” IRS Form W-8BEN or W-8BEN-E and a certificate to the effect that such Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the relevant Obligor within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, or

(g)

any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of US federal income tax on interest and other payments to that person.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Requests and Notices).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax as amended (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Vendor” means Jardin International Holding BV and Keter Holding Ltd.

“Waived Amount” has the meaning given to that term in paragraph (c) of Clause 12.5 (Right to Refuse Prepayment).

“Working Capital” has the meaning given to that term in Clause 26.1 (Financial definitions).

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the Agent, any Finance Party, any Hedge Counterparty, any Issuing Bank, any Lender, any Mandated Lead Arranger, the Company, the Parent, any Obligor, any Party, any Secured Party, the Security Agent, any Underwriter or any other person shall be construed so as to include its successors in title (including the surviving entity of any merger involving that person), permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Agent and the Company;

(iii)	an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement (however fundamental), and “amend” and “amended” shall be construed accordingly;

(iv)

“assets” includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present and future, actual or contingent and any interest in any of the foregoing;

(v)	a “consent” includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(vi)	a “disposal” includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly;

(vii)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is (unless expressed to be a reference to such document, agreement or instrument in its original form or form as at a particular date) a reference to that Finance Document or Transaction Document or other agreement or instrument as amended;

(viii)	a “guarantee” includes:

(A)	an indemnity, counter-indemnity, guarantee or similar assurance against loss in respect of any indebtedness of any other person; and

(B)

any other obligation of any other person, whether actual or contingent, to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in, any other person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

and “guaranteed” and “guarantor” shall be construed accordingly;

(ix)	“including” means including without limitation, and “includes” and “included” shall be construed accordingly;

(x)	“indebtedness” includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money;

(xi)	“losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind, and “loss” shall be construed accordingly;

(xii)

a Default (including an Event of Default) is “continuing” if it has not been remedied or waived and a Declared Default is “continuing” unless the relevant demand or notice has been revoked by the Agent (acting on the instructions of the Majority Lenders), provided that a Financial Covenant Event of Default or a Declared Default in respect of a Financial Covenant Event of Default can only be waived or revoked, by the Original Revolving Facility Lenders. In addition, (i) if a Default (including an Event of Default) occurs for a failure to deliver a required certificate, notice or other document in connection with another default (an “Initial Default”) then at the time such Initial Default is remedied or waived, such Default (including an Event of Default) for a failure to report or deliver a required certificate, notice or other document in connection with the Initial Default will also be cured without any further action and (ii) any Default for the failure to comply with the time periods prescribed in Clause 25 (Information and Accounting Undertakings), or otherwise to deliver any notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in this Agreement or any other Finance Document shall be deemed to be cured upon the delivery of any such report required by such covenant or notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in this Agreement or any other Finance Document;

(xiii)	a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(xiv)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, fund, joint venture, consortium or partnership or any other entity (whether or not having separate legal personality);

(xv)

a “regulation” includes any regulation, statutory instrument, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law which is binding or customarily complied with) of any governmental, intergovernmental or supranational body, agency or department or of any regulatory, self-regulatory or other authority or organisation;

(xvi)

a “sub-participation” means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, (for the avoidance of doubt, not including any credit default or total return swap or derivative (whether disclosed, undisclosed, risk or funded) by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Facilities and/or Finance Documents to a counterparty;

(xvii)	a provision of law is a reference to that provision as amended or re-enacted;

(xviii)	a reference to a statute shall (as the context requires) include a reference to all regulations issued thereunder;

(xix)	a time of day is a reference to London time; and

(xx)	the singular includes the plural (and vice versa).

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Borrower provides “cash cover” for a Letter of Credit or Ancillary Facility if it pays an amount in the currency of the Letter of Credit or Ancillary Facility (as the case may be) to an interest- bearing account in the name of the Borrower and the following conditions are met:

(i)

the account is with the relevant Issuing Bank (if the cash cover is to be provided in respect of a Letter of Credit), or with the relevant Ancillary Lender (if the cash cover is to be provided in respect of an Ancillary Facility);

(ii)

subject to Clause 7.5 (Cash cover by Borrower), until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility (as the case may be), withdrawals from the account (other than in respect of accrued interest) may only be made to pay the relevant Issuing Bank or Ancillary Facility Lender (as applicable) amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility as the case may be, and for the purposes of this Agreement, a Letter of Credit or Ancillary Outstanding (as applicable) shall be deemed to be cash covered to the extent of any such provision of cash cover in respect of that Letter of Credit or Ancillary Outstanding (as applicable); and

(iii)

if requested by the relevant Issuing Bank or Ancillary Lender (as the case may be), the Borrower has executed and delivered a security document (in accordance with the Agreed Security Principles and in substantially the same form as an existing Transaction Security Document) over that account, which creates a first ranking Security over that account.

(f)

In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in this Agreement, the Company, in its sole discretion, will classify and may from time to time reclassify that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Company be split between different baskets or exceptions).

(g)

Notwithstanding anything to the contrary in any Finance Document, nothing in the Finance Documents shall prohibit a non-cash contribution of any asset (including any participation, claim, commitment, rights, benefits and/or obligations in respect of the Facilities, Additional Facility, any Permitted Alternative Debt, and/or any other indebtedness borrowed or issued by any member of the Group from time to time) by a person that is not a member of the Group to the Company provided that:

(i)

to the extent such transaction results in any indebtedness or claim being outstanding from the Company to any of its direct or indirect shareholders, such indebtedness or claim is subordinated as “Subordinated Liabilities” pursuant to the Intercreditor Agreement or otherwise in a manner satisfactory to the Agent acting reasonably;

(ii)	such transaction is not prohibited by Clause 27.11 (Arm’s Length Transactions); and

(iii)	for the avoidance of doubt, no such contribution shall cure any existing breach under Clause 26 (Financial Covenant).

(h)	A Letter of Credit or Ancillary Outstandings are “repaid” or “prepaid” (or any derivative form thereof) to the extent that:

(i)	a Borrower or any other Obligor provides cash cover for that Letter of Credit or in respect of the Ancillary Outstandings;

(ii)

in the case of a Letter of Credit, a Borrower has made a payment of that amount under paragraph (b) of Clause 7.2 (Claims under a Letter of Credit) in respect of that Letter of Credit or a Borrower has made a reimbursement of that amount in respect of that Letter of Credit under Clause 7.3 (Indemnities);

(iii)

the maximum amount payable under the Letter of Credit or Ancillary Facility (as the case may be) is reduced or cancelled in accordance with its terms in a manner satisfactory to the Issuing Bank in respect of such Letter of Credit or Ancillary Lender in respect of such Ancillary Facility (as the case may be), in each case, acting reasonably;

(iv)

the Letter of Credit or relevant Ancillary Facility (as the case may be) expires in accordance with its terms or is otherwise returned by the beneficiary with its written confirmation that it is released and cancelled;

(v)

the Issuing Bank or Ancillary Lender (as the case may be) (acting reasonably) is satisfied that it has no further or a reduced liability under that Letter of Credit or Ancillary Facility (as the case may be) and accordingly all of (or such proportion of) the obligations are released or reduced, and has confirmed the same to the Agent accordingly; or

(vi)

a bank or financial institution having a long-term credit rating from any of Moody’s, S&P or Fitch at least equal to Baa3/BBB- (as applicable or such other rating as the Agent and the applicable Issuing Bank, Ancillary Lender (as the case may be) may agree), or by any other institution satisfactory to the applicable Issuing Bank having issued an unconditional and irrevocable guarantee, indemnity, counter-indemnity or similar assurance against financial loss in respect of all amounts due under that Letter of Credit or Ancillary Facility, in each case, unless it is otherwise agreed between the Company and: (I) the Issuing Bank agrees that such Letters of Credit will remain outstanding on a bilateral basis and, in each case, such Letters of Credit will be treated as repaid for the purpose of the Finance Documents and no Lender will be required to provide any counter indemnity in respect thereof; or (II) the Ancillary Lender agrees that such Ancillary Facility will remain outstanding on a bilateral basis and, in each case, such Ancillary Facility will be treated as repaid for the purpose of the Finance Documents and no Lender will be required to provide any counter indemnity in respect thereof. The amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (h)(i) to (h)(vi) above is the amount of the relevant cash cover, payment, release, cancellation, reduction or assurance.

(i)

On or prior to Closing Date, none of the (i) existing Financial Indebtedness of the Target Group or Security relating thereto; and (ii) no breach of representation, warranty, undertaking or other term of (or default or event of default under) the terms of any existing Financial Indebtedness arising as a direct or indirect result of the entry into or performance of obligations under the Finance Documents shall constitute a breach of (or Default or Event of Default) under any Finance Document.

(j)

Where a non-Obligor becomes an Obligor, the amount of loans to, guarantees of, assets transferred to, and contributions, investments or subscriptions in the equity of, such member of the Group will cease to be included in calculations for the purposes of any restrictions or limitations on loans, guarantees, disposals, dividends, share redemptions, other restricted payments, investments, or transactions, in each case, in connection with non-Obligors in Clause 27 (General Undertakings).

(k)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility.

(l)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(m)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(n)

References to any matter being “permitted” under this Agreement or the other Finance Documents shall include references to such matters not being prohibited or otherwise approved under this Agreement or the other Finance Documents.

(o)

References to the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of any other relevant currency which can be purchased with the specified currency amount to the Agent’s Spot Rate of Exchange on the date on which the calculation falls to be made for spot delivery, as determined by the Agent.

(p)	Unless a contrary indication appears, a reference to a basket amount, threshold or limit expressed in euros includes the equivalent of such amount, threshold or limit in other currencies.

In ascertaining the Majority Lenders or the Super Majority Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purpose of the allocation of any repayment or prepayment or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts any Commitments not denominated in euro shall be deemed to be converted into euro at the rate for the conversion of euro into the relevant currency of the non-euro commitment which the Company (acting reasonably and in good faith) has used and has notified to the Agent for the purposes of calculating the Permitted Indebtedness Cap as at the Additional Facility Commencement Date for the relevant Additional Facility.

(q)

For the purposes of the “permitted” definitions in Clause 1.1 (Definitions), until the date by which such entities are required to accede as Guarantors pursuant to Clause 27.29 (Guarantees and Security), such Material Subsidiaries under paragraphs (a) and (b) of the definition thereof shall be deemed to be Obligors provided that no Material Subsidiary which will not accede to this Agreement as a Guarantor as a result of the Agreed Security Principles shall be deemed to be an Obligor.

(r)	A Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Letter of Credit in accordance with paragraph (l) above.

(s)	Without prejudice to the generality of any provision of this Agreement, in this Agreement, where it relates to a Luxembourg entity, a reference to:

(i)

a winding-up, administration, reorganisation, insolvency or dissolution includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de la faillite), moratorium or suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation of similar laws affecting the rights of creditors generally;

(ii)

a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, compulsory manager, conservator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;

(iii)

a lien or security interest includes any hypothèque, nantissement, gage, privilège, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(iv)	a person being unable to pay its debts includes that person being in a state of cessation de paiements;

(v)	by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and

(vi)	a director or a manager includes an administrateur and a gérant.

(t)	In relation to an Obligor incorporated under the laws of the Netherlands:

(i)	a winding-up, administration or dissolution includes such Obligor being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(ii)	a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend;

(iii)

any step or procedure taken in connection with insolvency proceedings includes such Obligor having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(iv)	a liquidator, receiver, administrative receiver, administrator, compulsory manager being appointed includes the appointment of a curator or a bewindvoerder;

(v)	an attachment includes a beslag; and

(vi)

a lien or security interest includes a hypotheek, pandrecht, eigendomsvoorbehoud, voorrecht, recht van retentie, recht van reclame, and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht) governed by Dutch law; and

(vii)	a necessary action to authorise where applicable, includes without limitation:

(i)	any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii)	obtaining a positive or neutral advice (advies) from the competent works council(s).

1.3	Currency Symbols and Definitions

(a)	“€”, “euro” and “EUR” mean the single currency unit of the Participating Member States.

(b)	“$”, “USD” and “US Dollars” mean the lawful currency for the time being of the United States of America.

(c)	“ILS”, “New Israeli Shekels” and “NIS” means the lawful currency for the time being of Israel.

1.4	Exchange rate fluctuations

(a)

Subject to paragraph (c) below, when applying any monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Defaults under the Finance Documents, the equivalent to an amount in the Base Currency shall be calculated at the rate for the conversion of the Base Currency into the relevant currency of the non-base currency monetary limit, threshold and other exception which the Company (acting reasonably and in good faith) has used and has notified to the Agent or at the option of the Company at the Agent’s Spot Rate of Exchange, in each case, as at the date of the Group incurring or making the relevant disposal, acquisition, investment, lease, loan, debt or guarantee or taking any other relevant action. For the avoidance of doubt, this paragraph (a) shall not apply to paragraphs (f) and (g) of Clause 26.3 (Calculations).

(b)

Subject to paragraph (c) below, no Event of Default or breach of any representation and warranty or undertaking under this Agreement or the other Finance Documents shall arise merely as a result of a subsequent change in the Base Currency equivalent or any other currency specified for any basket due to fluctuations in exchange rates.

(c)	Paragraphs (a) and (b) above shall not apply to or in respect of the calculation of Senior Net Leverage Ratio, Total Net Leverage Ratio or for the purpose of testing any financial covenant.

1.5	Basket Increases/Testing

(a)

Notwithstanding any other provisions to the contrary in this Agreement or any other Finance Document, any financial definition or incurrence-based permission, test or basket (including an EBITDA-based basket or the calculation of the Senior Net Leverage Ratio and Total Net Leverage Ratio) prior to the first Quarter Date after the Closing Date shall be calculated in accordance with levels as at the Closing Date as set out in the Base Case Model and thereafter as provided for and calculated in accordance with the provisions in this Agreement.

(b)

When establishing whether any action, transaction and/or incurrence of a liability is permitted under the terms of the Finance Documents, the Group shall be entitled to rely on the fact that such action, transaction and/or incurrence was permitted at the time that action was originally taken, that transaction was originally committed to or that liability was originally incurred (as the case may be) and, in respect of any acquisition, disposition, merger, joint venture, investment or other similar transaction where there is a time difference between commitment and closing or incurrence (including, without limitation, in respect of the incurrence of Financial Indebtedness, the making of any Permitted Payment and/or Permitted Transaction) the relevant member of the Group may elect to test any permissibility under any covenant or permission in the Finance Documents (including any baskets, ratios and other exceptions and whether a Default or an Event of Default has occurred) as at the date of entry into a binding commitment (rather than closing or incurrence) for such relevant transaction.

(c)

If in any Financial Year the aggregate amount utilised under each of the baskets set out in paragraph (u) of the definition of “Permitted Disposal” and the definition of “Permitted Joint Venture” (each being a “Relevant Basket”), is less than the basket originally available for that Financial Year (the difference being referred to as the “Unused Amount”), then the maximum corresponding Relevant Basket for the immediately following Financial Year (but not in any subsequent Financial Year) shall be increased by an amount equal to 50 per cent. of the corresponding Unused Amount and such Unused Amount shall be deemed to be utilised after any amounts under the Relevant Basket for the immediately following Financial Year. In any Financial Year, the Group shall be permitted to carry back 50 per cent. of any Relevant Basket (other than any grower aspect of the Relevant Basket) from the immediately following Financial Year (and the Relevant Basket for such following Financial Year shall be reduced accordingly) .

1.6	Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party (other than the Hedge Counterparties notwithstanding that the consent of the Hedge Counterparties shall not be required under this Agreement except to the extent otherwise required pursuant to the Intercreditor Agreement) has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)

Subject to paragraph (d) of Clause 41.2 (Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party, is not required to rescind or vary this Agreement at any time.

1.7	Intercreditor Agreement

This Agreement is subject to, and has the benefit of, the Intercreditor Agreement. In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

1.8	No Investor Recourse

No Finance Party will have any recourse to any Investor (other than the Parent) in respect of any term of any Finance Document, any statements by Investors, or otherwise.

1.9	Personal Liability

Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law) and each such individual may rely on this Clause 1.9, subject to Clause 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

1.10	Effectiveness

Notwithstanding any other provision of this Agreement or any other Finance Document, any guarantee or other equivalent obligations (however described but excluding costs and expenses owed to and indemnities granted to any Finance Party) of the Obligors under this Agreement or any other Finance Document will be effective only on and from the Closing Date.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement:

(i)	the Facility B1 Lenders make available to the Facility B1 Borrowers a term loan facility in the Base Currency in an aggregate amount equal to the Total Facility B1 Commitments (“Facility B1”); and

(ii)

the Original Revolving Facility Lenders make available to the Original Revolving Facility Borrowers a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Original Revolving Facility Commitments (“Original Revolving Facility”).

(b)

Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Revolving Facility Borrowers in place of all or part of its Commitment under a Revolving Facility.

2.2	Additional Facility

(a)

Subject to this Clause 2.2, the Company may, at any time and from time to time following the Closing Date by delivering to the Agent and the Security Agent a duly completed Additional Facility Notice signed by an authorised signatory and complying with paragraphs (b) and (c) below, establish an Additional Facility by way of (i) the introduction of a new additional commitment or facility as a Facility under this Agreement or (ii) as an additional tranche of or increase in an existing Facility (including any previously incurred Additional Facility) under this Agreement.

(b)

No consent of any Finance Party is required to establish an Additional Facility at any time (other than, in relation to an Additional Facility, the relevant Additional Facility Lenders) provided that (unless otherwise agreed by the Majority Lenders) each of the following applicable conditions are met:

(i)

in relation to any Additional Facility committed within 12 Months of the Closing Date, the all-in yield applicable to such Additional Facility does not exceed 1.00 per cent. per annum above the corresponding all-in yield of Facility B1 unless the Margin on the Facility B1 is increased (including, for the avoidance of doubt, at each level of the applicable Margin ratchet) so that the all-in yield for the applicable Additional Facility does not exceed 1.00 per cent. per annum above the increased all-in yield for Facility B1; provided that, in determining the applicable all-in yield under this sub-clause (i) any original issue discount or upfront fee paid in connection with Facility B1 (based on a three-year average life to maturity or lesser remaining life to maturity) shall be included, (ii) any amendments to the Margin on Facility B1 that became effective subsequent to the Closing Date but prior to the time of the addition of the relevant Additional Facility shall be included, (iii) any interest rate floor applicable to the relevant Additional Facility and/or to Facility B1 on the date of determination shall be equated to interest margin for determining the applicable all-in yield and (iv) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Mandated Lead Arrangers (or their Affiliates) in their respective capacities as such in connection with Facility B1 or to one or more arrangers (or their Affiliates) in their respective capacities as such applicable to the relevant Additional Facility shall be excluded to the extent such amounts are not shared generally with the other lenders;

(ii)

the repayment profile for an Additional Facility shall be, at the option of the Company, a bullet repayment or an amortising repayment, provided that the following conditions shall apply, as applicable:

(A)

if the Additional Facility is a Term Facility with bullet repayment, the Termination Date for such Additional Facility must fall on or after the Termination Date for Facility B1 as at the date of this Agreement (or, if at such time Facility B1 has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Additional Facility, any termination date); or

(B)

if the Additional Facility is a Term Facility with amortising repayment, the Termination Date for such Additional Facility must fall on or after the Termination Date for Facility B1 as at the date of this Agreement (or, if at such time Facility B1 has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Additional Facility, any termination date) and such Additional Facility may not amortise prior to such date unless (i) the Additional Facility is denominated in USD with an amortisation which does not exceed 1 per cent. per annum or (ii) the Facility B1 Lenders are also offered the same percentage amortisation prepayment per annum for the corresponding year, provided that, for the purposes of this paragraph (B), each individual Facility B1 Lender will be deemed to have rejected such offer unless such Facility B1 Lender notifies the Agent that it has accepted such offer by 11.00 a.m. five Business Days (or such longer period which the Company agrees) after the date of such offer (or, if at such time Facility B1 has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Additional Facility, any termination date and any amortisation profile); or

(C)

if the Additional Facility is a Revolving Facility, the Termination Date for such Additional Facility must fall on or after the Termination Date for the Original Revolving Facility as at the date of this Agreement (or, if at such time the Original Revolving Facility has been repaid in full or would be repaid in full after giving effect to the application of proceeds from the Additional Facility, any termination date); and

(iii)

after giving pro forma effect to the borrowing, issuance or incurrence of the principal or equivalent amount of the proposed Additional Facility as if drawn in full on that Additional Facility Commencement Date (but for the avoidance of doubt, disregarding the proceeds from the drawdown received by the relevant Borrower to the extent not applied for any purpose), the Permitted Indebtedness Cap as at the applicable Additional Facility Commencement Date would not be exceeded;

(iv)	no Event of Default is continuing at the time the applicable Additional Facility is committed;

(v)

such Additional Facility shall be guaranteed only by the Guarantors, shall be secured only by Transaction Security that secures the other Facilities (and any Security granted or to be granted over any assets purchased with the proceeds of any Additional Facility will be shared pari passu with the Secured Parties) and shall rank pari passu with each other Facility under this Agreement as “Senior Secured Creditor Liabilities” under and as defined in the Intercreditor Agreement;

(vi)

such Additional Facility is designated as a “Term Facility” (in the case of an Additional Facility which is a term facility) or a “Revolving Facility” (in the case of a revolving credit facility) for the purposes of this Agreement and designated as “Senior Secured Lender Liabilities” as defined in and for the purposes of the Intercreditor Agreement;

(vii)	no Investor or any member of the Group will be a Lender of such Additional Facility; and

(viii)

the borrower under the Additional Facility is (A) with respect to an Additional Facility which is a Term Facility, a Permitted Borrower and (B) with respect to an Additional Revolving Facility, an Additional Revolving Facility Borrower.

(c)

The Additional Facility Notice shall not be regarded as having been duly completed unless it is signed by the Company and each party thereto and specifies the following matters in respect of such Additional Facility:

(i)	the proposed borrower(s) and guarantor(s) in respect of the Additional Facility;

(ii)

the person(s) to become Additional Facility Lenders (which shall not be a member of the Group, or an Investor in respect of the Additional Facility and the amount of the commitments of such Additional Facility allocated to each Additional Facility Lender (and whether such Lender is a Sponsor Affiliate);

(iii)

the aggregate amount of the commitments of the Additional Facility and the currency being made available and any other or Optional Currency or currencies which are available for utilisation under such Additional Facility;

(iv)

the purpose and permitted usage of such Additional Facility and any additional conditions to drawdown of such Additional Facility (which may be as agreed between the Company and the Additional Facility Lenders providing that Additional Facility), including any Agreed Certain Funds Period and related conditions;

(v)	the rate of interest applicable to the Additional Facility (including any applicable margin, basis, floor and/or margin ratchet) and commitment fee and other fees payable in respect of that Facility;

(vi)	the Additional Facility Commencement Date and Availability Period for the Additional Facility;

(vii)	the Termination Date, repayment profile, amortisation schedule and any mandatory prepayment provisions; and

(viii)

each of the requirements of paragraph (b) above and confirmation of each of the conditions set out in paragraph (b) above are satisfied, and such Additional Facility Notice shall be deemed to have been duly completed if it is signed by each party thereto and specifies the matters in paragraphs (c)(i) to (c)(viii) above in respect of such Additional Facility, and prior to the applicable Additional Facility Commencement Date, without prejudice to the rights of the Agent to request any other information which the Agent or Security Agent may reasonably require in relation to such Additional Facility.

(d)

Subject to the conditions set out in paragraphs (b) and (c) above being satisfied, following receipt by the Agent of a duly completed Additional Facility Notice and with effect from the relevant Additional Facility Commencement Date (or any later date on which the conditions set out in paragraph (e) below are satisfied) the relevant Additional Facility shall come into effect and be established in accordance with its terms and:

(i)	the Additional Facility Lenders participating in the relevant Additional Facility shall make available that Additional Facility in the aggregate amount set out in the Additional Facility Notice;

(ii)

each of the Obligors and each Additional Facility Lender shall assume such obligations towards one another and/or acquire such rights against one another as the Obligors and such Additional Facility Lenders would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders;

(iii)	in relation to an Additional Facility Lender which is not already a Lender, each Additional Facility Lender under the relevant Additional Facility shall become a Party to this Agreement as a Lender;

(iv)

each Additional Facility Lender under the relevant Additional Facility and each of the other Finance Parties shall assume such obligations towards one another and acquire such rights against one another as those Additional Facility Lenders and those Finance Parties would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders in respect of the relevant Additional Facility; and

(v)	the Commitments of the other Lenders shall continue in full force and effect.

(e)	The establishment of an Additional Facility will only be effective on:

(i)

the execution of the Additional Facility Notice relating to such Additional Facility by the Company, the relevant Borrower(s) and the relevant Additional Facility Lender(s) and delivery of such executed notice to the Agent;

(ii)

in relation to an Additional Facility Lender which is not already a Lender, receipt by the Agent of an Additional Facility Lender Accession Notice from each person referred to in the relevant Additional Facility Notice as an Additional Facility Lender and the accession of each Additional Facility Lender to the Intercreditor Agreement as a “Senior Secured Lender” (as defined in the Intercreditor Agreement); and

(iii)

in relation to an Additional Facility Lender which is not already a Lender, the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Additional Facility Lender making available an Additional Facility, the completion of which the Agent shall promptly notify to the Company, and no Utilisation Request in relation to an Additional Facility shall be valid unless, prior to (or simultaneously with) the delivery of the relevant Utilisation request in relation to such Additional Facility, the requirements of this Clause 2.2 have been satisfied.

(f)	Each Obligor:

(i)	irrevocably authorises the Company to sign each Additional Facility Notice and to agree, implement and establish Additional Facilities in accordance with this Agreement on its behalf; and

(ii)

confirms that its guarantee and indemnity recorded in Clause 23 (Guarantees and Indemnity) (or any applicable Accession Deed or other Finance Document) and all Transaction Security granted by it will, subject only to any applicable limitations on such guarantee and indemnity referred to in Clause 23 (Guarantees and Indemnity) and any Accession Deed pursuant to which it became an Obligor or the terms of the Transaction Security Documents, extend to include the Additional Facility Loans and any other obligations arising under or in respect of the Additional Facility Commitments.

(g)	Each Party irrevocably authorises, empowers and instructs:

(i)	the Agent to acknowledge, execute and confirm acceptance of each Additional Facility Notice;

(ii)

the Agent and the Security Agent to acknowledge, execute and confirm acceptance of each Additional Facility Lender Accession Notice and, if applicable, the documentation required for the Additional Facility Lender to accede to the Intercreditor Agreement; and

(iii)

the Agent and the Security Agent to execute any necessary amendments, confirmations, supplements or revisions to this Agreement, the Transaction Security Documents and any other Finance Documents as may be required in order to ensure that any Additional Facility, if legally possible, ranks pari passu with the other Facilities and that the Transaction Security is shared pari passu between the Secured Parties.

(h)

The Agent and/or the Security Agent shall as soon as reasonably practicable send to the Company a copy of each executed Additional Facility Notice and, if applicable, Additional Facility Lender Accession Notice and if applicable, the documentation required for the Additional Facility Lender to accede to the Intercreditor Agreement.

(i)

By signing an Additional Facility Notice as an Additional Facility Lender, each such entity agrees to commit the Additional Facility Commitments set out against its name in that notice and, in the case of an entity which is not already a party to this Agreement as a Lender, become a Lender and a Party to this Agreement and to the Intercreditor Agreement.

(j)

Notwithstanding any provision of a Finance Document to the contrary, there shall be no obligation or requirement to enter into any hedging arrangement or other derivative transaction in relation to any Additional Facility.

(k)

Each Additional Facility Lender, by executing the relevant Additional Facility Notice confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any consent, release, waiver or amendment that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the relevant Additional Facility becomes effective and that it is bound by that decision and by the operations of any other provisions of this Agreement in relation to such consent, release, waiver or amendment.

(l)

No Lender will have any obligation to participate in an Additional Facility (unless it has executed and delivered an Additional Facility Lender Accession Notice or otherwise become an Additional Facility Lender in respect of that Additional Facility). By signing an Additional Facility Notice as an Additional Facility Lender, each such entity agrees to commit the Additional Facility Commitments set out against its name in that Additional Facility Notice.

(m)

The Agent may, and is authorised to, disclose the terms of any Additional Facility Notice to any of the other Finance Parties and will do so promptly upon request by the Company or other Finance Parties.

(n)	Clause 29.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Additional Facility Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the establishment of the relevant Additional Facility;

(ii)	the New Lender were references to that Additional Facility Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(o)

Subject to the conditions set out in paragraph (b) above, the Company may pay to an Additional Facility Lender a fee in the amount and at the times agreed between the Company and the Additional Facility Lender in a Fee Letter.

(p)

The establishment, terms or conditions or use of proceeds of any Additional Facility shall be governed by this Clause 2.2 which shall apply irrespective and notwithstanding any other provision of this Agreement and, except to the extent as provided in this Clause 2.2, the terms applicable to any Additional Facility will be those agreed by the Additional Facility Lenders in respect of that Additional Facility and the Company and set out in the applicable Additional Facility Notice, provided that:

(i)

if there is any inconsistency between any such term agreed in respect of an Additional Facility and any term of a Finance Document, the term agreed in respect of the Additional Facility shall prevail with respect to such Additional Facility (subject to the other terms and conditions of this Clause 2.2);

(ii)

unless otherwise specified in the applicable Additional Facility Notice, the terms of any Additional Facility which is a Term Facility shall be the same as the terms given to Facility B1 under this Agreement and the terms of any Additional Facility which is a Revolving Facility shall be the same as the terms given to the Original Revolving Facility under this Agreement;

(iii)

the provisions of this Agreement will apply to each Additional Facility and the provisions of Clause 4 (Conditions of Utilisation) and of Clause 5 (Utilisation – Loans) will apply to all Utilisations of any Additional Facility, provided that no Utilisation Request in relation to an Additional Facility shall be valid unless prior to (or simultaneously with) such Utilisation Request being delivered the requirements of this Clause 2.2 have been satisfied; and

(iv)

any Additional Facility shall rank pari passu with the other Facilities and the terms of and treatment given to such Additional Facility shall not be more favourable or advantageous to the lenders of such Additional Facility than the original Facilities (save as contemplated by the other provisions of this Clause 2.2).

2.3	Increase

(a)	The Company may, by giving prior notice to the Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 11.7 (Right of cancellation in relation to a Defaulting Lender);

(ii)	the Commitments of a Lender in accordance with Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank); or

(iii)	the Commitments of a Lender in accordance with Clause 11.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(A)

the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Company (each of which shall not be a member of the Group, and which satisfies all the Agent’s “know your customer” or similar checks referred to in paragraph (b)(ii)(B) below, and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this Clause 2.3 without the prior consent of that Party));

(B)

each of the Company and the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Company and the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(C)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(D)	the Commitments of the other Lenders shall continue in full force and effect; and

(E)

any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Total Commitments will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B)

the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify the Company, the Increase Lender and the Issuing Bank; and

(iii)	in the case of an increase in the Total Revolving Facility Commitments, the Issuing Bank consenting to that increase.

(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)

Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of EUR 3,000 and the Company shall within five Business Days of demand pay to the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them (and/or any Receiver or Delegate) in connection with any increase Commitments under this Clause 2.3.

(e)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(f)	Clause 29.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.4	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Company or an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5	Lender Affiliates

(a)

A Revolving Facility Lender may nominate (by written notice to the Agent and the Company) a branch or Affiliate (a “Designated Affiliate”) to discharge its obligations to participate in one or more Revolving Facility Loans (a “Designated Revolving Facility Loan”):

(i)	as set out in paragraph (h) below; or

(ii)	in the Transfer Certificate or Assignment Agreement pursuant to which such Revolving Facility Lender becomes a party.

(b)	Any branch or Affiliate nominated by a Revolving Facility Lender to participate in a Revolving Facility Loan shall:

(i)	participate therein in compliance with the terms of this Agreement;

(ii)

be entitled, to the extent of its participation, to all the rights and benefits of a Lender under the Finance Documents provided that such rights and benefits shall be exercised on its behalf by its nominating Lender save where law or regulation requires the branch or Affiliate to do so;

(iii)

in the case of an Affiliate, become party to the Intercreditor Agreement as a “Senior Secured Lender” by delivery of a duly completed “Creditor/Agent Accession Undertaking” (as defined in the Intercreditor Agreement); and

(iv)

in the case of an Affiliate, have its nomination under paragraph (a) above become effective only on the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the nomination of such Designated Affiliate, the completion of which the Agent shall promptly notify the Company, the Revolving Facility Lender, the Designated Affiliate and the Issuing Bank.

(c)

Each Revolving Facility Lender shall remain liable and responsible for the performance of all obligations assumed by a Designated Affiliate on its behalf under this Clause 2.5 and non- performance of a Revolving Facility Lender’s obligations by its Designated Affiliate following a nomination under this Clause 2.5 shall not relieve such Revolving Facility Lender from the applicable obligations under this Agreement (but without prejudice to a Revolving Facility Lender’s rights under Clause 29 (Changes to the Lenders)), provided that this paragraph (c) shall not apply to the extent that:

(i)	such Revolving Facility Lender would be in breach of any law or regulation applicable to it if it were to participate in the relevant Utilisation; and

(ii)

such Revolving Facility Lender would also be in breach of any law or regulation applicable to it if it were to remain liable and responsible for the performance of the applicable obligations assumed by the relevant branch or Affiliate on its behalf.

(d)

Neither the Company nor any Obligor shall be liable to pay any amount otherwise required to be paid by the Company or an Obligor under Clause 18 (Taxes) or Clause 19.1 (Increased costs) (arising as a result of laws or regulations in force or known to be coming into force on the date the relevant branch or Affiliate was nominated) in excess of the amount it would have been obliged to pay if that Revolving Facility Lender had not nominated its branch or Affiliate to participate in the Revolving Facility or, to the extent that such Revolving Facility Lender nominated such branch or Affiliate for particular Revolving Facility Loans in the Transfer Certificate pursuant to which such Revolving Facility Lender became a Party, in excess of the amount which it would have been obliged to pay had that Revolving Facility Lender continued to make only those particular Revolving Facility Loans through that branch or Affiliate. Each Revolving Facility Lender shall promptly notify the Agent and the Company of the Tax jurisdiction from which its branch or Affiliate will participate in the relevant Revolving Facility Loans and such other information regarding that branch or Affiliate as the Company may reasonably request.

(e)	Any notice or communication to be made to a branch or an Affiliate of a Revolving Facility Lender pursuant to Clause 37 (Notices):

(i)

may be served directly upon the branch or Affiliate, at the address supplied to the Agent by the nominating Revolving Facility Lender pursuant to its nomination of such branch or Affiliate, where the Revolving Facility Lender or the relevant branch or Affiliate requests this in order to mitigate any legal obligation to deduct Tax from any payment to such branch or Affiliate or any payment obligation which might otherwise arise pursuant to Clause 19 (Increased Costs); or

(ii)	in any other circumstance, may be delivered to the Facility Office of the Revolving Facility Lender.

(f)	If a Revolving Facility Lender nominates an Affiliate, that Revolving Facility Lender and that Affiliate:

(i)

will be treated as having a single Revolving Facility Commitment (being the Revolving Facility Commitment of that Revolving Facility Lender) but for all other purposes (other than those referred to in paragraphs (c) and (e)(ii) above and paragraph (ii) below) will be treated as separate Revolving Facility Lenders; and

(ii)	will be regarded as a single Revolving Facility Lender for the purpose of:

(A)	voting in relation to any matter in connection with a Finance Document; and

(B)	compliance with Clause 29.2 (Assignments and Transfers by Lenders).

(g)

All payments of principal, interest, fees, costs and commissions in connection with a Designated Revolving Facility Loan shall be for the account of the relevant Designated Affiliate. For the avoidance of doubt, this shall not apply to any commitment fee which shall be for the account of the relevant Revolving Facility Lender.

(h)

A Revolving Facility Lender that has made a nomination in accordance with paragraph (a) or (g) above may revoke such nomination in relation to any future Revolving Facility Loans by giving the Agent at least five Business Days’ written notice.

(i)	This Clause 2.5 is without prejudice to a Revolving Facility Lender’s right to transfer its Revolving Facility Commitments to an Affiliate under Clause 29 (Changes to the Lenders).

2.6	Obligors’ Agent

(a)

Each Obligor, by its execution of this Agreement or an Accession Deed, irrevocably (to the extent permitted by law) appoints the Company to act severally on its behalf as its agent in relation to the Finance Documents and irrevocably (to the extent permitted by law) authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it (to the extent permitted by law). In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)

For the purpose of this Clause 2.6, each Obligor (to the extent necessary under applicable law) shall grant a specific power of attorney (notarised and apostilled) to the Company and comply with any necessary formalities in connection therewith.

3.	PURPOSE

3.1	Purpose

(a)	The Original Borrowers shall apply all amounts borrowed by them under Facility B1 in or towards:

(i)	funding any payment contemplated to be made by the Company in the Tax Structure Memorandum;

(ii)	repaying or making loans to, or equity contributions in, members of the Group to allow for repayment of existing indebtedness and for working capital purposes; and/or

(iii)	the payment of Acquisition Costs.

(b)

Each Original Revolving Facility Borrower shall apply all amounts borrowed by it under the Original Revolving Facility, towards the direct or indirect financing or refinancing of the working capital and/or the general corporate purposes of the Group, including without limitation:

(i)

the funding of (i) any additional original issue discount or flex payments under the Fee and Syndication Letter, (ii) Capital Expenditure, (iii) operational restructurings or Permitted Reorganisations of the Group, (iv) working capital related adjustments relating to or arising in connection with the Acquisition and any Permitted Acquisitions and (v) any payments pursuant to paragraph (o) of the definition of Permitted Payments);

(ii)	satisfaction of the consideration payable for a Permitted Acquisition (other than the Acquisition) or a Permitted Joint Venture;

(iii)	the payment of fees, costs and expense incurred in relation to a Permitted Acquisition (other than the Acquisition), a Permitted Joint Venture or the Facilities;

(iv)

the refinancing of outstanding indebtedness (including under any hedging agreements) of a target and its subsidiaries or a business or an undertaking acquired pursuant to a Permitted Acquisition (other than the Acquisition) or a Permitted Joint Venture and paying any breakage costs, redemption premium, make-whole costs and other fees, costs and expenses payable in connection with such refinancing and/or acquisition;

(v)	fees, costs and expenses arising in connection with the Acquisition and/or Facilities as set out in the Funds Flow Statement;

(vi)	any recoverable VAT payable in relation to the Acquisition and/or the Facilities; and/or

(vii)

the refinancing of existing Financial Indebtedness of the Target Group and paying any breakage costs, redemption premium, make whole costs and other fees, costs and expenses payable in connection with such refinancing.

(c)

Each Additional Facility Borrower shall apply all amounts borrowed by it under an Additional Facility towards the purposes specified in the Additional Facility Notice relating to the relevant Additional Facility Commitments.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation the Agent has received all of the documents and other evidence listed in Part I and Part II of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably) or receipt of such documents and evidence has been waived by the Majority Lenders. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification as described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation other than one to which Clause 4.5 (Utilisations during the Certain Funds Period) or Clause 4.6 (Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period) applies if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Declared Default has occurred;

(b)	in the case of any other Utilisation:

(i)	no Default is continuing or would result from the proposed Utilisation; and

(ii)

in relation to such a Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations and Warranties) which are made or deemed to be made or repeated on such date are true, and in relation to any other Utilisation, the Repeating Representations are true in all material respects (or, to the extent a materiality test applies, all respects) and will remain true in all material respects (or, to the extent a materiality test applies, all respects) immediately after such utilisation; and

(c)	Notwithstanding anything to the contrary in the Finance Documents:

(i)

in respect of each Utilisation (including, for the avoidance of doubt, any Rollover Loan) where either (i) the Borrower is a member of the Group incorporated under the laws of Israel or (ii) the proceeds of such Utilisation are paid directly into a bank account located in Israel (an “Israeli Utilisation”), no Credit Extension (as defined in The Law for the Supervision of Financial Services (Regulated Financial Services) 2016 (the “New Law”) and including, for the avoidance of doubt, any Israeli Utilisation) will be made on or after the date on which the New Law comes into effect with respect to Credit Extensions (as defined in the New Law), unless the Agent has received a legal opinion in form and substance satisfactory to each Lender which has or is due to fund or participate in the Israeli Utilisation (or, as the case may be, Credit Extension) and, if applicable, the Issuing Bank, from Israeli legal counsel to the Agent as of the date of this Agreement (or such other law firm as may be agreed between the Agent and the Company in good faith) at the cost and expense of the Company (subject to any pre-agreed caps) prior to the relevant Utilisation Date that it will not be required to obtain any licence or authorisation under the New Law as a result of funding or participating in such Utilisation;

(ii)

the Agent, each Lender which has or is due to fund or participate in the Israeli Utilisation (or, as the case may be, Credit Extension) and, if applicable, the Issuing Bank, each agrees that it shall, promptly upon request by the Company, seek a legal opinion covering the matters set out in paragraph (i) above (it being understood that it may not be possible to obtain such an opinion);

(iii)

each relevant Lender (and, if applicable the Issuing Bank) shall promptly inform the Agent if it is satisfied in form and substance with the opinion referred to in paragraph (i) above and the Agent shall promptly notify the Company once it has been informed by each Lender (and, if applicable, the Issuing Bank) that such Lender (or the Issuing Bank) has received the opinion referred to in paragraph (i) above in form and substance satisfactory to it; and

(iv)

the Company and each other Borrower shall not submit a Utilisation Request in respect of an Israeli Utilisation (or, as the case may be, Credit Extension) to be made on or after the date falling 5 Business Days prior to the date on which the New Law comes into effect with respect to Credit Extensions (as defined in the New Law) unless the Company has received a notice from the Agent pursuant to paragraph (iii) above in respect of the proposed Utilisation.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency if it is:

(i)	in the case of the Original Revolving Facility, USD or New Israeli Shekels;

(ii)	in the case of an Additional Facility, any currencies specified in the Additional Facility Notice relating to those Additional Facility Commitments; or

(iii)

with the consent of all of the Lenders participating in the relevant Utilisation under the Facility concerned (each acting reasonably), any other currency readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation.

(b)	If by the Specified Time the Agent has received a written request from the Company for a currency to be approved under paragraph (a) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders under the relevant Facility have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Utilisations

(a)

A Borrower (or the Company) may not deliver a Utilisation Request in respect of Facility B1 or request that a Facility B1 Loan be divided if, as a result of the proposed utilisation or division, more than one Facility B1 Loan would be outstanding.

(b)

A Borrower (or the Company) may not deliver a Utilisation Request in respect of Facility B2 or request that a Facility B2 Loan be divided if, as a result of the proposed utilisation or division, more than the maximum permitted number of Facility B2 Loans would be outstanding.

(c)

A Borrower (or the Company) may not deliver a Utilisation Request in respect of the Original Revolving Facility if as a result of the proposed Utilisation more than 25 Original Revolving Facility Utilisations would be outstanding.

(d)

A Borrower (or the Company) may not deliver a Utilisation Request in respect of an Additional Facility if as a result of the proposed Utilisation more than the maximum number of utilisations of that Additional Facility (as agreed between the Company and the Agent) would be outstanding.

(e)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(f)	Any Separate Loan shall not be taken into account in this Clause 4.4.

4.5	Utilisations during the Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, a Lender will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation if on the proposed Utilisation Date:

(i)	no Change of Control has occurred;

(ii)

it is not unlawful or contrary to applicable regulation in any applicable jurisdiction for that Lender to perform any of its obligations to lend or participate, or to maintain its Commitment or participation in any Utilisation; and

(iii)	no Major Default is continuing or would result from the proposed Certain Funds Utilisation.

(b)

During the Certain Funds Period (save in respect of a Lender in circumstances where, pursuant to paragraph (a) above, that Lender is not obliged to comply with Clause 5.4 (Lenders’ participation)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)

rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(vi)

take any other action or make or enforce any claim (in its capacity as a Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.6	Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent), during the relevant Agreed Certain Funds Period, an Original Revolving Facility Lender or Additional Facility Lender (as the case may be) will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the relevant Agreed Certain Funds Utilisation if:

(i)

the Original Revolving Facility Lenders or relevant Additional Facility Lenders (as the case may be) have agreed that the Original Revolving Facility or relevant Additional Facility shall be made available on a “certain funds basis” for a specified purpose in connection with a Permitted Acquisition or such other agreed purpose, for such period and on such terms or conditions (if any) as the Company and those Original Revolving Facility Lenders or relevant Additional Facility Lenders (as the case may be) shall agree and notify in writing to the Agent at least three Business Days (or such shorter period agreed with the Agent) prior to the date of the Utilisation Request; and

(ii)	on the proposed Utilisation Date:

(A)	no Change of Control has occurred;

(B)

it is not unlawful or contrary to applicable regulation in any applicable jurisdiction for that Lender to perform any of its obligations, to lend or participate in, or to maintain its Commitment or participation in, any Utilisation;

(C)	no Major Default is continuing or would result from the proposed Agreed Certain Funds Utilisation; and

(D)

the additional conditions or events (if any) specified in the relevant Additional Facility Notice or other notice in relation to that Agreed Certain Funds Period and Agreed Certain Funds Utilisation are complied with or satisfied.

(b)

During the Agreed Certain Funds Period (save in respect of a Revolving Facility Lender, or relevant Additional Facility Lender (as the case may be) in circumstances where, pursuant to paragraph (a) above, that Revolving Facility Lender, or Additional Facility Lender (as the case may be) is not obliged to comply with Clause 5.4 (Lenders’ participation)), none of the Revolving Facility Lenders or relevant Additional Facility Lenders (as the case may be) shall be entitled in respect of an Agreed Certain Funds Utilisation (and the corresponding Commitments to which it relates) to:

(i)

cancel any of its Revolving Facility Commitments or Additional Facility Commitments (as the case may be) to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation;

(ii)

rescind, terminate or cancel the applicable Revolving Facility or Additional Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation;

(iii)	refuse to participate in the making of an Agreed Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of an Agreed Certain Funds Utilisation to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation; or

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation, provided that:

(A)

immediately upon the expiry of the relevant Agreed Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the applicable Agreed Certain Funds Period; and

(B)

this Clause 4.6 shall be without prejudice to, and shall not prevent or limit the exercise of, any rights of any of the Finance Parties in respect of any other Facility, Loan, Utilisation or Commitment.

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it identifies the relevant Borrower (which in the case of any Facility B2 Loan, shall be the Original Borrowers identified as utilising such Loan in the Funds Flow Statement);

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(v)	the proposed Interest Period complies with Clause 15 (Interest Periods).

(b)	Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date. Only one Utilisation may be requested in each subsequent Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to Facility B1, euro;

(ii)	in relation to Facility B2, US Dollars;

(iii)	in relation to the Original Revolving Facility, the Base Currency or an Optional Currency; and

(iv)	in relation to the Additional Facility, as agreed by the relevant Additional Facility Lenders and specified in the applicable Additional Facility Notice.

(b)

The amount of a proposed Original Revolving Facility Utilisation must be in a minimum amount of EUR 1,000,000 (or its equivalent in an Optional Currency) and an integral multiple of EUR 500,000 (or its equivalent in an Optional Currency) or, if less, the Available Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 10.4 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available on the Utilisation Date through its Facility Office.

(b)

The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility in each case in relation to the relevant Facility immediately prior to making the Loan.

(c)

The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash by the Specified Time in accordance with Clause 35.1 (Payments to the Agent).

5.5	Limitations on Utilisations

(a)	Facility B1 may only be utilised on the Closing Date and must be drawn in full on the Closing Date.

(b)

The Original Revolving Facility may not be utilised unless Facility B1 has been utilised (but, for the avoidance of doubt, the Original Revolving Facility may be utilised contemporaneously with Facility B1).

(c)	An Additional Facility may not be utilised unless the Closing Date has occurred and Facility B1 has been utilised.

5.6	Cancellation of Commitment

(a)	The Facility B1 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B1.

(b)

The Original Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Original Revolving Facility or, if the Closing Date has not occurred prior to the end of the Certain Funds Period, at the end of the Certain Funds Period.

(c)

The Additional Facility Commitments which are unutilised at the end of the Availability Period for those Additional Facility Commitments shall be immediately cancelled at the end of the Availability Period for those Additional Facility Commitments or, if the Closing Date has not occurred prior to the end of the Certain Funds Period, at the end of the Certain Funds Period.

6.	UTILISATION – LETTERS OF CREDIT

6.1	Revolving Facility

(a)	The Revolving Facility may be utilised by a Revolving Facility Borrower by way of Letters of Credit.

(b)	Other than Clauses 5.5 (Limitations on Utilisations) and 5.6 (Cancellation of Commitment), Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit.

(c)

In determining the amount of the Available Facility and a Lender’s L/C Proportion of a proposed Letter of Credit for the purposes of this Agreement, the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Revolving Facility Borrower (or the Company on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)	it identifies the Borrower of the Letter of Credit;

(c)	it identifies the relevant Issuing Bank which has agreed to issue the Letter of Credit;

(d)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the relevant Revolving Facility;

(e)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(f)	the form of Letter of Credit is attached;

(g)

the Expiry Date of the Letter of Credit falls on or before the Termination Date in relation to the relevant Revolving Facility (unless cash cover is provided in respect of such Letter of Credit prior to the Termination Date);

(h)	the delivery instructions for the Letter of Credit are specified; and

(i)

subject to paragraph (c) of Clause 6.5 (Issue of Letters of Credit), the Issuing Bank is not precluded from issuing a Letter of Credit by law or regulation or its internal policies to the beneficiary of the Letter of Credit.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

(i)	if the currency selected is the Base Currency, not less than EUR 1,000,000 or an integral multiple of EUR 500,000; or

(ii)	if the currency selected is ILS, a minimum amount in the relevant currency which is equivalent to NIS 5,000,000 or, if less, the relevant Available Facility; or

(iii)	if the currency selected is an Optional Currency other than ILS, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies).

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)

Subject to Clause 4.1 (Initial conditions precedent) the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit other than one to which paragraph (c) below applies, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)

in the case of a Letter of Credit to be renewed in accordance with paragraph (a) or (b) of Clause 6.6 (Renewal of a Letter of Credit), no notice has been delivered by the Agent in accordance with paragraphs (a)(i), (a)(ii), (a)(iii) and (a)(iv) of Clause 28.18 (Acceleration) and no Event of Default under Clause 28.8 (Insolvency) (other than insolvency proceedings initiated by a Finance Party or its Affiliates) has occurred and is continuing in relation to the Borrower to which such Letter of Credit relates;

(ii)	in the case of any other Utilisation other than one to which paragraph (c) below applies:

(A)	no Default is continuing or would result from the proposed Utilisation; and

(B)

in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations and Warranties) or, in relation to any other Utilisation, the Repeating Representations to be made are true.

(c)	Subject to Clause 4.1 (Initial conditions precedent) and notwithstanding the conditions of paragraph (b) above:

(i)

during the Certain Funds Period, the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit which is a Certain Funds Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Change of Control has occurred;

(B)	it is not unlawful or contrary to applicable regulation in any applicable jurisdiction for the Issuing Bank to perform any of its obligations or to issue or maintain the Letter of Credit; and

(C)	no Major Default is continuing or would result from the proposed Certain Funds Utilisation; and

(ii)

during any Agreed Certain Funds Period, the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit which is an Agreed Certain Funds Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	the Agent has made the notification contemplated by Clause 4.1 (Initial conditions precedent) and the Closing Date has occurred;

(B)	no Change of Control has occurred;

(C)	it is not unlawful or contrary to applicable regulation in any applicable jurisdiction for the Issuing Bank to perform any of its obligations or to issue or maintain the Letter of Credit;

(D)	no Major Default is continuing or would result from the proposed Agreed Certain Funds Utilisation; and

(E)

the applicable additional conditions or events (if any) specified in the relevant notice provided by the Company and the relevant Revolving Facility Lenders to the Agent or Additional Facility Notice are complied with or satisfied.

(d)

During the Certain Funds Period (save in circumstances where, pursuant to paragraph (c) above, the Issuing Bank is not obliged to comply with paragraph (a) above), the Issuing Bank shall not be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)

rescind, terminate or cancel this Agreement or the relevant Revolving Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the issuing of a Letter of Credit which is a Certain Funds Utilisation;

(iii)	refuse to issue a Letter of Credit which is a Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of Letter of Credit to the extent to do so would prevent or limit the issuing of a Letter of Credit which is a Certain Funds Utilisation; or

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document to the extent to do so would prevent or limit the issuing of a Letter of Credit which is a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Issuing Bank notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

(e)

During any Agreed Certain Funds Period (save in circumstances where, pursuant to paragraph (c) above, the Issuing Bank is not obliged to comply with paragraph (a) above), the Issuing Bank shall not be entitled to in respect of an Agreed Certain Funds Utilisation (and the corresponding commitments to which it relates):

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation

(ii)

rescind, terminate or cancel the relevant Revolving Facility or relevant Additional Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the issuing of a Letter of Credit which is an Agreed Certain Funds Utilisation;

(iii)	refuse to issue a Letter of Credit which is an Agreed Certain Funds Utilisation;

(iv)

exercise any right of set-off or counterclaim in respect of Letter of Credit to the extent to do so would prevent or limit the issuing of a Letter of Credit which is an Agreed Certain Funds Utilisation; or

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the issuing of a Letter of Credit which is a Certain Funds Utilisation, provided that immediately upon the expiry of the relevant Agreed Certain Funds Period all such rights, remedies and entitlements shall be available to the Issuing Bank notwithstanding that they may not have been used or been available for use during the relevant Agreed Certain Funds Period.

(f)

This Clause 6.5 shall be without prejudice to, and shall not prevent or limit the exercise of, any rights of any of the Finance Parties in respect of any other Facility, Loan, Utilisation or Commitment.

(g)	The amount of each Lender’s participation in each Letter of Credit will be equal to its L/C Proportion.

(h)

The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(i)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(j)

Subject to paragraph (i) of Clause 32.6 (Rights and discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

6.6	Renewal of a Letter of Credit

(a)

A Borrower (or the Company on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)

The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.7	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit any of the Lenders under a Revolving Facility is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) following such request by the Issuing Bank; and

(ii)	the Borrower of that proposed Letter of Credit has not exercised its right to provide cash cover to the Issuing Bank in accordance with Clause 7.5 (Cash cover by Borrower),

then, the Issuing Bank may, reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent and the Company of each reduction made pursuant to this Clause 6.7.

(c)	This Clause 6.7 shall not affect the participation of each other Lender in that Letter of Credit.

6.8	Revaluation of Letters of Credit

(a)

If any Letter of Credit is denominated in an Optional Currency, the Agent shall on the last day of each Financial Year recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)

A Revolving Facility Borrower (or the Company on its behalf) shall, if so requested by the Agent or the Issuing Bank, within five Business Days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Letters of Credit are prepaid, or Loans prepaid, to prevent the Base Currency Amount of all Utilisations of the relevant Revolving Facility from exceeding the relevant Revolving Facility Commitments (after deducting the total Ancillary Commitments) following any adjustment to a Base Currency Amount under paragraph (a) above.

6.9	Reduction or expiry of Letter of Credit

If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank and the Borrower that requested (or on behalf of which the Company requested) the issue of that Letter of Credit shall promptly notify the Agent of the details upon becoming aware of them.

6.10	Appointment of additional Issuing Banks

Any Lender which has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement shall become an Issuing Bank for the purposes of this Agreement upon notifying the Agent and the Company that it has so agreed to be an Issuing Bank and acceding to this Agreement as an Issuing Bank and on making that notification that Lender shall become bound by the terms of this Agreement as an Issuing Bank.

6.11	Effect of Termination Date

Each Letter of Credit shall be repaid by the Borrower of that Letter of Credit (or the Company on its behalf) on the Termination Date applicable to the relevant Revolving Facility, (or such earlier date in accordance with this Agreement) provided that if any Letter of Credit has an Expiry Date ending on or after the Termination Date applicable to the applicable Revolving Facility, without prejudice to the repayment obligation in Clause 6.8 (Revaluation of Letters of Credit), on such Termination Date each such Letter of Credit shall be repaid unless, in the case of a Letter of Credit with an Expiry Date falling after such Termination Date:

(a)

the relevant Issuing Bank agrees that such Letter of Credit shall continue as between that Issuing Bank, and the relevant member of the Group on a bilateral basis and not as part of or under the Finance Documents; and

(b)

save for any rights and obligations against any other Finance Party under the Finance Documents arising prior to such Termination Date applicable to the relevant Revolving Facility, no rights and obligations in respect of the Letter of Credit shall, as between the Finance Parties, continue, any cash cover or other collateral provided by any Lender in relation to such Letter of Credit shall be released on the Termination Date, and the Transaction Security shall not (following release thereof by the Security Agent) support any such Letter of Credit in respect of any claims that arise after such Termination Date and, in such circumstances, from the Termination Date paragraph (b) of Clause 7.3 (Indemnities) and Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) shall not apply to any such Letter of Credit or to any claim made or purported to be made under a Letter of Credit made after the Termination Date applicable to the relevant Revolving Facility.

7.	LETTERS OF CREDIT

7.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested (or on behalf of which the Company requested) the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2	Claims under a Letter of Credit

(a)

Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Company on its behalf) and which claim appears on its face to comply with the terms of that Letter of Credit and to be in order (in this Clause 7.2, a “claim”).

(b)

Each Borrower shall within five Business Days of demand pay to the Issuing Bank an amount equal to the amount of any claim or, provided that no Declared Default has occurred and no cash collateral has been provided in respect of that claim, may elect to have that claim converted into a Loan under the relevant Revolving Facility.

(c)	Each Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim (including any solvency investigation); and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Indemnities

(a)

Each Borrower shall within five Business Days of demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

(b)

Each Lender under the relevant Revolving Facility shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by the Company or an Obligor pursuant to a Finance Document).

(c)

If any Revolving Facility Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) above and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender’s participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded.

(d)

The Borrower which requested (or on behalf of which the Company requested) a Letter of Credit shall within three days of demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

(e)

The obligations of each Lender or Borrower under this Clause 7.3 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)

The obligations of any Lender or Borrower under this Clause 7.3 will not be affected by any act, omission, matter or thing which, but for this Clause 7.3, would reduce, release or prejudice any of its obligations under this Clause 7.3 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, the Company, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of the Company or any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company or any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument (other than the relevant Letter of Credit) or any failure to realise the full value of any security;

(iv)

any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Company or an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document or (with the prior approval of the relevant Borrower), any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash collateral by Non-Acceptable L/C Lender

(a)

If, at any time, a Lender under a Revolving Facility is a Non-Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling five Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of the outstanding amount of a Letter of Credit and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)

The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)

Subject to paragraph (f) below, until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay to the Issuing Bank amounts due and payable to the Issuing Bank by the Non-Acceptable L/C Lender under the Finance Documents in respect of that Letter of Credit or as contemplated by Clause 6.11 (Effect of Termination Date).

(d)	Each Lender under a Revolving Facility shall notify the Agent and the Company:

(i)

other than in the case of an Original Lender, on any date on which such Lender becomes such a Lender in accordance with Clause 2.3 (Increase) or Clause 29 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender within paragraph (a) of the definition thereof; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and as indicated in Part II of Schedule 1 (The Original Parties), in a Transfer Certificate, in an Assignment Agreement or in an Increase Confirmation to that effect will constitute a notice under paragraph (d)(i) above to the Agent.

(e)

Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)	Notwithstanding paragraph (c) above, if a Lender who has provided cash collateral in accordance with this Clause 7.4:

(i)	ceases to be a Non-Acceptable L/C Lender; and

(ii)	no amount is due and payable by that Lender in respect of a Letter of Credit,

that Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the Issuing Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Letter of Credit (together with any accrued interest) standing to the credit of the relevant account held with the Issuing Bank be returned to it and the Issuing Bank shall pay that amount to the Lender within five Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

7.5	Cash cover by Borrower

(a)

If a Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank or Agent that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) and the Issuing Bank notifies the Obligors’ Agent of such event (with a copy to the Agent), the Borrower of the relevant Letter of Credit or proposed Letter of Credit may (in the case of a Letter of Credit not yet issued) elect to or (in the case of a Letter of Credit that has already been issued) shall provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit and in the currency of that Letter of Credit and that Borrower shall do so within three Business Days after (as the case may be) such election or the notice is given.

(b)	Notwithstanding paragraph (e) of Clause 1.2 (Construction), the Issuing Bank may agree to the withdrawal of amounts up to the level of that cash cover from the account if:

(i)	it is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender; or

(ii)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(iii)	an Increase Lender has agreed to undertake the obligations in respect of the relevant Lender’s L/C Proportion of the Letter of Credit.

(c)

To the extent that a Borrower has provided cash cover in accordance with this Clause 7.5, the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (e)(ii) of Clause 1.2 (Construction)). However, the relevant Borrower’s obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 17.5 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it complies with that obligation to provide cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)	The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to this Clause 7.5 and of any change in the amount of cash cover so provided.

7.6	Rights of contribution

No Obligor or the Company will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.7	Lender as Issuing Bank

A Lender which is also an Issuing Bank shall be treated as a separate entity in those capacities and capable, as a Lender, of contracting with itself as an Issuing Bank.

8.	OPTIONAL CURRENCIES

8.1	Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of the Revolving Facility Utilisation or an Additional Facility Loan in a Utilisation Request.

8.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that an Optional Currency requested under paragraph (a) of Clause 4.3 (Conditions relating to Optional Currencies) is not readily available to it in the amount required; or

(b)

a Lender notifies the Agent that compliance with its obligation to participate in a Loan in an Optional Currency requested under paragraph 4.3(a)(iii) of Clause 4.3 (Conditions relating to Optional Currencies) would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower (or the Company on its behalf) to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.	ANCILLARY FACILITIES

9.1	Type of Facility

An Ancillary Facility may be by way of any of the following (or any combination of the following):

(a)	an overdraft, cheque clearing, automatic payment or other current account facility;

(b)	a guarantee, bonding or documentary or stand-by letter of credit facility;

(c)	a short-term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; and

(f)	any other facility or accommodation as may be required or desirable in connection with the business of the Group and which is agreed by the Company and the relevant Ancillary Lender.

9.2	Availability

(a)

If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Revolving Facility Commitment (which shall (except for the purposes of determining the Majority Lenders and of Clause 41.4 (Replacement of Lender)) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(b)

Except for the Approved Existing Ancillary Facilities which shall be made available on and from the Closing Date as Ancillary Facilities without any further notice or delivery of information (but, for the avoidance of doubt, will otherwise be subject to the terms of this Clause 9), an Ancillary Facility shall not be made available unless, at least five Business Days prior to the Ancillary Commencement Date for that Ancillary Facility, the Agent has received from the Company a notice in writing of the establishment of that Ancillary Facility and specifying:

(i)	the Revolving Facility Borrower(s) (or, subject to Clause 9.9 (Affiliates of Borrowers), Affiliate(s) of a Revolving Facility Borrower) which may use that Ancillary Facility;

(ii)	the Ancillary Commencement Date and expiry date of that Ancillary Facility;

(iii)	the type or types of Ancillary Facility to be provided;

(iv)	the Ancillary Lender;

(v)

the amount of the Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and

(vi)	the currency or currencies of that Ancillary Facility (if not denominated in the Base Currency),

without prejudice to the rights of the Agent to so request, any other information which the Agent may reasonably request in relation to that Ancillary Facility.

(c)	The Agent shall promptly notify each Lender under the relevant Revolving Facility of the establishment of an Ancillary Facility.

(d)

No amendment or waiver of any term of an Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(e)	Subject to compliance with paragraph (b) above;

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

9.3	Terms of Ancillary Facilities

(a)	Except as provided in paragraph (b) below, the terms of any Ancillary Facility will be those agreed by the relevant Ancillary Lender and the Company.

(b)	However, those terms:

(i)

to the extent relating to the rate of interest, fees and other remuneration in respect of that Ancillary Facility, must be based upon the normal market rates and terms at that time of that Ancillary Facility Lender;

(ii)	may only allow Revolving Facility Borrowers (or Affiliates of Revolving Facility Borrowers nominated pursuant to Clause 9.9 (Affiliates of Borrowers)) to use that Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment under that Ancillary Facility;

(iv)	may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment with respect to the relevant Revolving Facility of that Lender; and

(v)

must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover is provided in respect of all the Ancillary Outstandings) not later than the Termination Date for the relevant Revolving Facility (or such earlier date as the relevant Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)

If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 38.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent necessary to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.6 (Interest, commission and fees on Ancillary Facilities).

9.4	Repayment of Ancillary Facility

(a)

An Ancillary Facility shall cease to be available on the Termination Date in relation to the relevant Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)

If and to the extent that an Ancillary Facility expires, or is cancelled (in whole or in part) in accordance with its terms or is otherwise cancelled in accordance with this Agreement, the Ancillary Commitment of the Ancillary Lender shall be reduced, and the relevant Revolving Facility Commitment of the relevant Lender will immediately be increased, accordingly by an amount equal to the amount of the Ancillary Commitment of that Ancillary Facility (or, if less, that part of it which has expired or been cancelled).

(c)

No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstanding down to the net limit) prior to its expiry date unless:

(i)

the relevant Total Revolving Facility Commitments have been cancelled in full, or all outstanding Utilisations under the relevant Revolving Facility have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the relevant Revolving Facility immediately due and payable, or the expiry date of the Ancillary Facility occurs;

(ii)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iii)

the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Revolving Facility Utilisation under the Revolving Facility pursuant to which those Ancillary Outstandings were incurred and the Ancillary Lender gives sufficient notice to enable such a Revolving Facility Utilisation to be made to refinance those Ancillary Outstandings.

(d)

For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iii) above can be refinanced by a Utilisation under the Revolving Facility pursuant to which those Ancillary Outstanding, were incurred:

(i)	the relevant Revolving Facility Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

(ii)

the Utilisation may (so long as paragraph (c)(i) above does not apply) be made irrespective of whether a Default is outstanding or any applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.4 (Maximum number of Utilisations) or paragraph (a)(iv) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies.

(e)	On the making of a Utilisation of a Revolving Facility to refinance all or part of any Ancillary Outstandings under the same Revolving Facility:

(i)

each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the relevant Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the relevant Revolving Facility Utilisations then outstanding as its relevant Revolving Facility Commitment bears to the relevant Total Revolving Facility Commitments; and

(ii)	the relevant Ancillary Facility shall be cancelled to the extent of such refinancing.

(f)

In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the applicable regulatory authorities as netted for capital adequacy purposes.

9.5	Ancillary Outstandings

Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

(a)

the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not at any time exceed the Ancillary Commitment applicable to that Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and

(b)

where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words “net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility” of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

9.6	Voluntary cancellation of Ancillary Facilities

The Company may, if it gives the Agent and the relevant Ancillary Lender not less than five Business Days’ prior notice, cancel the whole or any part of the Ancillary Commitment under an Ancillary Facility.

9.7	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

9.8	Affiliates of Lenders as Ancillary Lenders

(a)

Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Lender may become an Ancillary Lender. In such case, the Revolving Facility Lender and its Affiliate shall be treated as a single Revolving Facility Lender whose Revolving Facility Commitment is the amount of such Lender’s Revolving Facility Commitment under the relevant Revolving Facility. For the purposes of calculating the Lender’s Available Commitment with respect to the relevant Revolving Facility, the Lender’s Commitment under the relevant Revolving Facility shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

(b)	The Company shall specify any relevant Affiliate of a Revolving Facility Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 9.2 (Availability).

(c)

An Affiliate of a Revolving Facility Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an “Ancillary Lender” and any person who so accedes to the Intercreditor Agreement shall, at the same time, become a party to this Agreement as an Ancillary Lender in accordance with clause 20.8 (Creditor/Agent Accession Undertaking) of the Intercreditor Agreement.

(d)

If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 29 (Changes to the Lenders), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.9	Affiliates of Borrowers

(a)

Subject to the terms of this Agreement, a member of the Group which is an Affiliate of a Revolving Facility Borrower may with the approval of the relevant Ancillary Lender become a borrower with respect to an Ancillary Facility.

(b)	The Company shall specify any relevant Affiliate of a Revolving Facility Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 9.2 (Availability).

(c)

If a Borrower ceases to be a Revolving Facility Borrower under this Agreement in accordance with Clause 31.4 (Resignation of an Obligor), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document. If an Affiliate of a Revolving Facility Borrower ceases to be an Affiliate of such Revolving Facility Borrower, it shall cease to have any rights under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)

Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

9.10	Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment is not less than:

(a)	its Ancillary Commitment; or

(b)	the Ancillary Commitment of its Affiliate.

9.11	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 9.11:

“Revolving Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Revolving Facility Utilisation then outstanding under a particular Revolving Facility (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under such Revolving Facility), and (ii) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of the Ancillary Facility).

“Total Revolving Outstandings” means the aggregate of all Revolving Outstandings.

(b)

If a Declared Default occurs, each Lender and each Ancillary Lender shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the relevant Revolving Facility and each Ancillary Facility to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the relevant Total Revolving Outstandings as such Lender’s relevant Revolving Facility Commitment bears to the relevant Total Revolving Facility Commitments, each as at the date the notice of such Declared Default is served under Clause 28.18 (Acceleration).

(c)

If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Lender and Ancillary Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)

Prior to the application of the provisions of paragraph (a) above, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(e)	All calculation to be made pursuant to this Clause 9.11 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders.

9.12

Operation of accounts notwithstanding the Transaction Security Documents Notwithstanding any Security on debts and bank accounts contained in the Transaction Security Documents, each Ancillary Lender may continue to collect instruments/credits payable to or endorsed in favour of the Obligors to its accounts with such Ancillary Lender; permit the Obligors to draw against any existing credit balance and the proceeds of instruments/credits collected from time to time to its accounts; and continue to exercise its rights of set-off or combination of accounts.

9.13	Existing Ancillary Facilities

Notwithstanding any provision of this Agreement to the contrary, a Borrower (or the Company on its behalf) may by notice in writing to the Agent prior to the Closing Date (including in any Utilisation Request) request that any Approved Existing Ancillary Facility made available by a Lender be deemed to be an Ancillary Facility established under a Revolving Facility (and in place of corresponding commitments of that Lender under the relevant Revolving Facility) and with effect from the date specified in such notice (being a date falling within the Availability Period for the relevant Revolving Facility) that Approved Existing Ancillary Facility shall be an Ancillary Facility for all purposes under this Agreement, subject to the Agent having received notification in writing from the Ancillary Lender concerned (or, as the case may be, the Affiliate of the Lender concerned) that it agrees to that existing ancillary facility being an Ancillary Facility for all purposes under this Agreement.

9.14	Continuation of Ancillary Facilities

(a)

Each Ancillary Facility shall be prepaid and cancelled on the Termination Date (or such earlier date in accordance with this Agreement), provided that a Borrower and an Ancillary Lender may, as between themselves only, agree that any Ancillary Facilities will continue to remain available on a bilateral basis following the Termination Date applicable to the relevant Revolving Facility or, as the case may be, the date the relevant Revolving Facility Commitments are otherwise cancelled under this Agreement.

(b)

If any arrangement contemplated in paragraph (a) above is to occur, each relevant Borrower and the Ancillary Lender shall each confirm that to be the case in writing to the Agent. Upon such Termination Date or, as the case may be, date of cancellation, any such facility shall continue as between the said entities on a bilateral basis and not as part of, or under, the Finance Documents. Save for any rights and obligations against any Finance Party under the Finance Documents arising prior to such Termination Date or, as the case may be, date of cancellation, no such rights or obligations in respect of such Ancillary Facility shall, as between the Finance Parties, continue and the Transaction Security shall not support any such facility in respect of any matters that arise after such Termination Date or, as the case may be, date of cancellation.

10.	REPAYMENT

10.1	Repayment of Facility B1 Loans

(a)	The Facility B1 Borrower shall repay the aggregate Facility B1 Loans made to it in full on the Termination Date in respect of Facility B1 in the relevant Base Currency.

(b)	The Borrowers may not reborrow any part of a Facility B1 Loan which is repaid.

10.2	Repayment of Facility B2 Loans

(a)

Unless otherwise agreed in the relevant Additional Facility Notice, each Facility B2 Borrower shall repay the aggregate Facility B2 Loans borrowed by it in instalments by repaying on each Quarter Date after the date of first Utilisation of Facility B2 an amount which reduces the Base Currency Amount of the outstanding aggregate Facility B2 Loans by an amount equal to 0.25% of all the Facility B2 Loans borrowed by the Borrowers as at the date of first Utilisation of Facility B2 with all remaining Facility B2 amounts then outstanding to be repaid, in full on the Termination Date in relation to Facility B2 in the relevant Base Currency.

(b)	The Borrowers may not reborrow any part of a Facility B2 Loan which is repaid.

10.3	Repayment of Additional Facility Loans

(a)	Each Borrower of an Additional Facility Loan which is made available under a Term Facility shall repay that Additional Facility Loan borrowed by it:

(i)

in relation to an Additional Facility which is repayable in instalments, in instalments by repaying on each applicable Amortising Facility Repayment Date the amount set opposite that Amortising Facility Repayment Date as set out in the table in the relevant Additional Facility Notice; and

(ii)	in relation to an Additional Facility which is not repayable in instalments, in full on the Termination Date applicable to that Additional Facility.

(b)	The Borrowers may not reborrow any part of an Additional Facility Loan which is repaid.

10.4	Repayment of Revolving Facility Loans

(a)	Subject to paragraph (b) below, each Borrower which has drawn a Revolving Facility Loan shall repay that Revolving Facility Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to a Revolving Facility Borrower:

(A)	on the same day that a maturing Revolving Facility Loan (under the same Revolving Facility) is due to be repaid by that Revolving Facility Borrower;

(B)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(I)	the relevant Revolving Facility Borrower will only be required to make a payment under Clause 35.1 (Payments to the Agent) of an amount in cash in the relevant currency equal to that excess; and

(II)

each Revolving Facility Lender’s participation (if any) in the new Revolving Facility Loans shall be treated as having been made available and applied by the Revolving Facility Borrower in or towards repayment of that Revolving Facility Lender’s participation (if any) in the maturing Revolving Facility Loan and that Revolving Facility Lender will not be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans available in cash; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(I)	the relevant Revolving Facility Borrower will not be required to make any payment in cash; and

(II)

each Revolving Facility Lender will be required to make its participation in the new Revolving Facility Loans available in cash only to the extent that its participation (if any) in the new Revolving Facility Loans exceeds that Revolving Facility Lender’s participation (if any) in the maturing Revolving Facility Loan and the remainder of that Revolving Facility Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Revolving Facility Borrower in or towards repayment of that Revolving Facility Lender’s participation in the maturing Revolving Facility Loan.

(c)

At any time when a Revolving Facility Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date in relation to the Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)

A Revolving Facility Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving five Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Revolving Facility Borrower (or the Company on its behalf) by the time and date specified by the Agent (acting reasonably) and will be payable by that Revolving Facility Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan.

(f)

The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

10.5	Effect of Cancellation and Prepayment on Scheduled Repayments

(a)

If the Company cancels the whole or any part of an Amortising Facility Commitment in accordance with Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank) or Clause 11.7 (Right of cancellation in relation to a Defaulting Lender) or if the Amortising Facility Commitment of any Lender is reduced under Clause 11.1 (Illegality) then (other than, in any relevant case, to the extent that any part of the relevant Amortising Facility Commitment(s) is subsequently increased pursuant to Clause 2.3 (Increase)) the amount of the Amortising Facility Repayment Instalment for the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that prepayment will reduce pro rata by the amount of the Amortising Facility Commitment cancelled.

(b)

If the Company cancels the whole or any part of an Amortising Facility Commitment in accordance with Clause 11.3 (Voluntary cancellation) then the amount of the Amortising Facility Repayment Instalment for the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(c)

If any of the Amortising Facility Loans are prepaid in accordance with Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank), Clause 11.1 (Illegality) or paragraph (b) of Clause 12.2 (Disposal, insurance and recovery proceeds) then the amount of the Amortising Facility Repayment Instalment for the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that prepayment will reduce pro rata by the amount of the Amortising Facility Loan prepaid.

(d)

If any of the Amortising Facility Loans are prepaid in accordance with Clause 11.4 (Voluntary prepayment of Term Loans) then the amount of the Amortising Facility Repayment Instalment for the relevant Amortising Facility for each Amortising Facility Repayment Date falling after that prepayment will reduce in accordance with the allocation of such prepaid amounts against the Amortising Facility Repayment Instalments as notified by the Company in its sole discretion.

11.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1	Illegality

If after the date of this Agreement (or, if later, the date the relevant Lender became a Party) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its Commitment or participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event setting out details thereof (such notice, an “Illegality Notice”);

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that Lender’s participation has not been transferred pursuant to Clause 41.4 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.2	Illegality in relation to Issuing Bank

If after the date of this Agreement (or, if later, the date on which the relevant Letter of Credit is issued) it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue any Letter of Credit to the extent that such issuance would be unlawful;

(c)

to the extent it would be unlawful for any such Letter of Credit to remain outstanding, the Company shall procure that the relevant Borrower shall use all reasonable endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

(d)

unless any other Lender is or has agreed to be an Issuing Bank pursuant to the terms of this Agreement, a Revolving Facility under which the relevant Lender was the Issuing Bank shall cease to be available for the issue of Letters of Credit until such time as another Lender agrees to be an Issuing Bank.

11.3	Voluntary cancellation

The Company may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 1,000,000 and multiples thereof) of an Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under that Facility.

11.4	Voluntary prepayment of Term Loans

(a)

A Borrower to which a Term Loan has been made may, if it or the Company gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders under the relevant Facility may agree) prior notice, prepay the whole or any part of that Term Loan (but if in part, being an amount that reduces the amount of that Term Loan by a minimum amount of EUR 1,000,000 and multiples thereof).

(b)	The Company or a Borrower may elect to apply a prepayment of Term Loans made under this Clause 11.4 against any or all of the Terms Loans in such proportions as it selects in its sole discretion.

11.5	Voluntary prepayment of Revolving Facility Utilisations

A Borrower to which a Revolving Facility Utilisation has been made may, if it or the Company gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders under the relevant Revolving Facility may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but if in part, being an amount that reduces the amount of the Revolving Facility Utilisation by a minimum amount of EUR 1,000,000 or its equivalent and multiples thereof).

11.6	Right of cancellation and repayment in relation to a single Lender or Issuing Bank

(a)	If:

(i)

except in relation to a Tax Deduction (as defined in Clause 18.1 (Tax Definitions) imposed by Israel, any sum payable to any Lender by the Company or an Obligor is required to be increased under Clause 18.2 (Tax Gross Up);

(ii)

except in relation to a Tax Deduction (as defined in Clause 18.1 (Tax Definitions) imposed by Israel, any Lender or Issuing Bank claims indemnification from the Company or an Obligor under Clause 18.3 (Tax Indemnity) or Clause 19.1 (Increased costs); or

(iii)	any Lender requests payment from the Company or any Obligor based on the occurrence of a Market Disruption Event,

the Company may, whilst the circumstances giving rise to the requirement for that increase or indemnification continue, give the Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)

(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

11.7	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

11.8	Right of prepayment of Non-Consenting Lender

If any Lender becomes a Non-Consenting Lender (as defined in Clause 41.4 (Replacement of Lender) below) the Company may within 90 days after the date on which that Lender is deemed to be a Non-Consenting Lender cancel the Commitments of such Non-Consenting Lender and prepay all (but not part only) of the participations of such Non-Consenting Lender in the Facilities together with all interest and other amounts accrued under the Finance Documents, provided that it may only make such prepayment using funds under paragraphs (b), (d), (e), (f) and/or (g) of the definition of Acceptable Funding Sources (in each case to the extent Not Otherwise Applied).

12.	MANDATORY PREPAYMENT

12.1	Exit and Listing

(a)	In this Agreement:

“IPO Proceeds” means the Net Cash Proceeds received by members of the Group or any Holding Company (other than an Investor) of any member of the Group from a Listing or a primary issue of shares in connection with such a Listing.

(b)	If (A) a Change of Control, (B) a Sale or (C) a Listing which results in a Change of Control occurs (each, an “Exit Event”):

(i)	the Company shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Lenders and Issuing Bank accordingly; and

(ii)

each Lender shall be entitled to cancel its Commitments and require repayment of all of its share of the Utilisations and payment of all amounts owing to it under the Finance Documents and each Issuing Bank shall be entitled to require that any Letters of Credit issued by it are prepaid and cancelled, in each case by notification to the Agent within 30 days of the Company notifying the Agent of the Exit Event, whereupon:

(A)

the undrawn Commitments of such Lender shall be cancelled and such Lender shall have no obligation to fund or participate in any new Utilisation or utilisation of an Ancillary Facility and, in the case of an Issuing Bank, such Issuing Bank shall have no obligation to issue any new Letter of Credit (or, in the case of a Change of Control which results from a Listing, on the settlement date in respect of that Listing); and

(B)

on the date falling 30 days after such Lender or Issuing Bank (as the case may be) provides notification to the Agent (or, in the case of a Change of Control which results from a Listing, on the settlement date in respect of that Listing), all outstanding Utilisations provided by such Lender and Ancillary Outstandings of such Lender (and/or, in the case of an Issuing Bank, all Letters of Credit provided by that Issuing Bank), together with accrued interest, and all other amounts accrued or owing to such Lender (or Issuing Bank, as the case may be) under the Finance Documents shall become immediately due and payable (or, in the case of a Change of Control which results from a Listing, on the settlement date in respect of that Listing), and the relevant Borrower will immediately prepay all Utilisations and amounts provided by or owing to that Lender and procure that any cash collateral provided by that Lender is released and (unless otherwise agreed between the Company and that Lender) any Letter of Credit or Ancillary Facility provided by that Lender (or Issuing Bank, as the case may be) is prepaid and cancelled.

If a Lender or Issuing Bank has not notified the Agent in accordance with the provisions of this paragraph (b) within 30 days of being notified of such Exit Event by the Agent in accordance with this paragraph (b), in respect of that Exit Event (only), that Lender shall not be able to cancel its Commitments or require repayment of its share of the Utilisations and the prepayment of any other amount owing to it under the Finance Document, and an Issuing Bank shall not be entitled to require that any Letter of Credit issued by it is repaid and cancelled, in each case pursuant to this paragraph (b).

(c)	Upon the occurrence of a Listing (not resulting in a Change of Control), the Company will:

(i)	promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Lenders accordingly; and

(ii)	ensure that:

(A)

if the Total Net Leverage Ratio (calculated on a pro forma basis) on the most recent Quarter Date prior to the Listing for which Financial Statements have been delivered to the Agent (or, if no such Financial Statements have yet been delivered, in accordance with Clause 1.5) is greater than 4.00:1, 50 per cent. of the IPO Proceeds shall be applied in prepayment of the Facilities in accordance with Clause 12.4 (Application of prepayments) to the extent required to reduce the Total Net Leverage Ratio (calculated on a pro forma basis) to 4.00:1;

(B)

to the extent that the Total Net Leverage Ratio (calculated on a pro forma basis) on the most recent Quarter Date prior to the Listing for which Financial Statements have been delivered to the Agent (or, if no such Financial Statements have yet been delivered, in accordance with Clause 1.5) is (or becomes, after taking into account the application of any prepayment required under paragraph (A) above) greater than 3.00:1 but less than or equal to 4.00:1, 25 per cent. of the remaining IPO Proceeds shall be applied in prepayment of the Facilities in accordance with Clause 12.4 (Application of prepayments) to the extent required to reduce the Total Net Leverage Ratio (calculated on a pro forma basis) to 3.00:1; and

(C)

thereafter if the Total Net Leverage Ratio (calculated on a pro forma basis) on the most recent Quarter Date prior to the Listing for which Financial Statements have been delivered to the Agent (or, if no such Financial Statements have yet been delivered, in accordance with Clause 1.5) is (or becomes, after taking into account the application of any prepayment required under paragraphs (A) and

(B)

above) less than or equal to 3.00:1, no prepayment of the remaining IPO Proceeds shall be required to be made and such IPO Proceeds may be retained by the Group and applied for any purpose not prohibited by the Finance Documents.

12.2	Disposal, insurance and recovery proceeds

(a)	In this Agreement:

“Disposal Proceeds” means the Net Cash Proceeds received by the Group in relation to any Disposal (or series of related Disposals) except for Excluded Disposal Proceeds.

“Disposal” means any sale, lease, licence, transfer, loan or other disposal of all or any part of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions, including any Permitted Sale and Leaseback) of any member of the Group.

“Excluded Disposal Proceeds” means the Net Cash Proceeds received by the Group of any Disposal:

(i)

to the extent falling within: (i) paragraphs (a), (b), (c), (d), (f), (h),(i), (j), (k), (l), (m), (n), (o), (q), (s) and (t) of the definition of Permitted Disposal; (ii) unless otherwise required by the Majority Lenders, paragraph (p) of the definition of Permitted Disposal to the extent such Net Cash Proceeds do not need to be applied in repayment, prepayment or acquisition of any Financial Indebtedness; and (iii) disposals to a special purpose vehicle pursuant to paragraph (v) of the definition of Permitted Disposal and the subsequent disposal of that special purpose vehicle to the extent that the Disposals to the relevant special purpose vehicle are Permitted Disposals under the other paragraphs of the Permitted Disposal definition listed in this paragraph (a)(i);

(ii)	which is an individual Disposal where the Net Cash Proceeds from such Disposal are in an amount less than EUR 1,000,000.00 (or its equivalent in other currencies);

(iii)

which is a Permitted Disposal to the extent not otherwise excluded in this definition, where the Net Cash Proceeds of such disposal are, within 12 Months of the later of (i)    the date of completion of such Permitted Disposal and (ii) the receipt of such Net Cash Proceeds, applied or committed to be applied by the board of the Company (and if so committed to be applied, are actually applied within 18 Months of receipt) in the purchase of replacement assets or to finance or refinance Permitted Acquisitions, Capital Expenditure Permitted Joint Ventures or the acquisition of other assets that are used or useful in a similar, related or complementary business to the Group, or otherwise applied in mandatory prepayment of the Facilities in accordance with Clause 12.4 (Application of prepayments) and to the extent required any Permitted Alternative Debt which constitutes “Senior Secured Creditor Liabilities” (as defined in the Intercreditor Agreement) pro rata between them; and

(iv)

which, when aggregated with the Net Cash Proceeds of other Disposals made in the same Financial Year, has a maximum aggregate amount of EUR 5,000,000 (or its equivalent in other currencies) provided that the Net Cash Proceeds of a Disposal under paragraphs (i) and (iii) above shall be disregarded for the purposes of calculating the amount of the Net Cash Proceeds under this paragraph (iv).

“Excluded Insurance Proceeds” means the Net Cash Proceeds received by the Group of any insurance claim:

(i)	which are received in respect of third party liability, public liability, directors liability, business interruption, loss of earnings or similar claims; or

(ii)

in respect of the loss or destruction of assets and where the Net Cash Proceeds of such insurance claim are, within 12 Months of receipt, applied or committed to be applied by the board of the Company (and if so committed to be applied, are actually applied within 18 Months of receipt) in the replacement, reinstatement and/or repair of the relevant asset (or reimbursement of a member of the Group for funding any of the foregoing) or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made, or otherwise applied in mandatory prepayment of the Facilities and to the extent required, Additional Facility in accordance with Clause 12.4 (Application of prepayments) or any Permitted Alternative Debt which constitutes “Senior Secured Creditor Liabilities” (as defined in the Intercreditor Agreement) pro rata between them;

(iii)	which relates to an individual claim the aggregate proceeds of which are less than EUR 1,000,000 (or its equivalent in other currencies); or

(iv)

which, when aggregated with the Net Cash Proceeds of other insurance claims made in the same Financial Year, has a maximum aggregate amount of EUR 5,000,000 (or its equivalent in other currencies) provided that the Net Cash Proceeds from an insurance claim under paragraphs (i) to (iii) above shall be disregarded for the purposes of calculating the amount of Net Cash Proceeds under this paragraph (iv).

“Excluded Recovery Proceeds” means the Net Cash Proceeds received by the Group of any Recovery Claim:

(i)

which are, within 12 Months of receipt, applied or committed to be applied by the board of the Company (and if so committed to be applied, are actually applied within 18 Months of receipt) to satisfy (or reimburse a member of the Group which has discharged) a liability of a member of the Group in compensation for a loss or in rectifying the deficiency (including, without limitation, tax liability, environmental liability, litigation and working capital deficiency) giving rise to that Recovery Claim or otherwise applied in mandatory prepayment of the Facilities and to the extent required, Additional Facility in accordance with Clause 12.4 (Application of prepayments) or any Permitted Alternative Debt which constitutes “Senior Secured Creditor Liabilities” (as defined in the Intercreditor Agreement) pro rata between them;

(ii)	which relates to an individual claim, the aggregate proceeds of which are less than EUR 1,000,000 (or its equivalent in other currencies); or

(iii)

which, when aggregated with the Net Cash Proceeds of other Recovery Claims made in the same Financial Year, has a maximum aggregate amount of EUR 5,000,000 (or its equivalent in other currencies), provided that the Net Cash Proceeds of a Recovery Claim under paragraphs (i) and (ii) above shall be disregarded for the purposes of calculating the amount of the Net Cash Proceeds under this paragraph (iii).

“Insurance Proceeds” means the Net Cash Proceeds received by the Group of any insurance claim (or series of related insurance claims) received in respect of the loss or destruction of assets of the Group except for Excluded Insurance Proceeds.

“Net Cash Proceeds” means the cash proceeds received, in each case, consequent upon a Disposal, insurance claim, Recovery Claim or from a Listing, in each case, after deducting:

(i)

all Taxes incurred and required to be paid or reserved against (as reasonably determined by the Company on the basis of their existing rates) by the seller or claimant in relation to the Disposal, insurance claim, Recovery Claim, or from a Listing (including without limitation any Taxes incurred as a result of the transfer of any cash consideration intra-Group);

(ii)

fees, costs and expenses (including, for the avoidance of doubt, reasonable legal fees, reasonable agents’ commission, reasonable auditors’ fees, reasonable out-of-pocket reorganisation costs (including redundancy, closure and other Restructuring Costs, both preparatory to, and in consequence of, the relevant Disposal, insurance claim, Recovery Claim, or from a Listing));

(iii)

any amount required to be applied in repayment or prepayment of any Financial Indebtedness other than the Facilities or any Non-Specific Permitted Alternative Debt (including, without limitation, to an entity the subject of a Disposal, amounts to be repaid or prepaid to the entity disposed of in respect of intra-Group indebtedness and any third party debt secured on the assets disposed of which is to be repaid or prepaid out of those proceeds) or amounts owed to partners in Permitted Joint Ventures as a consequence of that Disposal, insurance claim, Recovery Claim or from a Listing; and

(iv)	any reasonable amounts retained to cover indemnities, contingent and other liabilities in connection with the Disposal, insurance claim or Recovery Claim, or from a Listing.

“Non-Specific Permitted Alternative Debt” means Permitted Alternative Debt other than Permitted Alternative Debt raised to finance or refinance the asset in respect of which the disposal or claim is being made.

“Recovery Claim” means:

(i)	any claim against the parties to the Acquisition Documents (or any of their respective Affiliates, employees, officers or advisers, or any other person) in relation to the Acquisition Documents; and

(ii)	any claim against the provider of any Report.

“Recovery Proceeds” means the Net Cash Proceeds of any Recovery Claim received by the Group except for Excluded Recovery Proceeds.

(b)

The Company shall ensure that an amount equal to the following amounts is applied in prepayment of the Facilities at the times and in the order of application contemplated by Clause 12.4 (Application of prepayments):

(i)	an amount equal to any Disposal Proceeds;

(ii)	an amount equal to any Insurance Proceeds; and

(iii)	an amount equal to any Recovery Proceeds.

(c)

Any prepayment under this Clause 12.2 (Disposal, insurance and recovery proceeds) shall, unless the Company makes an election under paragraph (g) of Clause 12.4 (Application of prepayments) be made promptly (and by no later than 10 Business Days) after the relevant circumstance or event giving rise to such prepayment.

12.3	Excess Cash Flow

The Company will ensure that, subject to paragraph (g) of Clause 12.4 (Application of prepayments) as soon as reasonably practicable, and in any event within 10 Business Days of the delivery of the Annual Financial Statements for the relevant Financial Year (commencing with the Financial Year ending 31 December 2017, an amount (if positive) equal to the applicable percentage of the Excess Cash Flow for such Financial Year less (i) voluntary prepayments (to the extent not funded with the proceeds of Financial Indebtedness) and Debt Purchase Transactions in accordance with Clause 30 (Restriction on Debt Purchase Transactions) of the Term Facilities by the Group in that Financial Year (to the extent not already deducted in calculating Excess Cash Flow) and between the end of that Financial Year and the date on which the prepayment is to be made hereunder (provided that any such amount so deducted may not be deducted in any subsequent calculation) and (ii) the Excess Cash Flow Deductions for such Financial Year, is applied in prepayment of the Facilities pursuant to Clause 12.4 (Application of prepayments) below where the applicable percentage is set out in the table below opposite the applicable Total Net Leverage Ratio as demonstrated by the Annual Financial Statements for such Financial Year:

Total Net Leverage Ratio	Percentage of Excess Cash Flow
Greater than 4.00:1	50 per cent
Equal to or less than 4.00:1 but greater than 3.00:1	25 per cent
Equal to or less than 3.00:1	0 per cent

12.4	Application of prepayments

(a)

Prepayments made pursuant to paragraph (c) of Clause 12.1 (Exit and Listing), Clause 12.2 (Disposal, insurance and recovery proceeds) and Clause 12.3 (Excess Cash Flow) shall be applied in the following order:

(i)	first, in prepayment of the Term Loans under Facility B1 pro rata, Facility B2 pro rata (if any), each Amortising Facility (if any) and Term Loans under each Additional Facility pro rata;

(ii)

secondly, in cancellation of the Available Commitments under Facility B1, Facility B2 and any other Additional Facility which is a Term Facility pro rata (and the Available Commitment of the respective Lenders under each such Facility will be cancelled rateably);

(iii)

thirdly, in cancellation of the Available Commitments under each Revolving Facility pro rata (and the Available Commitment of the respective Lenders under the relevant Revolving Facility will be cancelled rateably);

(iv)

fourthly, in permanent prepayment and cancellation of Revolving Facility Utilisations pro- rata (such that any outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit) and cancellation of Revolving Facility Commitments pro rata; and

(v)	then, in prepayment and cancellation of the Ancillary Outstandings and Ancillary Commitments pro rata,

provided that any Term Loans under an Additional Facility which is a Term Facility (if any) will only be prepaid in accordance with paragraph (i) above and paragraphs (b) and (c) below and will only be cancelled in accordance with paragraph (ii) above after the end of the applicable Availability Period for each such Additional Facility.

(b)

A prepayment which is to be applied to prepay Amortising Facilities or Amortising Facility Loans shall be applied against the repayment instalments under the relevant Amortising Facility or Amortising Facility Loans (as applicable) pro rata provided that the Company may elect to first apply such prepayment against up to 100 per cent. of the next four repayment instalments under that Amortising Facility or Amortising Facility Loans (as applicable), and then pro rata against the remaining repayment instalments.

(c)

A prepayment which is to be applied to prepay the Term Loans under paragraph (a) above shall, subject to Clause 12.5 (Right to Refuse Prepayment), be applied in amounts which reduce the relevant Facility B1 Loans, Facility B2 Loans and the applicable Term Loans under each Additional Facility which is a Term Facility by the same proportion, and:

(i)	as within Facility B1 or Facility B2, pro rata to each relevant Facility B1 Loan or Facility B2 Loan (as the case may be); and

(ii)	as within each applicable Additional Facility which is a Term Facility, pro rata to each applicable Term Loan.

(d)

The Company and each other Obligor shall use all reasonable endeavours to ensure that any transaction giving rise to a prepayment obligation or obligation to provide cash cover is structured in such a way that it will not be unlawful (including, without limitation, by reason of thin capitalisation, financial assistance, capital maintenance, corporate benefit restrictions on upstreaming cash intra group and the fiduciary and statutory duties of the directors or other officers of any member of the Group) for the Obligors to move the relevant proceeds received between members of the Group to enable a mandatory prepayment to be lawfully made, cash cover lawfully provided and the proceeds lawfully applied as provided under this Clause 12, and/or to minimise the costs and Taxes of making such mandatory prepayment (including using all reasonable endeavours to fund such payment from surplus cash in the Group that is not so trapped provided doing so would not be materially prejudicial to overall Group liquidity or the availability of such cash to members of the Group requiring funds). If, however (other than in respect of a prepayment pursuant to Clause 12.1 (Exit and Listing) the costs and Taxes of making (or moving the funds to make) such mandatory prepayment would exceed 3.00 per cent. of the amount of such payment at that time or after the Company and each such Obligor has used all such reasonable endeavours and taken such reasonable steps, it will still:

(i)

be unlawful (including, without limitation, by reason of thin capitalisation, financial assistance, capital maintenance, corporate benefit restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of the directors or other officers of any member of the Group) or breach contractual restrictions (that were not entered into for the purpose of limiting such prepayment) for such a prepayment to be made and/or cash cover to be provided and the proceeds so applied (including where counsel to the Group has advised that there is a reasonable likelihood of personal liability of management or shareholders); or

(ii)

be unlawful (including, without limitation, by reason of thin capitalisation, financial assistance, corporate benefit restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of the directors or other officers of any member of the Group) or breach contractual restrictions (that were not entered into for the purpose of limiting such prepayment) to make funds available to a member of the Group that could make such a prepayment and/or provide such cash cover or where counsel to the Group has advised that there is a reasonable likelihood of personal liability of management or shareholders, then such prepayment and/or provision of cash cover shall not be required to be made (and, for the avoidance of doubt, the relevant amount shall be available for the working capital purposes of the Group and shall not be required to be paid to a mandatory prepayment account or any other blocked account) provided always that if the restriction preventing such payment/provision of cash cover or giving rise to such liability is subsequently removed, any relevant proceeds will immediately be applied in prepayment and/or the provision of cash cover in accordance with this Clause 12 at the end of the relevant Interest Period(s) to the extent that such payment has not otherwise been made.

(e)	The obligation to make a mandatory prepayment under Clause 12.1 (Exit and Listing) shall not be subject to any limitation set out under paragraph (d) above.

(f)	If any Term Loans are prepaid in accordance with Clause 11.4 (Voluntary prepayment of Term Loans) then:

(i)

the Company may, by giving not less than three Business Days’ notice to the Agent, select in the case of a Term Facility, which Borrower or Borrowers (if more than one) under that Term Facility shall effect repayment of each Loan; or

(ii)	if the Company does not make an election under this paragraph, each Borrower shall effect such repayment on a pro rata basis.

(g)

The Company may elect that any prepayment under Clause 12.2 (Disposal, insurance and recovery proceeds) or Clause 12.3 (Excess Cash Flow) shall be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan provided that:

(i)	if the Company makes such an election then a proportion of the Loan equal to the amount of the relevant prepayment shall be due and payable on the last day of its next Interest Period; and

(ii)

no such election may be made at any time while an Event of Default has occurred and is continuing, and if the Company has so made an election under this paragraph but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable.

12.5	Right to Refuse Prepayment

(a)

The Agent shall notify the Lenders as soon as practicable of any proposed prepayment of Term Loans under Clause 11.4 (Voluntary prepayment of Term Loans), paragraph (c) of Clause 12.1 (Exit and Listing), 12.2 (Disposal, insurance and recovery proceeds) or 12.3 (Excess Cash Flow) whereupon the Agent shall notify the Lenders accordingly.

(b)

Subject to paragraph (d) below, if a Facility B1 Lender or a Lender under an Additional Facility that is a Term Facility (a “Non-Accepting Lender”) to which the proposed payment under Clause 11.4 (Voluntary prepayment of Term Loans), paragraph (c) of Clause 12.1 (Exit and Listing), Clause 12.2 (Disposal, insurance and recovery proceeds) or 12.3 (Excess Cash Flow) would otherwise be made, gives notice to the Agent by 11.00 a.m. on the third Business Day prior to the date on which a prepayment referred to in paragraph (a) above is to be made (or such shorter period as the Majority Lenders may agree) of its intention to waive its right to receive such prepayment, that Lender will waive its right to receive such prepayment to the extent specified in its notice.

(c)

If any Non-Accepting Lender delivers any notice under paragraph (b) above, the amount in respect of which that Non-Accepting Lender has waived its right to prepayment (the “Waived Amount”) shall be offered on a pro rata basis to the other Facility B1 Lenders (pro rata to their Facility B1 Commitments). To the extent that those Facility B1 Lenders elect not to receive any part of the Waived Amount, the balance of the Waived Amount shall be applied to any Additional Facility Lenders (after the end of the applicable Availability Period for the relevant Additional Facility Commitments) pro rata to their respective participations. In the event that those Lenders do not have sufficient Loans outstanding against which to apply the Waived Amount, the balance of the Waived Amount shall be offered to any Lenders that do wish to receive such further part of the Waived Amount (pro rata among them if there are insufficient Waived Amounts to meet their wishes) provided that any balance of the Waived Amount not so distributed to other Lenders shall be retained by the Group.

(d)

Notwithstanding anything to the contrary herein, no Lender may waive all or a specified part of its share of a prepayment of Facility B1 or an Additional Facility under paragraph (b) above if such prepayment is made in accordance with Clause 11.4 (Voluntary prepayment of Term Loans) or Clause 12.2 (Disposal, insurance and recovery proceeds) and gives rise to a full repayment of all outstanding Loans under Facility B1 or an Additional Facility (as applicable).

12.6	Excluded proceeds

(a)

Where Excluded Recovery Proceeds, Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the applicable definition of Excluded Recovery Proceeds, Excluded Disposal Proceeds or Excluded Insurance Proceeds), the Company shall ensure that those amounts are used for that purpose and/or otherwise applied in prepayment of the Facilities in accordance with this Clause 12.

(b)

Subject to paragraph (a) above, any proceeds of Disposals, insurance claims, Recovery Claims a Listing and Excess Cash Flow not, in each case, required to be applied in prepayment of the Facilities hereunder, may be retained by the Group for its general corporate purposes and application by it in any manner not restricted by the Finance Documents or to fund or make Capital Expenditure, Permitted Acquisitions, Permitted Joint Ventures, Permitted Loans, Permitted Guarantees, or Permitted Payments or refinance amounts applied for any of the foregoing.

13.	RESTRICTIONS

13.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) or Clause 12.5 (Right to Refuse Prepayment) shall (subject to the terms of those Clauses), unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. In the event that a Borrower delivers a conditional or revocable notice of voluntary cancellation and/or voluntary prepayment under this Agreement, which it shall be permitted to do, that Borrower shall be liable for any Break Costs if the relevant prepayment is not made.

13.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

13.3	No reborrowing of Term Facilities

No Borrower may reborrow any part of a Term Facility which is prepaid.

13.4	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of a Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

13.5	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.6	No reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.7	Agent’s receipt of Notices

If the Agent receives a notice under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) or an election under Clause 12.5 (Right to Refuse Prepayment), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

13.8	Effect of Repayment and Prepayment on Commitments

If all or part of a participation of a Lender in a Term Loan is repaid or prepaid and is not available for redrawing, that Lender’s Commitment under the relevant Facility shall be reduced and cancelled by an amount equal to the amount repaid or prepaid.

13.9	Application of prepayments

Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 11.1 (Illegality) or Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank)) shall be applied pro rata to each Lender’s participation in that Utilisation.

14.	INTEREST

14.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	EURIBOR for Utilisations in EUR or TELBOR for Utilisations in New Israeli Shekel and LIBOR for all other Utilisations.

14.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

14.3	Default interest

(a)

If the Company or an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall, to the extent permitted by law, accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Company or the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded (to the extent permitted under applicable law) with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement.

15.	INTEREST PERIODS

15.1	Selection of Interest Periods and Terms

(a)

A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time.

(c)	If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d)

Subject to this Clause 15, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or such other period agreed between the Company and the Agent (acting on the instructions of the Majority Lenders in relation to the relevant Loan).

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Revolving Facility Loan has one Interest Period only.

(h)	A Borrower (or the Company on its behalf) may select an Interest Period of less than one Month:

(i)

in relation to a Term Facility if necessary or desirable to implement any interest rate hedging in relation to the Facilities which the Group is required to enter into in accordance with this Agreement; and

(ii)

in relation to an Amortising Facility if necessary or desirable to ensure that there are Amortising Facility Loans (with an aggregate Base Currency Amount) equal to or greater than an Amortising Facility Repayment Instalment with an Interest Period ending on a Amortising Facility Repayment Date for an Amortising Facility in order for the Borrowers to make the Amortising Facility Repayment Instalment due on that date.

(i)

Prior to the completion of syndication of the Facilities in the manner agreed between the Company and the Mandated Lead Arrangers on or prior to the date of this Agreement (as notified by the Mandated Lead Arrangers to the Company), Interest Periods shall be one or two weeks for the first Month after the Closing Date and thereafter, one Month till the end of the Syndication Date (as defined in the Fee and Syndication Letter) or, in each case, such other period as the Agent and the Company may agree.

15.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

15.3	Consolidation and division of Term Loans

(a)	If two or more Interest Periods:

(i)	relate to any Facility B1 Loans or Facility B2 Loans to be made to the same Borrower; and

(ii)	end on the same date,

those Facility B1 Loans or Facility B2 Loans will, unless the Company or the relevant Original Borrower requests to the contrary in a Selection Notice for the next Interest Period or those Loans are denominated in different currencies, be consolidated into, and treated as, a single Facility B1 Loan or Facility B2 Loan (as the case may be) on the last day of the Interest Period.

(b)	If two or more Interest Periods:

(i)	relate to Additional Facility Loans to be made to the same Borrower by the same Lenders under the same Additional Facility which is a Term Facility; and

(ii)	end on the same date,

those Additional Facility Loans will, unless that Additional Facility Borrower requests to the contrary in a Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Additional Facility Loan on the last day of the Interest Period.

(c)

Subject to Clause 4.4 (Maximum number of Utilisations), and Clause 5.3 (Currency and amount) if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans under the relevant Facility, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the relevant Term Loan immediately before its division.

16.	CHANGES TO THE CALCULATION OF INTEREST

16.1	Absence of quotations

Subject to Clause 16.2 (Market disruption) if LIBOR, EURIBOR or, if applicable, TELBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR, EURIBOR or TELBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

16.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling two Business Days after the Quotation Day (or, if earlier, on the date falling five Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select (“Funding Rate”), provided that, if the percentage rate per annum notified by the Lender is less than the applicable LIBOR, EURIBOR or TELBOR, or a Lender has not notified the Agent of a percentage rate per annum, the cost of that Lender of funding its participation in that Loan for that Interest Period shall be deemed (for the purposes of this paragraph (a)) to be the applicable LIBOR, EURIBOR or TELBOR.

(b)	In this Agreement:

“Market Disruption Event” means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period, LIBOR, EURIBOR or TELBOR, is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine the applicable LIBOR, EURIBOR or TELBOR, for the relevant currency and Interest Period; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of the applicable LIBOR, EURIBOR or TELBOR.

16.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

16.4	Break Costs

(a)

Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, together with any demand by the Agent under paragraph (a) above, provide a certificate confirming the amount of (and giving reasonable details of the calculation of) its Break Costs for any Interest Period in which they accrue, a copy of which shall be provided to the Company.

17.	FEES

17.1	No deal, No fees

(a)

Subject to paragraph (b) below, no fees (including for the avoidance of doubt, arrangement, underwriting, market participation, ticking and commitment fees), commissions, costs or other expenses will be payable unless the Closing Date occurs.

(b)

Reasonable and properly incurred legal costs, expenses and disbursements in connection with the drafting and negotiation of the Finance Documents and any other pre-agreed costs or expenses, in each case, up to amounts agreed (if any agreed) between the Mandated Lead Arrangers and the Company (or on its behalf) and the Agent, the Security Agent and the Company (or on its behalf) will be payable by the Company (or on its behalf) even if the Closing Date does not occur.

17.2	Commitment fee

(a)	The Company shall pay (or procure there is paid) to the Agent (for the account of each Lender) a fee in the Base Currency computed at:

(i)

the rate of 35 per cent. of the applicable Margin on that Lender’s Available Commitment under the Original Revolving Facility for the period commencing on the Closing Date and ending on the last day of the Availability Period applicable to the Original Revolving Facility; and

(ii)	the rate and for the period (if any) specified in the relevant Additional Facility Notice on that Additional Facility Lenders Available Commitment under the relevant Additional Facility.

(b)

The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period applicable to the Original Revolving Facility or Additional Facility (as applicable), on the last day of the Availability Period applicable to the Original Revolving Facility or Additional Facility and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No accrued commitment fee shall be payable if the Closing Date does not occur.

(d)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

17.3	Ticking fee

The Company shall pay (or procure there is paid) to the Mandated Lead Arrangers a ticking fee in the amount and at the times agreed in the Fee and Syndication Letter.

17.4	Agent and Security Agent fees

The Company shall pay (or procure there is paid) to the Agent and the Security Agent (in each case for its own account) a fee in the amount and at the times agreed in a Fee Letter.

17.5	Fees payable in respect of Letters of Credit

(a)

The Company or a Revolving Facility Borrower shall pay (or procure there is paid) to the Issuing Bank a fronting fee at the rate of 0.125 per cent. per annum (unless otherwise agreed by the relevant Issuing Bank) on the part of its outstanding exposure under each Letter of Credit requested by it which is counter-indemnified by other Lenders (that are not Affiliates of the Issuing Bank) and which is not cash collateralised, repaid, prepaid or cancelled, for the period from the issue of that Letter of Credit until its Expiry Date (or the date of its repayment, prepayment or cancellation, if earlier).

(b)

The Company or each Revolving Facility Borrower for whose account a Letter of Credit is issued shall pay (or procure there is paid) to the Agent (for the account of each Revolving Facility Lender) a Letter of Credit fee in the currency of that Letter of Credit on the outstanding amount of each Letter of Credit (excluding any amount in respect of which cash cover has been provided by the Borrower) requested by it for the period from the issue of that Letter of Credit until the Expiry Date (or the date of its cancellation then, if earlier). The Letter of Credit fee shall be computed at the rate equal to the applicable Margin for the Revolving Facility. Any such fee shall be distributed according to each Facility Lender’s L/C Proportion of that Letter of Credit.

(c)

The fees payable under paragraphs (a) and (b) above shall be payable on each Quarter Date and on the date on which the relevant Letter of Credit is repaid or prepaid or the relevant Revolving Facility Commitments are cancelled in full.

17.6	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility.

17.7	Prepayment fee

Any (x) voluntary refinancing (other than in connection with any transaction that would constitute a Change of Control, Listing or other Transformative Acquisition) of Facility B1, in whole or in part, with other syndicated term loans under credit facilities with a lower yield than the yield applicable to Facility B1, or (y) any amendment of this Agreement (other than an amendment of this Agreement in connection with any transaction that would constitute a Change of Control, Listing or Transformative Acquisition) that reduces the yield applicable to Facility B1, in either case that occurs prior to the date falling six Months from the Closing Date and the primary purpose (as determined in good faith by the Company) of which is to reduce the yield on Facility B1, shall:

(i)

in the case of paragraph (x) above, be subject to a prepayment fee in the Base Currency equal to 1.00 per cent. flat on the principal amount of that Lender’s participation in the amount of the Facility B1 Loans which are prepaid in connection with such refinancing; and

(ii)

in the case of paragraph (y) above, be subject to a payment in the Base Currency equal to an amount equal to 1.00 per cent. flat on the aggregate principal amount of the Facility B1 Loan of each Lender:

(A)

that shall have been subject to a mandatory transfer or prepayment pursuant to Clause 41.4 (Replacement of a Lender) in case such Lender is a Non- Consenting Lender in respect of the amendment set out in paragraph (y) above; or

(B)	that rolls or transfers into the new or replacement tranche of term loan(s) that is put in place as part of or participates in, that re-pricing pursuant to such amendment.

18.	TAXES

18.1	Tax Definitions

In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant UK Obligor, which:

(i)

where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part II of Schedule 1 (The Original Parties) or, if not provided in Part II of Schedule 1 (The Original Parties), as provided in writing to the Company, and

(A)

where the UK Obligor is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement or the date of written notification from such Treaty Lender, as applicable; or

(B)	where the UK Obligor is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that UK Obligor becomes an Additional Borrower; or

(ii)

where it relates to a Treaty Lender that is a New Lender, a nominee branch or Affiliate under Clause 2.5 (Lender Affiliates), an Additional Lender or an Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Notice or, if not provided therein, as provided in writing to the Company, and

(A)

where the UK Obligor is a Borrower as at the relevant Transfer Date (or date on which the increase in Commitments or Additional Facility Commitments described in the relevant Increase Confirmation or Additional Facility Lender Accession Notice, as applicable, takes effect) is filed with HM Revenue & Customs within 30 days of that Transfer Date (or date on which the increase in Commitments or Additional Facility Commitments described in the relevant Increase Confirmation or Additional Facility Lender Accession Notice, as applicable, takes effect); or

(B)

where the UK Obligor is not a Borrower as at the relevant Transfer Date (or date on which the increase in Commitments or Additional Facility Commitments described in the relevant Increase Confirmation or Additional Facility Lender Accession Notice, as applicable, takes effect), is filed with HM Revenue & Customs within 30 days of the date on which that UK Obligor becomes an Additional Borrower.

“Dutch Obligor” means any Obligor treated as resident for the tax purposes in the Netherlands.

“Dutch Qualifying Lender” means in respect a Dutch Obligor, a Lender:

(b)	that is a Treaty Lender; or

(c)

which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan and to which any payment of interest in respect of such an advance can be made without a Tax Deduction being imposed pursuant to the laws of the Netherlands.

“Israeli Obligor” means any Obligor treated as resident for the tax purposes in Israel.

“Luxembourg Obligor” means any Obligor treated as resident for the tax purposes in Luxembourg.

“Luxembourg Qualifying Lender” means in respect of a Luxembourg Obligor, a Lender:

(a)	that is a Treaty Lender; or

(b)

which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan and to which any payment of interest in respect of such an advance can be made without a Tax Deduction being imposed pursuant to the laws of Luxembourg (including, for the avoidance of doubt, any Tax Deduction imposed pursuant to the Luxembourg law dated 23 December 2005, as amended).

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)	a Dutch Qualifying Lender;

(b)	a UK Qualifying Lender;

(c)	a Luxembourg Qualifying Lender; and

(d)	a US Qualifying Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax Gross Up) or a payment under Clause 18.3 (Tax Indemnity).

“Treaty Lender” means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the applicable Treaty;

(ii)	does not carry on a business in the jurisdiction of residence of the relevant Obligor through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)

satisfies any other conditions which must be satisfied under the relevant Treaty by residents of that Treaty State for such residents to obtain full exemption from Tax imposed on interest by the jurisdiction of residence of the relevant Obligor, subject to the completion of procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) in force with the relevant Obligor’s jurisdiction of residence which makes provision for full exemption from Tax imposed by that jurisdiction on interest.

“UK Obligor” means any Obligor treated as resident for the tax purposes in the United Kingdom.

“UK Non-Bank Lender” means: (a) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part III of Schedule 1 (The Original Parties); and (b) where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a UK Tax Confirmation in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Notice which it executes on becoming a Party or (in the case of a nominee branch or Affiliate under Clause 2.5 (Lender Affiliates)), the Transfer Certificate, Assignment Agreement or other notice in which it is nominated.

“UK Qualifying Lender” means in respect of a UK Obligor:

(i)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a Treaty Lender; or

(ii)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“US Qualifying Lender” means: a Lender which is:

(i)	a US Person;

(ii)	a Treaty Lender; or

(iii)	otherwise entitled to receive all payments of interest under the Finance Documents without deduction or withholding of any US federal withholding Taxes (excluding any Taxes imposed under FATCA).

Unless a contrary indication appears, in this Clause 18 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination acting reasonably and in good faith.

18.2	Tax Gross Up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which, after making any Tax Deduction, leaves an amount equal to the payment which would have been due had no Tax Deduction been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the Netherlands, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Dutch Qualifying Lender in relation to the Dutch Obligor to which the payment relates but on that date that Lender is not, or has ceased to be, a Dutch Qualifying Lender in respect of that Dutch Obligor other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)

the relevant Lender is a Treaty Lender in relation to the Dutch Obligor to which the payment relates and the Obligor making the payment is able to demonstrate that the payment could have been made to that Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below.

(e)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Luxembourg Qualifying Lender in relation to the Luxembourg Obligor to which the payment relates but on that date that Lender is not, or has ceased to be, a Luxembourg Qualifying Lender in respect of that Luxembourg Obligor other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority;

(ii)

the relevant Lender is a Treaty Lender in relation to the Luxembourg Obligor to which the payment relates and the Obligor making the payment is able to demonstrate that the payment could have been made to that Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below; or

(iii)	the Tax Deduction is due under the Luxembourg law dated 23 December 2005 introducing a withholding tax on certain interest payments made to Luxembourg resident individuals.

(f)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender in relation to the UK Obligor to which the payment relates, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)	the relevant Lender has not given a UK Tax Confirmation to the Company; and

(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a UK Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the relevant Lender is a Treaty Lender in relation to the UK Obligor to which the payment relates and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) or (k) (as applicable) below.

(g)

If an Obligor is required by law to make a Tax Deduction it shall make the Tax Deduction and any payment required in connection with that Tax Deduction in the time allowed by law and minimum amount required by law.

(h)

Within 30 days after making either a Tax Deduction or a payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the relevant Finance Party entitled to payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been made to the relevant Tax authority.

(i)

A Treaty Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate promptly in completing or assisting with the completion of any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(j)

(i)

Each Lender agrees to provide each Requesting Israeli Obligor with the Israeli Taxation Documentation requested of it on or before the later of (x) 30 days from the date on which the relevant request was received by such Lender and (y) 15 Business Days from the date on which the relevant Lender has possession of the relevant Israeli Taxation Documentation, provided such Israeli Taxation Documentation can reasonably be obtained by such Lender.

(ii)

For the purposes of paragraph (i) above, each Lender agrees to use its reasonable endeavours to obtain any Israeli Taxation Documentation that is not in its possession as at the date on which any request by a Requesting Israeli Obligor referred to in paragraph (i) above was received by such Lender.

(iii)

If on the date on which the payment falls due the relevant Lender has failed to comply with its obligations under paragraph (i) or (ii), then the relevant Obligor shall only be required to increase a payment under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Israel to the extent it would have been required to increase such payment had that relevant Lender complied with its obligations under paragraphs (i) or (ii) as applicable.

(iv)	For the purposes of this paragraph (i):

(A)

“Israeli Taxation Documentation” means parts A through G of ITA Form A/114 and any additional documentation reasonably requested by a Requesting Israeli Obligor and which the relevant Lender agrees (in its reasonable discretion to provide); and

(B)	“Requesting Israeli Obligor” means an Obligor treated as resident for tax purposes in Israel that submits a written request for Israeli Taxation Documentation to a Lender.

(k)	In respect of a UK Obligor:

(i)

a Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in of Part II of Schedule 1 (The Original Parties) or otherwise in writing to the Company prior to or on about the date on which the first UK Obligor becomes a Party; and

(ii)

a New Lender, a nominee branch or Affiliate under Clause 2.5 (Lender Affiliates), an Increase Lender or an Additional Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Notice which it executes or (in the case of a nominee branch or Affiliate under Clause 2.5 (Lender Affiliates)), the Transfer Certificate, Assignment Agreement or other notice in which it is nominated or, otherwise in writing to the Company prior to or on the date on which a UK Obligor becomes a Party if no UK Obligor is then a Party, and, having done so, that Lender shall be under no obligation pursuant to paragraph (h) above in relation to any UK Obligor (or any Guarantor in respect of any amount due from a UK Obligor) making a payment to that Lender.

(l)

Each Lender that includes the confirmation described in paragraph (k)(i) above in Schedule 1Part II of Schedule 1 (The Original Parties) or the confirmation described in paragraph (k)(ii) above in the relevant Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Notice thereby notifies each UK Obligor (including any Additional Borrower which is a UK Obligor) that, to the extent that that Lender is a Lender under a Facility made available to that Borrower and the HMRC DT Treaty Passport scheme is to apply in respect of that Lender’s Commitment(s) or its participation in any Utilisation to that Borrower, that Borrower must file a Borrower DTTP Filing.

(m)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (k) above and:

(i)	a UK Obligor making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a UK Obligor making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the UK Obligor authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the UK Obligor has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Obligor to obtain authorisation to make that payment without a Tax Deduction.

(n)

A payment by a US Tax Obligor in respect of either a Revolving Facility Loan to a US Borrower or a Loan under an Additional Facility which is designated as Facility B2 (or any other loan under an Additional Facility under which the US Co-Borrower is a Borrower) shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United States, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a US Qualifying Lender, but on that date that Lender is not or has ceased to be a US Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or US Treaty or any published practice or published concession of any relevant taxing authority, except, in the case of a New Lender, to the extent that, as of the relevant Transfer Date, increased amounts with respect to Tax Deductions were payable to the Existing Lender from which the New Lender received its interest in the relevant Loan; or

(ii)

that Lender has not complied with its obligations under Clause 18.8 (US Withholding Tax Forms) and the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had complied with such obligations.

(o)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (k) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(p)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(q)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a UK Tax Confirmation to the Borrowers by entering into this Agreement.

(r)	A UK Non-Bank Lender shall promptly notify the Obligors’ Agent and the Agent if there is any change in the position from that set out in the UK Tax Confirmation.

18.3	Tax Indemnity

(a)

The Company shall, within five Business Days of demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the laws of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the laws of the jurisdiction in which that Finance Party’s Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent that a loss, liability or cost:

(A)	is compensated for by an increased payment pursuant to Clause 18.2 (Tax Gross Up); or

(B)	would have been so compensated but was not so compensated solely because one of the exclusions in paragraphs (d), (e), (f), (j) or (n) of Clause 18.2 (Tax Gross Up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party; or

(D)	is compensated for by Clause 18.6 (Stamp taxes) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied).

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent will notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent.

18.4	Tax Credits

If an Obligor makes a Tax Payment and the relevant Finance Party determines that;

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party or an Affiliate has obtained and utilised that Tax Credit,

the Finance Party shall pay within five (5) Business Days upon the utilisation of any Tax Credit an amount to the Obligor which that Finance Party determines will leave it or the Affiliate (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

18.5	Lender Status Confirmation

(a)

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, the Assignment Agreement, the Increase Confirmation or the Additional Facility Lender Accession Notice which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	with respect to a UK Obligor:

(A)	not a UK Qualifying Lender;

(B)	a UK Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender;

(ii)	with respect to a Luxembourg Obligor:

(A)	not a Luxembourg Qualifying Lender;

(B)	a Luxembourg Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender;

(iii)	with respect to a Dutch Obligor:

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender;

(iv)	with respect to an Israeli Obligor:

(A)	such Lender is tax resident in Israel;

(B)	such Lender is not tax resident in Israel but is tax resident in a jurisdiction that has a double taxation agreement with Israel (and it shall specify which jurisdiction); or

(C)	such Lender is not tax resident in Israel but is tax resident in a jurisdiction that has no double taxation agreement with Israel (and it shall specify which jurisdiction);

(v)	with respect to a US Tax Obligor:

(A)	not a US Qualifying Lender;

(B)	a US Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender.

If a New Lender, Increase Lender of Additional Facility Lender fails to indicate its status in accordance with this Clause 18.5 then such New Lender, Increase Lender or Additional Facility Lender shall be treated for the purposes of this Agreement (including by each relevant Obligor) as if it is (x) not a Dutch Qualifying Lender, a UK Qualifying Lender or a Luxembourg Qualifying Lender (as relevant) until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Notice shall not be invalidated by any failure of a Lender to comply with this Clause 18.5.

18.6	Stamp taxes

The Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except, for any such tax payable in connection with the entry into of a Transfer Certificate or Assignment Agreement in accordance with Clause 29 (Changes to the Lenders) (except where the entry into such Transfer Certificate or Assignment Agreement is pursuant to Clause 21.1 (Mitigation) or Clause 41.4 (Replacement of Lender)) and except pursuant or to the extent that such stamp duty, registration or other similar Tax that becomes payable upon a voluntary registration, submission or filing made by any Party if such registration, submission or filing is or was not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Party or the obligations of any Party under any Finance Document.

18.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply and accordingly, subject to paragraph (b) below if VAT is or becomes chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration for that supply) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) the Finance Party for the full amount of such costs or expense (including any part thereof which represents VAT, save to the extent that the Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in Clause 18.7 (VAT) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated a making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

18.8	US Withholding Tax Forms

In respect of a Revolving Facility Loan to a US Borrower, on or prior to the date on which a Lender or Agent to such US Borrower becomes a Party to this Agreement (and from time to time thereafter upon the request of such Borrower or the Agent, as applicable, or on or before the expiration, obsolescence or invalidity of any previously delivered US Withholding Tax Form), such Lender or Agent shall provide to each such Borrower and Agent, as applicable, two (2) copies of properly completed US Withholding Tax Forms.

In respect of a Loan or a Loan under an Additional Facility which is designated as Facility B2 (or any other loan under an Additional Facility under which the US Co-Borrower is a Borrower), upon the reasonable request of the US Co-Borrower or the Agent, as applicable, (and on or before the expiration, obsolescence or invalidty of any previously delivered US Withholding Tax Form) a Lender or Agent shall provide to the US Co-Borrower and Agent, as applicable, two (2) copies of properly completed US Withholding Tax Forms.

Notwithstanding the foregoing, no Lender or Agent shall be required to submit any US Withholding Tax Form if that Lender or Agent is not legally entitled to do so.

18.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.

18.10	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Borrower or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Borrower and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Borrower on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	the date a new US Borrower accedes as a Borrower; or

(iv)	where a Borrower is not a US Borrower, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on IRS Form W-8, IRS Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

18.11	Loans to US Co-Borrower

The Parties agree to treat each Facility B2 Loan, and any other Loan to the US Co-Borrower, as a Loan to the Company (and not as a Loan to the US Co-Borrower) for US federal income tax purposes.

19.	INCREASED COSTS

19.1	Increased costs

(a)

Subject to Clause 19.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or treaty after the date of this Agreement (or, if later, and unless at such time the Majority Lenders are making a claim pursuant to this Clause 19, the date it became a Party) or (ii) compliance with any law or regulation or treaty made after the date of this Agreement (or, if later, and unless at such time the Majority Lenders are making a claim pursuant to this Clause 19, the date it became a Party) or (iii) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

Increased Costs means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or providing an Additional Facility Notice or funding or performing its obligations under any Finance Document or Letter of Credit.

19.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased costs) shall notify the Agent or the relevant Borrower of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and the calculation of the Increased Cost) confirming the amount of its Increased Costs, a copy of which shall be provided to the Company. For the avoidance of doubt, a Finance Party is not obliged to divulge any confidential or sensitive information when providing details and calculations of the Increased Cost.

19.3	Exceptions

(a)	Clause 19.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 18.3 (Tax Indemnity) or would have been compensated for under Clause 18.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax Indemnity) applied);

(iv)

compensated for by Clause 18.6 (Stamp taxes) or Clause 18.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exclusions in the relevant clause applied);

(v)	attributable to any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy);

(vi)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (other than Basel III) (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) but excluding any Increased Cost attributable to Basel III or any other law or regulation which implements Basel III (in each case, unless a Finance Party was or reasonably should have been aware of that Increased Cost on the date on which it became a Finance Party under this Agreement);

(vii)	attributable to the breach by the Finance Party or its Affiliates making such claim of any law, regulation or treaty or the terms of any Finance Document;

(viii)

attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any Affiliate of it) making such claim by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it;

(ix)

attributable to the implementation or application of, or compliance with, Basel III or CRD IV to the extent that a Finance Party knew about or could reasonably be expected to have known about the relevant Increased Cost on or prior to the date on which it became a Finance Party (provided that, if the Increased Cost was not fully quantifiable on or prior to the date on which it became a Finance Party, Clause 19.1 (Increased costs) shall apply to that amount of the Increased Cost which was not, or could not reasonably be expected to have been, quantifiable);

(x)	not notified to the Agent or the Company in accordance with paragraph (a) of Clause 19.2 (Increased cost claims).

(b)	In this Clause 19.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 18.1 (Tax Definitions).

(c)	In this Agreement:

“Basel III” means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

“CRD IV” means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

20.	OTHER INDEMNITIES

20.1	Currency indemnity

(a)

If any sum due from the Company or an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Company or that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Company or that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities

(a)

The Company shall (or shall procure that an Obligor will), within three Business Days of demand (which demand shall be accompanied by reasonable calculations or details of the amount demanded) indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by the Company or an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower (or the Company) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)

issuing or making arrangements to issue a Letter of Credit requested by the Company or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(v)	any prepayment payable by any Borrower under the Finance Documents not being paid after irrevocable notice of such prepayment has been made to the Agent.

(b)

Bidco shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each an “Indemnified Person”), against any cost, loss, liability or expense incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), except to the extent such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate) and provided that the Indemnified Persons together shall instruct only one legal counsel in any one jurisdiction at any one time (unless it is reasonably determined they have a conflict as between themselves).

(c)

Notwithstanding any other provision in this Agreement, each Indemnified Person shall be entitled to rely on the indemnities contained in this paragraph (c) as if it were a party to this Agreement. Any Indemnified Person may rely on this Clause 20.2 subject to Clause 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

20.3	Indemnity to the Agent

Each Obligor shall within 5 Business Days of demand indemnify the Agent against any third party cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it (or which the Lenders) reasonably believes is an Event of Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (in each case subject to a pre-agreed cap) as permitted under this Agreement; and

(d)

any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

20.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Parent to comply with its obligations under Clause 22 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 20.4 will not be prejudiced by any release or disposal under clause 14.2 (Distressed Disposals) of the Intercreditor Agreement taking into account the operation of that clause.

(c)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

21.	MITIGATION BY THE LENDERS

21.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) (or, in respect of the Issuing Bank, Clause 11.2 (Illegality in relation to Issuing Bank)), Clause 18 (Taxes) or Clause 19 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or use reasonable efforts to book its Commitments in a Facility Office which would reduce, to the extent applicable, any Tax Deduction (as defined in Clause 18.1 (Tax Definitions)) (provided that no Finance Party shall be obliged to book its commitments in a Facility Office which would reduce any Tax Deduction (as defined in Clause 18.1 (Tax Definitions)) imposed by Israel, if it is in the opinion of that Finance Party (acting reasonably) that to do so might be prejudicial to it).

(b)	Paragraph (a) above does not in any way limit the obligations of the Company or any Obligor under the Finance Documents.

21.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

22.	COSTS AND EXPENSES

22.1	Transaction expenses

(a)

The Company shall within 5 Business Days of demand pay the Agent, the Mandated Lead Arrangers, the Issuing Bank and the Security Agent (and, in the case of the Security Agent, any Receiver or Delegate) the amount of all reasonable costs and expenses (including, but not limited to, legal fees (subject to agreed caps, if any)) reasonably incurred by any of them (evidence of which shall be provided to the Company) in relation to the Acquisition, the Finance Documents and the arrangement, negotiation, preparation, printing, execution and syndication and perfection of the Facilities up to a maximum amount agreed (if any).

(b)	The obligation to pay in paragraph (a) above shall only arise if the Company has first been provided with information in writing in reasonable detail about the nature of such costs and expenses.

22.2	Amendment costs

If (a) the Company or an Obligor requests an amendment, waiver or consent, or (b) an amendment or other step or action is required pursuant to Clause 2.2 (Additional Facility) or Clause 35.10 (Change of currency), the Company shall, within five Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all reasonable third party costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) (in each case, subject to agreed caps (if any)) in responding to, evaluating, negotiating or complying with that request or requirement.

22.3	Enforcement and preservation costs

The Company shall, within five Business Days of demand, pay each Secured Party the amount of all costs and expenses (including, but not limited to, legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

23.	GUARANTEES AND INDEMNITY

23.1	Guarantee and indemnity

Subject to Clause 1.10 (Effectiveness), each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by the Company and each other Obligor of all the Company’s or that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Company or an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.

The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee.

23.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Company or any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Company or any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Company any Obligor or other person;

(b)	the release of any other Obligor, the Company or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, the Company or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Company, an Obligor or any other person;

(e)

any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

23.5	Guarantor Intent

Without prejudice to the generality of Clause 23.4 (Waiver of defences) but subject to the guarantee limitations set out in Clause 23.11 (Guarantee Limitations: General) to 23.15 (Additional Guarantee Limitations), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

23.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person or to require that any liability under this Clause 23 be divided or apportioned with any other person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

Until all amounts which may be or become payable by the Company or the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)

in respect of any amounts received or recovered by any Finance Party after a claim pursuant to this guarantee in respect of any sum due and payable by any Obligor under this Agreement place such amounts in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate to discharge in full all amounts then due and payable under the Finance Documents.

23.8	Deferral of Guarantors’ and the Company’s rights

Until all amounts which may be or become payable by the Company or the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:

(a)	to be indemnified by the Company or an Obligor;

(b)	to claim any contribution from any other guarantor of the Company or any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring the Company or any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor or the Company has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against the Company or any Obligor; and/or

(f)	to claim or prove as a creditor of the Company or any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Company or the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

23.9	Release of Guarantors’ and the Company’s right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor or any of its Holding Companies then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.11	Guarantee Limitations: General

(a)	Without limiting any specific exemptions set out below:

(i)

no Guarantor’s obligations and liabilities under this Clause 23 and under any other guarantee or indemnity provision in a Finance Document (the “Guarantee Obligations”) will extend to include any obligation or liability; and

(ii)	no Transaction Security granted by a Guarantor will secure any Guarantee Obligation,

if to the extent doing so would be unlawful financial assistance or distribution (notwithstanding any applicable exemptions and/or undertaking of any applicable prescribed whitewash or similar financial assistance procedures) in respect of, for the purpose of or in connection with the acquisition of shares in itself or its Holding Company under the laws of its jurisdiction of incorporation.

(b)

If, notwithstanding paragraph (a) above, the giving of the guarantee in respect of the Guarantee Obligations or Transaction Security would be unlawful financial assistance, then, to the extent necessary to give effect to paragraph (a) above, the obligations under the Finance Documents will be deemed to have been split into two tranches; “Tranche 1” comprising those obligations which can be secured by the Guarantee Obligations or Transaction Security without breaching or contravening relevant financial assistance laws and “Tranche 2” comprising the remainder of the obligations under the Finance Documents. The Tranche 2 obligations will be excluded from the relevant Guarantee Obligations and will be allocated to the Revolving Facility to which those obligations relate, to the extent that that can be determined and is permissible under the laws of the jurisdiction of incorporation of the Guarantor in question.

23.12	Guarantee Limitations: Luxembourg

Notwithstanding the foregoing and any other provision of any Finance Document to the contrary, the obligations and liabilities of a Luxembourg Obligor under the Finance Documents for the obligations of any other Obligor (including an Additional Obligor) than itself and which is not a Subsidiary of that Obligor shall be limited at any time (with no double counting), to an aggregate amount not exceeding ninety-five per cent. of the greater of:

(i)

the Luxembourg Obligor’s own funds (“capitaux propres”), as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, or, as the case may be, referred to in any law, regulation or accounting standard, to which Article 34 refers and the debt owed by such Luxembourg Obligor to any of its direct or indirect shareholders as at the date of this Agreement;

(ii)

the Luxembourg Obligor’s own funds (“capitaux propres”), as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, or, as the case may be, referred to in any law, regulation or accounting standard, to which Article 34 refers and the debt owed by such Luxembourg Obligor to any of its direct or indirect shareholders as at the date the Guarantee is called.

The above limitation shall not apply to any amounts borrowed under the Finance Documents and in each case made available, in any form whatsoever, to such Luxembourg Obligor or any of its Subsidiaries.

23.13	Guarantee Limitations: Dutch financial assistance

Notwithstanding any contrary indication in this Agreement, in relation to a Guarantor incorporated under the laws of the Netherlands and any of its subsidiaries, this guarantee shall be limited to the extent required to comply with restrictions on financial assistance in Section 2:98c of the Dutch Civil Code (Burgerlijk Wetboek) or any other applicable law.

23.14	Guarantee Limitations: Israel

Notwithstanding any contrary indication in this Agreement, in relation to a Guarantor incorporated under the laws of the State of Israel and any of its subsidiaries, and with respect to this guarantee and any indemnity or other obligation hereunder, any exercise of the enforcement rights under this Agreement or realisation of the rights hereunder (if such exercise or realisation is determined to be a “distribution” under Section 302 of the Israeli Companies Law of 1999, including a determination by the Guarantor’s board of directors) shall be subject to, and be in an amount up to, the Guarantor’s distributable proceeds at the time of realization, calculated in accordance with the Israeli Companies Law of 1999, provided that a determination of the Guarantor’s board of directors that such exercise or realisation is a “prohibited distribution” under the Israeli Companies Law of 1999 shall not prevent the Secured Parties from seeking a court decision that such exercise or realisation is either not a “distribution” or not a “prohibited distribution” thereunder.

23.15	Guarantee Limitations: US Guarantors

(a)

Notwithstanding anything to the contrary contained herein or in any other Finance Document, the maximum liability of each US Guarantor under this Clause 23.15 shall in no event exceed an amount equal to the greatest amount that would not render such US Guarantor’s obligations hereunder and under the other Finance Documents subject to avoidance under the US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law.

(b)	Notwithstanding any term of any Finance Document, no Revolving Facility Loan to a US Borrower may be, directly or indirectly:

(i)	guaranteed by a Relevant CFC Obligor;

(ii)	secured by any assets of a Relevant CFC Obligor or a subsidiary of a Relevant CFC Obligor (including any Relevant CFC Obligor equity interests held directly or indirectly by a Relevant CFC Obligor);

(iii)	secured by a pledge or other security interest in excess of 65 per cent. of the voting equity interests (and 100 per cent. of the non-voting equity interests) of a Relevant CFC Obligor; or

(iv)

guaranteed by any other subsidiary or secured by a pledge of or security interest in any other subsidiary or other asset, if it would result in material adverse US tax consequences to the Group as reasonably determined by the Borrowers and the Obligor’s Agent and the Agent.

23.16	Additional Guarantee Limitations

The guarantee of any Additional Guarantor is subject to any limitations relating to that Additional Guarantor on the amount guaranteed or to the extent of the recourse of the beneficiaries of the guarantee which is set out in the Accession Deed applicable to such Additional Guarantor and agreed with the Agent (acting reasonably in accordance with the Agreed Security Principles).

24.	REPRESENTATIONS AND WARRANTIES

Each Obligor or solely in the case of Clause 24.11 (Information Memorandum, Base Case Model and Reports) the Company, and in the case of Clauses 24.1 (Status) to 24.7 (Insolvency), 24.19 (Shares) and 24.25 (Centre of main interests and establishments), the Parent, represents and warrants to each of the Finance Parties that:

24.1	Status

(a)

It and each of its Material Subsidiaries is duly incorporated (or, as the case may be, organised) and validly existing under the laws of its jurisdiction of its incorporation (or, as the case may be, organisation).

(b)	It and each of its Material Subsidiaries has the power to own its assets and carry on its business substantially as it is now being conducted.

24.2	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements:

(a)	its obligations under the Finance Documents to which it is a party are valid, legally binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each of the Transaction Security Documents to which it is party creates valid security interests which that Transaction Security Document purports to create, ranking in accordance with the terms of such documents and those security interests are valid and effective.

24.3	Non-conflict with other obligations

Subject to the Legal Reservations and the Perfection Requirements, the entry into and performance by it of, and the transactions contemplated by the Finance Documents to which it is a party do not contravene:

(a)	any law or regulation applicable to it in any material respect;

(b)	its constitutional documents in any material respect; or

(c)	any agreement or instrument binding upon it or any of its assets, to an extent which has or is reasonably likely to have a Material Adverse Effect.

24.4	Power and authority

(a)

Subject to the Legal Reservations, it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each of the Finance Documents to which it is a party or will be a party and to carry out the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

24.5	Validity and admissibility in evidence

(a)	All Authorisations required by it in order:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party, subject to the Legal Reservations, admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect, subject to the Legal Reservations and the Perfection Requirements.

(b)

All Authorisations necessary for the conduct of the business, trade and ordinary activities of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

24.6	Governing law and enforcement

(a)	Subject to the applicable Legal Reservations, the choice of governing law of the Finance Documents as expressed in such Finance Documents will be recognised in its jurisdiction of incorporation.

(b)

Subject to the applicable Legal Reservations, (i) any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and, subject to the Perfection Requirements, enforced in its jurisdiction of incorporation and (ii) any judgment obtained in relation to a Transaction Security Document will be recognised and, subject to the Perfection Requirements, enforced in the jurisdiction of the governing law of that Transaction Security Document.

24.7	Insolvency

No corporate action, legal proceeding or other formal procedure or step described in Clauses 28.8 (Insolvency) to 28.11 (Similar events elsewhere) (each inclusive) has, in each case, subject to the thresholds and exceptions set out in such Clauses and the other provisions of such Clauses, been taken or (to the best of its knowledge and belief) threatened against it or any of its Material Subsidiaries and, in each case, excluding any such actions, proceedings, steps or process which have been discharged, revoked or otherwise lapsed.

24.8	Tax Deductions

No Borrower is required by law to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender.

24.9	Filing and stamp taxes

Under the laws of its Relevant Jurisdictions (and, in relation to Transaction Security Documents, subject to the Perfection Requirements and save for notarial or court fees charged in connection with the granting of any Transaction Security (if any)), it is not necessary that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (it being understood that this Clause 24.9 does not extend to assignments or transfers made pursuant to the transfers/assignments provisions of Clause 29 (Changes to the Lenders) or, as the case may be, to the enforcement of Transaction Security) and, subject to the Perfection Requirements, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction, except for any filing, recording or enrolling which is referred to in any Legal Opinion and which will be made within the period allowed by applicable law or the relevant Finance Document.

24.10	No Default

(a)

No Event of Default (or, when this representation is made on the Closing Date only, no Default) has occurred and is continuing or could reasonably be expected to result from any Utilisation or the entry into or the performance of any Finance Document.

(b)

To the best of the knowledge and belief of the Company, no event has occurred and is continuing which constitutes a default (howsoever described) under any agreement to which it or any of its Subsidiaries is party and which has or could reasonably be expected to have a Material Adverse Effect.

24.11	Information Memorandum, Base Case Model and Reports

(a)	Except as disclosed to the Agent and the Mandated Lead Arrangers in writing prior to the date on which the Company approves the Information Memorandum:

(i)

to the best of the knowledge, information and belief of the Company, all the material factual information (taken as a whole) contained in the Information Memorandum is true and accurate in all material respects at the date (if any) ascribed thereto in the Information Memorandum or (if none) at the date of the relevant component of the Information Memorandum or (as the case may be) as at the date the information is expressed to be given;

(ii)

to the best of the knowledge, information and belief of the Company, all expressions of opinion and/or intention in the Information Memorandum were arrived at after careful consideration and are based on reasonable grounds at the time of being made;

(iii)

the projections and forecasts contained in the Information Memorandum are based upon recent historical information and on the basis of assumptions believed to be reasonable by the Company (after careful consideration) at the time of being made; and

(iv)

to the best of the knowledge, information and belief of the Company as at the date of the approval by the Company of the Information Memorandum, no event or circumstance has occurred and the Information Memorandum does not omit to disclose any matter where failure to disclose or take into account such event or circumstances would result in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum (taken as a whole) being untrue or misleading in any material respect.

(b)

The forecasts and projections contained in the Base Case Model were prepared based on assumptions believed to be reasonable by the Company at the time made (but nothing in this paragraph (b) shall be treated as a representation or confirmation that any financial projections or forecasts will actually be met).

(c)

To the best of the knowledge, information and belief of the Company, all material factual information relating to the Target Group (taken as a whole) contained in the Reports is accurate in all material respects on the date of the relevant Report or (if different) as at the date ascribed thereto in such Report.

24.12	Financial statements

(a)	To the best of the knowledge, information and belief of the Company having made such enquiries as are reasonable in the circumstances:

(i)

the Original Financial Statements were prepared in accordance with the Original Accounting Principles consistently applied unless expressly disclosed in the Reports and give a true and fair view of the financial condition of the Targets during the relevant Financial Year; and

(ii)	the Original Financial Statements give a true and fair view of the financial condition and results of operations of the Target Group.

(b)	The Annual Financial Statements (together with the notes thereto) most recently delivered as contemplated in Clause 25.2 (Financial Statements):

(i)	give a true and fair view of the consolidated financial position of the Group as at the date to which they were prepared and for the Financial Year then ended; and

(ii)	were, subject to Clause 25.6 (Agreed Accounting Principles), prepared in accordance with the Accounting Principles consistently applied.

(c)	The Quarterly Financial Statements most recently delivered pursuant to Clause 25.2 (Financial Statements):

(i)

fairly present (subject to customary year-end adjustments) the financial position of it and its Subsidiaries as at the date to which they were prepared and for the Quarter Date to which they relate; and

(ii)	were, subject to Clause 25.6 (Agreed Accounting Principles), prepared on a basis consistent with the Accounting Principles (to the extent appropriate in the context of such accounts).

(d)	The Monthly Financial Statements most recently delivered pursuant to Clause 25.2 (Financial Statements):

(i)	fairly present (subject to customary year-end adjustments) the financial position of it and its Subsidiaries as at the date to which they were prepared and for the Month to which they relate; and

(ii)	were, subject to Clause 25.6 (Agreed Accounting Principles), prepared on a basis consistent with the Accounting Principles (to the extent appropriate in the context of such accounts).

24.13	No litigation

(a)

No litigation, arbitration, action, administrative proceeding or Environmental Claim of or before any court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect has been started or, to the best of its knowledge (having made such enquiries as are reasonable in the circumstances) is threatened, or is pending against it or any of its Subsidiaries.

(b)

There are no labour disputes current, pending or, to the best of its knowledge and belief, threatened against it or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

24.14	Consents, Filings and Laws Applicable to Operations

(a)

All consents and filings have been obtained or effected which are necessary for the carrying on of the business and operations of the Group (taken as a whole) in all material respects substantially as it is being conducted and all such consents and filings are in full force and effect, save in each case to the extent that absence of any such consent or filing or variation of any such consent does not and could not reasonably be expected to have a Material Adverse Effect.

(b)

It and each of its Subsidiaries is in compliance with all laws and regulations applicable to it in its jurisdiction of incorporation or jurisdictions in which it operates where non-compliance would reasonably be expected to have a Material Adverse Effect.

24.15	Environmental Laws

(a)

To the best of its knowledge and belief, it, and each of its Subsidiaries, is in compliance with all Environmental Laws and all Environmental Permits necessary in connection with the ownership and operation of its business are in full force and effect in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

(b)

To the best of its knowledge and belief, there are no circumstances which may reasonably be expected to prevent or interfere with it or any of its Subsidiaries being in compliance with any Environmental Law including, without limitation, obtaining or being in compliance with any Environmental Permits in the future where failure to so comply would reasonably be expected to have a Material Adverse Effect.

24.16	Taxation

(a)

No claims are being asserted against it or any of its Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or to such Subsidiary and which, if so adversely determined, would have or would reasonably be expected to have a Material Adverse Effect and all reports and returns on which such Taxes are required to be shown have been filed within any applicable time limits and all Taxes required to be paid have been paid within any applicable time limit (taking into account any extension or grace period) save, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)

It is not (and none of its Material Subsidiaries are) overdue (taking into account any extension or grace period) in the filing of any Tax return to an extent which would reasonably be expected to have a Material Adverse Effect.

(c)	For tax purposes, each Borrower is resident only in the jurisdiction of its incorporation or formation.

(d)

Upon its accession as an Additional Borrower, the US Co-Borrower is and shall be properly treated as an entity disregarded from its owner for US federal income tax purposes, and its regarded owner is not and shall not be a US Person and the US Co-Borrower and its regarded owner are not engaged and shall not engage in a US trade or business for US tax purposes.

24.17	No Security/Guarantees/Financial Indebtedness

(a)	No Security (or agreement to create the same) exists on or over its or any of its Subsidiaries’ assets except as permitted by Clause 27.12 (Negative Pledge).

(b)	Neither it nor any of its Subsidiaries has granted any guarantee except as permitted by Clause 27.15 (Guarantees); and

(c)	Neither it nor any of its Subsidiaries has incurred any Financial Indebtedness except as permitted by Clause 27.14 (Indebtedness).

24.18	Pari passu Ranking

(a)

The payment obligations of each Obligor under each of the Finance Documents rank and will at all times (except pursuant to a Notifiable Debt Purchase Transaction) rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except indebtedness preferred by laws of general application.

(b)

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has or will have the ranking in priority it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

24.19	Shares

The shares of any Obligor or Material Subsidiary which are subject to the Transaction Security under the laws of that Obligor’s or that Material Subsidiary’s (as the case may be) jurisdiction of incorporation are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of such members of the Group do not and will not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security, other than to the extent such restrictions or inhibitions are required by applicable law.

24.20	Documents

As at the Closing Date, the Acquisition Documents contain all the material terms and conditions of the Acquisition as between (i) the “Investor” as defined in the Share Subscription Agreement and (ii) the other original parties to such Acquisition Documents.

24.21	Intellectual Property

The Intellectual Property required in order to conduct the business of the Group:

(a)

is beneficially owned by or licensed to members of the Group free from any licences to third parties which are materially prejudicial to the use of that Intellectual Property in the business of the Group and will not be adversely affected by the transactions contemplated by the Finance Documents in each case to an extent which would reasonably be expected to have a Material Adverse Effect; and

(b)

has not lapsed or been cancelled in any respect which has or could reasonably be expected to have a Material Adverse Effect and all steps have been taken to protect and maintain such Intellectual Property, including, without limitation, paying renewal fees where failure to do so would reasonably be expected to have a Material Adverse Effect.

24.22	Group structure

To the best of the knowledge, information and belief of the Company, the factual information relating to the structure of the Group and its Holding Companies contained in the Group Structure Chart accurately records in all material respects the structure of the Group.

24.23	Holding companies

Each Original Obligor:

(a)

has not traded, other than by entering into the Transaction Documents and the provision of administrative services to other members of the Group and has not conducted any other activity which is not expressly permitted under Clause 27.28 (Holding Company);

(b)

does not own any asset, other than loans and money received by it which are in each case permitted by the terms of the Finance Documents, rights arising under the Finance Documents, the shares in the capital of its Subsidiaries and any other ownership or rights expressly permitted under Clause 27.28 (Holding Company); and

(c)

does not have liabilities to any person, other than pursuant to the Transaction Documents and in respect of payment of Acquisition Costs, legal fees, auditors’ fees and other similar fees and expenses, and other matters expressly permitted under Clause 27.28 (Holding Company).

24.24	Insurances

To the best of its knowledge and belief the insurances required as contemplated by Clause 27.4 (Insurances) are in full force and effect as required by this Agreement and no event or circumstance has occurred (and no failure to disclose a fact) which would entitle any insurer to reduce or avoid its liability under any such insurance where such event, circumstance or failure would reasonably be expected to have a Material Adverse Effect.

24.25	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation.

24.26	Anti-corruption law/Sanctions

(a)

The Company maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with applicable Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective directors and officers and, to the knowledge of the Company, their respective employees, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects.

(b)	To the best of its knowledge and belief (after due and careful enquiry):

(i)

(A)

neither it (nor any other member of the Group) is contributing or is otherwise making available all or any part of the proceeds of the Facilities, directly or knowingly indirectly, to, or for the benefit of, any person (whether or not related to any member of the Group) for the purpose of financing the activities of, transactions with, or investments in, any Sanctioned Person;

(B)	otherwise directly and knowingly indirectly engaged in, or facilitated, any commercial interaction, trade, or business with a Sanctioned Person; and

(C)	no Sanctioned Person owns or controls any Obligor,

in each case, to the extent such action or status is prohibited by, or would itself cause any Finance Party or member of the Group to be in breach of, any Sanctions; and

(ii)	None of the Company, any member of the Group or to the knowledge of the Company or such member of the Group any of their respective directors, officers or employees is a Sanctioned Person.

24.27	Margin Regulations

No part of the proceeds of any Utilisation is being used for purchasing or carrying Margin Stock or for any purpose that violates Regulation T, U or X of the Federal Reserve Board.

24.28	Investment Company Act

No Obligor is required to be registered as an “investment company” under the US Investment Company Act of 1940.

24.29	ERISA Liability

No Borrower nor any other US Obligor has incurred, or reasonably expects to incur, any liability under ERISA with respect to any “plan” (as such term is defined in Section 3(3) of ERISA), or under the terms of any such plan, in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

24.30	Repetition

(a)	The representations and warranties contemplated in this Clause 24 shall be made on the date of this Agreement and the Closing Date except that:

(i)

the representations and warranties set out in Clause 24.11 (Information Memorandum, Base Case Model and Reports), to the extent relating to the Information Memorandum and the Reports, shall be made only, in the case of and in relation to each of the Information Memorandum and each Report as applicable, on the Closing Date (and, if earlier, the date of this Agreement) or on the date of approval and delivery in final form to the Mandated Lead Arrangers or the Agent (as the case may be) by the Company, and on the Syndication Date (as defined in the Fee and Syndication Letter), and not repeated thereafter;

(ii)

the representations and warranties set out in Clause 24.11 (Information Memorandum, Base Case Model and Reports) to the extent relating to the Base Case Model shall be made only on the Closing Date (and, if earlier, the date of this Agreement) and not repeated thereafter; and

(iii)

the representations and warranties set out in paragraph (a) of Clause 24.12 (Financial statements) shall be made only on the Closing Date (and, if earlier, the date of this Agreement) and not repeated thereafter.

(b)

The representations and warranties set out in Clauses 24.1 (Status) to 24.6 (Governing law and enforcement) (inclusive), paragraph (a) of Clause 24.10 (No Default), Clause 24.18 (Pari passu Ranking) and Clause 24.26 (Anti-corruption law/Sanctions) (such representations and warranties being the “Repeating Representations”) shall be deemed to be repeated on the date of each Utilisation Request, each Utilisation Date and on the first day of each Interest Period.

(c)

The Repeating Representations shall in addition be repeated in relation to each Additional Obligor on the date on which it becomes an Obligor and the representation and warranty set out in Clause 24.19 (Shares) shall be made by the Holding Company of the relevant Additional Obligor with respect to the shares of such Additional Obligor on the date such Holding Company grants Transaction Security over the shares in such Additional Obligor in connection with such Additional Obligor’s accession as an Obligor. The representations and warranties set out in paragraphs (c) and (d) of Clause 24.16 (Taxation) shall in addition be repeated in relation to each Additional Borrower on the date on which it becomes Additional Borrower.

(d)

The representations and warranties set out in paragraphs 24.12(b), 24.12(c) and 24.12(d) of Clause 24.12 (Financial statements) in respect of each set of financial statements delivered as contemplated by Clause 25.2 (Financial Statements) shall only be made once in respect of each set of financial statements and shall be made on the date such financial statements are delivered.

25.	INFORMATION AND ACCOUNTING UNDERTAKINGS

The undertakings in this Clause 25 shall continue for so long as any sum remains payable or capable of becoming payable under the Finance Documents or any Commitment is in force.

25.1	Events of Default

(a)

Each Obligor will (unless it is aware that another Obligor has done so), promptly after becoming aware of it, notify the Agent of the occurrence of any Default that is continuing (and the steps if any being taken to remedy it).

(b)

The Company will, from time to time, if the Agent has reasonable grounds for believing that a Default has occurred and is continuing and so requests in writing, deliver to the Agent a certificate signed by the CEO or CFO confirming that to the best of such person’s knowledge, no Default has occurred and is continuing or setting out details of any Default of which such CEO or CFO is aware and the action (if any) taken or proposed to be taken to remedy it).

25.2	Financial Statements

(a)	The Company will deliver (or will procure that the relevant Obligor delivers) to the Agent for distribution to the Lenders the following:

(i)

as soon as these are available and in any event within 120 days after the end of each Financial Year ending after the Closing Date (or, in the case of the first two Financial Years ending after the Closing Date, within 150 days):

(A)	its audited consolidated financial statements for that Financial Year (the “Annual Financial Statements”); and

(B)	if prepared and if requested by a Lender, the audited financial statements (consolidated if appropriate) of each other Obligor for that Financial Year; and

(ii)

within 45 days after the end of each Financial Quarter commencing after the Closing Date (or, in the case of the first four Financial Quarters after the Closing Date and the final Financial Quarter in each Financial Year, within 60 days), its unaudited consolidated management accounts for that Financial Quarter (the “Quarterly Financial Statements”);

(iii)

within 30 days of the end of each Month commencing after the Closing Date (or, in the case of the first four Financial Quarters after the Closing Date, within 45 days), its monthly unaudited consolidated management accounts (the “Monthly Financial Statements”); and

(iv)	commencing with the Financial Year beginning 1 January 2018, not more than 45 days after the beginning of each Financial Year, the annual budget of the Company and the Group for such Financial Year.

(b)	The Company shall ensure that each of the Financial Statements delivered to the Agent pursuant to this Agreement shall:

(i)	include a balance sheet, profit and loss account and full cashflow statement (including changes in cash);

(ii)

be accompanied by a comparison of actual performance for that period against projected performance for that period in the Budget and performance against the corresponding period in the last Financial Year; and

(iii)

fairly represent (subject to customary year-end adjustments) the financial condition of the Group and its operations as at the date on which those financial statements or accounts were drawn up and, in the case of the Annual Financial Statements, shall be certified by the CEO or the CFO as giving a true and fair view of the financial condition of the Group.

(c)	The Company shall ensure that each Budget delivered to the Agent pursuant to this Agreement shall:

(i)	be in the format discussed with the Agent and shall include a projected consolidated profit and loss statement, balance sheet and cashflow statements for the Group; and

(ii)

subject to Clause 25.6 (Agreed Accounting Principles), be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the Original Financial Statements and the Base Case Model.

25.3	Compliance Certificates

(a)	The Company shall deliver to the Agent with each set of Quarterly Financial Statements, a Quarterly Compliance Certificate signed by the CEO or CFO:

(i)

if the Test Condition has been met and the financial covenant contained in Clause 26 (Financial Covenant) is required to be tested with respect to the Relevant Period to which that Quarterly Compliance Certificate relates, setting out (in reasonable detail) computations as to compliance with that financial covenant;

(ii)	confirming the Margin as set out in the definition of Margin;

(iii)	confirming the amount of Closing Overfunding used (if any) during the relevant Quarter Period, the purpose of the use (if any) and the amount of the remaining Closing Overfunding, and

(iv)	confirming the Available Amount and details of any application or designation of an Available Amount in respect of any basket or exception in this Agreement.

For the avoidance of doubt there will be no requirement to deliver a Compliance Certificate with any set of Monthly Financial Statements delivered to the Lenders.

(b)	The Company shall deliver to the Agent with the Annual Financial Statements, an Annual Compliance Certificate signed by the CEO or CFO:

(i)

if the Test Condition has been met and the financial covenant contained in Clause 26 (Financial Covenant) is required to be tested with respect to the Relevant Period to which that Annual Compliance Certificate relates, setting out (in reasonable detail) computations as to compliance with the financial covenant;

(ii)	confirming the Margin as set out in the definition of Margin;

(iii)	setting out (in reasonable detail) computations as to the calculation of the amount of Excess Cash Flow and Retained Excess Cash;

(iv)	confirming the Available Amount and details of any application or designation of an Available Amount in respect of any basket or exception in this Agreement; and

(v)	confirming the Material Subsidiaries and compliance with paragraph (a) of Clause 27.29 (Guarantees and Security).

(c)

Each Annual Compliance Certificate shall be reported on by the Auditors as to the proper extraction of the numbers used in the calculation of the financial covenant contained in Clause 26 (Financial Covenant) (subject to each Finance Party agreeing an engagement letter with the Auditors (and otherwise in such manner and on such conditions as the Auditors specify) and only to the extent that firms of auditors of international repute have not adopted a general policy of not providing such reports). The Company shall use all reasonable endeavours to ensure that the Auditors provide an engagement letter on acceptable terms.

25.4	Investigations

Each Obligor will (and the Company will ensure that each other member of the Group will) while an Event of Default is continuing under any of Clause 28.1 (Payment Default), Clause 28.2 (Financial covenant), any of Clause 28.8 (Insolvency) to Clause 28.11 (Similar events elsewhere) (inclusive) or failure to observe or perform any of its obligations or comply with the provisions under Clause 27.12 (Negative Pledge) or 27.14 (Indebtedness), permit the Agent or other professional advisers engaged by the Agent (after consultation with the Company as to the scope of the investigation and engagement), at the cost of the Company (but subject to prior notification to and consultation with the Company); and otherwise at the cost of the Finance Parties:

(a)	during normal business hours and on reasonable notice to meet and discuss with senior management of the relevant Obligor or other member of the Group; and

(b)

on reasonable notice and on stating the questions or issues to be discussed, to meet and discuss with the Auditors, and the Company must ensure that such Auditors are authorised to discuss the financial position of each member of the Group and to disclose to the Agent any information which the Agent may reasonably request in such context, provided that all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in this Agreement.

25.5	Other Information

The Company will, and will procure that each Obligor shall (unless it is aware that another Obligor has already done so), promptly upon becoming aware of or receiving a request (as the case may be) deliver to the Agent for distribution to the Lenders:

(a)

details of any litigation, arbitration or administrative proceedings, Environmental Claim, action or labour dispute affecting it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(b)	at the same time as sent to the Company’s creditors, any other material document or material information sent to the Company’s creditors as a class by reason of financial difficulty;

(c)	details of any material breach of the terms of the Acquisition Documents or any material claim made by or against it under the terms of the Acquisition Documents of which it is aware;

(d)	details of any New Shareholder Injections provided pursuant to paragraph (b) of Clause 28.2 (Financial covenant); and

(e)

such other information relating to the financial condition, assets or operation of the Parent, the Company or the Group, as the Agent or the Majority Lenders through the Agent may from time to time reasonably request.

25.6	Agreed Accounting Principles

(a)

The Company shall procure that all its Financial Statements delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with the Original Accounting Principles. If such Financial Statements are prepared on a different accounting basis to the Original Accounting Principles (including in the case of a change of Accounting Principles):

(i)	the Company shall promptly so notify the Agent;

(ii)

if requested by the Agent following notification under paragraph (i) above, the Company must promptly supply to the Agent a full description of the change notified under paragraph (i) and a statement (the “Reconciliation Statement”) signed by the CEO or CFO;

(iii)

the Company and the Agent shall promptly after such notification enter into negotiations in good faith with a view to agreeing (A) such amendments to the terms contemplated in Clause 26 (Financial Covenant) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement and (B) any other amendments to this Agreement which are necessary to ensure that the adoption by the Group of such different accounting basis does not result in any material alteration in the commercial effect of the obligations of the Company or any Obligor in the Finance Documents;

(iv)

if amendments satisfactory to the Majority Lenders (acting reasonably and in accordance with the provisions of this Clause) are agreed by the Company and the Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

(v)	if such amendments are not so agreed within 30 days, the Company shall promptly deliver to the Agent:

(A)

in reasonable detail and in a form satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to reflect the applicable accounting principles at the date of delivery of the relevant financial statements;

(B)

only to the extent the Test Condition is met and the financial covenant is required to be tested for the most recently ended Relevant Period, sufficient information, in form and substance as may be reasonably required by the Agent (acting on the instructions of the Majority Revolving Facility Lenders), to enable the Majority Revolving Facility Lenders to determine whether the financial covenant set out in Clause 26 (Financial Covenant) has been complied with including but not limited to a Reconciliation Statement to be delivered with each set of Financial Statements; and

(C)

together with the Compliance Certificate delivered with the Annual Financial Statements for that Financial Year, written confirmation from the Auditors (addressed to the Agent) confirming the basis for such changes and the calculations and adjustments provided by the Company under paragraphs (A) and (B) above (subject to each Finance Party agreeing an engagement letter with the Auditors (and otherwise in such manner and on such conditions as the Auditors specify) and only to the extent that firms of auditors of international repute have not adopted a general policy of not providing such confirmation).

(b)

No alteration may be made to the Accounting Reference Date of the Company without the prior written consent of the Agent (acting solely on the instructions of the Majority Lenders) (in which event the Agent may require such changes to the financial covenant set out in Clause 26 (Financial Covenant) and/or definitions of any or all of the terms used therein, and any Financial Year based general baskets, exceptions and permissions and in relation to the amount and timing of mandatory prepayments of Excess Cash Flow, as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement as will fairly reflect such change).

25.7	Annual Presentation

Once in every Financial Year at least two directors or senior officers of the Company (one of whom shall be the CFO) shall, if requested by the Agent, give a single presentation to the Finance Parties, at a time and venue agreed with the Agent, about the financial performance of the Group.

25.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor and the Company shall promptly, upon the request of the Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender provided it has entered into a confidentiality undertaking substantially in the standard LMA form) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly, upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than 10 Business Days’ written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 31 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) (provided it has entered into a confidentiality undertaking substantially in the standard LMA form) in order for the Agent or such Lender, or any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor pursuant to Clause 31 (Changes to the Obligors).

25.9	Excluded Subsidiaries

If any member of the Group has been designated as an Excluded Subsidiary, the information delivered under Clause 25.2 (Financial Statements) and Clause 25.3 (Compliance Certificates) will include reasonably detailed information as to the financial condition of the Group separate from that of the Excluded Subsidiaries.

26.	FINANCIAL COVENANT

26.1	Financial definitions

For the purposes of this Agreement:

“Acquisition Costs” means all fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with the Acquisition or the negotiation, preparation, execution, notarisation and registration of the Transaction Documents together with all fees, commissions, costs and expenses incurred by the Target Group in connection with the Acquisition or the Transaction Documents (including for the avoidance of doubt Hedging Costs (other than the type of payment included in Consolidated Total Net Cash Interest Expenses) and all payments made to any Hedge Counterparty, and all fees, costs and expenses incurred by any member of the Target Group in connection with the close-out or termination on or about the Closing Date of any hedging arrangements in respect of which any member of the Target Group was a party (including without limitation in respect of interest rate, exchange rate and commodity price risk hedging)).

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount of the Financial Indebtedness of members of the Group (on a consolidated basis) and any Financial Indebtedness which is Parent Debt or constituted by a guarantee granted by a member of the Group in respect of Parent Debt (without double counting), other than:

(a)	any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness, except to the extent due and payable;

(b)	the amount of any liability in respect of pension obligations of the Group;

(c)	any indebtedness under any New Shareholder Loan or Shareholder Loan;

(d)	any indebtedness under any operating lease;

(e)

(excluding any guarantee granted by a member of the Group in respect of Parent Debt) all contingent liabilities under a guarantee, indemnity, bond, standby or documentary letter of credit unless the underlying liability covered by such instrument has become due and payable and remains unpaid; and

(f)

any earn out arrangement or deferred consideration in relation to a Permitted Acquisition (to the extent that the earn out arrangement or deferred consideration itself constitutes Financial Indebtedness).

“Business Acquisition” means the acquisition of or investment in a company or any shares (or equivalent ownership interests), or securities or a business, real estate, or undertaking (or, in each case, any interest in any of them) or the incorporation of a company (including an acquisition or investments which is a Permitted Acquisition or Permitted Joint Venture).

“Capital Expenditure” means any expenditure or obligation (other than expenditure or obligations in respect of Business Acquisitions) in respect of cash expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (including the capital element of any expenditure or obligation incurred in connection with a Capitalised Lease Obligation), and only taking into account the actual cash payment made where assets are replaced and part of the purchase price is paid by way of part exchange.

“Capitalised Lease Obligations” means, with respect to any person, any rental obligation (including any hire purchase payment obligation) which, under the Original Accounting Principles, would be required to be treated as a finance lease or otherwise capitalised in the audited financial statements of that person, but only to the extent of that treatment.

“Consolidated Cash Flow” means, in respect of the Group and any Relevant Period, Consolidated EBITDA:

(a)	less any increase in Working Capital between the beginning and end of that Relevant Period;

(b)	plus any decrease in Working Capital between the beginning and end of that Relevant Period;

(c)	less all amounts paid in cash in respect of Capital Expenditure;

(d)	less all amounts of cash consideration paid in respect of Business Acquisitions other than the Acquisition;

(e)

less Pension Items and any other amounts in respect of expenses relating to pensions including service costs and pension interest costs, in each case, paid in cash to the extent not included in Consolidated EBITDA;

(f)	less amounts paid in cash or falling due for payment during such period in respect of income tax, corporation tax, withholding tax, trade tax or any other equivalent;

(g)	plus the amount of any tax credit or rebate received in cash;

(h)	plus exceptional, one-off or non-recurring items received in cash (to the extent not included in Consolidated EBITDA) unless such addition is excluded expressly elsewhere in this definition;

(i)	less any management, monitoring or advisory fees paid to the Investors and holding company costs where permitted to be paid under the Finance Documents;

(j)	less exceptional, one-off and non-recurring items (unless such deduction is excluded expressly elsewhere in this definition) and Restructuring Costs paid in cash;

(k)

less amounts invested in Joint Ventures or an Excluded Subsidiary but plus the amount of any loan which was made to a Joint Venture or an Excluded Subsidiary which is repaid in cash to a member of the Group plus any royalty or other distribution in cash received from any Joint Venture or an Excluded Subsidiary not otherwise included in Consolidated EBITDA;

(l)

(to the extent not taken into account in or excluded by any other paragraph of this definition) less all non-cash credits and plus all non-cash debits and other non-cash charges included in establishing Consolidated EBITDA;

(m)

less any fees, costs or charges of a non-recurring nature related to any equity offering, investments, acquisitions or Financial Indebtedness permitted under the Finance Documents (whether or not successful);

(n)

plus to the extent not already taken into account as exceptional items under the paragraphs above or applied to exclude items as contemplated under the paragraphs above and to the extent not already included in calculating Consolidated EBITDA, Net Cash Proceeds for any disposal received by the Group which it is permitted to retain and which are not required to be reinvested or applied in mandatory prepayment;

(o)

less any amounts paid in cash outside the Group to minority shareholders or partners of members of the Group or pursuant to a Permitted Payment to the extent not already taken into account in calculating Consolidated EBITDA;

(p)

(to the extent not included in calculating Consolidated Total Net Cash Interest Expenses) plus the amount of any cash receipts and less the amount of any cash payments paid, under any Treasury Transaction by a member of the Group during the Relevant Period (including any one-off cash payments, premia fees, costs or expenses in connection with the purchase of a Treasury Transaction or which arise upon maturity, close-out or termination of any Treasury Transaction);

(q)	less any amounts claimed under loss of profit, business interruption or equivalent insurance in respect of such period to the extent not received in cash during that Financial Year;

(r)

plus any amounts received in cash under loss of profit, business interruption or equivalent insurance in respect of a previous Financial Year to the extent received in cash during that Financial Year; and

(s)	less the amount of any development costs or other similar costs that are costs of the type that are capitalised,

and so that no amount shall be added (or deducted) more than once, and excluding amounts already taken into account in Consolidated EBITDA, and there shall also be excluded:

(i)

the effect of all cash movements (including purchase price adjustments or one off consolidation effects) associated with the Acquisition, any Acquisition Costs and any share options relating to a member of the Group existing at the Closing Date and Notifiable Debt Purchase Transactions; and

(ii)	any item expressed to be deducted to the extent funded directly or indirectly from Acceptable Funding Sources.

“Consolidated Debt Service” for any period and in relation to the Group, means Consolidated Total Net Cash Interest Expenses of the Group for such period, plus all scheduled repayments of Borrowings on a consolidated basis which fell due for repayment or prepayment (excluding for the avoidance of doubt any voluntary or mandatory prepayment and including for the avoidance of doubt only the amount of the capital element of any payment made during that period under any Finance Lease entered into by any member of the Group)) during such period, but excluding any principal amount which fell due under any overdraft or revolving credit facility and which was available for simultaneous redrawing according to the terms of such facility or under a Revolving Facility and any Ancillary Facility or which would have been available for simultaneous redrawing but for a cancellation or termination of the available facility by a member of the Group and excluding any repayment of Financial Indebtedness existing on the Closing Date which is required to be repaid under the Finance Documents and excluding any amounts under any Permitted Financial Indebtedness which are refinanced by other Permitted Financial Indebtedness.

“Consolidated EBIT” for any period, means the consolidated profits of the Group from ordinary activities:

(a)

before taking into account any accrued interest, commission, fees, discounts and other finance charges incurred or payable or owed to any member of the Group in respect of Borrowings (but including Treasury Transactions in Borrowings);

(b)

after deducting the amount of profit and adding back the amount of any loss of any member of the Group which is attributable to any third party (not being a member of the Group) which is a shareholder (or holder of a similar interest) in such member of the Group;

(c)

before taking into account any (w) unrealised gains or losses on hedging or other derivatives or (x) realised gains or losses on hedges or other derivatives entered in relation to the Facilities, an Additional Facility, or any other Permitted Alternative Debt or otherwise in connection with any purpose other than in the ordinary course of trading (including for the avoidance of doubt before taking into account marked-to-market adjustments on currency swaps) or (y) exchange rate gains or losses arising due to the re-translation of the balance sheet items but (z) after taking into account any realised gains or losses on hedges or other derivatives entered into in the ordinary course of trading;

(d)	before taking into account any gain or loss arising from an upward or downward revaluation of any asset or on the disposal of an asset (not being disposals made in the ordinary course of trading);

(e)	before taking into account any items (positive or negative) of a one-off, non-recurring, extraordinary or exceptional nature;

(f)	plus (to the extent not already included) any amounts claimed under loss of profit, business interruption or equivalent insurance;

(g)	before deducting Restructuring Costs;

(h)	before deducting any Acquisition Costs and Permitted Acquisition Costs;

(i)	before deducting expenses relating to pensions including service costs and pension interest costs but after deducting Pension Items;

(j)

plus the amount received in cash by members of the Group through dividends, profit distributions, returns on investments, royalties or similar payments by any entity (which is not a member of the Group) in which any member of the Group has an ownership interest;

(k)

before deducting any fees, costs or charges of a non-recurring nature related to any equity offering, investments, acquisitions or Financial Indebtedness permitted under the Finance Documents (whether or not successful) and before deducting agency and trustee fees under Permitted Financial Indebtedness;

(l)	before deducting any management, monitoring or advisory fees paid to the Investors and holding company costs where permitted to be paid under the Finance Documents;

(m)	before taking into account any capitalised development costs or other similar capitalised costs;

(n)	before deducting any amount of Tax on profits, gains or income paid or payable by any member of the Group;

(o)	before deducting the impact of any non-cash provisions; and

(p)

after deducting the amount of profit and adding back the amount of any loss of any entity (which is not a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit is included in the accounts of the Group, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation, and, for the avoidance of doubt, provided that any profit or loss on any Notifiable Debt Purchase Transaction shall not be taken into account in calculating Consolidated EBIT.

“Consolidated EBITDA” for any period and without double counting means the Consolidated EBIT of the Group plus the consolidated depreciation (including lease depreciation charges) and amortisation (including amortisation of goodwill on the Acquisition and Permitted Acquisitions) and any impairment costs of the Group (each as defined by reference to the consolidated financial statements of the Group).

“Consolidated Pro Forma EBITDA” for any Relevant Period, means Consolidated EBITDA as adjusted in accordance with Clause 26.3 (Calculations).

“Consolidated Senior Secured Net Debt” means the principal amount of all Borrowings of the Group under the Facilities, under any Additional Facility and under any Permitted Alternative Debt solely to the extent such Permitted Alternative Debt ranks in right of payment and security pari passu with the Facilities and is guaranteed by (and has the right to receive guarantees from) at least the same guarantors as under the Facilities and benefits from at least the same Security which secures the Facilities (ignoring, where relevant for the purposes of assessing such equivalency, any hardening periods or guarantee limitations) and is or otherwise is designated as “Senior Secured Creditor Liabilities” under (and as defined in) the Intercreditor Agreement, less the aggregate amount at that time of Cash and Cash Equivalent Investments held by members of the Group.

“Consolidated Total Net Cash Interest Expenses” for any period and in relation to the Group, means:

(a)

the aggregate of interest, commitment or non-utilisation fees, annual agency fees and other recurring fees (other than as excluded in paragraph (g) below) relating to the Facilities accruing (whether or not paid) during a period plus or minus net amounts receivable or payable or accrued by the Group under the Hedging Agreements or other Treasury Transactions in respect of interest but excluding any one-off cash payments, premia fees, costs or expenses in connection with the purchase of a Treasury Transaction or which arise upon maturity, close-out or termination of any Treasury Transaction and any unrealised gains or losses on any Treasury Transactions;

(b)

plus interest, commitment fees and other fees on any other Borrowings (including the interest element of any Finance Leases) accruing (whether or not paid or capitalised) during a period (other than from members of the Group);

(c)

plus consideration given by the Group during that period, and relating to that period whether by way of discount or otherwise in connection with any acceptance credit, bill discounting debt factoring or other like arrangement;

(d)	less interest income accrued (whether or not paid or capitalised) for the account of a member of the Group;

(e)	excluding the non-cash element of interest on any Permitted Financial Indebtedness, any Shareholder Loans, Proceeds Loans and New Shareholder Loans during that period;

(f)	excluding any amortisation of Acquisition Costs or Permitted Acquisition Costs;

(g)

excluding all one-off agency, arrangement, underwriting, amendment, consent or other front end, one-off or similar non-recurring fees (and any amortisation thereof); repayment and prepayment premiums, fees or costs, any deemed finance charges or notional interest in relation to pension liabilities and any withholding tax (or gross up obligation) on interest receivable, received, payable or paid.

“Consolidated Total Net Debt” means the principal amount of all Borrowings of the Group less the aggregate amount at that time of Cash and Cash Equivalent Investments held by members of the Group.

“Excess Cash Flow” means in relation to any Financial Year, the result (if positive) of Consolidated Cash Flow for such period and less (to the extent otherwise included) the aggregate of:

(a)	Consolidated Debt Service for such Financial Year;

(b)

to the extent included in Consolidated Cash Flow, any mandatory prepayments (to the extent such proceeds constitute Consolidated Cash Flow) or (to the extent not available for redrawing and to the extent the prepayment is not funded by other Permitted Financial Indebtedness) voluntary prepayments of Permitted Financial Indebtedness made during such period;

(c)

to the extent included in Consolidated Cash Flow, the cash proceeds of any subscription (to the extent paid in cash) for common and/or preference shares of the Group by way of any capital contribution to the Group or any raising of funds by way of private placement of ordinary or preference share capital;

(d)	to the extent included in Consolidated Cash Flow, the cash proceeds of any New Shareholder Injections or any Proceeds Loan;

(e)	any Net Cash Proceeds of any disposal referred to in paragraph (n) of the definition of Consolidated Cash Flow; and

(f)	amounts claimed under loss of profit, business interruption or equivalent insurance in respect of such period to the extent not received in cash during that Financial Year,

plus any Pending Acquisition Amount, Pending Capital Expenditure Amount, Pending Restructuring Amount or Pending Tax Amount already subtracted from Excess Cash Flow in respect of the previous Financial Year and which has not been so utilised or, at the election of the Company, the full amount of any Pending Acquisition Amount, Pending Capital Expenditure Amount, Pending Restructuring Amount or Pending Tax Amount already subtracted from Excess Cash Flow in respect of the previous Financial Year.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means each annual accounting period of the Company ending on the Accounting Reference Date in each year.

“Pension Items” means the current cash service costs attributable to any income or charge attributable to a post-employment benefit scheme.

“Permitted Acquisition Costs” means all fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with any Permitted Acquisition or Permitted Joint Venture and the negotiation, preparation, execution, notarisation and registration of related documentation together with all fees, commissions, costs and expenses incurred by the target entity in connection with such acquisition or related documentation (including for the avoidance of doubt any costs relating to the hedging arrangements of the target entity).

“Pro Forma Acquisition Cost Savings” means cost savings and synergies reasonably anticipated by the CEO or CFO to be achievable within 12 months of a relevant acquisition as a result of that acquisition.

“Pro Forma Disposal Cost Savings” means cost savings and synergies reasonably anticipated by the CEO or CFO to be achievable within 12 months of a disposal as a result of that disposal.

“Pro Forma Group Initiative Cost Savings” means cost savings and synergies reasonably anticipated by the CEO or CFO to be achievable within 12 months of a Group Initiative as a result of that Group Initiative.

“Pro Forma Joint Venture Cost Savings” means cost savings and synergies reasonably anticipated by the CEO or CFO to be achievable within 12 months of a Permitted Joint Venture as a result of that Permitted Joint Venture.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December or such other dates which correspond to the quarter end dates within the Financial Year.

“Quarter Period” means the period commencing on the day immediately following a Quarter Date and ending on the next occurring Quarter Date.

“Relevant Period” means each period of four consecutive Quarter Periods ending on a Quarter Date (which for the avoidance of doubt may include periods prior to the Closing Date in accordance with paragraph (a) of Clause 26.3 (Calculations)).

“Restructuring Costs” means costs or expenses relating to employee relocation, retraining, severance and termination, business interruption, reorganisation and other restructuring or cost- cutting measures, the rationalisation, reduction or elimination of product lines, assets or businesses, the consolidation, relocation, or closure of retail, administrative or production locations and other similar items (for the avoidance of doubt, excluding any related Capital Expenditure).

“Retained Cash” means, at any time and from time to time to the extent not previously applied or allocated for a particular purpose, Retained Excess Cash, Closing Overfunding and Net Cash Proceeds (less the amount of any mandatory prepayment made from such Net Cash Proceeds but adding back any prepayment waived (and not taken up by another Lender)).

“Retained Cash Flow” means (i) Excess Cash Flow, if positive, not required to be applied in prepayment of the Facilities, any Additional Facility or any Permitted Alternative Debt, including for the avoidance of doubt all Excess Cash Flow generated in the Financial Year ending 31 December 2016 and (ii) (without double counting), the Excess Cash Flow Deductions to the extent deducted in determining the amount of Excess Cash Flow required to be prepaid.

“Retained Excess Cash” means accumulated unspent Retained Cash Flow from previous years identified in the Compliance Certificates delivered with the annual audited accounts of the Group to the extent not utilised or applied in accordance with the terms of the Finance Documents and shall for the avoidance of doubt include all Excess Cash Flow generated in any Financial Year which ends after the Closing Date but which is not required to be prepaid.

“Senior Net Leverage Ratio” means the ratio of Consolidated Senior Secured Net Debt as at the last day of the Relevant Period ending on such Quarter Date or on the last day of the Month (as applicable) to Consolidated Pro Forma EBITDA in respect of that Relevant Period.

“Test Condition” means, on any Quarter Date, the aggregate outstanding amount of all cash drawings under the Original Revolving Facility and any Ancillary Facilities, but excluding any Utilisations by way of Letter of Credit (or letters of credit or bank guarantee issued under any Ancillary Facility) and any cash drawings made to fund any additional original issue, discount or additional fees (following exercise of any flex provisions) pursuant to the Fees and Syndication Letter) on the last day of the Relevant Period exceeds 35 per cent. of the Total Original Revolving Facility Commitments.

“Total Net Leverage Ratio” means the ratio of Consolidated Total Net Debt as at the last day of the Relevant Period ending on such Quarter Date or on the last day of the Month (as applicable) to Consolidated Pro Forma EBITDA for that Relevant Period.

“Working Capital” means trade and other receivables in relation to operating items of any member of the Group (excluding Cash and Cash Equivalent Investments) maturing within twelve months from the date of computation plus prepayment in relation to operating items, inventory and stock, less trade and other creditors in relation to operating items (but not including sums payable in respect of any Borrowings) of any member of the Group and less accrued expenses and accrued costs of any member of the Group excluding taxes and liabilities and claims in relation to the Acquisition.

26.2	Financial covenant

(a)

If the Test Condition is met on a Quarter Date, the Company shall ensure that on such Quarter Date, the Senior Net Leverage Ratio for the Relevant Period ending on that Quarter Date, as shown in the relevant Compliance Certificate delivered in respect of that Relevant Period, shall not exceed 6.9:1.

(b)	Notwithstanding any other provision of this Agreement or any other provision of any other Finance Document:

(i)

the Company shall not be required to provide any calculations or confirmations with respect to the Senior Net Leverage Ratio for the purposes of paragraph (a) above with respect to any Relevant Period in respect of which the Test Condition is not met;

(ii)

with respect to any Facility other than the Original Revolving Facility, a failure to satisfy the financial covenant set out in this Clause 26.2 shall not (or be deemed to) directly or indirectly constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or Event of Default until the Agent (with the consent, or at the request, of the Majority Revolving Facility Lenders in respect of the Original Revolving Facility) has, in relation to the Original Revolving Facility taken any steps in paragraphs (a)(i), (a)(ii), (a)(iii) or (a)(vi) of Clause 28.18 (Acceleration) under the Original Revolving Facility; and

(iii)

failure to test or satisfy the financial covenant set out in paragraph (a) above for a Relevant Period in respect of which the Test Condition is not met shall not (or be deemed to) directly or indirectly constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or Event of Default.

26.3	Calculations

(a)

The first testing date for the financial covenant contained in this Clause 26 will be the Quarter Period ending on 30 June 2017 (if the Test Condition is met on the Quarter Date at the end of such Quarter Period).

(b)

The covenant contained in this Clause 26 will be tested by reference to the relevant Quarterly Financial Statements for the relevant Quarter Date unless in any such case the consolidated audited statements required to be delivered to the Agent pursuant to Clause 25.2 (Financial Statements) for the Relevant Period or any part thereof are available on the relevant date on which any such covenant is tested, in which case such consolidated audited accounts shall be used instead.

(c)

The components of each definition in Clause 26.1 (Financial definitions) will be calculated in accordance with the Finance Documents and as applicable with the Accounting Principles (with any impact from purchase price accounting being excluded) after taking into account any adjustment to the financial statements necessary to reflect the information delivered to the Agent pursuant to paragraph (a)(v) of Clause 25.6 (Agreed Accounting Principles), if any.

(d)

For a Relevant Period ending less than 12 Months after the Closing Date, the Senior Net Leverage Ratio and Total Net Leverage Ratio shall be calculated using Consolidated Senior Secured Net Debt and Consolidated Total Net Debt (as appropriate) as at the end of that Relevant Period and Consolidated Pro Forma EBITDA shall be calculated on an actual basis over the Relevant Period (whereby, for any part of the applicable Relevant Period falling prior to the date on which the Target Group became part of the Group, such amount shall be calculated based on actual historical data for the corresponding period as if references to the Group were references to the Target Group in the definition of Consolidated EBITDA).

(e)

For the purpose of this Clause 26 and to the extent the Senior Net Leverage Ratio, Total Net Leverage Ratio or any financial definition contained in this Clause 26 is used as the basis (in whole or in part) for permitting any transaction or making any determination under this Agreement (including on a pro forma basis) no item shall be included or excluded more than once in any calculation.

(f)

For the purposes of this Clause 26 in respect of any Relevant Period and to the extent the Senior Net Leverage Ratio, Total Net Leverage Ratio or any financial definition contained in this Clause 26 is used as the basis (in whole or in part) for permitting any transaction or making any determination under this Agreement (including on a pro forma basis) the exchange rates (including for the purposes of determining any interest rate) used for the determination of Consolidated Senior Secured Net Debt, Consolidated Total Net Debt and Consolidated Total Net Cash Interest Expenses for that Relevant Period shall be (i) with respect to Financial Indebtedness for which the Group has entered into interest rate and/or cross currency derivatives, the rate or level adjusted to take into account the effect of such derivative and (ii) with respect to all other Financial Indebtedness, the interest rate and/or exchange rate calculated in accordance with paragraph (g) below.

(g)

Subject to paragraph (f) above, for the purposes of this Clause 26 in respect of any Relevant Period, the exchange rates (including for the purposes of determining any interest rate) used in the calculation of Consolidated EBITDA, Consolidated Pro Forma EBITDA and Consolidated Total Net Cash Interest Expenses shall be the weighted average exchange rates for the Relevant Period (or, in relation to Consolidated Total Net Cash Interest Expenses for the purposes of calculating Excess Cash Flow, the rate or level which was actually paid in cash) or otherwise consistent with the exchange rate methodology applied in the financial statements delivered pursuant to Clause 25.2 (Financial Statements), in each case as selected and determined by the Company.

(h)

The financial covenant contained in this Clause 26 and definitions in Clause 26.1 (Financial definitions) including the definition of Consolidated Pro Forma EBITDA tested at any time for all purposes in this Agreement (other than as set out below in relation to Consolidated Pro Forma EBITDA and Consolidated Cash Flow for the purposes of calculating Excess Cash Flow)) shall be calculated to give pro forma effect to any acquisitions, investments in joint ventures, disposals or restructuring, reorganisation or cost saving initiatives (such initiatives being “Group Initiatives”) for the financial covenant and definitions and for each applicable Relevant Period (including the portion thereof (or for the entire period) to the extent occurring prior to the relevant event) and taking into account throughout (without double counting any cost synergies and cost savings actually achieved) reasonably expected cost synergies and cost savings in the 12 month period immediately following the completion of such acquisition or joint venture investment or dispositions or Group Initiatives and to give pro forma effect to any related incurrence, assumption or repayments of Financial Indebtedness; and for the purposes of any calculation of:

(i)

Consolidated Pro Forma EBITDA (other than for the purposes of calculating Excess Cash Flow), the aggregate earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA but on an unconsolidated basis (except to the extent that the entity or business acquired itself has Subsidiaries) (“EBITDA”) of any entity, business, material fixed assets that is acquired during a Relevant Period shall be included for the full Relevant Period (as adjusted by any reasonably expected cost synergies and cost savings arising from such acquisitions or investments as well as any related Group Initiatives as set out above)) and shall exclude any non-recurring costs and other expenses related to such acquisitions or investments or Group Initiatives;

(ii)

Consolidated Pro Forma EBITDA and (for the purposes of calculating Excess Cash Flow) Consolidated Cash Flow, the EBITDA and cashflow (calculated on the same basis as Consolidated Cash Flow but on an unconsolidated basis (except to the extent that the entity or business sold itself has Subsidiaries)) (“Cashflow”) of any entity, business or material fixed assets that is sold (in the case of Consolidated Pro Forma EBITDA) during the Relevant Period shall be excluded, in the case of Consolidated EBITDA, for the full Relevant Period and in the case of Cashflow, from the date on which it is agreed that the Cashflow of the relevant entity, business or material fixed assets is transferred to or held for the benefit of the buyer (in the case of Consolidated Pro Forma EBITDA, as adjusted by any reasonably expected cost synergies and cost savings arising from such sale, transfer or disposition as well as any related Group Initiatives as set out above) and shall exclude any non-recurring costs and other expenses related to such sales, transfers, dispositions or Group Initiatives; and

(iii)

Consolidated Senior Secured Net Debt, Consolidated Total Net Debt and Consolidated Total Net Cash Interest Expenses (other than for the purposes of calculating Excess Cash Flow) shall be adjusted to give pro forma effect to any incurrence, assumption or repayment of Financial Indebtedness (including any reduction in Consolidated Senior Secured Net Debt and/or Consolidated Total Net Debt from the proceeds of any asset sales) arising from any acquisitions, investments, dispositions or Group Initiatives if a related adjustment has been made to Consolidated Pro Forma EBITDA.

(i)

To the extent the Senior Net Leverage Ratio, Total Net Leverage Ratio or any financial definition contained in this Clause 26 is used as the basis (in whole or part) for permitting any transaction or making any determination under this Agreement (including on a pro-forma basis) at any time after a Quarter Date or the last day of a Month (as applicable), Consolidated Senior Secured Net Debt and Consolidated Total Net Debt shall be reduced to take into account any repayment of Financial Indebtedness made on or before the relevant date and shall be increased to take into account any incurrence or assumption of Financial Indebtedness made on or before the relevant date.

(j)

Where any Pro Forma Acquisition Cost Savings, Pro Forma Joint Venture Cost Savings, Pro Forma Group Initiatives Cost Savings or Pro Forma Disposal Cost Savings (collectively, “Pro Forma Savings”) are included in any calculations if the aggregate amount of such Pro Forma Savings taken into account in any applicable calculation are greater than:

(i)

5 per cent. of Consolidated Pro Forma EBITDA (after taking into account such acquisition, joint venture, disposal or Group Initiative), those Pro Forma Savings shall be identifiable and reasonably supportable and shall be confirmed to be a reasonable estimate of such savings or synergies by the CFO;

(ii)

10 per cent. of Consolidated Pro Forma EBITDA (after taking into account such acquisition, joint venture, disposal or Group Initiative), those Pro Forma Savings shall be commented on as not being unreasonable by a third party accountancy firm, auditor or investment bank (or such other firm approved by the Majority Lenders) (which commentary may be provided in any accompanying accountants’ or industry specialist due diligence report); and

the aggregate Pro Forma Savings in respect of the relevant acquisition, joint venture, disposal or Group Initiative (as the case may be) shall be capped at 20 per cent. of the Consolidated Pro Forma EBITDA (after taking into account such acquisition, joint venture, disposal or Group Initiative).

(k)

In relation to operational leases, to the extent such operational leases are required to be treated under the Original Accounting Principles as finance leases as opposed to operating leases, such obligations shall be treated in accordance with the Original Accounting Principles.

27.	GENERAL UNDERTAKINGS

The undertakings in this Clause 27 shall unless otherwise indicated continue for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

27.1	Authorisations and Consents

Each Obligor will promptly apply for, obtain and promptly renew from time to time and maintain in full force and effect all Authorisations and consents and comply with the terms of all such Authorisations and consents, and promptly make and renew from time to time all such filings, as may be required under any applicable law or regulation to enable it to:

(a)	enter into, and perform its obligations under the Finance Documents to which it is party:

(b)

carry out the transactions contemplated by the Finance Documents to which it is a party and to ensure that, subject to the Legal Reservations and Perfection Requirements, its obligations under the Finance Documents to which it is party are valid, legally binding and enforceable and each of the Transaction Security Documents to which it is party constitutes valid security ranking, subject to the Legal Reservations and Perfection Requirements, in accordance with its terms; and

(c)	carry on its business save to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

27.2	Compliance with laws

Each Obligor will, and will ensure that each of its Subsidiaries will comply with all laws and regulations binding upon it save where non-compliance would not reasonably be expected to have a Material Adverse Effect.

27.3	Pari passu Ranking

Each Obligor will ensure that (except pursuant to a Notifiable Debt Purchase Transaction) at all times any unsecured and unguaranteed claims of a Finance Party against it under each of the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated creditors except creditors whose claims are mandatorily preferred by laws of general application.

27.4	Insurances

Each Obligor will, and will ensure that each of its Subsidiaries will effect and thereafter maintain at its own expense such insurances in respect of its material assets and business of an insurable nature which:

(a)	provide cover against risks which are normally insured against by other companies in the relevant jurisdiction owning, possessing or leasing similar assets and carrying on similar businesses; and

(b)	are at levels usual for a business of its size and nature as may be reasonably available in the insurance market.

27.5	Taxes

(a)

Each Obligor will, and will ensure that each of its Subsidiaries will make all relevant tax filings within the time period allowed and pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring material penalties where failure to do so could reasonably be expected to have a Material Adverse Effect unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 25.2 (Financial Statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Borrower may change its residence for Tax purposes.

(c)

The Company will ensure that the US Co-Borrower retains its status as an entity disregarded from its owner for US federal income tax purposes and the status of the US Co-Borrower’s regarded owner as not a US Person. The Company will ensure that the proceeds of the Term Facilities, and of any Revolving Facility Loans to non-US Borrowers, are not on-loaned to a US Person, contributed to a US Person in exchange for stock that meets the requirements of US Treasury Regulation Section 1.881-3(a)(2)(ii)(B) or otherwise transferred to a US Person in a manner that could constitute a “financing transaction” within the meaning of US Treasury Regulation Section 1.881-3.

(d)	The Company will ensure that the US Co-Borrower and its regarded owner are not engaged in a US trade or business for US federal income tax purposes.

27.6	Hedging Agreements

The Company will, and will procure that it or its Subsidiaries will, not later than 120 days after the Closing Date, enter into Hedging Agreements so as to ensure that, for the period commencing from a date no later than 120 days after the Closing Date until the date falling on the third anniversary of the Closing Date, the Group has in place hedging of its exposure to floating rate interest in relation to at least 50 per cent. of the aggregate principal amount outstanding under Facility B1 from time to time.

27.7	Intellectual Property

Each Obligor will, and will ensure that each of its Subsidiaries will:

(a)

observe and comply with all obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Intellectual Property is subject and which is required to conduct the business of the Group and where failure to do so would reasonably be expected to have a Material Adverse Effect;

(b)

do all acts as are necessary to preserve, maintain, protect and safeguard such Intellectual Property as is required to conduct the business of the Group where failure to do so would reasonably be expected to have a Material Adverse Effect and not change, terminate or discontinue the use of any of such Intellectual Property nor allow it to be infringed or used in such a way that it is put at risk by becoming generic or by being identified as disreputable if in each case to do so would reasonably be expected to have a Material Adverse Effect; and

(c)

not grant any licence to any person to use the Intellectual Property required to conduct the business of the Group if to do so would have or could be reasonably expected to have a Material Adverse Effect.

27.8	Environmental Undertakings

Each Obligor will, and will ensure that each of its Subsidiaries will obtain, monitor and comply with the terms and conditions of all Environmental Permits and all Environmental Laws applicable to it where failure so to do would reasonably be expected to have a Material Adverse Effect.

27.9	Amalgamations and Change of Business

No Obligor will and each Obligor will ensure that none of its Subsidiaries will:

(a)

amalgamate, merge, demerge or consolidate with or into any other person or undertake any corporate reorganisation or other reorganisation except for any Permitted Transaction or Permitted Reorganisation; or

(b)	substantially change the general nature of the business of the Target Group taken as a whole at the Closing Date.

27.10	Disposals

No Obligor will and each Obligor will procure that none of its Subsidiaries will, (whether by a single transaction or a number of related or unrelated transactions and whether at the same time, and whether voluntary or involuntary or over a period of time) sell, transfer, grant, lease or licence out, lend or otherwise dispose of any of its assets except pursuant to a Permitted Transaction or a Permitted Disposal.

27.11	Arm’s Length Transactions

No Obligor will and each Obligor will ensure that none of its Subsidiaries will, enter into any material arrangement or transaction with an Affiliate or an Excluded Subsidiary other than on an arm’s length basis (or better), save for:

(a)	loans between members of the Group which are Permitted Loans;

(b)	any other transaction or arrangement entered into between (i) an Obligor and another Obligor or (ii) a Non-Obligor and another Non-Obligor;

(c)	any disposal by an Obligor to a member of the Group who is not an Obligor under paragraph (q) of the definition of Permitted Disposal;

(d)	any Permitted Payment; or

(e)	a Permitted Transaction.

27.12	Negative Pledge

(a)

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, create or permit to subsist any Security or Quasi Security on or over the whole or any part of its undertaking or assets (present or future) except for Permitted Security or a Permitted Transaction.

(b)	The Company shall not amend the IIC Floating Charge at any time after the Closing Date to increase the liabilities secured thereunder without the prior consent of the Majority Lenders.

27.13	Sale and Leasebacks/Factoring

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will:

(a)

sell or otherwise dispose of any asset on terms whereby such asset is or may be leased back to or re-acquired by it or any other member of the Group except to the extent that the aggregate cash consideration for all such assets disposed of (and which have not been reacquired by the Group at the end of the applicable lease) does not exceed the greater of EUR 30,000,000 and an amount equal to 20 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time (a “Permitted Sale and Leaseback”); or

(b)	sell or otherwise dispose of any receivable to any person who is not a member of the Group except for Permitted Factoring,

and, in each case, other than a Permitted Transaction.

27.14	Indebtedness

(a)

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, incur or permit to subsist or remain outstanding any Financial Indebtedness other than Permitted Financial Indebtedness or a Permitted Transaction.

(b)

The Company will use its reasonable endeavours to procure that the DB Working Capital Facilities are refinanced within 12 months of the Closing Date, provided that the Company shall have no obligation (i) to procure such refinancing unless the CFO is satisfied (acting reasonably) that the Group is able to implement such refinancing on commercially acceptable terms without prejudicing its access to necessary working capital and liquidity sources or (ii) to utilise the Revolving Facility to refinance the DB Working Capital Facilities. No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, amend, supplement or waive any term of the security documents in connection with the DB Working Capital Facilities without the prior written consent of the Agent if such amendment would reasonably be expected to prejudice the Security Agent’s rights under the priority agreement entered into between the Security Agent and Deutsche Bank AG on or about the date of this Agreement or impair the priority achieved or intended to be achieved by such priority agreement.

27.15	Guarantees

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, grant or permit to subsist or remain outstanding any guarantee of any other person other than a Permitted Transaction or a Permitted Guarantee.

27.16	Loans

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, make or agree to make or permit to be outstanding any loans or be a creditor in respect of any Financial Indebtedness other than Permitted Transactions and Permitted Loans.

27.17	Leasing Arrangements

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, except with the prior written consent of the Majority Lenders or as a Permitted Transaction, enter into or permit to subsist any Finance Lease, provided that members of the Group may enter into or permit to subsist any Finance Leases which are either Existing Leases or where the aggregate capital element of all rentals under such other Finance Leases and agreements does not exceed the greater of EUR 15,000,000 and an amount equal to 10 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time (“Permitted Finance Lease”).

27.18	Equity and Acquisition Documents

(a)

No Obligor shall and the Company shall ensure no member of the Group will, amend, vary, novate, supplement, supersede, waive or terminate any terms of any Equity Document in any respect which is materially adverse to the interests of the Lenders (otherwise than with the consent of the Majority Lenders).

(b)

No Obligor shall and the Company shall ensure that no member of the Group will, amend, vary, novate, supplement, supersede, waive or terminate any terms of any constitutional documents of the Company, any other Obligor or Material Subsidiary or any other member of the Group whose shares are the subject of Transaction Security governed by the laws of the jurisdiction of incorporation of such Obligor or Material Subsidiary, in a manner that could reasonably be expected to prejudice the validity or enforceability of the Transaction Security, provided that nothing in this Agreement shall prevent or restrict (i) the re-registration of a member of the Group as a public company for the purposes of acting as an issuer of any additional financing constituting Permitted Financial Indebtedness in the form of notes which it is permitted by this Agreement to issue, or (ii) a change to the Financial Year in accordance with the provisions of Clause 25.6 (Agreed Accounting Principles) or (iii) any amendment or step required in connection with a Listing.

(c)

Except with the prior consent of the Majority Lenders, the Company shall not waive, amend or withdraw from the terms of the Share Subscription Agreement in a way which would materially adversely affect the position of the Finance Parties under the Finance Documents.

27.19	Treasury Transactions

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, enter into any Treasury Transaction other than:

(a)	any Hedging Agreement (including, without limitation, any hedging entered into pursuant to Clause 27.6 (Hedging Agreements) of this Agreement);

(b)

any Treasury Transaction entered into for the purposes of hedging interest rate liabilities or exchange rate liabilities in respect of any amount outstanding under any Permitted Financial Indebtedness (including, without limitation, any arrangement replacing or extending any Hedging Agreements on terms permitted by the Finance Documents) and not for speculative purposes; or

(c)	any Treasury Transactions entered into for the hedging of actual or projected exposures arising in the ordinary course of business and not for speculative purposes.

27.20	Joint Ventures

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will enter into, invest in, acquire or permit to subsist any Investment in a Joint Venture, or transfer any assets to or lend to or give any guarantee, indemnity or Security for or on behalf of a Joint Venture, other than a Permitted Joint Venture.

27.21	Acquisitions and Investments

No Obligor will and each Obligor will ensure that none of its Subsidiaries will:

(a)	acquire any entity, shares or a business or undertaking;

(b)	own any interest in any share or equity investment or equity security or make a capital contribution to any person;

other than any Permitted Acquisition or Permitted Transaction, pursuant to a Permitted Share Issue, or to the extent such acquisition or investment falls within paragraph (a) of the definition of Permitted Holding Company Activity.

27.22	Centre of Main Interests

No Obligor incorporated in the European Union shall without the prior written consent of the Agent deliberately cause or allow its centre of main interests (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings) to change in a manner which would materially adversely affect the Lenders.

27.23	Control and Share Issues

No Obligor shall (and each Obligor will ensure that none of its Subsidiaries will), issue any shares or grant any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of any member of the Group except pursuant to a Permitted Share Issue or a Permitted Transaction.

27.24	Cashflow Restrictions

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will, be a party to any contractual or similar arrangement pursuant to which any member of the Group is prohibited from making any payment of dividends, distributions of income and other amounts other than pursuant to the Finance Documents and/or (provided such terms are not more onerous than those contained in the Finance Documents) any Permitted Alternative Finance Documents.

27.25	Restriction on Redemption of Capital Contribution

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, directly or indirectly redeem, purchase, retire or otherwise withdraw any capital contributions made to the capital reserves, convert such capital contributions into shareholder loans or redeem, purchase, retire, repay or otherwise acquire for consideration any shares or warrants issued by it or set apart any sum for any such purpose or otherwise reduce its capital (together, a “Redemption”), except where such Redemption:

(a)	is made by a Subsidiary of the Company to its direct shareholders;

(b)	constitutes a Permitted Payment; or

(c)	is a Permitted Transaction,

subject (in each case) to the terms of the Intercreditor Agreement.

27.26	Restriction on Payment of Dividends

No Obligor will, and each Obligor will ensure that none of its Subsidiaries will declare or pay, directly or indirectly, any dividends or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital (together a “Dividend”) except, (i) payment of a Dividend by a Subsidiary of the Company to its direct shareholders either pro rata to their shareholdings or to members of the Group, (ii) payment of a Dividend by a Permitted Joint Venture in accordance with its joint venture arrangements, (iii) a Permitted Payment, and (iv) payments as a result of a Permitted Transaction.

27.27	Permitted Payments

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company will ensure that no other member of the Group will);

(i)

pay, repay or prepay any principal, interest, fee, charge or other amount on or in respect of, or redeem, purchase or defease, any Shareholder Loans, Proceeds Loans or New Shareholder Loans or any other amount owing to a Restricted Person;

(ii)

purchase, redeem, defease or discharge, exchange or enter into any sub-participation arrangements in respect of any amount outstanding under any Shareholder Loans, Proceeds Loans or New Shareholder Loans or any other amount owing to a Restricted Person;

(iii)	declare, make or pay any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital in favour of a Restricted Person;

(iv)	make any investment in, or pay any fee or commission (including any management or advisory fee) or make any advance or other kind of payment to, or to the order of, a Restricted Person;

(v)	enter into any arrangement which imposes an obligation on any member of the Group in favour of a Restricted Person, other than Shareholder Loans, Proceeds Loans or New Shareholder Loans.

(b)	Paragraph (a) above does not apply to:

(i)

any transaction permitted under a Finance Document including, for the avoidance of doubt, the transactions permitted under Clause 27.25 (Restriction on Redemption of Capital Contribution) and Clause 27.26 (Restriction on Payment of Dividends);

(ii)	a Permitted Transaction;

(iii)	any other transaction contemplated in the Tax Structure Memorandum; or

(iv)	a Permitted Payment.

27.28	Holding Company

The Original Obligors shall not trade, carry on any business, own any assets or incur any liabilities or grant any Security except for a Permitted Holding Company Activity.

27.29	Guarantees and Security

(a)	The Company shall ensure that, subject to the Agreed Security Principles:

(i)	each Borrower is a Guarantor;

(ii)

each member of the Group which is listed in Schedule 15 (Material Subsidiaries) shall, as soon as reasonably practicable (and in any event within 120 days after the Closing Date) become a Guarantor provided that, each such member of the Group which is listed in Schedule 15 (Material Subsidiaries) that does not meet the conditions set out in paragraph (c) or (d) of the definition of Material Subsidiary to qualify as a Material Subsidiary at the time such member of the Group is required to accede to this Agreement as a Guarantor will not be obliged to become a Guarantor if the other conditions of this Clause are satisfied and no Default, Event of Default or other breach of the Finance Documents shall arise in respect thereof;

(iii)

each member of the Group which is or becomes a Material Subsidiary (by reference to the most recent Annual Financial Statements delivered to the Agent under this Agreement (commencing with the Annual Financial Statements delivered for the Financial Year ending 31 December 2017)) shall as soon as reasonably practicable (and in any event within 120 days of delivery of the Annual Financial Statements for the relevant Financial Year demonstrating that it is or has become a Material Subsidiary), become a Guarantor; and

(iv)

as soon as reasonably practicable and in any event, on the date which is 120 days after the Closing Date (by reference to the Original Financial Statements or such other set of accounts agreed with the Mandated Lead Arrangers) and thereafter when tested on the date on which the Annual Financial Statements are required to be delivered to the Agent in each Financial Year (commencing with the Annual Financial Statements delivered for the Financial Year ending 31 December 2017), by reference to such Annual Financial Statements, the aggregate (without double counting) earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA as defined in Clause 26 (Financial Covenant) and gross assets (but taking each entity on an unconsolidated basis and excluding all intra-Group items, goodwill and investments in Subsidiaries of any member of the Group (in each case to the extent applicable)) of the Guarantors is equal to or exceeds 80 per cent. of the Consolidated EBITDA and gross assets (excluding goodwill) of the Group (the “Guarantor Coverage Test”) provided that, if on the relevant test date specified above, the Guarantor Coverage Test is not satisfied, within 120 days of such test date, such other members of the Group shall accede as Additional Guarantors to ensure that the Guarantor Coverage Test is satisfied (calculated as if such Additional Guarantors had been Guarantors for the purposes of the relevant test and provided that, if the Guarantor Coverage Test is satisfied within such time period, no Default, Event of Default or other breach of the Finance Documents shall arise in respect thereof).

(b)	For the purpose of calculating:

(i)

the Guarantors’ contribution to the Guarantor Coverage Test under paragraph (a)(iv) above, any entity having negative earnings before interest, tax, depreciation and amortisation shall be deemed to have zero earnings before interest, tax, depreciation and amortisation; and

(ii)

the Guarantor Coverage Test, any entity which cannot become a Guarantor in accordance with the provisions of the Agreed Security Principles (and any earnings, before interest, tax, depreciation and amortisation of such entity) and the gross assets of such entity shall solely for this purpose be excluded (x) as a Guarantor from the numerator and (y) as a member of the Group from the denominator for the purposes of calculating the Guarantor Coverage Test.

(c)	Subject to the Agreed Security Principles:

(i)	the Company shall:

(A)

use reasonable endeavours to obtain any consent which may be required from the Israel Investment Centre, a department of the Ministry of Economy and Industry (“IIC”) to allow the grant of security by Keter Plastic Ltd. in favour of the Finance Parties in accordance with the Agreed Security Principles; and

(B)

promptly after such consent is obtained (but without prejudice to the 120 day period for accession referred to in paragraph (a)(ii) above), procure that Keter Plastic Ltd, subject to the Agreed Security Principles, grant security over its assets in favour of the Finance Parties; and

(ii)

in any event, promptly after the release of the IIC Floating Charge (but without prejudice to the 120 day period for accession referred to in paragraph (a)(ii) above), procure that Keter Plastic Ltd, subject to the Agreed Security Principles, grants first ranking security over its assets in favour of the Finance Parties.

27.30	Further Assurance

(a)

Subject to the Agreed Security Principles, the Parent and each Obligor shall (and the Company shall ensure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Finance Parties, Security over any property and assets of the Parent or that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Subject to the Agreed Security Principles, the Parent and each Obligor shall (and the Company shall ensure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)

In relation to any provision of this Agreement which requires the Parent or the Obligors or any member of the Group to deliver any document for the purposes of granting any guarantee or Security for the benefit of all or any of the Finance Parties, the Security Agent agrees to execute as soon as reasonably practicable any such agreed form document which is presented to it for execution.

27.31	Intercreditor Agreement

The Company shall ensure that each member of the Group which is not an Obligor and which is or becomes a creditor in respect of any Financial Indebtedness of an Obligor in an aggregate principal amount outstanding exceeding EUR 5,000,000 enters into or accedes to the Intercreditor Agreement as an “Intra-Group Lender” or “Debtor” (each as defined in the Intercreditor Agreement), in accordance with the Intercreditor Agreement.

27.32	Anti-corruption law/Sanctions

(a)

The Company will not request any Utilisation, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Utilisation for any purpose which would breach any applicable Anti- Corruption Laws or which would result in the violation of any applicable Sanctions.

(b)

The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

27.33	Qualifying Listing/Ratings Trigger

(a)	Notwithstanding anything to the contrary in this Agreement or any other Finance Document, during the period (if any) that a Release Condition (as defined in paragraph (d) below) is satisfied:

(i)	the following obligations and restrictions shall be suspended and shall not apply:

(A)	the requirement to make mandatory prepayments under Clause 12.2 (Disposal, insurance and recovery proceeds) and Clause 12.3 (Excess Cash Flow);

(B)	the requirement to deliver Monthly Financial Statements as contemplated in paragraph (a)(iii) of Clause 25.2 (Financial Statements);

(C)	the requirement to deliver an annual budget under paragraph (a)(iv) of Clause 25.2 (Financial Statements);

(D)	the restrictions under Clause 27.4 (Insurances);

(E)	the restrictions under Clause 27.10 (Disposals);

(F)	the restrictions under Clause 27.11 (Arm’s Length Transactions);

(G)	the restrictions under Clause 27.13 (Sale and Leasebacks/Factoring);

(H)	the restrictions under Clause 27.14 (Indebtedness);

(I)	the restrictions under Clause 27.15 (Guarantees);

(J)	the restrictions under Clause 27.16 (Loans);

(K)	the restrictions under Clause 27.17 (Leasing Arrangements);

(L)	the restrictions under Clause 27.20 (Joint Ventures);

(M)	the restrictions under Clause 27.21 (Acquisitions and Investments);

(N)	the restrictions under Clause 27.23 (Control and Share Issues);

(O)

the restrictions under Clause 27.24 (Cashflow Restrictions), Clause 27.25 (Restriction on Redemption of Capital Contribution), Clause 27.26 (Restriction on Payment of Dividends) and Clause 27.27 (Permitted Payments) together with any other restriction under this Agreement or any other Finance Document on the distribution of dividends, return of share capital or other type of shareholder, Investor or an Affiliate of an Investor remuneration or payment;

(P)	the restrictions under Clause 27.28 (Holding Company); and

(Q)	the obligations in Clause 27.29 (Guarantees and Security) but for the avoidance of doubt, no existing guarantee or Transaction Security will be released;

(R)	the restrictions in Clause 27.34 (Junior Debt Payments);

(ii)	the leverage financial covenant in Clause 26.2 (Financial covenant) will be tested semi- annual instead of quarterly; and

(iii)

the amount of each basket (other than the baskets in paragraphs (a)(i) and (a)(ii) of the definition of “Permitted Indebtedness Cap”) for which a specific amount is set out in this Agreement and any definitions used therein (including all “annual”, “life of Facilities” and “at any time” and “aggregate” baskets) shall be increased by fifty per cent.

(b)

If at any time after a Release Condition has been satisfied and a Release Condition subsequently ceases to be satisfied, any breach of this Agreement or any other Finance Documents that arises as a result of any of the obligations, restrictions or other terms referred to in paragraph (a) above ceasing to be suspended or amended shall not (provided that it did not constitute an Event of Default at the time the relevant event or occurrence took place) constitute (or result in) a breach of any term of this Agreement or any other Finance Documents, a Default or an Event of Default.

(c)

In respect of any amount which has not been applied in mandatory prepayment of the Facilities in accordance with Clause 12 (Mandatory Prepayment) as a result of the Release Condition being satisfied (the “Released Amounts”), if the Release Condition subsequently ceases to be satisfied after the date the prepayment would have been required had the Release Condition not been satisfied, the failure to apply the Released Amounts in prepayment shall not result in a breach of any term of this Agreement or any other Finance Document.

(d)	For the purposes of this Clause 27.33, the “Release Condition” means satisfaction of the following conditions:

(i)

a Listing has occurred which does not constitute a Change of Control and the Total Net Leverage Ratio for the Relevant Period ending on the most recent Quarter Date for which a Compliance Certificate has been delivered to the Agent (adjusted as if the proceeds of that Listing that have been or will be applied in prepayment of the Facilities had been so applied on the last day of that Relevant Period) is equal to or less than 3.50:1; or

(ii)

the long-term corporate credit rating of a member of the Group (or, as the case may be, any Holding Company of the Company given such rating) is equal to or better than Baa3 according to Moody’s Investor Services Limited or BBB- according to Standard & Poor’s Rating Services.

27.34	Junior Debt Payments

The Company shall not (and shall ensure that no member of the Group will) repay, prepay, purchase, defease, redeem or repurchase or otherwise retire for value any principal amount of indebtedness under Permitted Financial Indebtedness that is subordinated to the Facilities under the terms of the Intercreditor Agreement (including, for the avoidance of doubt, any “Second Lien Liabilities” as defined in the Intercreditor Agreement) except for a Permitted Junior Debt Payment.

27.35	Excluded Subsidiaries

(a)	Notwithstanding anything to the contrary in the Finance Documents:

(i)

no Excluded Subsidiary shall be a member of the Group and consequently no Excluded Subsidiary shall be entitled to benefit from any basket or exception in the Finance Documents relating to transactions between members of the Group; and

(ii)

in addition and without prejudice to the other baskets and exceptions in the Finance Documents relating to transactions with persons that are not members of the Group, members of the Group shall be permitted to enter into or permit to subsist any investment in any Excluded Subsidiary provided that the maximum aggregate outstanding principal amount invested pursuant to this paragraph (ii) shall not at any time exceed EUR 15,000,000 or if higher an amount equal to 10 per cent. of the Consolidated Pro Forma EBITDA for the Relevant Period ending on the most recent Quarter Date for which Quarterly Financial Statements have been delivered to the Agent at any time (plus the aggregate of all amounts received by the Group from or in respect of all Excluded Subsidiaries after the first Utilisation Date) plus (2) the portion, if any, of the Available Amount on such date that the Company elects to apply to this sub- paragraph to be used directly or indirectly in whole or in part for the purposes of financing that investment to the extent Not Otherwise Applied and solely to the extent such amount of the Available Amount would otherwise be capable of being paid as a dividend or other payment by the Company pursuant to paragraph (h) or (l) of the definition of Permitted Payment (to the extent Not Otherwise Applied) provided further that:

(A)

for the purpose of this paragraph (ii) the term “investment” shall comprise any acquisition of an ownership interest in, transfer of assets or loan to or grant of a guarantee or security in respect of obligations of, an Excluded Subsidiary, in each case without double counting (but, for the avoidance of doubt, shall not include transactions entered into or made in the ordinary course of trading and shall exclude capitalised interest); and

(B)

any reference to an investment in this paragraph (ii) shall be a reference to that investment as renewed, extended or otherwise replaced from time to time, however any increase in that investment must be otherwise permitted under this paragraph (ii) or another provision of the Finance Documents;

(iii)	in the event that a person ceases to be an Excluded Subsidiary:

(A)

any amounts which would prior to such cessation have fallen within the calculation set out in paragraph (a)(ii) above as a result of such person being an Excluded Subsidiary shall be ignored for this purpose; and

(B)

any investment made by an Excluded Subsidiary prior to the date on which such Excluded Subsidiary ceases to be an Excluded Subsidiary shall notwithstanding any other provision of this Agreement be permitted under the provisions of this Agreement so long as the relevant investment was not made in contemplation of the designation of such Excluded Subsidiary ceasing to be an Excluded Subsidiary and becoming a member of the Group.

27.36	Rating

The Company shall use reasonable efforts to obtain a corporate family rating and/or a rating for the Facilities and/or the Company from Standard & Poor’s Rating Services or Moody’s Investor Services Limited and shall use reasonable endeavours to maintain such rating.

27.37	Condition Subsequent

Subject to the Agreed Security Principles, the Company shall, within two Business Days from the Closing Date, grant Transaction Security over the shares in Jardin Netherlands B.V., Curver Benelux B.V and Israeli Bidco in favour of the Finance Parties and provide the Agent with each of the documents and other evidence listed in Part IV (Conditions Subsequent) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably).

28.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 28 (save for Clause 28.18 (Acceleration), Clause 28.19 (Clean-Up Period) and Clause 28.20 (Excluded Matters)) shall constitute an Event of Default.

28.1	Payment Default

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	in the case of principal and interest, such non-payment is made within three Business Days of its due date; or

(b)	in the case of any other amount, payment is made within five Business Days of the due date.

28.2	Financial covenant

(a)

Subject to paragraph (b) below, the financial covenant set out in Clause 26 (Financial Covenant) is not complied with (a “Financial Covenant Event of Default”) provided that a Financial Covenant Event of Default shall not constitute an Event of Default for the purposes of any Facility other than the Original Revolving Facility unless and until the Agent (with the consent, or at the request, of the Majority Revolving Facility Lenders) has, in relation to the Original Revolving Facility taken any steps in paragraphs (a)(i) and (a)(ii) of Clause 28.18 (Acceleration) under the Original Revolving Facility and none of such steps taken have been revoked on or before such date.

(b)

No Event of Default will occur under paragraph (a) above if prior to (but no earlier than the first date of that Relevant Period), or within 20 Business Days after, the date on which the Quarterly Financial Statements for the Relevant Period in which such failure to comply was first evidenced (the “Applicable Period”) are due to be delivered in accordance with Clause 25.2 (Financial Statements) or, if earlier, the date on which such Quarterly Financial Statements are actually delivered, the Group received the proceeds of New Shareholder Injections in a minimum amount equal to the amount required to ensure that the financial covenant in Clause 26 (Financial Covenant) would be complied with if tested again as at the last day of the same Relevant Period (such amount, the “Cure Amount”) on the basis that the full amount of any New Shareholder Injections so provided in accordance with this Clause 28.2 shall be included for the Relevant Period as if provided immediately prior to the last date of such Relevant Period by increasing the amount of Consolidated Pro Forma EBITDA or reducing Consolidated Total Net Debt or repay any outstanding Revolving Facility Loans by the amount of the New Shareholder Injections (together, the “Cure Right”) provided that, in relation to any such New Shareholder Injections so provided in accordance with this Clause 28.2:

(i)	the Company shall not be entitled to exercise the Cure Right:

(A)	to prevent or cure breaches of the financial covenant on more than four occasions over the life of the Facilities;

(B)	by increasing the amount of Consolidated Pro Forma EBITDA on more than two occasions;

(C)	to prevent or cure breaches of the financial covenant on more than two occasions in any period of four consecutive Financial Quarters; or

(D)	in consecutive Quarter Periods;

(ii)

any New Shareholder Injections so provided and any adjustments made to Consolidated Senior Secured Net Debt or Consolidated Pro Forma EBITDA under this Clause 28.2 shall not apply when calculating the applicable Margin or any other calculations for the Applicable Period;

(iii)

any adjustments to Consolidated Pro Forma EBITDA pursuant to this paragraph will (but without double counting) be taken into account for the purposes of the financial covenant in Clause 26 (Financial Covenant) for the Applicable Period and each of the next three successive Relevant Periods;

(iv)

(other than for the purpose of calculating Consolidated Senior Secured Net Debt or adjusting Consolidated Pro Forma EBITDA in accordance with the provisions of this Clause 28.2), any New Shareholder Injections allocated or applied pursuant to the Cure Amount shall not count towards any other permission or usage (for example, in respect of a Permitted Acquisition, Available Amount or Acceptable Funding Source) under or in respect of the Finance Documents;

(v)

there shall be no restriction on the amount of any Cure Amount exceeding the minimum amount required to prevent or, as the case may be, cure the financial covenant (“Overcure”) unless such Cure Amount is being treated as an increase in the amount of Consolidated Pro Forma EBITDA, in which case, Overcures are not permitted;

(vi)	in relation to any New Shareholder Injections so provided prior to the date of delivery of the relevant Compliance Certificate for the Relevant Period:

(A)

the Compliance Certificate for that Relevant Period shall set out the revised financial covenant for the Relevant Period by giving effect to the adjustments to Consolidated Total Net Debt or Consolidated Pro Forma EBITDA under this paragraph (b) and confirming that such New Shareholder Injections have been provided; and

(B)

if such New Shareholder Injections are provided on or prior to the last date of that Relevant Period, the unspent amount of such New Shareholder Injections will not be double counted with the amount of such New Shareholder Injections deemed provided in accordance with paragraph (b) above; and

(vii)

in relation to any such New Shareholder Injections so provided following the date of delivery of the relevant Compliance Certificate for the Relevant Period, immediately following the proceeds of those New Shareholder Injections being provided to it, the Company provides a revised Compliance Certificate to the Agent setting out the revised financial covenant for the Relevant Period by giving effect to the adjustments to Consolidated Total Net Debt or Consolidated Pro Forma EBITDA under this paragraph (b).

(c)

If the financial covenant set out in Clause 26 (Financial Covenant) has been breached and the Company has delivered the related Compliance Certificate to the Agent in accordance with the provisions of Clause 25.3 (Compliance Certificates), but the financial covenant is complied with when tested in the next Relevant Period (the “Second Period”), then, the prior breach of such financial covenant or any Event of Default arising therefrom shall no longer be outstanding or continuing for the purposes of the Finance Documents unless the Agent has taken any action referred to in paragraphs (a)(i) or (a)(ii) of Clause 28.18 (Acceleration) before the date which is the earlier of (i) the date of delivery of the Compliance Certificate in respect of the Second Period and (ii) the date on which the Compliance Certificate in respect of the Second Period is required to be delivered to the Agent in accordance with the provisions of Clause 25.3 (Compliance Certificates).

28.3	Other obligations

(a)

An Obligor or the Parent fails to observe or perform any of its obligations or does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1 (Payment Default) and Clause 28.2 (Financial covenant)).

(b)

No Event of Default will occur under paragraph (a) above if such failure to observe or perform or comply is capable of remedy and is remedied within 20 Business Days from the earlier of (i) the Company, the Parent or any Obligor becoming aware of the failure to comply and (ii) the Agent giving notice to the Company, the Parent or the relevant Obligor in respect of such failure.

28.4	Misrepresentation

(a)

Any representation, warranty or written statement made or deemed to be made by any Obligor or the Parent in any of the Finance Documents or any other document delivered by or on behalf of any Obligor under or pursuant to any of the Finance Documents is or proves to be incorrect or misleading when made or deemed to be made (or when repeated or deemed to be repeated).

(b)

No Event of Default will occur under paragraph (a) above if the circumstances giving rise to that misrepresentation are capable of remedy and are remedied within 20 Business Days of the earlier of (i) the Company, the Parent or any Obligor becoming aware of such misrepresentation and (ii) the Agent giving notice to the Company, the Parent or the relevant Obligor in respect of such misrepresentation.

28.5	Invalidity and Unlawfulness

(a)

Any provision of any Finance Document is or becomes invalid or (subject to the Legal Reservations) unenforceable for any reason or shall be repudiated or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any Obligor and this, individually or cumulatively, could reasonably be expected to materially adversely affect the interests of the Finance Parties under the Finance Documents.

(b)

At any time it is or becomes unlawful for any Obligor, the Parent or any other member of the Group to perform any of its obligations under any of the Finance Documents or any Transaction Security created or expressed to be created by the Transaction Security Documents ceases to be effective or any subordination under the Intercreditor Agreement is or becomes unlawful, and this individually or cumulatively could reasonably be expected to materially adversely affect the interests of the Finance Parties under the Finance Documents.

(c)

Any obligation or obligations of any Obligor or the Parent under any Finance Document is or are not or cease or ceases to be (subject to the Legal Reservations) legal, valid, binding or enforceable and the cessation individually or cumulatively could reasonably be expected to materially adversely affect the interests of the Finance Parties under the Finance Documents.

28.6	Repudiation and rescission

An Obligor or the Parent rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document in a manner which is, or could reasonably be expected to be, materially adverse to the interests of the Finance Parties under the Finance Documents.

28.7	Cross-Default

(a)	Any Financial Indebtedness of any member or members of the Group is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of any member or members of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any creditor of any member or members of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(d)

No Event of Default will occur under this Clause 28.7 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above does not exceed EUR 15,000,000 at any time and excluding in each case any Permitted Financial Indebtedness to the extent (A) owed by one member of the Group to another member of the Group or (B) of the Company under Shareholder Loans or New Shareholder Loans or (C) to the extent supported by a Letter of Credit or bank guarantee or letter of credit issued under an Ancillary Facility.

28.8	Insolvency

(a)	Any Obligor or Material Subsidiary or the Parent (each a “Relevant Entity”);

(i)

is unable (or declared to be unable under any applicable law) or admits inability to pay its debts as they fall due (in each case other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets except where the same would result in or require the taking of any corporate action, legal proceedings, insolvency filing, cessation of trading and/or any other procedure or steps referred to in Clauses 28.9 (Insolvency Proceedings) to 28.11 (Similar events elsewhere) (each inclusive));

(ii)	ceases or suspends making payment on any of its debts or publicly announces an intention to do so;

(iii)

by reason of actual or anticipated financial difficulties commences negotiations with one or more of its groups of creditors or class of creditors generally (other than negotiations with the Finance Parties) with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with one or more of its groups or class of creditors.

(b)	Any US Obligor:

(i)

is subject to the filing of an involuntary proceeding in a court of competent jurisdiction in the United States seeking relief under US Bankruptcy Law and either such proceeding shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered such US Obligor shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding; or

(ii)	files for a voluntary petition under US Bankruptcy Law.

(c)	A moratorium is declared in respect of the indebtedness of any Relevant Entity.

28.9	Insolvency Proceedings

(a)	Any formal corporate action or legal proceeding is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, examinership, bankruptcy, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Entity;

(ii)

a composition, compromise, assignment or arrangement with any class of creditors generally (other than any Finance Party) of any Relevant Entity in connection with or as a result of any financial difficulty on the part of any Relevant Entity;

(iii)

the appointment of a liquidator, receiver, examiner, administrative receiver, administrator, compulsory manager or other similar officer in respect of, or over all or any part of the business or assets of, any Relevant Entity; or

(iv)	the enforcement of any Security over all or any part of the business or assets of any Relevant Entity,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)

any proceedings which are frivolous or vexatious and which, if capable of remedy, are discharged, stayed or dismissed within 20 Business Days of commencement or, if earlier, the date on which it is advertised (or such other period as agreed between the Company and the Majority Lenders); or

(ii)

(in the case of an application to appoint an administrator or commence proceedings) any proceedings which the Agent is satisfied (acting on the instructions of the Majority Lenders) will be withdrawn before they are heard or will be unsuccessful; or

(iii)	any step or procedure contemplated in relation to any merger that is permitted under Clause 27.9 (Amalgamations and Change of Business) or any Permitted Transaction.

28.10	Attachment or process

Any expropriation, attachment, distress, execution, possession, diligence, arrestment, joinder, sequestration, preliminary attachment, executory attachment, or other analogous process in any jurisdiction is levied or enforced upon or sued out against any asset or assets of any Relevant Entity, having in the case of assets an aggregate value in excess of EUR 15,000,000 and is not, if capable of remedy, discharged within 20 Business Days after commencement.

28.11	Similar events elsewhere

There occurs in relation to any Relevant Entity or any of their respective assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which corresponds in that country or territory with any of those mentioned in Clauses 28.8 (Insolvency) to 28.10 (Attachment or process) (each inclusive) (in each case subject to equivalent qualifications, materiality and exceptions).

28.12	Cessation of Business

The Group taken as a whole or any Obligor or any Material Subsidiary suspends or ceases to carry on, or threatens or proposes to cease to carry on, all or substantially all of its business other than as a result of a Permitted Transaction, a Permitted Reorganisation, an amalgamation permitted under paragraph (a) of Clause 27.9 (Amalgamations and Change of Business) or a Permitted Disposal.

28.13	Compulsory Acquisition

All or part of the assets of any Relevant Entity are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any agency of any state (or any analogous process by relevant authorities in any jurisdiction) and such event has or would reasonably be expected to have a Material Adverse Effect.

28.14	Litigation

Any litigation, arbitration, or administrative or regulatory proceeding, Environmental Claim or action or labour dispute is commenced by or against a Relevant Entity or any of its assets which has or would reasonably be expected to have a Material Adverse Effect.

28.15	Auditor’s Qualification

The Auditors qualify their report on the Annual Financial Statements (in any manner which is or could reasonably be expected to be (individually or cumulatively) materially adverse to the interests of the Finance Parties in the context of the Finance Documents), in respect of the Group continuing as a going concern or by reason of failure to disclose information.

28.16	Intercreditor

(a)

Any member of the Group, a Sponsor Affiliate or any other “Subordinated Creditor” (as defined in the Intercreditor Agreement) fails to comply in any material respect with the provisions of, or does not perform its obligations under, the Intercreditor Agreement.

(b)

No Event of Default will occur under paragraph (a) above if such failure is capable of remedy, and is remedied within 20 Business Days from the earlier of (i) that person becoming aware of the failure to comply and (ii) the giving of notice by the Agent in respect of such failure,

28.17	Material Adverse Change

At any time any event or circumstance occurs (other than any circumstances where it is reasonably likely that the financial covenant set out in 26 (Financial Covenant) may not be complied with or is not complied with as at the relevant testing date) which has a Material Adverse Effect.

28.18	Acceleration

(a)

At any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by written notice to the Company (or, if a Financial Covenant Event of Default occurs and is continuing, at the direction of the Majority Revolving Facility Lenders only and, in such case, the provisions of this Clause 28.18 shall be deemed to solely apply respectively to the Original Revolving Facility, and Revolving Facility Loans, Letters of Credit and Ancillary Facilities provided thereunder):

(i)

terminate the availability of the Facilities and cancel the Total Commitments whereupon the Facilities shall cease to be available for utilisation, the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Loans under this Agreement and no further Letters of Credit may be requested under this Agreement; and/or

(ii)

declare that all or part of the Utilisations together with accrued interest thereon and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(iv)

declare that cash cover in an amount equal to the outstanding amount in respect of any Letter of Credit is immediately due and payable, at which time it shall become immediately due and payable; and/or

(v)

declare that cash cover in an amount equal to the outstanding amount in respect of any Letter of Credit is payable on demand, whereupon it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(vi)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or

(vii)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(viii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)

If any Event of Default occurs under Clause 28.8(b) in relation to a US Obligor, all of the Loans made to such US Obligor, together with accrued interest and all other amounts accrued under the Finance Documents payable by such US Obligor, shall be immediately due and payable automatically and without any direction, notice, declaration or other act.

28.19	Clean-Up Period

(a)

For the purpose of this Agreement, for the period from the date of completion of the Acquisition or, as appropriate, a Permitted Acquisition of a person who, pursuant to such Permitted Acquisition, becomes a member of the Group (such a person a “Subsequent Target”) or of a business or undertaking (such business or undertaking a “Subsequent Target Asset”) until the date falling 90 days after the Acquisition or, as appropriate, a Permitted Acquisition of a Subsequent Target and/or Subsequent Target Asset (the “Clean-Up Period”), the occurrence of any Event of Default (other than an Event of Default under Clause 28.1 (Payment Default), 28.2 (Financial covenant) or 28.16 (Intercreditor)) will be deemed not to be a breach of representation or warranty or a breach of covenant or an Event of Default (as the case may be) if it would have been (but for this provision) a breach of representation or warranty or a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to (A) in the case of the Acquisition, the Target or any of its Subsidiaries or (B) in the case of a Permitted Acquisition of a Subsequent Target and/or Subsequent Target Asset, such Subsequent Target or any of its Subsidiaries as at the date of such Permitted Acquisition and (if applicable) such Subsequent Target Asset of such Permitted Acquisition, provided that (in each case) such breach or Event of Default:

(i)	is capable of being remedied within the Clean-Up Period and the Company is taking appropriate steps to remedy such breach or Event of Default;

(ii)	does not have a Material Adverse Effect; and

(iii)	was not procured or approved by the Company or, in respect of a future Permitted Acquisition, a member of the Group which was not the subject of the Permitted Acquisition.

Notwithstanding the above, if the relevant circumstances are continuing after the expiry of the Clean-Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be (and without prejudice to any rights and remedies of the Finance Parties).

(b)

The Company shall promptly notify the Agent upon becoming aware of the occurrence or existence of any event or circumstance which, but for this Clause 28.19, would constitute an Event of Default and the steps, if any, being taken to remedy it.

28.20	Excluded Matters

Notwithstanding any other term of the Finance Documents:

(a)

none of the steps, transactions, reorganisations or events set out in or contemplated by the Tax Structure Memorandum (other than in respect of the exit options described therein (if any)) or arising as a result of a Permitted Reorganisation pursuant to paragraph (c) of such definition or, in each case, the actions or intermediate steps necessary to implement any of those steps, actions or events; and

(b)

prior to the end of the Closing Date, no breach of any representation, warranty, undertaking or other term of (or default or event of default under) any document relating to the existing financing arrangements of any member of the Group arising as a direct or indirect result of any person entering into and/or performing its obligations under any Transaction Document (or carrying out the transactions contemplated by the Transaction Documents), shall constitute a breach of any representation and warranty or undertaking in the Finance Documents or result in the occurrence of an Event of Default and shall be expressly permitted under the terms of the Finance Documents provided that no Financial Indebtedness shall be permitted to be incurred or allowed to be outstanding by the Group other than Permitted Financial Indebtedness.

29.	CHANGES TO THE LENDERS

29.1	Successors

The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, transferees, assigns and any New Lender and each such successor, transferee, assignee and any New Lender undertakes to carry out any actions required including the actions contemplated in this Clause 29 or the other provisions of this Agreement.

29.2	Assignments and Transfers by Lenders

(a)	Subject to this Clause 29 and to Clause 30 (Restriction on Debt Purchase Transactions), any Lender (an “Existing Lender”) may:

(i)	assign any of its rights; or

(ii)	transfer (including by way of novation) any of its rights and obligations,

under any Finance Document to a bank or financial institution or to any fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets or as otherwise agreed by the Company (a “New Lender”) provided that if the New Lender is not already a Lender, the value of the rights that are acquired by that New Lender is not less than EUR100,000 or, if the competent authority has published its interpretation of the term “public” as referred to in article 4.1.(1) of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, such other minimum amount as may be required for the New Lender not to be considered part of the public under such interpretation..

(b)

The Parties agree that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Agreement, any Security and/or guarantees given under or in connection with the Finance Documents shall be preserved, including, for the avoidance of doubt, for purposes of articles 1278 and 1281 of the Luxembourg Civil Code (to the extent applicable).

29.3	Conditions of assignment or transfer

(a)	An assignment or transfer of part of a Lender’s Commitments shall (unless such assignment or transfer is of all of that Lender’s remaining Commitments in the applicable Facility) be:

(i)	in respect of each Facility which is denominated in EUR, a minimum amount of EUR 1,000,000 (and in integral multiples of EUR 1,000,000);

(ii)	in respect of each Facility which is denominated in USD, USD 1,000,000 (and in integral multiples of USD 1,000,000 as applicable; or

(iii)

in respect of an Additional Facility which is not denominated in EUR or USD, such other minimum amount (and integral multiple) set out in the relevant Additional Facility Notice provided that such amount is equivalent to no less than EUR 1,000,000, provided that, following any such assignment or transfer, the relevant Lender’s remaining Commitments (when aggregated with its Affiliates’ and Related Funds’ Commitments) is a minimum of EUR 1,000,000 and provided further that:

(iv)

if an Existing Lender is a fund, it may transfer its Commitments and/or assign its rights to (and its corresponding obligations may be released and equivalent obligations acceded to by) another fund that is either an Existing Lender or a Related Fund of a fund that is an Existing Lender in any amount and in whole or in part; and

(v)

in the case of concurrent assignments, releases and accessions by an Existing Lender to two or more Related Funds, the Commitments of these Related Funds shall, at the option of the relevant Lender(s), be aggregated.

(b)	On or prior to the Closing Date, the prior written consent of the Company is required for any assignment or transfer or sub-participation or sub-contract.

(c)

After the Closing Date, the prior written consent of the Company (not to be unreasonably withheld or delayed and deemed given if no response is received to a written consent request from the Agent within 10 Business Days of receipt of such consent request by the Company) is required for any assignment or transfer or sub-participation or sub-contract (but only if any voting rights under the Finance Documents pass or may pass as a result of such sub-participation or sub-contract) unless such assignment, transfer, sub-participation or sub-contract is:

(i)	to another Lender or an Affiliate of a Lender or, in the case of a Lender which is a fund, a Related Fund of such Lender;

(ii)	to an entity included on the Approved List; or

(iii)	made at a time when an Event of Default is continuing,

provided that:

(A)

in all cases (including under paragraphs (i), (ii) and (iii) above) no transfer, assignment, sub-participation or sub-contract shall be made to an Industry Competitor, a Defaulting Lender or a Loan to Own/Distressed Investor (except when the transfer, assignment, sub-participation or sub-contract to a Loan to Own/Distressed Investor takes place while an Event of Default is outstanding) unless the prior written consent of the Company is obtained;

(B)

if the assignment or transfer is in respect of the Original Revolving Facility or the Original Revolving Facility Commitments the assignee or transferee must be a deposit taking financial institution authorised by a financial services regulator or similar regulatory body and have a long term credit rating of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd. or Baa2 or higher by Moody’s Investors Service Limited;

(C)

if the assignment, transfer, sub-participation or sub-contract is in respect of an Additional Facility, the restrictions (if any) specified in the relevant Additional Facility Notice establishing such Additional Facility Commitments are complied with; and

(D)

if the Company fails to respond to a request for consent to a transfer, assignment, sub-participation or sub-contract within ten Business Days of such request, such consent shall be deemed as granted provided that the request was communicated to the Company and to Benjamin Dupuy (Benjamin.Dupuy@bcpartners.com) and Xavier Lemonnier (Xavier.Lemonnier@bcpartners.com) or such other person notified to the Agent by the Company at least ten Business Days prior to such consent being deemed granted (the “Relevant Contact Details”), provided that, for the avoidance of doubt, the inability to deliver such request to the Relevant Contact Details by reason of such contact details having changed or being inactive and/or the inability to deliver such communication to the Relevant Contact Details by reason of the recipient of those Relevant Contact Details not being at BC Partners shall not invalidate the request provided that such request was delivered in accordance with the terms of this Agreement.

(d)	An assignment or transfer under this Clause 29 will only be effective upon:

(i)

receipt by the Agent (in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that it will assume the same obligations to each of the other Finance Parties and the other Secured Parties as it would have been under had it been an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement;

(iii)

performance by the Agent of all “know your customer” or other similar checks under all applicable laws and regulations relating to any person that the Agent is required to carry out in relation to such assignment or transfer to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iv)	the recording by the Agent of the assignment or transfer, as applicable, in the Register.

(e)

A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement if the procedure set out in Clause 29.7 (Procedure for transfers) is complied with.

(f)	Any assignment or transfer under a Revolving Facility must result in an assignment or transfer of a rateable amount of a Lender’s participation in Utilisations and Available Commitments thereunder.

(g)	The consent of the Issuing Bank is required for an assignment or transfer of any Lender’s rights or obligations under the Revolving Facility in respect of which it is the Issuing Bank.

(h)

Without prejudice to this Clause 29.3, the Parent, the Company and each other Obligor hereby expressly consents to each assignment, transfer and/or novation or rights or obligations pursuant to this Clause 29. The Parent, the Company and each other Obligor also accepts and confirms that all guarantees, indemnities and Security granted by it under any Finance Document will, notwithstanding any such assignment, transfer or novation, continue and be preserved for the benefit of the New Lender and each of the other Finance Parties in accordance with the terms of the Finance Documents.

(i)	If:

(i)	a Lender assigns, sub-participates, sub-contracts or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, sub-participation, sub- contract, transfer or other change occurs, the Company or an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 18 (Taxes), 18.2 (Gross-up), 18.3 (Tax Indemnity) or Clause 19 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, sub-participation, sub- contract, transfer or change had not occurred. This paragraph (i) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facilities.

(j)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(k)

If any assignment, transfer, sub-participation or sub-contract occurs in breach of the provisions of this Clause 29, that assignment, transfer, sub-participation or sub-contract (as applicable) shall not be effective.

(l)

Notwithstanding the terms of this Agreement, if an Original Lender transfers any or all of its Commitments to a New Lender on or prior to the Closing Date (the “Pre-Closing Transferred Commitments”), provided the Lenders are obliged to comply with Clause 5.4 (Lenders’ participation) pursuant to Clause 4.5 (Utilisations during the Certain Funds Period) in relation to a Loan requested by the Company in a Utilisation Request, that Original Lender shall remain obligated to fund and, subject to Clause 4.5 (Utilisations during the Certain Funds Period), will fund the Pre-Closing Transferred Commitments in respect of that Loan if that New Lender has failed to so fund (or has confirmed that it will not be able to fund) on the Closing Date in respect of the relevant Facility or Facilities in circumstances where such New Lender is contractually obliged to do so under this Agreement.

29.4	Assignments by Lenders

Upon an assignment becoming effective, the Existing Lender will be released from its obligations under the Finance Documents to the extent they are assumed by the New Lender.

29.5	Assignment or transfer fee

Unless the Agent agrees otherwise and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on or before the date upon which an assignment or transfer to it takes effect pursuant to this Clause 29, pay to the Agent (for its own account) a fee of EUR 3,000 provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds by a single Lender.

29.6	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of the Company or any Obligor or any other member of the Group;

(iii)	the performance and observance by the Parent, the Company or any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements or information (whether written or oral) made or supplied in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and each other Obligor and its related entities and all other risks arising in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Company and each other Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred by such Existing Lender under this Clause 29; or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Parent, the Company or any Obligor of its obligations under the Transaction Documents or otherwise.

29.7	Procedure for transfers

(a)

Subject to the conditions set out in Clause 29.3 (Conditions of assignment or transfer) and Clause 41.4 (Replacement of Lender), a transfer by novation is effected in accordance with paragraph (e) below when the Agent executes an otherwise duly completed Transfer Certificate executed and delivered to it by the Existing Lender and the New Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt of a duly completed Transfer Certificate which appears on its face to comply with the terms of this Agreement and appears to be delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(c)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it in accordance with the provisions of this Clause once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(d)	Each party to this Agreement (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf.

(e)	On the Transfer Date:

(i)

to the extent that in such Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Parent, the Company or the Obligors and such Existing Lender shall be released from further obligations towards one another (and the Existing Lender and any Issuing Bank shall be released from any further obligations toward each other) under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (such rights and obligations being referred to in this Clause 29.7 as “discharged rights and obligations”);

(ii)

the Parent, the Company and each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as the Parent, the Company or that Obligor or other member of the Group and that New Lender have assumed and/or acquired the same in place of the Parent, the Company, that Obligor and such Existing Lender;

(iii)

the Agent, the Mandated Lead Arrangers, the New Lender and the other Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Mandated Lead Arrangers and the relevant Existing Lender and the other Finance Parties (other than the New Lender) shall each be released from further obligations to each other under the Finance Documents; and

(iv)	such New Lender shall become a party hereto as a “Lender”.

29.8	Procedure for assignment

(a)

Subject to the conditions set out in Clause 29.3 (Conditions of assignment or transfer) and Clause 41.4 (Replacement of Lender), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it in accordance with the provisions of this Clause once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

29.9	Sub-participation and sub-contracts

(a)

In relation to any sub-participation or sub-contract other than with an Affiliate, subject to paragraph (b) of Clause 29.3 (Conditions of assignment or transfer), nothing in this Agreement shall restrict the ability of a Lender to sub-participate or sub-contract any or all of its obligations hereunder so long as such Lender remains liable under this Agreement in relation to those obligations.

(b)	Other than in relation to a sub-participation or sub-contract with an Affiliate, a Lender shall promptly notify the Company of any sub-participation or sub-contract entered into by it.

29.10	Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Notice to the Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Additional Facility Notice, an Additional Facility Lender Accession Notice or an Increase Confirmation, send to the Company, a copy of that Transfer Certificate, Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Notice or Increase Confirmation.

29.11	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from the Company or any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Company or an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

29.12	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.7 (Procedure for transfers) or any assignment pursuant to Clause 29.8 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.12, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 29.12 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

29.13	Accession of Additional Facility Lender

Any person which provides Additional Facility Commitments or an Additional Facility Loan shall become a party to the Intercreditor Agreement as a Lender and shall, at the same time, become a Party to this Agreement as a Lender by executing an Additional Facility Lender Accession Notice.

29.14	The Register

The Agent, acting solely for this purpose as a non-fiduciary agent of the US Borrowers, shall, solely with respect to any Revolving Facility Loans made to a US Borrower, maintain a copy of each assignment or transfer delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of such Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Register is intended to cause the extensions of credit to the US Borrowers under this Agreement to be at all times maintained in “registered form” within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Code and shall be interpreted and applied in a manner consistent with such intent.

30.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

30.1	Permitted Debt Purchase Transactions

(a)

No member of the Group nor any Excluded Subsidiary shall (i) enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 30 or (ii) be, or beneficially own all or any part of the share capital of an entity that is, a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraph (b) or (c) of the definition of Debt Purchase Transaction.

(b)	No Sponsor Affiliate or member of the Group or any Excluded Subsidiary may enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 30.

(c)

A member of the Group, an Excluded Subsidiary or Sponsor Affiliate (each a “Purchaser”) may purchase by way of assignment, pursuant to Clause 29 (Changes to the Lenders), a participation in any Term Loan and any related Commitment where:

(i)	such purchase is made for a consideration of less than par;

(ii)	such purchase is made using one of the processes set out at paragraphs (d) and (e) below; and

(iii)	in the case of a purchase by a member of the Group or an Excluded Subsidiary:

(A)	such purchase is made at a time when no Event of Default is continuing; and

(B)	the consideration for such purchase is funded from Acceptable Funding Sources under paragraphs (b), (d), (e), (f) and/or (g) of the definition thereof.

(d)

Any Debt Purchase Transaction entered into by a Sponsor Affiliate, an Excluded Subsidiary or a member of the Group shall be entered into initially pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows.

(i)

Prior to 11.00 a.m. on a given Business Day (the “Solicitation day”), the relevant Purchaser or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the relevant Term Facilities to invite them to offer to sell to the relevant Purchaser, an amount of their participation in one or more Term Facilities. Any Lender wishing to make such an offer shall, by 11.00 a.m. on the second Business Day following such Solicitation day, communicate to the Purchase Agent details of the amount of its participations, and in which Term Facilities, it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11.00 a.m. on the third Business Day following such Solicitation day and shall be capable of acceptance by the relevant Purchaser on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Purchaser) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation day. In any event by 11.00 a.m. on the fourth Business Day following such Solicitation day, the Purchaser shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process and the identity of the Term Facilities to which they relate. The Agent shall disclose such information to any Lender that requests such disclosure.

(ii)

If it chooses to accept any offers made pursuant to a Solicitation Process the Purchaser shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(iii)	Any purchase of participations in the Term Facilities pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation day.

(e)

(i)

Following the completion of a Solicitation Process, a Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to a bilateral process (a “Bilateral Process”) which is carried out as follows.

(ii)

A Purchaser may by itself or through the same or another Purchase Agent, at any time during the period commencing on the expiry of the relevant Solicitation Process and ending 30 days thereafter, purchase participations from Lenders pursuant to secondary market purchases and/or pursuant to such bilateral arrangements with any Lenders as the Purchaser shall see fit, provided that the purchase rate on such market purchases and bilateral arrangements during that 30-day period may not exceed the lowest purchase rate tendered by the Lenders during the Solicitation Process which was not accepted by that Purchaser.

(iii)

Any purchase of participations in the Term Facilities pursuant to a Bilateral Process shall be completed and settled by the relevant Purchaser on or before the second Business Day after the expiry of the Bilateral Process period referred to in paragraph (ii) above.

(iv)

A Purchaser shall promptly notify the Agent of the amounts of each participation purchased through such Bilateral Process and the identity of the Term Facilities to which they relate. The Agent shall disclose such information to any Lender that requests the same.

(f)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or Bilateral Process may be implemented.

(g)

In relation to any Debt Purchase Transaction entered into pursuant to this Clause 30.1, notwithstanding any other term of this Agreement or the other Finance Documents (in the case of a Lender which is a Sponsor Affiliate, for so long as it remains a Sponsor Affiliate or a member of the Group):

(i)

on completion of the relevant assignment pursuant to Clause 29 (Changes to the Lenders), the portions of the Term Loans to which it relates shall, unless there would be a material adverse tax impact on the Group as a result of such cancellation, be extinguished if the purchaser is the relevant Borrower;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facilities;

(iii)

for the purpose of testing compliance with the financial covenant in Clause 26 (Financial Covenant), any impact of any Debt Purchase Transaction on Consolidated EBIT or Consolidated EBITDA shall be ignored:

(iv)

the Company, the Obligor or Purchaser which is the assignee shall be deemed to be an entity which fulfils the requirements of Clause 29.2 (Assignments and Transfers by Lenders) to be a New Lender (as defined in such Clause);

(v)

no member of the Group shall be deemed to be in breach of any provision of Clauses 27.21 (Acquisitions and Investments), 27.28 (Holding Company), Clause 27.14 (Indebtedness) or 27.16 (Loans) solely by reason of such Debt Purchase Transaction; (vi) Clause 34 (Sharing among the Finance Parties) shall not apply to the consideration paid under such Debt Purchase Transaction;

(vii)

for the avoidance of doubt, any extinguishment of any part of the Term Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement;

(viii)

unless all amounts owing to the other Lenders under this Agreement will be paid in full at the same time as such prepayment, neither the Company or an Obligor or Purchaser will be entitled to receive any prepayment pursuant to this Agreement and the amount of any such prepayment which would have been so received by it shall be applied pro rata to prepay all other Lenders in the relevant Facility;

(ix)

any enforcement proceeds or other amount received by the Company, an Excluded Subsidiary or a member of the Group as a result of a Debt Purchase Transaction (in the case of such other amount, in circumstances where the Company or the Obligors have failed to pay to the Lenders all amounts otherwise due and payable (the amount not so paid being a “shortfall”)) shall be held on trust for distribution to the other Finance Parties and such Purchaser shall promptly (and in any event within ten Business Days) pay an amount equal to such enforcement proceeds or such shortfall, as the case may be, to the Security Agent for application in accordance with clause 15 (Application of proceeds) of the Intercreditor Agreement;

(x)

any amount that is due to the Company or an Obligor or Purchaser that enters into a Debt Purchase Transaction and which is received by the Agent pursuant to Clause 35.6 (Partial payments) shall be applied as if such payment were due under paragraph (a)(iv) of Clause 35.6 (Partial payments);

(xi)

neither the Company, an Excluded Subsidiary nor a member of the Group which completes a Debt Purchase Transaction shall be permitted at any time to sell, transfer or otherwise dispose of the subject matter of such Debt Purchase Transaction; and

(xii)

neither the Company, an Excluded Subsidiary nor a member of the Group which completes a Debt Purchase Transaction or a Purchaser shall be entitled to exercise any rights or be entitled to any payment pursuant to Clause 18 (Taxes) and Clause 19 (Increased Costs).

(h)

Each Obligor or other Purchaser that becomes a Lender pursuant to this Clause 30 and each Purchaser (including, for the avoidance of doubt, any Sponsor Affiliate) that provides a Facility (including, without limitation, any Additional Facility) irrevocably acknowledges and agrees that (in the case of a Sponsor Affiliate, for so long as it remains a Sponsor Affiliate or a member of the Group):

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, unless the Agent otherwise agrees, it shall not attend or participate in the same or be entitled to receive the agenda or any minutes of the same;

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders;

(iii)	in ascertaining:

(A)	the Majority Lenders or Super Majority Lenders; or

(B)	whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments,

has been obtained to give an instruction or approve any request for a consent, waiver, amendment, or other vote under the Finance Documents such Commitment owned by such Purchaser or Sponsor Affiliate shall be deemed to be zero; and

(iv)	subject to paragraph (iii) above, for the purposes of Clause 41.2 (Exceptions), such Purchaser or Sponsor Affiliate shall be deemed not to be a Lender,

provided that, in each case, such consent, waiver, amendment or other vote:

(A)

does not result or is not intended to result in any Commitment of that Obligor, Purchaser or Sponsor Affiliate under a particular Facility being treated in any manner which is inconsistent with the treatment proposed to be applied to any other Commitment under such Facility; or

(B)

is not materially detrimental (in comparison to the other Finance Parties) to the rights and/or interests of that Obligor, Purchaser or Sponsor Affiliate solely in its capacity as a Finance Party (and, for the avoidance of doubt, excluding its interests as a holder of equity in the Company (whether directly or indirectly)), and each Obligor, Purchaser or Sponsor Affiliate (as applicable) upon becoming a Party expressly agrees and acknowledges that the operation of this paragraph shall not of itself be so detrimental to it in comparison to the other Finance Parties or otherwise.

(i)

Each Lender shall, unless the Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a member of the Group, Excluded Subsidiary or a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part I of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice).

(j)

A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party is terminated or ceases to be with a member of the Group, Excluded Subsidiary or a Sponsor Affiliate, such notification to be substantially in the form set out in Part II of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice).

31.	CHANGES TO THE OBLIGORS

31.1	Assignment and transfers by Obligors

Neither the Company nor any Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents other than, in the case of an Obligor (with the exception of the Company), pursuant to a Permitted Reorganisation.

31.2	Additional Borrowers

(a)

Subject to compliance with Clause 25.8 (“Know your customer” checks), the Company may request that any of its wholly-owned Subsidiaries becomes an Additional Borrower under a Revolving Facility or an Additional Facility. That Subsidiary shall become a Borrower under the Revolving Facility or the Additional Facility (as the case may be) if:

(i)

(A)	it is incorporated in a jurisdiction:

(I)	that is the same jurisdiction as an existing Borrower under that Facility;

(II)	which is identified in the Tax Structure Memorandum as being a jurisdiction for a Borrower; or

(III)	approved by all Lenders participating in the relevant Facility (acting reasonably); or

(B)	in the case of the Original Revolving Facility only, it is incorporated in the United States of America, the Netherlands, Israel, Luxembourg and the United Kingdom;

(ii)	the Company and the relevant Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to or contemporaneously with becoming a Borrower;

(iv)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)

the Agent has received all of the documents and other evidence set out in Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory) to it (acting reasonably) all of the documents and other evidence set out in Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower.

(c)

Upon the Agent’s confirmation to the Company that it has received all documents referred to in paragraph (a) above in respect of an Additional Borrower, such Additional Borrower, the Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Additional Borrower been an original Party to this Agreement and the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement) and such Additional Borrower shall become a Party to this Agreement and thereto as a Borrower and as a Guarantor.

31.3	Additional Guarantors

(a)	Subject to compliance with Clause 25.8 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes a Guarantor. That Subsidiary shall become a Guarantor if:

(i)	the Company and the relevant Subsidiary deliver to the Agent a duly completed and executed Accession Deed; and

(ii)

the Agent has received all of the documents and other evidence set out in Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it (acting reasonably) all of the documents and other evidence set out in Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor.

(c)

Upon the Agent’s confirmation to the Company that it has received all documents referred to in paragraph (a) above in respect of an Additional Guarantor, such Additional Guarantor, the other Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Subsidiary been an original Party to this Agreement and the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement) and such Subsidiary shall become a Party to this Agreement and thereto as a Guarantor.

31.4	Resignation of an Obligor

(a)

In this Clause 31.4, “Third Party Disposal” means the direct or indirect Permitted Disposal of any member of the Group or disposal of an Excluded Subsidiary to a person which is not a member of the Group (and the Company has confirmed in writing this is the case) or made with the approval of the Majority Lenders.

(b)	The Company may request that an Obligor (other than the Company) ceases to be a Borrower and/or a Guarantor by delivering a Resignation Letter to the Agent if:

(i)

that Obligor is the subject of a Third Party Disposal or other Permitted Disposal, or the resignation is required to give effect to the provisions of Clause 41.3 (Transaction Security and Guarantees) or Clause 41.8 (Additional Facilities and Permitted Alternative Finance Documents); or

(ii)

the Company confirms to the Agent that the Guarantor Coverage Test based on the most recent Annual Financial Statements (calculated on a pro forma basis taking into account such resignations and any members of the Group which have or will become Additional Guarantors on or prior to the date on which the resignation will become effective, and any resignation of any Obligor which has or will become effective on or prior to the date on which such resignation will become effective) will continue to be satisfied after such resignation; or

(iii)	the Super Majority Lenders have consented to the resignation of that Obligor.

(c)

The Agent shall subject to paragraph (a) of clause 20.19 (Resignation of a Debtor) of the Intercreditor Agreement accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	the Company has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)

in the case of a Borrower, no amounts utilised by it as a Borrower remain outstanding under this Agreement (or will be outstanding at the time of resignation) and it is under no actual or contingent obligations as a Borrower under any Finance Documents, and in the case of a Guarantor no payment is due and payable from that Guarantor under Clause 23 (Guarantees and Indemnity);

(iii)

in the case of a Borrower which is also a Guarantor (unless it is simultaneously resigning as a Guarantor in accordance with this Clause 31.4), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations and Perfection Requirements); and

(iv)

the Company has confirmed to the Agent that any Disposal Proceeds will be applied in accordance with Clause 12.2 (Disposal, insurance and recovery proceeds) (in each case if and to the extent required by that Clause).

(d)

Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower or a Guarantor, that entity shall cease to be a Borrower or a Guarantor (as applicable) and shall have no further rights or obligations under the Finance Documents as a Borrower or a Guarantor (as applicable).

(e)

Notwithstanding anything else in this Clause 31 to the contrary, where the Borrower or Guarantor is the subject of a Third Party Disposal or other transaction contemplated by paragraph (b) above, the resignation as a Borrower and/or Guarantor shall not take effect (and the Obligor will continue to have rights, obligations and liabilities under the Finance Documents as a Borrower and/or Guarantor) until the date on which the Third Party Disposal or other transactions contemplated by paragraph (b) above, takes effect.

31.5	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

31.6	Release of Security

(a)

Subject to the Intercreditor Agreement, if an Obligor disposes of any asset (or any member of the Group disposes of shares in an Obligor or any Holding Company of an Obligor) in a manner not prohibited by the terms of this Agreement (including pursuant to a Permitted Reorganisation, a Permitted Structural Adjustment and the implementation of other actions permitted under the Finance Documents, in each case where any such release is contemplated by and implemented in accordance with Clause 41.3 (Transaction Security and Guarantees) whether or not requiring a consent thereunder) or with the prior consent of the Agent (pursuant to the terms of this

Agreement) and such asset (or shares) is subject to Transaction Security, the Security Agent and/or the relevant Secured Party(ies) (as applicable) shall, at the cost and request of the Company, release Transaction Security over that asset (or shares) which are the subject of such transaction and, in the case of any such disposal of shares in an Obligor or a Holding Company of an Obligor to a person who is not a member of the Group, over the respective assets of such Obligor and its Subsidiaries (and the shares in any such Obligor and/or Subsidiary), issue any certificate of non-crystallisation of any floating charge (and carry out any other related action (including related notification and filings for cancelling any registration as may be required in connection with such release of security) that may reasonably be required or considered necessary or desirable in connection with that disposal and release, provided that, in the case of any Permitted Reorganisation, the requirements of the definition of Permitted Reorganisation are complied with.

(b)

Subject to the Intercreditor Agreement, in relation to any Transaction Security over a bank account of an Obligor, the Security Agent is hereby authorised by the Secured Parties to release any Security granted in favour of the Security Agent and held over any bank account of an Obligor (a “Pledged Account”) provided that prior to such release the relevant Obligor has transferred the balance standing to the credit of such Pledged Account to another bank account held by it (a “Recipient Account”) and the Security Agent is satisfied (acting reasonably) that the relevant Obligor has valid and effective Transaction Security over such Recipient Account consistent with the Agreed Security Principles or there is no credit balance on such Pledged Account.

(c)

The Security Agent is permitted, authorised and (if requested by the Company) shall enter into amendment agreements in relation to the relevant Transaction Security Documents to facilitate (if permitted by law) the automatic release of Transaction Security over assets which are disposed of in connection with a Permitted Factoring.

32.	ROLE OF THE AGENT, THE MANDATED LEAD ARRANGERS, THE ISSUING BANK AND OTHERS

32.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)

Each other Finance Party acknowledges and agrees that the Agent may enter in its name and on its behalf into contractual arrangements pursuant to or in connection with the Finance Documents to which the Agent is also a party (in its capacity as Agent or otherwise) and expressly authorises the Agent.

(d)

Each other Finance Party and Secured Party confirms that each of the Mandated Lead Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arrangers or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by any person in connection with the Transaction Documents or the transactions contemplated in the Transaction Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)

Without prejudice to paragraph (e) of Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender), paragraph (a) above shall not apply to any Transfer Certificate, Assignment Agreement or Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Mandated Lead Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)

The Agent shall provide to the Company, within five Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(i)	Upon the Agent becoming an Impaired Agent, the Company shall provide a copy of the list of all the Lenders to each Finance Party.

32.3	Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

32.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent, any Mandated Lead Arranger, any Underwriter and/or and Issuing Bank as a trustee or fiduciary of any other person.

(b)

None of the Agent, the Security Agent, the Mandated Lead Arrangers, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

32.5	Business with the Group

The Agent, the Security Agent, the Mandated Lead Arrangers, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and its Holding Companies.

32.6	Rights and discretions

(a)	The Agent and the Issuing Bank may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	rely on any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(iii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iv)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default);

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders (or any relevant group of Lenders) has not been exercised;

(iii)	any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Sponsor Affiliate, a Holding Company or a member of the Group.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its personnel and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Until a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Without prejudice to the generality of paragraph (g) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Mandated Lead Arrangers or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

The Agent is not obliged to disclose to any Finance Party any details of the Funding Rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 16.2 (Market disruption).

(k)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall:

(i)	exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;

(B)	the Super Majority Lenders if the relevant Finance Document stipulates the matter is a Super Majority Lender decision; and

(C)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with paragraph (i) above.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(d)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(e)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(f)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(g)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (g) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

32.8	Responsibility for documentation

None of the Agent, the Mandated Lead Arrangers, the Issuing Bank or any Ancillary Lender:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, the Issuing Bank, an Ancillary Lender, the Company, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents;

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)

is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

32.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 35.11 (Disruption to Payment Systems etc.)), none of the Agent, the Issuing Bank, or any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)

the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Agent, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause 32.10 subject to Clause 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arrangers.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

32.11	Lenders’ indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Parent shall within 5 Business Days of demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

32.12	Resignation of the Agent

(a)

The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom, or any other jurisdiction agreed by the Company as successor by giving notice to the Lenders and the Company.

(b)

Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom, or any other jurisdiction agreed by the Company).

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom, or any other jurisdiction agreed by the Company).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 32 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32. Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 18.10 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 18.10 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

32.13	Replacement of the Agent

(a)

After consultation with the Company, the Majority Lenders may by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom, or any other jurisdiction agreed by the Company).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders (or as applicable the Company) to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

32.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

32.15	Relationship with the Lenders

(a)

Subject to Clause 29.12 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(c)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 37.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 37.2 (Addresses) and paragraph (a) of Clause 37.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

32.16	Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders

Without affecting the responsibility of the Company or any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, the Mandated Lead Arrangers, the Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group and its Holding Companies;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of the Information Memorandum, the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

32.17	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

32.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

32.19	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any quotation supplied to the Agent by a Reference Bank, unless directly caused by its gross negligence or wilful misconduct.

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any quotation supplied to the Agent by a Reference Bank and any officer, employee or agent of each Reference Bank may rely on this Clause 32.19 subject to Clause 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

32.20	Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 32.19 (Role of Reference Banks), paragraph (d) of Clause 41.2 (Exceptions) and Clause 43 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

33.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

34.	SHARING AMONG THE FINANCE PARTIES

34.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Company or an Obligor other than in accordance with Clause 35 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.6 (Partial payments).

(b)

Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank or an Ancillary Lender in respect of any cash cover provided for the benefit of that Issuing Bank or that Ancillary Lender.

34.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Company or the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.6 (Partial payments) towards the obligations of the Company or that Obligor to the Sharing Finance Parties.

34.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Company or an Obligor, as between the Company or the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Company or that Obligor.

34.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the Company and the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Company or that Obligor.

34.5	Exceptions

(a)

This Clause 34 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 34, have a valid and enforceable claim against the Company or the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

34.6	Ancillary Lenders

(a)	This Clause 34 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 28.18 (Acceleration).

(b)

Following service of notice under Clause 28.18 (Acceleration), this Clause 34 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.

35.	PAYMENT MECHANICS

35.1	Payments to the Agent

(a)

On each date on which the Company or an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, the Company or that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

35.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to the Company or an Obligor) and Clause 35.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London; or, in relation to Israeli Shekel or US Dollars, in the principal financial centre of any jurisdiction agreed between the Company and the Agent).

35.3	Distributions to the Company or an Obligor

The Agent may (with the consent of the Company or the Obligor or in accordance with Clause 36 (Set-Off)) apply any amount received by it for the Company or that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company or that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

35.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, the Company, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 35.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Company or the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 35.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 32.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 35.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 35.2 (Distributions by the Agent).

35.6	Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Company or an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of the Company or that Obligor under those Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Issuing Bank (other than any amount under Clause 7.2 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit)), Clause 7.3 (Indemnities)) and the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Company or an Obligor.

35.7	Set-off by the Company or Obligors

All payments to be made by the Company or an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

35.8	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

35.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Company or an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

35.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

35.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 41 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

36.	SET-OFF

(a)

A Finance Party may, if an Event of Default is continuing, set-off any matured obligation due from the Company or an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Company or that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)

Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

37.	NOTICES

37.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

37.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender, the Issuing Bank, each Ancillary Lender or any Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

37.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to the Company or an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 37.3 will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

37.4	Notification of address and fax number

Promptly upon changing its own address or fax number, the Agent shall notify the other Parties.

37.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

37.6	Electronic communication

(a)	Any communication to be made under or in connection with the Finance Documents may be made by electronic mail or other electronic means if the Parties:

(i)

agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed to be given by each person which is a Party unless otherwise notified to the contrary by the Agent, Security Agent and the Company);

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(c)

Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 37.6.

37.7	Use of websites

(a)

The Company may satisfy their obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. the Company shall at its own cost comply with any such request within 10 Business Days.

37.8	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.	CALCULATIONS AND CERTIFICATES

38.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

38.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

38.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

39.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

40.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

41.	AMENDMENTS AND WAIVERS

41.1	Required consents

(a)	This Clause 41 is subject to the terms of the Intercreditor Agreement.

(b)

Subject to the other provisions of this Clause 41, any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(c)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 41.

(d)

The Parent and each Obligor agrees to any such amendment or waiver permitted by this Clause 41 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of the Parent and all of the Obligors.

41.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definitions of Change of Control, Majority Lenders, Super Majority Lenders and Structural Adjustment in Clause 1.1 (Definitions);

(ii)	the introduction of an additional loan, tranche, commitment or facility into the Finance Documents ranking senior to (including, without limitation, as to enforcement proceeds) the Facilities;

(iii)	any provision which expressly requires the consent of all the Lenders;

(iv)

the order of priority, application of enforcement proceeds, or the subordination set out in the Intercreditor Agreement to the extent such amendment or waiver (or any consent or release be agreed thereunder or in relation thereto) would adversely affect the interests of the Lenders under this Agreement (in their capacity as such) (provided that any Permitted Structural Adjustment or the introduction of an Additional Facility or any Permitted Alternative Debt (to the extent otherwise permitted by this Agreement and provided ranking pari passu with or junior to the Facilities pursuant to the Intercreditor Agreement (in its form as at the date of this Agreement)) shall not be deemed to adversely affect the interests of the Lenders),

(v)

Clause 2.4 (Finance Parties’ rights and obligations), Clause 29 (Changes to the Lenders) to the extent restricting the rights of the Lenders to assign, transfer or sub- participate their rights or obligations under the Finance Documents, Clause 34 (Sharing among the Finance Parties), this Clause 41, Clause 45 (Governing law) or Clause 46 (Enforcement); or

(vi)	a change to the Borrowers or Guarantors other than in accordance with the terms of the Finance Documents,

in each case (other than, in each case, any amendment, waiver, consent or release required to implement or reflect any Permitted Structural Adjustment or an Additional Facility or any Permitted Alternative Debt (to the extent otherwise permitted by this Agreement) and related intercreditor rights and position), shall not be made without the prior consent of all the Lenders.

(b)	A Structural Adjustment shall not be made without the prior consent of each Lender that is participating in that Structural Adjustment and the Majority Lenders.

(c)	No consent from any Lenders shall be required in connection with the permitted implementation of (and any related amendment as part of the implementation of) an Additional Facility.

(d)

Any amendment or waiver which relates adversely to the specific rights or obligations of the Agent, the Mandated Lead Arrangers, any Issuing Bank, any Ancillary Lender, Additional Facility Lender, a Reference Bank or the Security Agent (in each case in such capacity) respectively may not be effected without the consent of the Agent, the Mandated Lead Arrangers, the relevant Issuing Bank, Ancillary Lender, Additional Facility Lender, Reference Bank or the Security Agent (as the case may be). For the avoidance of doubt, this paragraph (d) shall not entitle any Party to refuse its consent to any release of a guarantee or Transaction Security which would otherwise be permitted under Clause 41.3 (Transaction Security and Guarantees) or another provision of the Finance Documents.

(e)

Any amendment or waiver which relates to the rights or obligations applicable to a particular Utilisation, Facility or class of Lenders and which does not materially and adversely affect the rights or interests of Lenders in respect of other Utilisations, Facilities or another class of Lender shall only require the consent of the Majority Lenders, the Majority Revolving Facility Lenders, Super Majority Lenders or all Lenders (as applicable) as if references in this paragraph (e) to “Majority Lenders”, “Majority Revolving Facility Lenders”, “Super Majority Lenders” or “Lenders” were only to Lenders participating in that Utilisation, or Facility or forming part of that affected class. For the avoidance of doubt, this paragraph (e) is without prejudice to the ability to effect, make or grant any amendment, waiver, consent or release pursuant to or in accordance with paragraph (d) above.

(f)

An amendment or waiver that has the effect of changing or which relates to the right of a Lender to be prepaid following a Change of Control or a Sale or a Listing pursuant to Clause 12.1 (Exit and Listing) may only be amended or waived with the consent of that Lender. For the avoidance of doubt, any amendment to Clause 12.2 (Disposal, insurance and recovery proceeds) (including a waiver of a right of prepayment) may be approved with the consent of the Majority Lenders.

(g)

Any amendment or waiver which relates only to the provisions governing transfers, assignments, sub-participations or sub-contracts by Lenders and which makes such provisions more restrictive for any of the Lenders shall only require the consent of each Lender who will be subject to the resulting additional restrictions.

(h)

Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Company.

(i)

Subject to compliance with Clause 9.3 (Terms of Ancillary Facilities) and the provisions of the Intercreditor Agreement, no amendment or waiver of a term of any Ancillary Document shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver would require an amendment or waiver of this Agreement (including, for the avoidance of doubt Clause 9 (Ancillary Facilities)), in which case the other provisions of this Clause 41 shall apply.

(j)

If the Company or the Agent (at the request of the Company) has requested the Finance Parties (or any of them) to give a consent in relation to, or to agree a release, waiver or amendment of, any provision of the Finance Documents or other vote of Lenders under the terms of this Agreement, then in the case of (i) any Finance Party who has delivered a consent or agreement to such request, on and from the date of notification thereof to the Agent; (ii) any Excluded Lender, on and from the Exclusion Date; and (iii) any other Non-Consenting Lender and its applicable participation (without prejudice to paragraph (ii) above), on and from the date such Lender is replaced in accordance with the provisions of Clause 41.4 (Replacement of Lender), a consent or agreement to such request shall be treated and deemed as having been made by such Non-Consenting Lender and received by the Agent, and (unless otherwise agreed by the Company or stipulated by the relevant Lender), subject to paragraph (k) below, such consent or agreement shall from such time be irrevocable and binding on such Finance Party, Excluded Lender and Non-Consenting Lender (as applicable) and any permitted assignee, transferee or counterparty to a sub-participation.

(k)

Any Finance Party (not being an Excluded Lender) or its permitted assignee or transferee that has expressly not consented or not agreed to a request for an amendment, waiver, consent or release shall always have the right to change or revoke their decision and subsequently deliver to the Agent a consent or agreement to such request at any time during the period for which the vote and request process is open for consents and acceptances as notified by the Agent to such Lender (and subject to any extension of such period as agreed between the Company and the Agent).

(l)	No amendment or waiver of a term of any Fee Letter or other side letter shall require the consent of any Finance Party other than any such person which is party to such letter.

(m)

Notwithstanding anything to the contrary, any amendment, waiver, consent or release of a Finance Document made in accordance with Clause 2.2 (Additional Facility), Clause 2.3 (Increase), Clause 31.6 (Release of Security), Clause 41.3 (Transaction Security and Guarantees), Clause 41.4 (Replacement of Lender) and Clause 41.8 (Additional Facilities and Permitted Alternative Finance Documents) shall be binding on all Parties without further consent of any Party.

(n)

Any term of the Finance Documents (other than any Hedging Agreement or any Ancillary Document) may be amended or waived by the Company and the Agent (or, if applicable, the Security Agent) without the consent of any other Party if that amendment or waiver is to cure defects or omissions; resolve ambiguities or inconsistencies; reflect changes of a minor, technical or administrative nature or manifest error; is otherwise only for the benefit of all of the Lenders; or (provided that such waiver or amendment does not adversely affect the interests of the other Lenders whose consent is not required for the applicable amendment) is consequential on, incidental to, or required to implement an approved amendment, waiver, consent or release.

(o)

Any amendment, waiver, consent or release made or effected in accordance with any of paragraphs (a) to (n) above, or in accordance with any other term of any of the Finance Documents, shall be binding on all Parties. Each Secured Party which is party to this Agreement irrevocably and unconditionally authorises and instructs the Agent (for the benefit of the Agent and the Company) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received (or on such later date as may be agreed by the Agent and the Company). Without prejudice to the foregoing, the Finance Parties shall enter into any documentation necessary to implement an amendment or waiver once that amendment or waiver has been approved by the requisite number of Lenders determined in accordance with this Clause 41.

(p)

Any Declared Default, a Default or an Event of Default applicable to all Lenders (excluding for the avoidance of doubt, a Financial Covenant Event of Default) may be revoked or, as the case may be, waived with the consent of the Majority Lenders. Any notice, demand, declaration or other step or action taken under or pursuant to Clause 28.18 (Acceleration) may be revoked with the consent of the Majority Lenders (and in the case of a notice of acceleration with respect to the Financial Covenant Event of Default the Majority Revolving Facility Lenders).

(q)

The Commitment and/or participation of any member of the Group, an Excluded Subsidiary or any Sponsor Affiliate shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility or Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

(r)

Any amendment or waiver which relates to Clause 26.2 (Financial covenant), the Financial Covenant Event of Default and any notice of acceleration or other step under Clause 28.18 (Acceleration) relating to it shall only require the consent of the Majority Revolving Facility Lenders.

41.3	Transaction Security and Guarantees

(a)

An amendment or waiver that has the effect of changing or relates to the nature or scope of, or the release of any, all or substantially all of (i) the Transaction Security or (ii) the guarantees and indemnities given by the Guarantors pursuant to Clause 23 (Guarantees and Indemnity) shall require the consent of the Super Majority Lenders, in each case unless: (A) that release is to become effective on or following repayment in full of the Facilities; (B) that release is otherwise contemplated under (and made in accordance with) the Intercreditor Agreement or this Agreement and is permitted pursuant to (and implemented in accordance with) another provision of the Finance Documents (including the other provisions of this Clause 41.3)); or (C) the relevant Obligors and/or assets are directly or indirectly the subject of a Third Party Disposal or a Permitted Reorganisation where such release is necessary to the implementation of such Permitted Reorganisation. Any amendment, change or waiver of this paragraph (a) shall also require the prior consent of the Super Majority Lenders.

(b)

Each Finance Party acknowledges and agrees that the implementation or introduction of any Permitted Structural Adjustment, Permitted Alternative Debt or Additional Facility shall each constitute a “New Debt Financing” for the purpose of the Intercreditor Agreement.

(c)

The Transaction Security Documents may be amended, varied, waived or modified with the agreement of the relevant Obligor and the Security Agent acting in accordance with the Intercreditor Agreement and this Clause 41.3.

(d)

Nothing shall restrict the Secured Parties benefiting from any existing Transaction Security Document from enforcing and/or releasing the existing Transaction Security Documents in accordance with, and to the extent permitted by, this Agreement and the Intercreditor Agreement and subject to the terms of such existing Transaction Security Document.

(e)

Each of the Secured Parties agrees not to take any action to challenge the validity or enforceability of any additional Transaction Security Documents by reason of it being expressed to be second ranking (or any other lower ranking).

(f)

Any decision to enforce any Transaction Security Document shall be taken in accordance with the provisions of the Intercreditor Agreement regardless of the ranking of the relevant Transaction Security.

(g)

No Secured Party benefiting from any existing Transaction Security Document shall incur any liability to the beneficiaries of the additional Transaction Security Documents for the manner of exercise or any non exercise of their rights, remedies, powers, authority or discretions under such already existing Transaction Security or for any waivers, consents or releases.

41.4	Replacement of Lender

(a)	If at any time:

(i)	any Finance Party becomes or is a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)

an Obligor becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality) or, except in relation to any Tax Deduction (as defined in Clause 18.1 (Tax Deductions)) imposed by Israel, to pay additional amounts pursuant to Clause 18.2 (Tax Gross Up), Clause 18.3 (Tax Indemnity) or Clause 19.1 (Increased costs) to any Finance Party; or

(iii)	any Finance Party invokes the benefit of Clause 16.2 (Market disruption); or

(iv)	any Finance Party becomes or is a Non-Acceptable L/C Lender or otherwise a Defaulting Lender,

then the Company may, on no less than five Business Days’ prior written notice (a “Replacement Notice”) to the Agent and such Finance Party (a “Replaced Lender”):

(A)

replace a participation of such Replaced Lender by requiring such Replaced Lender to (and such Replaced Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) on such dates as specified in the Replacement Notice all or part of its rights and obligations under this Agreement to a Lender constituting a New Lender under Clause 29.2 (Assignments and Transfers by Lenders) (a “Replacement Lender”) selected by the Company and (solely in the case of any transfer or assignment of any Revolving Facility Commitment or participation in a Revolving Facility Utilisation to a Replacement Lender which does not have a long term credit rating of BBB- or higher by Standard & Poor’s Rating Service or Fitch Ratings Ltd. or Baa3 or higher by Moody’s Investors Service Limited) the Issuing Bank, which confirms its (or their) willingness to assume and does assume all or part of the obligations of the Replaced Lender (including the assumption of the Replaced Lender’s participations or unfunded or undrawn participations (as the case may be) on the same basis as the Replaced Lender) for a purchase price in cash payable at the time of transfer in an amount equal to the applicable outstanding principal amount of such Replaced Lender’s participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto also under the Finance Documents in respect of such transferred participation; and/or

(B)

prepay (or procure that another member of the Group prepays) on such dates as specified in the Replacement Notice, provided that, where a prepayment is made to a Non-Consenting Lender, such prepayment is funded directly or indirectly using funds under paragraphs (b), (d), (e), (f) and/or (g) of the definition of any Acceptable Funding Sources (in each case to the extent Not Otherwise Applied) (or such other source as approved by the Majority Lenders) all or any part of such Lender’s participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto (also including any fees due under Clause 17.7 (Prepayment fee)) under the Finance Documents in respect of such participation; and/or

(C)	cancel all or part of the undrawn Commitments or Ancillary Commitments of that Replaced Lender on such dates as specified in the Replacement Notice.

(b)

Any notice delivered under paragraph (a) above (or any subsequent notice for this purpose, as applicable) may be accompanied by a Transfer Certificate complying with Clause 29.7 (Procedure for transfers), and/or an Assignment Agreement complying with Clause 29.8 (Procedure for assignment) and any other related documentation to effect the transfer or assignment, which Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment (if attached) shall be promptly (and by no later than 3 Business Days from receiving such Transfer Certificate, Assignment Agreement and any other related documentation) executed by the relevant Replaced Lender and returned to the Company. Notwithstanding the requirements of Clause 29 (Changes to the Lenders) or any other provisions of the Finance Documents, if a Replaced Lender does not execute and/or return a Transfer Certificate, an Assignment Agreement and any other related documentation to effect the transfer or assignment as required by this paragraph (b) within three Business Days of delivery by the Company, the relevant transfer or transfers or assignment and assignments shall automatically and immediately be effected for all purposes under the Finance Documents on satisfaction of the Agent’s “know your customer” and other similar checks (unless the replacement Lender is already a Lender or the Agent is an Impaired Agent) and payment of the replacement amount to the Agent (for the account of the relevant Replaced Lender), and the Agent may (and is authorised by each Finance Party to) execute, without requiring any further consent or action from any other party, a Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment on behalf of the relevant Replaced Lender which is required to transfer its rights and obligations or assign its rights under this Agreement pursuant to paragraph (a) above which shall be effective for the purposes of Clause 29.7 (Procedure for transfers) and Clause 29.8 (Procedure for assignment). The Agent shall not be liable in any way for any action taken by it pursuant to this paragraph (b) and, for the avoidance of doubt, the provisions of Clause 32.10 (Exclusion of liability) shall apply in relation thereto.

(c)

Unless otherwise agreed by the Majority Lenders or provided pursuant to another provision of this Agreement, the replacement of a Lender pursuant to this Clause 41.4 shall be subject to the following conditions:

(i)

the Company must ensure that all (and not part only) of a Lender’s rights and obligations under this Agreement are replaced, prepaid or cancelled in full in accordance with the provisions of paragraphs (a)(iv)(A) to (C) above notwithstanding that the Company may exercise any of its rights under such provisions in whole or in part;

(ii)	the Company shall have no right to replace the Agent or Security Agent in its capacity as such;

(iii)

the Company may only exercise its replacement or prepayment rights (pursuant to paragraph (a)(i) above in respect of any Non-Consenting Lender), at any time prior to the date falling 90 days after the Non-Consenting Lender notifies the Company and the Agent of its refusal to give a consent to any requested release, waiver or amendment; or (in the case of paragraph (a)(ii) or (iii) above) within 90 days of becoming entitled to do so; or (in the case of paragraph (a)(iv) above) within 90 days of the delivery of the Replacement Notice;

(iv)	neither the Agent nor the Lenders shall have any obligation to the Company to find a Replacement Lender; and

(v)	in no event shall the Lender replaced under this Clause 41.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(d)

If the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a release, waiver or amendment of, any provisions of the Finance Documents or other vote of the Lenders under the terms of this Agreement, where the requested consent, release, waiver or amendment is one which requires greater than Majority Lender consent (including for the avoidance of doubt, in relation to any Structural Adjustment) pursuant to this Agreement and has been agreed to by the Majority Lenders (or the Majority Lenders under the relevant Facility as the case may be), then any Lender who has not consented or agreed (or fails to reject) to such request by the end of the period of 10 Business Days (or any longer period of time notified by the Company) of a request being made such Lender shall be deemed a “Non-Consenting Lender”.

41.5	Excluded Commitments

If:

(a)

a Lender does not accept or reject a request from a member of the Group (or the Agent on behalf of that member of the Group) for any consent or agreement in relation to a release, waiver or amendment of any provisions of the Finance Documents or other vote of Lenders under the terms of the Finance Documents within 10 Business Days, or if such Lender is a Defaulting Lender, 5 Business Days (or any other period of time specified by that member of the Group but if shorter than 10 Business Days, agreed by the Agent) of the date of such request being made (the last day of such period, “Exclusion Date”); or

(b)

any Non-Consenting Lender fails to assist with any step required to implement the Company’s right to prepay that Non-Consenting Lender or to replace that Non- Consenting Lender pursuant to and as contemplated by Clause 41.4 (Replacement of Lender) within 3 Business Days of a specific request to do so by the Company (acting reasonably), then, in each case;

(i)

that Lender (an “Excluded Lender”) shall be automatically excluded from participating in that vote, and its participations, Commitments and vote (as the case may be) shall not be included (or, as applicable, required) with the Total Commitments or otherwise when ascertaining whether the approval of Majority Lenders, the Super Majority Lenders, all Lenders, or any other class of Lenders (as applicable) has been obtained with respect to that request for a consent or agreement; and

(ii)

for the purposes of paragraph (a) above only, its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement or any specified group of Lenders has been obtained to approve the request.

41.6	Disenfranchisement of Defaulting Lenders

(a)

In ascertaining the Majority Lenders, the Super Majority Lenders or any other class of Lenders (as applicable) or whether any given percentage (including, for the avoidance of doubt, unanimity) of any of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, a Defaulting Lender’s Commitments and participations will be deemed to be zero.

(b)	For the purposes of this Clause 41.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

41.7	Approved List

(a)

Each Lender may request that additional banks, financial institutions or other entities (established for at least six months for the purpose of making, purchasing or investing in loans or debt securities) (a “Potential Lender”) are added to the Approved List and, if the Company agrees, such additional Potential Lenders shall be added to the Approved List without the consent of any other person.

(b)

The Company shall have the right to remove a potential transferee name from the Approved List where such potential transferee has been acquired by, has merged with or has otherwise combined its operations with, a person who is not included in the Approved List with that person being the surviving entity of such merger or other combination of operations.

(c)

Any person included in the Approved List who has been acquired by, has merged with or has otherwise combined its operations with a person listed in the Approved List or an affiliate of such person shall become considered as listed in the Approved List.

(d)

Subject to paragraph (e) below, the Company may request that any Potential Lender (other than a Lender) is removed from the Approved List with the prior written consent of the Agent (such consent not to be unreasonably withheld and shall be deemed to be given if the Agent has not responded to the Company’s written request within 15 Business Days of such request) provided that each Lender is given no less than 10 Business Days’ notice of a proposed removal from the Approved List and such removal shall not be made if a Lender confirms to the Agent that it does not consent. The Agent shall inform the Lenders promptly of any such request received from the Company.

(e)

In each Financial Year the Company may remove up to three Potential Lenders from the Approved List provided that the total number of Potential Lenders on the Approved List shall not at any time be fewer than three less than the number of Potential Lenders on the version of the Approved List delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

(f)	The Company may, in its absolute discretion, include any additional Potential Lenders on the Approved List at any time and without the consent of any other person.

(g)

For the avoidance of doubt, an amendment to the Approved List (including the removal of a Potential Lender from the Approved List) will take effect on the first Business Day after notification of such amendment to the Agent and will be without prejudice to the effect of any assignment or transfer or sub-participation which is made in accordance with Clause 29 (Changes to the Lenders) pursuant to a binding agreement prior to the date of such amendment if such assignment or transfer or sub-participation would not have breached the transfer restrictions set out in Clause 29 (Changes to the Lenders) on the date that such binding agreement was entered into.

(h)	A Lender may request the Agent to provide a copy of the Approved List at any given time.

41.8	Additional Facilities and Permitted Alternative Finance Documents

(a)

If the Company gives written notice to the Agent and the Security Agent that it intends to incur Permitted Alternative Debt, the Agent and/or the Security Agent, as the case may be, shall, on behalf of the Secured Parties (unless a Secured Party is required under applicable law to do so in its own name, in which case the relevant Secured Party shall) and is hereby authorised to enter into such agreement or agreements with the Parent, Obligors and/or the holders of the Liabilities pursuant to any New Debt Financing and/or their agents and trustees to enter into any confirmation, amendment, replacement of or supplement to the Finance Documents and/or take any other action (subject to the Agreed Security Principles) as is necessary or reasonably required in order to:

(i)	give effect to the terms of any New Debt Financing; or

(ii)	facilitate the establishment of any Permitted Alternative Debt under a Permitted Alternative Finance Document or Permitted Structural Adjustment entered into in compliance with this Agreement,

in each case subject to Clause 41.3 (Transaction Security and Guarantees) and provided that such New Debt Financing, Permitted Alternative Debt or Permitted Structural Adjustment is permitted by and entered into in compliance with this Agreement and the Intercreditor Agreement (and the Company confirms that is the case).

(b)

The Agent and the Security Agent are irrevocably authorised and instructed by each other Secured Party (without the requirement for any further authorisation or consent from any other Secured Party) to enter into such documentation and take any such action permitted by this Clause 41.8 and provided it is permitted by Clause 41.3 (Transaction Security and Guarantees) and shall do so as soon as reasonably possible on request and at the expense of the Company.

Except where otherwise required by applicable law, any such amendment shall not require the consent of any Secured Party and shall be effective and binding on all Parties upon the execution thereof by the Obligors, each Agent and the Security Agent.

(c)	The Parent and each Obligor confirms:

(i)	the authority of the Company to:

(A)	give effect to the terms of any New Debt Financing; and

(B)	agree, implement and establish any Permitted Alternative Debt or Permitted Structural Adjustment in accordance with this Agreement; and

(ii)

that its guarantee and indemnity set out in this Agreement (or any applicable Accession Deed or other Finance Document), any equivalent provision of any other Permitted Alternative Debt, and all Security granted by it will (to the extent provided pursuant to the terms of the relevant Permitted Alternative Debt or Permitted Structural Adjustment) entitle the Lenders under any Additional Facility and the persons providing the Permitted Alternative Debt or Permitted Structural Adjustment to benefit from such guarantee and indemnity and such Security (subject only to any applicable limitations on such guarantee and indemnity set out in in Clause 23 (Guarantees and indemnity) or any Accession Deed or other document pursuant to which it became an Obligor) and extend to include all obligations arising under or in respect of any Permitted Alternative Debt or Permitted Structural Adjustment as applicable.

(d)

Notwithstanding the foregoing, nothing in this Clause 41.8 shall oblige the Security Agent, the Agent or any other Secured Party to execute any document if it would impose personal liabilities or obligations on, or adversely affect the rights, duties or immunities of the Security Agent, the Agent or such Secured Party (provided that the incurrence of such Permitted Alternative Debt or Permitted Structural Adjustment shall not be deemed to adversely affect the rights of any Secured Party) and nothing in this Clause 41.8 shall be construed as a commitment to advance or arrange any Permitted Alternative Debt or Permitted Structural Adjustment. The Agent and the Security Agent are authorised and instructed by the Secured Parties to execute any document or take any other action set out in this Clause 41 on behalf of the Secured Parties.

42.	CONFIDENTIALITY

42.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of Confidential Information) and Clause 42.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

42.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 32.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (i) or (ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.11 (Security over Lenders’ rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraph (i) or (ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)

in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances, and a copy of any such Confidentiality Undertaking and any amendment thereto shall be provided to the Company within 10 Business Days of request by the Company;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party, and a copy of any such confidentiality undertaking and any amendment thereto shall be provided to the Company within 10 Business Days of request by the Company; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Company or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)	The Company will consent to any reasonable request by Mandated Lead Arrangers or the Underwriters to publicise the Facilities after Completion.

42.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities, the Company and/or one or more Obligors the following information:

(i)	names of the Company and Obligors;

(ii)	country of domicile of the Company and Obligors;

(iii)	place of incorporation of the Company and Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Mandated Lead Arrangers and the Underwriters;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facilities;

(ix)	type of Facilities;

(x)	ranking of Facilities;

(xi)	Termination Date for Facilities;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities, the Company and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by such numbering service provider.

42.4	Entire agreement

This Clause 42 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

42.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

42.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 42.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 42.

42.7	Continuing obligations

The obligations in this Clause 42 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of:

(a)

the date on which all amounts payable by the Company and the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

43.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

43.1	Confidentiality and disclosure

(a)

The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 14.4 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank.

(d)

The Agent’s obligations in this Clause 43 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 14.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

43.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Base Reference Bank:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 43.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 43.

43.3	No Event of Default

No Event of Default will occur under Clause 28.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 43.

44.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

45.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46.	ENFORCEMENT

46.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 46.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Parent and each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints DM Company Services (London) Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the Company, the Parent or relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of the Parent and all the Obligors) must promptly (and in any event within ten Business Days of such event taking place) appoint another agent on terms acceptable to the Agent (acting reasonably and in good faith). Failing this, the Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

The Original Borrowers
		Registered number or
Name	Jurisdiction of incorporation	equivalent

KETER GROUP B.V.	Netherlands	67011330

The Original Guarantor
		Registered number or
Name	Jurisdiction of incorporation	equivalent

KETER GROUP B.V.	Netherlands	67011330

PART II

THE ORIGINAL LENDERS

Name of Original Lender	Facility B1 Commitment (EUR)	Original Revolving Facility Commitment (EUR)
J.P. Morgan Securities PLC	247,500,000	25,000,000
UBS AG, London Branch	247,500,000	25,000,000
Nomura International plc	78,000,000	20,000,000
Royal Bank of Canada	78,000,000	20,000,000
Bank of America Merrill Lynch International Limited	39,000,000	10,000,000
Total	EUR 690,000,000	EUR 100,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO SIGNING THIS AGREEMENT

1.	Obligors

(a)

In respect of the Parent and each Original Obligor, a copy of the constitutional documents (or equivalent) (in the form customary in the relevant jurisdiction and including customary filings and certificates from appropriate registers in the relevant jurisdiction), including the deed of incorporation and articles of association (if different from those contained in the deed of incorporation).

(b)	A copy of a resolution of the board of directors or equivalent body of the Parent and each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request or other notice to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party).

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

If required under applicable law, a copy of a resolution signed by all the holders of all the issued shares of the relevant Original Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which the Parent or the Original Obligor is a party and resolving that it execute the Finance Documents to which it is a party.

(e)	A certificate of the Parent and each Original Obligor (signed by an authorised signatory):

(i)

confirming that subject to the guarantee limitations as set out in this Agreement borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; and

(ii)

certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(f)	In respect of the Parent:

(i)

an excerpt from the Luxembourg Register of Commerce and Companies pertaining to the Parent obtained from the online services of the Luxembourg Register of Commerce and Companies’ official website dated not earlier than one Business Day before the date of this Agreement; and

(ii)

a certificate of non-inscription of a judicial decision pertaining to the Parent issued by the Luxembourg Register of Commerce and Companies dated not earlier than one Business Day before the date of this Agreement.

(g)	In respect of the Company, an up to date extract from the Trade Register of the Dutch Chamber of Commerce.

2.	Reports

(a)	The buy side legal due diligence report dated 24 June 2016 prepared by Linklaters LLP (addressed to or capable of being relied on by the Finance Parties);

(b)	The buy side tax due diligence report dated 24 June 2016 prepared by Ernst & Young (addressed to or capable of being relied on by the Finance Parties);

(c)	The buy side red flag financial due diligence report dated 30 June 2016 prepared by Ernst & Young (addressed to or capable of being relied on by the Finance Parties);

(d)

The tax structure memorandum dated on or about 26 October 2016 prepared by Linklaters LLP (addressed to or capable of being relied on by the Finance Parties and which contains the Group Structure Chart) (“Tax Structure Memorandum”);

(e)	The vendor legal due diligence report dated 27 July 2016 prepared by White & Case (addressed to or capable of being relied on by the Finance Parties);

(f)	The vendor financial due diligence report dated 4 April 2016 prepared by Ernst & Young (addressed to or capable of being relied on by the Finance Parties);

(g)	The HR vendor due diligence report dated 22 June 2016 prepared by Ernst & Young (addressed to or capable of being relied on by the Finance Parties).

The form and substance of all such Reports will be satisfactory to the Agent if the final Reports are, in form and substance, substantially the same as the final versions or drafts (as applicable) received by the Mandated Lead Arrangers prior to the date of the Commitment Letter, save for any changes which are not materially adverse to the interests of the Original Lenders (taken as a whole) under the Finance Documents or any other changes approved by the Mandated Lead Arrangers (acting reasonably).

3.	Finance Documents and the Share Subscription Agreement

(a)

A copy of any Fee Letter in the agreed form, duly executed and delivered by each Obligor party to such document (and in the case of the Fee and Syndication Letter, duly executed and delivered by Luxco).

(b)	A copy of the duly executed Share Subscription Agreement and the duly executed KPL SPA.

4.	Financial Information

The Base Case Model in the form agreed between the Company and the Mandated Lead Arrangers prior to the date of this Agreement.

5.	Other Documents and Evidence

(a)	A copy of the Approved List.

(b)

Completion of the Finance Parties’ “know your customer” checks on the Parent and the Original Obligors which are required and which (in each case) have been notified to the Company not later than five Business Days prior to the date of this Agreement.

PART II

CONDITIONS PRECEDENT TO FIRST UTILISATION

1.	Corporate documents

(a)

In respect of the Parent and each Original Obligor, a copy of the constitutional documents (or equivalent) (in the form customary in the relevant jurisdiction and including customary filings and certificates from appropriate registers in the relevant jurisdiction), including the deed of incorporation and articles of association (if different from those contained in the deed of incorporation), which evidence that no consent is required with respect to the creation and enforceability of the relevant Security Documents listed in paragraph 3 below, or as applicable, evidence that such consent has been obtained and is satisfactory to the Agent.

(b)

A certificate of the Parent and each Obligor (signed by an authorised signatory), certifying that each copy document relating to it specified in Part I of this Schedule 2 provided as a condition precedent to signing remains correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded as at a date no earlier than the Closing Date.

2.	Finance Documents

A copy of each of the following documents in the agreed form, each duly executed and delivered by each Obligor party to such document:

(a)	the Intercreditor Agreement; and

(b)	a Utilisation Request in relation to any Utilisation to be made on the Closing Date.

3.	Transaction Security Documents

(a)	A copy of each of the following Transaction Security Documents in the agreed form, each duly executed and delivered by each applicable security provider hereto:

Name of party to		Governing law of
Security Documents	Transaction Security Document	document

Parent	Security over the shares in the	Dutch
Company

Parent	Security over any receivables	Dutch
(including intercompany loans) owed
by the Company to the Parent

Company	Security over all of its bank accounts	Dutch / Luxembourg
as at the Closing Date (if any)

Company	Security over any receivables	Dutch
(including intercompany loans) owed
to the Company (if any)

(b)

A copy of all notices required to be sent or other ancillary documents required to be delivered under the Transaction Security Documents provided under paragraph (a) above on or before the Closing Date, executed by the relevant Original Obligor or the Parent.

4.	Acquisition documents

(a)	A copy of the executed Share Subscription Agreement.

(b)	The closing certificate, from an authorised signatory of the Company confirming that:

(i)

no terms and conditions of the Share Subscription Agreement and the KPL SPA (compared to the document delivered as a condition precedent to signing of the Senior Facilities Agreement) have been amended or waived or terminated without the consent of the Mandated Lead Arrangers (acting reasonably) other than any amendment, waiver or consent which is not materially adverse to the interests of the Original Lenders (taken as a whole) under the Finance Documents.

(ii)

each of the conditions to the Share Subscription Agreement and the KPL SPA has been satisfied (other than payment of the purchase price under the Share Subscription Agreement or the KPL SPA or any other matter which cannot be satisfied until the Closing Date has occurred which conditions will be satisfied, and the Closing Date and the transfer of the shares in Keter Plastic Ltd. to Israeli Bidco will occur, immediately following utilisation of the Facility (other than any waiver of any condition that is not materially adverse to the interests of the Original Lenders (taken as a whole) under the Finance Documents or any other changes or additions approved by the Mandated Lead Arrangers (acting reasonably));

(iii)

all required consents, corporate, regulatory, tax, competition, shareholder and other Authorisations and approvals required under the terms of the Share Subscription Agreement and the KPL SPA have been obtained or waived;

(iv)	the Parent PIK Facility has been issued fully paid by the Parent in accordance with the

Tax Structure Memorandum; and

(v)

each of the steps outlined in the Tax Structure Memorandum which are to occur prior to the making available of the Facilities have been completed and, accordingly the Company owns the shares in each of the Targets (other than Keter Plastic Ltd.).

5.	Legal Opinions

The following legal opinions:

(a)	a legal opinion from Latham & Watkins as English law counsel to the Lenders, in the form distributed to the Lenders prior to signing this Agreement;

(b)	a legal opinion from NautaDutilh as Dutch law counsel to the Lenders, in the form distributed to the Lenders prior to signing this Agreement;

(c)	a legal opinion from NautaDutilh as Luxembourg law counsel to the Lenders, in the form distributed to the Lenders prior to signing this Agreement; and

(d)	a legal opinion of Linklaters LLP as Luxembourg legal advisers to the Obligors, in the form distributed to the Lenders prior to signing this Agreement.

6.	Financial Information

The Original Financial Statements (provided that such Original Financial Statements shall not be required to be in a form and substance satisfactory to the Agent).

7.	Other Documents and Evidence

(a)

The Funds Flow Statement (including a statement of sources and uses) showing the proposed movement of funds on the Closing Date (and confirming that the aggregate amount received by the Company of any issue of shares by, or other capital contributions (including by way of premium and/or contribution to capital reserve) made to, the Company, any “Subordinated Liabilities” (under and as defined in the Intercreditor Agreement) and/or any rolled investment is not less than 35 per cent. of the Total Transaction Uses) and confirming that existing financial indebtedness of the Target Group (other than the DB Working Capital Facilities) will be repaid on the Closing Date) which if consistent with the sources and uses contained in the Tax Structure Memorandum will be satisfactory to the Agent.

(b)

Reasonable evidence that all fees and other compensation then due and payable to the Finance Parties (and their counsel) on or before the Closing Date in connection with the Facilities and the Finance Documents have been or will be paid concurrently with, or out of, the first utilisations under this Agreement (or as otherwise agreed between the Company and the Agent), provided that a reference to payment of such fees in the Funds Flow Statement shall be deemed to be reasonable evidence that this condition precedent is satisfactory to the Agent.

(c)	A proceeds turnover letter executed by the Initial Investors party thereto and Luxco in relation to the Reports and the Share Subscription Agreement respectively.

(d)	Evidence that the process agent appointed in respect of the Finance Documents for the Parent and the Obligors has accepted its appointment as agent for service of process.

PART III

CONDITIONS PRECEDENT TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession Deed executed by the Additional Obligor.

2.

A copy of the certificate of incorporation (or equivalent), a copy of the constitutional documents of the Additional Obligor, and the certificates from the relevant registers (including, in the case of an Additional Obligor incorporated in Luxembourg, a copy of the share register) and, in respect of an Additional Obligor incorporated in the Netherlands, an up to date extract from the Trade Register of the Dutch Chamber of Commerce, dated no earlier than five Business Days prior to the date of the relevant Accession Deed.

3.	A copy of a resolution of the board of directors (or equivalent) of any Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is a party;

(b)	if applicable, authorising a specified person or persons to execute the Accession Deed and other Finance Documents to which it is a party on its behalf;

(c)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(d)	authorising the Company to act as its agent in connection with the Finance Documents; and

(e)	resolving that the entry into the Accession Deed and any other Finance Document to which it is a party is in the best interests of and to the benefit of the Additional Obligor.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.

If required under applicable law, or reasonably requested by the Agent for the purpose of delivery of a legal opinion pursuant to paragraph 10 below, a copy of a resolution signed by the holders of the issued shares of the Additional Obligor approving the terms of, and the transactions contemplated by, the Transaction Documents to which that Additional Obligor is a party and resolving that it execute the Transaction Documents to which it is a party.

6.

If applicable and required by the law applicable to the relevant Additional Obligor or under its constitutional documents, a copy of a resolution of the board of supervisory directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Transaction Documents to which that Additional Obligor is a party and resolving that it execute the Transaction Documents to which it is a party.

7.

If applicable, a positive or neutral advice (advies) from the works council of the Additional Obligor (including the request for advice) in respect of the transactions contemplated by the Transaction Documents to which such Additional Obligor is a party, which if conditional, contains conditions, which if complied with, do not cause a material breach of any term of any Transaction Document.

8.

If applicable, a certificate of the Additional Obligor (signed by an authorised signatory) confirming that, subject to the limitations set out in Clauses 23.11 (Guarantee Limitations: General) to 23.16 (Additional Guarantee Limitations), the borrowing, guaranteeing or security (as appropriate) of the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on such Obligor to be exceeded.

9.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document provided is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

10.	Legal opinion(s) addressed to the Finance Parties from its legal advisers or where customary in the relevant jurisdiction of the Additional Obligor, the Additional Obligors legal counsel.

11.	Evidence that any agent for service of process under a Finance Document has accepted its appointment in relation to the proposed Additional Obligor.

12.	An accession deed to the Intercreditor Agreement executed by the Additional Obligor.

13.	If applicable, evidence that the Additional Obligor has done all that is necessary (to the extent reasonable) to comply with any law relating to financial assistance or an analogous process.

14.

Executed copies of each Transaction Security Document required by the Finance Documents and/or requested by the Agent and/or the Security Agent (taking into account and subject to the Agreed Security Principles) granting Transaction Security over the relevant Additional Obligor’s material assets and the shares (or other equity interests, as the case may be) of the relevant Additional Obligor.

15.	Any notices or documents required to be given or executed on such date under the terms of those Transaction Security Documents.

16.	With respect to any Transaction Security Document governed by Israeli law:

(a)

an original duly executed copy of (i) such Transaction Security Document; (ii) a Hebrew translation thereof, together with a confirmation by the pledgor, if required for the filing thereof, of the accuracy of the translation (unless the Transaction Security Document is in Hebrew or simultaneously signed in Hebrew); and (iii) a pledge registration filing document, duly completed;

(b)

evidence of due filing of the (i) Transaction Security Document and (ii) the pledge registration filing document with the Israeli Registrar of Companies and any other applicable registrar in Israel, within reasonable time but no more than 21 days following its execution; and

(c)	a pledge certificate, evidencing that the applicable Transaction Security was duly registered with the Israeli Registrar of Companies and any other applicable registrar in Israel,

provided that the requirements in paragraphs (a) to (c) above, other than the execution of the relevant Transaction Security Documents, shall be a condition subsequent.

17.	If available, the latest audited financial statements of the Additional Obligor.

18.

“Know your customer” and any other money laundering documentation required, to the extent notified by the Agent (or by a Finance Party to the Company) at least five Business Days prior to the date the Accession Deed is signed or, if later, within five Business Days of the proposed accession of that Additional Obligor being notified to the Lenders.

19.

If such Additional Obligor is a US Obligor, a certificate as to the existence and good standing of such US Obligor from the appropriate governmental authorities in such US Obligor’s jurisdiction of organisation, in form and substance satisfactory to the Agent and its counsel.

20.

If the Additional Obligor is a US Obligor, a legal opinion of the legal advisers to such US Obligor in the jurisdiction in which the Additional Obligor is organized, in form and substance satisfactory to the Agent and its counsel.

PART IV

CONDITIONS SUBSEQUENT

1.	A copy of the deed of incorporation and articles of association of Jardin Netherlands B.V., Curver Benelux B.V. and Israeli Bidco.

2.

An updated copy of the shareholders registers of Jardin Netherlands B.V. and Curver Benelux B.V. showing the Transaction Security over the shares in Jardin Netherlands B.V., and Curver Benelux B.V. in favour of the Finance Parties.

3.	A copy of a resolution of the board of directors of:

(a)

Jardin Netherlands B.V. and Curver Benelux B.V. approving the terms of, and the transactions contemplated by the Transaction Security over the shares in Jardin Netherlands B.V. and Curver Benelux B.V.; and

(b)	Israeli Bidco consenting to the pledge and execution of any related acknowledgment, if required.

4.

A copy of a resolution signed by the holders of the issued shares of Jardin Netherlands B.V. and Curver Benelux B.V. and Israeli Bidco approving the terms of, and the transactions contemplated by the Transaction Security over the shares in Jardin Netherlands B.V. and Curver Benelux B.V. and Israeli Bidco including the conditional transfer of voting rights, if applicable.

5.

If applicable, a copy of a resolution of the board of supervisory directors of Jardin Netherlands B.V. and Curver Benelux B.V. approving the terms of, and the transactions contemplated by the Transaction Security over the shares in Jardin Netherlands B.V. and Curver Benelux B.V..

6.

If applicable, a positive or neutral advice (advies) from the works council of Jardin Netherlands B.V. and Curver Benelux B.V. (including the request for advice) in respect of the transactions contemplated by the Transaction Security over the shares in Jardin Netherlands B.V. and Curver Benelux B.V. including the conditional transfer of voting rights which if conditional, contains conditions which, if complied with, do not cause a material breach of any term of any of the Finance Documents.

7.

Customary enforceability legal opinions provided by counsel to the Mandated Lead Arrangers) and the Agent in respect of the Transaction Security over the shares in Jardin Netherlands B.V., Curver Benelux B.V. and Israeli Bidco.

SCHEDULE 3

REQUESTS AND NOTICES

PART I

UTILISATION REQUEST LOANS

From: [Borrower] [the Company]*

To:    [Agent]

Dated: [                ]

Dear Sirs

[                 ] – EUR [                 ] Senior Facilities Agreement

dated [                 ] 2016 (as amended) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Borrower:	[ ]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility B1] [Facility B2] [Original Revolving Facility]

[Additional Facility][1]

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) [and Clause 4.5 (Utilisations during the Certain Funds Period) or Clause 4.6 (Utilisations of Revolving Facility/Additional Facility during the Agreed Certain Funds Period)] [and Clause 2.2 (Additional Facility)][2] is or will be satisfied on the Utilisation Date.

4.	[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

[1]	Select the Facility to be utilised and delete references to the other Facilities.
[2]	Include only if it is an Additional Facility.

authorised signatory for [the Company on behalf of

[insert name of relevant Borrower]/[insert name of Borrower]]3

[3]	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company.

PART II

UTILISATION REQUEST

Letters of Credit

From: [Borrower] [the Company]4

To:    [Agent]

Dated: [             ]

Dear Sirs

[            ] – EUR [             ] Senior Facilities Agreement

dated [             ] 2016 (as amended) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued under a Revolving Facility by the Issuing Bank specified below (which has agreed to do so) on the following terms:

(a)	Borrower:	[ ]

(b)	Issuing Bank:	[ ]

(c)	Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

(d)	Currency of Letter of Credit:	[ ]

(e)	Amount:	[ ] or, if less, the Available Facility in relation to the Revolving Facility

(f)	Term:	[ ]

(g)	Facility:	[Original Revolving Facility]/[Additional Revolving Facility]

3.	We confirm that each condition specified in paragraph (b) (or, to the extent applicable, paragraph (c)) of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	The Letter of Credit should be delivered to [insert details/delivery method].

6.	This Utilisation Request is irrevocable.

[4]	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company.

Yours faithfully

authorised signatory for [the Company on behalf of

[insert name of relevant Borrower]/[insert name of Borrower]]

PART III

SELECTION NOTICE

Applicable To a Term Loan

From: [Borrower] [the Company]5

To:     [Agent]

Dated: [             ]

Dear Sirs

[             ] – EUR [             ] Senior Facilities Agreement

dated [             ] 2016 (as amended) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following [Facility B1] [Facility B2] [Additional Facility] Loan[s] with an Interest Period ending on [ ][6].

3.

[We request that the above [Facility B1] [Facility B2] [Additional Facility] Loan[s] be divided into [             ] [Facility B1] [Facility B2] [Additional Facility] Loan[s] with the following Base Currency Amounts and Interest Periods:][7]

or

3.	[We request that the next Interest Period for the above [Facility B1] [Facility B2] [Additional Facility] Loan[s] is [ ].][8]

This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for [the Company on behalf of
[insert name of relevant Borrower]/[insert name of Borrower]]

[5]	Amend as appropriate. The Selection Notice can be given by the Borrower or the Company.
[6]	Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.
[7]	Use this option if division of Facility B1 Loans or Facility B2 Loans is requested.
[8]	Use this option if sub-division is not required.

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To: [             ] as Agent, [             ] as Security Agent and, [             ] as the Company, for and on behalf of each Obligor

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”) [and [Affiliate or Branch] (the “Designated Affiliate”)]

Dated: [            ]

[             ] – EUR [             ] Senior Facilities Agreement

dated [             ] 2016 (as amended) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 29.8 (Procedure for assignment) of the Facilities Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date [each of the Designated Affiliate and] the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	Party to the Intercreditor Agreement as a Senior Secured Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender [and the Designated Affiliate] for the purposes of Clause 37.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 29.6 (Limitation of responsibility of Existing Lenders).

7.	The New Lender confirms (without prejudice to the validity of this Agreement and for the benefit of the Agent and without liability to the Company or any Obligor) that it is:

(a)	[with respect to a UK Obligor:

(i)	[not a UK Qualifying Lender];

(ii)	[a UK Qualifying Lender (other than a Treaty Lender)]; or

(iii)	[a Treaty Lender];]

(b)	[with respect to a Luxembourg Obligor:

(i)	[not a Luxembourg Qualifying Lender];

(ii)	[a Luxembourg Qualifying Lender (other than a Treaty Lender)]; or

(iii)	[a Treaty Lender];]

(c)	[with respect to a Dutch Obligor:

(i)	[not a Dutch Qualifying Lender];

(ii)	[a Dutch Qualifying Lender (other than a Treaty Lender)]; or

(iii)	[a Treaty Lender];]

(d)	with respect to an Israeli Obligor:

(i)	[such Lender is tax resident in Israel;]

(ii)	[such Lender is not tax resident in Israel but is tax resident in [INCLUDE JURISDICTION OF TAX RESIDENCE], a jurisdiction that has a double taxation agreement with Israel;] or

(iii)	[such Lender is not tax resident in Israel but is tax resident in [INCLUDE JURISDICTION OF TAX RESIDENCE], a jurisdiction that has no double taxation agreement with Israel;]

(e)	[with respect to a US Tax Obligor:

(i)	[not a US Qualifying Lender];

(ii)	[a US Qualifying Lender (other than a Treaty Lender)]; or

(iii)	[a Treaty Lender]].[11]

8.	[In respect of a UK Obligor, the New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes:

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

[11]	Delete as applicable. Each New Lender is required to confirm which of these categories it falls in with respect to each jurisdiction to which it intends to lend.

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][12]

9.

[In respect of a UK Obligor, the New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ] , so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Facilities Agreement.]

10.	[The New Lender confirms that it [is]/[is not] a member of the Group/Sponsor Affiliate.]

11.	[The New Lender confirms that it is not an Industry Competitor, a Defaulting Lender or a Loan to Own/Distressed Investor.]

12.	[The New Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.].

13.	[We refer to clause 20.2 (Change of Secured Creditors) of the Intercreditor Agreement:

In consideration of [each of the Designated Affiliate and] the New Lender being accepted as a Senior Secured Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), [each of the Designated Affiliate and] the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Secured Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Secured Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

It is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender[, the Designated Affiliate] and each other Lender.]

14.

[Pursuant to and subject to Clause 2.5 (Lender Affiliates) of the Facilities Agreement, the New Lender nominates the Designated Affiliate to discharge its obligations and participate in the following Revolving Facility Loans: [             ].]

15.	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and to the Company (on behalf of each Obligor) of the assignment referred to in this Agreement.

16.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[12]	Include if New Lender comes within paragraph (i)(B) of the definition of UK Qualifying Lender in Clause 18.1 (Tax Definitions).

17.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

18.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Note: The Agent and the Existing Lender should seek confirmation from Dutch counsel that the transfer will not contravene Section 3:5 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) if the value of the rights acquired by the New Lender is less than €100,000 or, if the competent authority has published its interpretation of the term “public” as referred to in article 4.1.(1) of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, such other minimum amount as may be required for the New Lender not to be considered part of the public under such interpretation.

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED BY ASSIGNMENT, RELEASE AND ACCESSION

[insert relevant details]

[Facility office address, fax number and

attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:_________________________________	By:_________________________________

[[Designated Affiliate]

By_________________________________ ]

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [             ].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:_________________________________

[[Security Agent]

By:_________________________________ ]

SCHEDULE 9

TIMETABLES

PART I

LOANS

	Loans in EUR	Loans in USD	Loans in other currencies	In respect of a Utilisation on the Closing Date
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—		U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 15.1 (Selection of Interest Periods and Terms))	U-3 9.30 a.m.	U-3 9.30 a.m.	U-3 9.30 a.m.	U

Agent determines (in relation to Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U-3 11.00 a.m.	U-3 11.00 a.m.	U-3 11.00 a.m.	In accordance with Clause 5.4 (Lenders’ participation)

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 4.30 p.m.	U-3 4.30 p.m.	U-3 4.30 p.m.	U promptly

Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	Quotation Day 9.00 a.m.	U-1 9.00 a.m.	Quotation Day 9.00 a.m.	U promptly

Agent gives notice in	Quotation Day	U-1	Quotation Day	U

	Loans in EUR	Loans in USD	Loans in other currencies	In respect of a Utilisation on the Closing Date
accordance with Clause 8.2 (Unavailability of a currency)	4.30 p.m.	4.30 p.m.	4.30 p.m.

Agent determines amount of the Loan in Optional Currency in accordance with Clause 35.10 (Change of currency)	U 11.00 a.m.	U 11.00 a.m.	U 11.00 a.m.	U

EURIBOR or LIBOR or TELBOR is fixed:	EURIBOR: Quotation Day as of 11.00 a.m.	LIBOR: Quotation Day as of 11.00 a.m. London time	LIBOR: Quotation Day as of 11.00 a.m. London time	LIBOR: Quotation Day as of 11.00 a.m. EURIBOR: Quotation Day as of 11.00 a.m.

“U”	= the Utilisation Date
“U-X”	= X Business Days prior to the Utilisation Date

PART II

LETTERS OF CREDIT

Letters of Credit

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request))	U-3 (or U for any Utilisation on the Closing Date) [9.30 a.m.]

Agent determines (in relation to Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (h) of Clause 6.5 (Issue of Letters of Credit) and notifies the Issuing Bank and Lenders of the Letter of Credit in accordance with paragraph (h) of Clause 6.5 (Issue of Letters of Credit)	U-3 (or U for any Utilisation on the Closing Date) [11.00 a.m.]

Delivery of duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))	U-3 [9.30 a.m.]

“U”

= the Utilisation Date, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U-X”	= X Business Days prior to the Utilisation Date

SCHEDULE 11

AGREED SECURITY PRINCIPLES

1.	Agreed Security Principles

(a)

The guarantees and security to be provided pursuant to the Finance Documents will be given in accordance with the security principles set out in this Schedule 11 (the “Agreed Security Principles”). This Schedule 11 identifies the Agreed Security Principles and addresses the manner in which the Agreed Security Principles will impact on and determine the extent of the guarantees and security proposed to be provided in relation to the Facilities.

(b)

The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from the Parent and all relevant members of the Group in each jurisdiction in which it has been agreed that guarantees and security will be granted those members. In particular:

(i)

general legal and statutory limitations, regulatory restrictions, financial assistance, corporate benefit, fraudulent preference, equitable subordination, “transfer pricing” or “thin capitalisation”, “earnings stripping”, “controlled foreign corporation” and other non- US tax restrictions, “exchange control restrictions”, “capital maintenance” rules and “liquidity impairment” rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly, provided that, to the extent requested by the Security Agent before signing any applicable security document, the relevant member of the Group shall use reasonable endeavours (but without incurring material cost, requirement to take legal proceedings and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such security document shall be subject to such limit;

(ii)

a key factor in determining whether or not a guarantee or security will be taken (and in respect of the security, the extent of its perfection and/or registration) is the applicable time, efforts and cost (including adverse effects on non-US taxes, interest deductibility, stamp duty, registration taxes and notarial costs) which will not be disproportionate to the benefit accruing to the Finance Parties of obtaining such guarantee or security;

(iii)

members of the Group will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or contractual prohibition or restriction or have the potential to result in a material risk of personal or criminal liability for any director or officer of or for any member of the Group, provided that, to the extent requested by the Security Agent before signing any applicable security document, the relevant member of the Group shall use reasonable endeavours (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such security document shall be subject to such limit;

(iv)

guarantees and security will be limited so that the aggregate of notarial costs and all registration and like taxes and duties relating to the provision of security will not exceed an amount to be agreed between the Obligor’s Agent and the Security Agent;

(v)

where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

(vi)	it is expressly acknowledged that in certain jurisdictions, it may be impossible to create security over certain categories of assets in which event security will not be taken over such assets;

(vii)

any assets subject to a legal requirement, contracts, leases, licences or other third party arrangement which may prevent or condition those assets from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party; supervisory board or works council (or equivalent)); and any assets which, if subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of those assets or require the chargor to take any action materially adverse to the interests of the Group or any member thereof, provided that reasonable endeavours to obtain consent to charging any such assets (where otherwise prohibited) shall be used by the Group if the Security Agent considers (acting reasonably) that a relevant asset is material and the Obligors’ Agent is satisfied that such endeavours will not involve placing relationships with third parties in jeopardy, or otherwise, in each case will be excluded from a guarantee or security document;

(viii)

the giving of a guarantee, the granting of security or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to a Declared Default), and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (viii);

(ix)	any security document will only be required to be notarised if required by law in order for the relevant security to become effective or admissible in evidence;

(x)

no guarantee from or security will be required to be given by persons or over (and no consent shall be required to be sought with respect to) assets which are required to support acquired indebtedness to the extent such acquired indebtedness is permitted by this Agreement to remain outstanding after an acquisition. No member of a target group acquired pursuant to an acquisition not prohibited by this Agreement shall be required to become a Guarantor or grant security with respect to the Facilities if prevented by the terms of the documentation governing that acquired indebtedness; no security will be granted over any asset secured for the benefit of any Permitted Financial Indebtedness and/or to the extent constituting Permitted Security unless specifically required by a Finance Document to the contrary;

(xi)

to the extent possible and unless required by applicable law, there should be no action required to be taken in relation to the guarantees or security when any lender assigns or transfers any of its participation to a new lender (and, unless explicitly agreed to the contrary in this Agreement, no member of the Group shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Finance Party);

(xii)	no title investigations or other diligence on assets will be required and no title insurance will be required;

(xiii)

to the extent legally effective, all security will be given in favour of the Security Agent and not the secured creditors individually (with the Security Agent to hold one set of security documents for all the Finance Parties); “parallel debt” provisions will be used where necessary (and included in the Intercreditor Agreement and not the individual security documents); no member of the Group will be required to take any action in relation to any guarantees or security as a result of any assignment or transfer by a Lender;

(xiv)

guarantees and security will not be required from or over, or over the assets of, any Joint Venture or similar arrangement, any minority interest in an entity that is not wholly- owned by another member of the Group;

(xv)	no security may be provided on terms which are inconsistent with the turnover or sharing provisions in the Intercreditor Agreement;

(xvi)	the Finance Parties will not be able to exercise any set-off granted to them under the terms of the Finance Documents prior to the occurrence of an Event of Default;

(xvii)

no guarantee or security shall guarantee or secure any “Excluded Swap Obligations” defined in accordance with the LSTA Market Advisory Update dated 15 February 2013 entitled “Swap Regulations’ Implications for Loan Documentation”, and any update thereto by the LSTA; and

(xviii)	other than a general security agreement and related filing, no perfection, filing or other action will be required with respect to assets of a type not owned by members of the Group.

(c)	Notwithstanding any term of any Finance Document, no Revolving Facility Loan to a US Borrower may be, directly or indirectly:

(i)	guaranteed by a Relevant CFC Obligor;

(ii)	secured by any assets of a Relevant CFC Obligor or a subsidiary of a Relevant CFC Obligor (including any Relevant CFC Obligor equity interests held directly or indirectly by a Relevant CFC Obligor);

(iii)	secured by a pledge or other security interest in excess of 65 per cent. of the voting equity interests (and 100 per cent. of the non-voting equity interests) of a Relevant CFC Obligor; or

(iv)

guaranteed by any other subsidiary or secured by a pledge of or security interest in any other subsidiary or other asset, if it would result in material adverse US tax consequences to the Group as reasonably determined by the Borrowers and the Obligor’s Agent and the Agent.

(d)

Any guarantee or security granted by an entity incorporated in Israel will be limited such that any exercise of enforcement rights under the relevant guarantee or pledge agreement or realisation of the pledged assets (if such exercise or realisation is determined to be a “distribution” under Section 302 of the Israeli Companies Law 1999, including a determination by the guarantor or pledgor’s board of directors) shall be subject to, and be in an amount up to, the guarantor or pledgor’s distributable proceeds at the time of realisation, calculated in accordance with the Israeli Companies Law of 1999; provided that a determination of the guarantor or pledgor’s board of directors that such exercise or realisation is a “prohibited distribution” under the Israeli Companies Law of 1999 shall not prevent the Secured Parties from seeking a court decision that such exercise or realisation is either not a “distribution” or not a “prohibited distribution” thereunder.

(e)

For the avoidance of doubt, there will be no requirement to provide security in favour of the Security Agent over the items subject to the IIC Floating Charge until such time as the security created under the IIC Floating Charge has been fully released, unless the consent of the IIC has been obtained permitting the creation of such security.

(f)

In respect of any general asset security granted by a US Obligor pursuant to a general security document, such US Obligor shall only be required to deliver personal property and take any steps to perfect such security if a security interest in such personal property may be perfected by (a)    filing an initial financing statement with the Delaware Filing Office under the Delaware UCC (or, in respect of any US Obligor not incorporated in Delaware, the relevant UCC filing office) or (b) delivery, in the case of certificated securities.

2.	Guarantees

Subject to the guarantee limitations set out in the Finance Documents, each guarantee will be an upstream, cross-stream and downstream guarantee for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, the requirements of these Agreed Security Principles in each relevant jurisdiction (references to “security” to be read for this purpose as including guarantees). Security documents will secure the guarantee obligations of the relevant security provider or, if such security is provided on a third party basis, all liabilities of the Obligors under the Finance Documents, in each case in accordance with, and subject to, the requirements of these Agreed Security Principles in each relevant jurisdiction.

3.	Governing law and scope

All security (other than share security) will be governed by the law of, and secure only assets located in, the jurisdiction of incorporation of the applicable grantor of the security; and no action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where the grantor of the security is not incorporated. Share security over any subsidiary will be governed by the law of the place of incorporation of that subsidiary.

4.	Terms of security documents

The following principles will be reflected in the terms of any security taken in connection with the Facilities:

(a)	security will not be enforceable or crystallise until the occurrence of a Declared Default which is continuing;

(b)	the beneficiaries of the security or any Agent will only be able to exercise a power of attorney following the occurrence of a Declared Default which is continuing;

(c)

subject to paragraph (i) below and as required in the relevant jurisdiction, the security documents should only operate to create security rather than to impose new commercial obligations or a repeat of clauses in other Finance Documents; accordingly: (i) they should not contain additional representations, undertakings or indemnities (including, without limitation, in respect of insurance, information, maintenance or protection of assets or the payment of costs) unless these are the same as or consistent with those contained in this Agreement and are required for the creation or perfection of security or are given in a “third-party” security document; and (ii) nothing in any security document shall (or be construed to) prohibit any transaction, matter or other step (or a chargor taking or entering the same or dealing in any manner whatsoever in relation to any asset (including all rights, claims benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) the security agreement) if not prohibited by the terms of the other Finance Documents (and accordingly to such extent, the Security Agent shall promptly effect releases, confirmations, consents to deal or similar steps always at the cost of the chargor);

(d)

no security will be granted over parts, stock, moveable plant, equipment or receivables if it would require labelling, segregation or period listing or specification of such parts, stock moveable plant, equipment or receivables;

(e)	perfection will not be required in respect of (i) vehicles and other assets subject to certificates of title or (ii) letter of credit rights and tort claims (or local law equivalent);

(f)	in no event shall control agreements or perfection by control or similar arrangements be required with respect to any assets (including deposit or securities accounts);

(g)

security will, where possible and practical, automatically create security over future assets of the same type as those already secured. Where local law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will be provided only upon request of the Security Agent and at intervals no more frequent than annually (unless required more frequently under local law); and

(h)

each security document should contain a clause which records that if there is a conflict between the security document and this Agreement or with the Intercreditor Agreement then (to the extent permitted by law) the provisions of this Agreement or (as applicable) the Intercreditor Agreement will take priority over the provisions of the security document.

5.	Acquisition documents

Rights under the acquisition documents may be assigned or charged by members of the Group. If required by local law to perfect the security, notice of the assignment or charge will be served on the relevant counterparty within 10 Business Days of the security being granted and the grantor of the security will use its reasonable endeavours to obtain an acknowledgement of that notice with 20 Business Days of service. If the grantor of the security has used its reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement will cease on the expiry of that 20 Business Day period.

6.	Bank accounts

(a)

If an Obligor grants security over its material bank accounts it will be free to deal, operate and transact business in relation to those accounts until the occurrence of a Declared Default which is continuing. For the avoidance of doubt, there will be no “fixed” security over bank accounts, cash or receivables or any obligation to hold or pay cash or receivables in a particular account until the occurrence of a Declared Default which is continuing.

(b)

Other than in circumstances as provided above, if required by local law to perfect the security and if possible without disrupting operation of the account, notice of the security will be served on the account bank in relation to applicable accounts within 10 Business Days of the date of the security document (or accession thereto) and the applicable grantor of the security will use its reasonable endeavours to obtain an acknowledgement of that notice within 20 Business Days of service. If the grantor of the security has used its reasonable endeavours but has not been able to obtain acknowledgement or acceptance, its obligation to obtain acknowledgement will cease on the expiry of that 20 Business Day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent any member of the Group from using a bank account in the course of its business no notice of security will be served until the occurrence of a Declared Default which is continuing.

(c)

Any security over bank accounts will be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. No grantor of security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security.

(d)	If required under local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles.

7.	Fixed assets

If an Obligor grants security over its material fixed assets it will be free to deal with those assets in the course of its business until the occurrence of a Declared Default which is continuing. No notice, whether to third parties or by attaching a notice to the fixed assets, will be prepared or given until the occurrence of a Declared Default which is continuing.

8.	Insurance policies

A member of the Group may grant security over its material insurance policies (excluding any third party liability or public liability insurance and any directors and officers insurance) in respect of which claims thereunder may be mandatorily prepaid, provided that the relevant insurance policy allows security to be so granted. Notice of any security interest over insurance policies will only be served on any insurer of the Group assets if a Declared Default has occurred which is continuing. No loss payee or other endorsement will be made on the insurance policy and no Finance Party or Security Agent will be named as co-insured.

9.	Intellectual property

(a)	No security will be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement.

(b)

If security is granted over the relevant material intellectual property, the grantor shall be free to deal with, use, license and otherwise commercialise those assets in the course of its business (including allowing its intellectual property to lapse if no longer material to its business) until a Declared Default has occurred which is continuing.

(c)

No notice will be prepared or given to any third party from whom intellectual property is licensed until a Declared Default has occurred which is continuing. No intellectual property security will be required to be registered under the law of that security document, the law of where the grantor is regulated, or at a relevant supranational registry until the occurrence of a Declared Default which is continuing. Security over intellectual property rights will be taken on an “as is, where is” basis and the Group will not be required to procure any changes to or corrections of filings on external registers.

(d)	No security shall be granted over intellectual property by a US Obligor other than (subject to these Agreed Security Principles) pursuant to a global security document.

(e)

If a US Obligor grants security over its intellectual property pursuant to a global security document it shall be free to deal with those assets in the course of its business (including, without limitation, allowing its intellectual property to lapse if no longer material to its business) until a Declared Default has occurred and is continuing.

10.	Receivables

If an Obligor grants security over any of its receivables it will be free to deal with, amend, waive or terminate those receivables in the course of its business until the occurrence of a Declared Default which is continuing. No notice of security may be prepared or served until the occurrence of a Declared Default which is continuing (other than bank accounts in accordance with paragraph 6 above or notices to intra-Group debtors as otherwise agreed). Any list of receivables will not include details of the underlying contracts (but may include non-sensitive generic information to the extent that would allow for the creation of security) and will not be required to be updated more frequently than annually. If required under local law, security over receivables will be registered subject to the general principles set out in these Agreed Security Principles.

11.	Real estate

No fixed security will be granted over real property provided that this shall not restrict any real property being secured under a floating charge (or other similar security) under a security document which charges all of the assets of an Obligor on the basis that such security will not be required to be registered at the relevant Land Registry (or equivalent) under the law of that security document.

12.	Shares

(a)	Security over shares will be limited to those over shares in a Borrower or Guarantor.

(b)

Until a Declared Default has occurred which is continuing, the legal title of the shares will remain with the relevant grantor of the security and any grantor of share security will be permitted to retain and to exercise voting rights and powers in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition provided that any exercise of rights does not materially adversely affect the validity or enforceability of the Security over the shares or cause an Event of Default to occur.

(c)

Where customary and applicable as a matter of law, following a request by the Security Agent, on, or as soon as reasonably practicable following execution of the share security, the share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or local law equivalent) will be provided to the Security Agent upon its request.

(d)	Where required by local law for creating valid security, notice of the pledge will promptly be served to the company whose shares are being pledged.

(e)

Unless such restriction is required by law and to the extent legally possible, the constitutional documents of the pledged company (provided it is wholly-owned) will be amended, prior to or, if not reasonably practicable under applicable local law, immediately after the relevant pledge has been granted to remove any restriction on the pledging of shares or partnership interests or on the transfer of shares or partnership interests in case of an enforcement of the pledges, as well as any purchase or similar rights (including redemption rights) in respect of the pledged shares in such company.

SCHEDULE 13

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART I

FORM OF NOTICE ON ENTERING INTO

NOTIFIABLE DEBT PURCHASE TRANSACTION

To:      [                ]

as Agent

From: [The Lender]

Dated:  [                ]

[                ] – EUR [ ] Senior Facilities Agreement

dated [                ] 2016 (as amended) (the “Facilities Agreement”)

1.

We refer to paragraph [                 ] of Clause 30 (Restriction on Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph [2] above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[Facility B1 Commitment]	[insert amount (of that Commitment) to which the relevant Debt
Purchase Transaction applies]

[Facility B2 Commitment]	[insert amount (of that Commitment) to which the relevant Debt
Purchase Transaction applies]

[Revolving Facility	[insert amount (of that Commitment) to which the relevant Debt
Commitment]	Purchase Transaction applies]

[Additional Facility	[insert amount (of that Commitment) to which the relevant Debt
Commitment]	Purchase Transaction applies]

[Lender]

By:

PART II

FORM OF NOTICE ON TERMINATION OF

NOTIFIABLE DEBT PURCHASE TRANSACTION

Notifiable Debt Purchase Transaction ceasing to be with a member of the Group/Sponsor Affiliate

To:      [                 ]

as Agent

From:  [The Lender]

Dated: [                ]

[                ] – EUR [                ] Senior Facilities Agreement

dated [                ] 2016 (as amended) (the “Facilities Agreement”)

1.

We refer to Clause 30 (Restriction on Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and of which we notified you in a notice dated [ ] has [terminated]/[ceased to be with a member of the Group/Sponsor Affiliate].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph [2] above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[Facility B1 Commitment]	[insert amount (of that Commitment) to which the relevant
Debt Purchase Transaction applies]

[Facility B2 Commitment]	[insert amount (of that Commitment) to which the relevant
Debt Purchase Transaction applies]

[Revolving Facility Commitment]	[insert amount (of that Commitment) to which the relevant
Debt Purchase Transaction applies]

[Additional Facility Commitment]	[insert amount (of that Commitment) to which the relevant
Debt Purchase Transaction applies]

[Lender]
By:

The Company

By:

Name: [ ]

SENIOR FACILITIES AGREEMENT EXECUTION PAGE

The Parent

SIGNED on behalf of

KRONA HOLDING (LUXEMBOURG) II S.A.R.L

as the Parent

By:	/s/ Cédric Dubourdieu
Address:	58-60 Avenue Kléber, 75116, Paris, France
Email:	Cedric.Dubourdieu@bcpartners.com
Attention:	for the attention of the President

Signature Page for the Senior Facilities Agreement

The Company, Original Borrower and Original Guarantor

SIGNED on behalf of

KETER GROUP B.V.

as the Company, an Original Borrower and an Original Guarantor

By:	/s/ Cédric Dubourdieu
Address:	58-60 Avenue Kléber, 75116, Paris, France
Email:	Cedric.Dubourdieu@bcpartners.com
Attention:	for the attention of the President

Signature Page for the Senior Facilities Agreement

The Global Co-ordinators

SIGNED on behalf of

J.P. MORGAN LIMITED

as Global Co-ordinator

By:	/s/ Conor Rochford	/s/ Isabelle Niño
Address:	25 Bank Street, Canary Wharf, London E14 5JP
Email:	conor.m.rochford@jpmorgan.com	isabelle.x.nino@jpmorgan.com
Attention:	Conor Rochford	Isabelle Niño

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

UBS LIMITED

as Global Co-ordinator

By:	/s/ Oliver Gaunt	/s/ Alan McCormick
Address:	5 Broadgate, London EC2M 2QS
Email:	Alan.greenhow@ubs.com	Loansagency@ubs.com
Attention:	Alan Greenhow/ Gordon McLelland	Alan McCormick

Signature Page for the Senior Facilities Agreement

The Mandated Lead Arrangers

SIGNED on behalf of

J.P. MORGAN LIMITED

as Mandated Lead Arranger

By:	/s/ Conor Rochford	/s/ Isabelle Niño
Address:	25 Bank Street, Canary Wharf, London E14 5JP
Email:	Conor.m.rochford@jpmorgan.com	Isabelle.x.nino@jpmorgan.com
Attention:	Conor Rochford	Isabelle Niño

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

UBS LIMITED

as Mandated Lead Arranger

By:	/s/ Oliver Gaunt	/s/ Alan McCormick
Address:	5 Broadgate, London EC2M 2QS
Email:	Alan.greenhow@ubs.com	loansagency@ubs.com
Attention:	Alan Greenhow/Gordon McLelland	Alan McCormick, Director

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

NOMURA INTERNATIONAL PLC

as Mandated Lead Arranger

By:	/s/ Sebastian Lhuiler
Address:	Nomura, One Angel Lane, London EC4R 3AB
Email:	LoansOpsLondon@uk.nomura.com
Attention:	Loan Operations

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

ROYAL BANK OF CANADA

as Mandated Lead Arranger

By:	/s/ Louis L’Heureux
Address:	Thames Court, One Queenhithe, London EC4V 3DQ
Email:	Louis.lheureux@rbccm.com
Attention:	Louis L’Heureux

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

as Mandated Lead Arranger

By:	/s/ Christian Backes
Address:	2 King Edward Street, London EC1A 1HQ
Email:	christian.backes@baml.com
Attention:	Christian Backes

Signature Page for the Senior Facilities Agreement

The Underwriters and Original Lenders

SIGNED on behalf of

J.P. MORGAN SECURITIES PLC

as Underwriter and Original Lender

By:	/s/ Conor Rochford	/s/ Isabelle Niño
Address:	25 Bank Street, Canary Wharf, London E14 5JP
Email:	Conor.m.rochford@jpmorgan.com	Isabelle.x.nino@jpmorgan.com
Attention:	Conor Rochford	Isabelle Niño

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

UBS AG, LONDON BRANCH

as Underwriter and Original Lender

By:	/s/ Oliver Gaunt	/s/ Alan McCormick
Address:	5 Broadgate, London EC2M 2QS
Email:	Alan.greenhow@ubs.com	loansagency@ubs.com
Attention:	Alan Greenhow/Gordon McLelland	Alan McCormick, Director

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

NOMURA INTERNATIONAL PLC

as Underwriter and Original Lender

By:	/s/ Sebastian Lhuiler
Address:	Nomura, One Angel Lane, London EC4R 3AB
Email:	LoansOpsLondon@uk.nomura.com
Attention:	Loan Operations

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

ROYAL BANK OF CANADA

as Underwriter and Original Lender

By:	/s/ Louis L’Heureux
Address:	Thames Court, One Queenhithe, London EC4V 3DQ
Email:	Louis.lheureux@rbccm.com
Attention:	Louis L’Heureux

Signature Page for the Senior Facilities Agreement

SIGNED on behalf of

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

as Underwriter and Original Lender

By:	/s/ Christian Backes
Address:	2 King Edward Street, London EC1A 1HQ
Email:	christian.backes@baml.com
Attention:	Christian Backes

Signature Page for the Senior Facilities Agreement

The Agent

SIGNED on behalf of

UBS AG, LONDON BRANCH

as Agent

By:	/s/ Oliver Gaunt	/s/ Alan McCormick
Address:	5 Broadgate, London EC2M 2QS
Email:	Alan.greenhow@ubs.com	loansagency@ubs.com
Attention:	Alan Greenhow/Gordon McLelland	Alan McCormick, Director

Signature Page for the Senior Facilities Agreement

The Security Agent

SIGNED on behalf of

UBS AG, LONDON BRANCH

as Security Agent

By:	/s/ Oliver Gaunt	/s/ Alan McCormick
Address:	5 Broadgate, London EC2M 2QS
Email:	Alan.greenhow@ubs.com	loansagency@ubs.com
Attention:	Alan Greenhow/Gordon McLelland	Alan McCormick, Director

Signature Page for the Senior Facilities Agreement